          As filed with the Securities and Exchange Commission on May 8, 1997
                                                   Registration No. 333-_______
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                              -----------------
                                  FORM S-11
                        REGISTRATION STATEMENT
                       The Under Securities Act of 1933
                              -----------------
                        INLAND REAL ESTATE CORPORATION
                  (Exact name of registrant as specified in
                           governing instruments)
                              -----------------
                            2901 Butterfield Road
                          Oak Brook, Illinois  60521
                   (Address of principal executive offices)
                              -----------------
                             Robert H. Baum, Esq.
                        Inland Real Estate Corporation
                            2901 Butterfield Road
                    Oak Brook, Illinois  60521
                   (Name and address of agent for service)
                              -----------------
                               With a copy to:
                           Michael J. Choate, Esq.
                           Shefsky & Froelich Ltd.
                          444 North Michigan Avenue
                                  Suite 2500
                           Chicago, Illinois  60611
                              -----------------

        Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

                       CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                                        Proposed
                                                                     Proposed           maximum
        Title of each class of                     Amount be-         maximum           aggregate          Amount of
           securities being                        ing regis-      offering price       offering          registration
              registered                             tered           per Share            price               fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value  . . . . . . . .    7,816,000.00         $10.00          $78,160,000.00         $23,684.82

Common Stock, $.01 par value (1). . . . . . .      184,000.00          12.00            2,208,000.00             669.10

Soliciting Dealer Warrants . . . .  . . . . .      184,000.00          .0008                  147.20               0.04




(1) Represents 184,000 shares of common stock which are issuable upon exercise of warrants issuable to Inland Securities Corporation or its assignees pursuant to the Warrant Purchase Agreement dated May ___, 1997.


        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                        Inland Real Estate Corporation
                            CROSS REFERENCE SHEET
                  Pursuant to Item 501(b) of Regulation S-K




      Item Number and Caption                      Location or Heading in Registration Statement
      -----------------------                      ---------------------------------------------
1.    Forepart of Registration  State-             Registration  Statement  Cover  Page  and
      ment  and  Outside  Front  Cover             Prospectus  Cover Page
      Page of Prospectus

2.    Inside  Front and  Outside  Back             Inside Front  Cover  Page of Prospectus; Outside Back
      Cover Pages of Prospectus                    Cover  Page of Prospectus


3.    Summary Information, Risk                    Prospectus Cover Page; Prospectus Summary; Compensation
      Factors  and Ratio  of  Earnings             Table; Risk  Factors;  Conflicts   of  Interest;  Plan
      to Fixed Charges                             of Distribution


4.    Determination of Offering Price              Not Applicable

5.    Dilution                                     Not Applicable

6.    Selling Security Holders                     Not Applicable

7.    Plan of Distribution                         Cover Page;  Prospectus  Summary; Plan  of  Distribution;
                                                   Investment, Reinvestment and Share Repurchase Programs

8.    Use of Proceeds                              Estimated Use of Proceeds of Offering

9.    Selected Financial Data                      Not Applicable

10.   Management's Discussion and                  Capitalization;  Management's  Discussion and Analysis  of
      Analysis  of Financial Condition             the Financial Condition of the Company
      and Results of Operations

11.   General Information as to                    Prospectus Summary; Prior Performance of the Company's
      Registrant                                   Affiliates; Management; Summary of the Organizational
                                                   Documents; Prior Performance Tables




      Item Number and Caption                      Location or Heading in Registration Statement
      -----------------------                      ---------------------------------------------
12.   Policy with Respect to Certain               Risk Factors; Conflicts of Interest; Investment Objectives
      Activities                                   and Policies; Real Property Investments; Summary of the
                                                   Organizational Documents; Reports to Stockholders


13.   Investment Policies of Registrant            Risk Factors; Conflicts of Interest; Investment Objectives
                                                   and Policies; Real Property Investments; Summary of the
                                                   Organizational Documents

14.   Description of Real Estate                   Investment Objectives and Policies; Real Property Investments

15.   Operating Data                               Prior Performance of the Company's Affiliates; Prior Performance Tables

16.   Tax Treatment of Registrant and              Risk Factors;  Federal Income  Tax  Considerations; ERISA
      Its Security Holders                         Considerations

17.   Market Price of and Distributions            Risk Factors
      on the Registrant's  Common  Equity
      and Related Stockholder Matters

18.   Description of Registrant's                  Description of Securities
      Securities

19.   Legal Proceedings                            Not Applicable

20.   Security Ownership of Certain                Capitalization
      Beneficial Owners and Man-
      agement

21.   Directors   and   Executive  Of-             Management
      ficers

22.   Executive Compensation                       Compensation Table; Management


23.   Certain Relationships and Re-                Conflicts of  Interest; Management; Investment Objectives
      lated Transactions                           and Policies; Real Property Investments




            Item Number and Caption                    Location or Heading in Registration Statement
            -----------------------                    ---------------------------------------------
24.         Selection, Management and                  Prospectus Summary;  Investment Objectives  and  Policies;
            Custody of Registrant's  Invest-           Real Property Investments
            ments

25.         Policies with Respect to Cer-              Conflicts of Interest; Investment Objectives and Policies;
            tain Transactions                          Summary of the Organizational Documents

26.         Limitations of Liability                   Fiduciary Responsibility  of  Directors and the  Advisor;
                                                       Indemnification

27.         Financial  Statements  and   In-           Financial Statements
            formation

28.         Interests of Named Experts                 Not Applicable
            and Counsel

29.         Disclosure of Commission                   Fiduciary Responsibility  of  Directors  and  the  Advisor;
            Position on Indemnification                Indemnification; Plan of Distribution
            for Securities Act Liabilities



                                                                      PROSPECTUS
                         INLAND REAL ESTATE CORPORATION

$10.00 PER SHARE
                                           MINIMUM INITIAL PURCHASE - 300 SHARES
                                            (100 SHARES FOR TAX-EXEMPT ENTITIES)

     Inland Real Estate Corporation (the "Company"), a Maryland corporation, is an infinite-life real estate investment trust (a "REIT"), formed in 1994 to invest in Neighborhood Retail Centers located primarily within a 150-mile radius of its headquarters in Oak Brook, Illinois as well as single-user retail properties located throughout the United States. The Company owns twenty-seven properties comprised of 25 Neighborhood Retail Centers and two single-user retail properties. The Company intends to use the Net Proceeds of this Offering (after funding appropriate working capital reserves) to acquire additional properties. See "Investment Objectives and Policies" and "Real Property Investments."

     Of the 8,000,000 shares of the Company's common stock, $.01 par value per share (the "Shares") offered hereby, a total of 7,816,000 Shares are being offered on a "best efforts" basis (the "Offering"), and up to 184,000 Shares may be issued upon the exercise of warrants granted to the Dealer Manager. See "Description of Securities - - Soliciting Dealer Warrants." The Company's day-to-day operations are managed by Inland Real Estate Advisory Services, Inc. (the "Advisor"). Capitalized terms used in this Prospectus and not defined in the text are defined in the "Glossary."

     AN INVESTMENT IN THE COMPANY INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 16. THESE RISKS INCLUDE THE FACT THAT:

- There is currently no public trading market for the Shares and therefore the offering price of the Shares may not be indicative of the price that the Shares may trade at if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved. An investment in the Shares is suitable only for those able to make a long-term investment; (page 16)

- The Offering is not conditioned upon the Company raising a minimum amount of proceeds. The Company may not raise proceeds sufficient to apply to any use other than payment of organization and offering expenses associated with the Offering; (page 16)

- Although the Company intends to purchase properties, whenever possible, on an all-cash basis, the Company utilized financing to acquire 15 of its 27 properties;

- The Company may incur additional indebtedness on its existing properties or properties acquired in the future. Defaults on this indebtedness could cause the Company to lose its investment in such properties; (page 17)

- Except for seven properties, the Company has not specified any additional properties in which to invest; (page 16)

- The Company relies on the Advisor and its Affiliates to operate the Company on a daily basis and manage its assets and pays the Advisor and its Affiliates substantial fees for rendering these services; (page 20)

-    No person may own more than 9.8% of the Shares;  (page 17)

- Affiliates of the Advisor are engaged in similar real estate activities which subject them to various conflicts of interest in managing the Company's operations. These conflicts include competition for the time and services of these individuals which may not be on fair market terms and the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates which result in a conflict between the ongoing business relationship of the Advisor or its Affiliates and the Company's current interests; and (page 17)

- Stockholders have no preemptive rights, and, therefore, further issuance(s) of Shares by the Company may dilute the interests of investors purchasing in this Offering. (page 20)

========================================================================================================================
                                                                                 Selling                 Proceeds to
                                                    Price to Public           Commissions (1)            Company (2)
========================================================================================================================
Per Share                                           $          10.00          $         .70            $           9.30
Minimum Purchase 300 Shares                         $          3,000          $      210.00            $       2,790.00
Total Maximum if 7,816,000 Shares Sold(3)           $     78,160,000          $5,471,200.00            $  72,688,800.00
========================================================================================================================

                 The date of this Prospectus is May __, 1997

(1) A total of 7,816,000 Shares are being offered on a "best efforts" basis. The Company will pay Inland Securities Corporation, an Affiliate of the Advisor (the "Dealer Manager") selling commissions equal to up to seven percent (7%) of the Gross Offering Proceeds and will, in certain instances, issue a warrant to purchase one Share during the Exercise Period at $12.00 per share for every 40 Shares sold (the "Soliciting Dealer Warrants"), all or a part of which compensation may be retained or reallowed to certain Soliciting Dealers unless prohibited by either federal or state securities laws; provided that the Company will not issue more than 184,000 Soliciting Dealer Warrants. See "Description of Securities - Soliciting Dealer Warrants" for additional terms of the Soliciting Dealer Warrants. The Dealer Manager will also receive a marketing contribution and due diligence expense allowance fee equal to 2.5% of the Gross Offering Proceeds, some portion of which may be reallowed to Soliciting Dealers. Volume discounts may be given on orders of 25,000 Shares or more and Soliciting Dealers may, in their discretion, request that the Company pay them less than the maximum permitted compensation in respect of the sale of Shares in which event the amounts not paid as commissions will be retained by the Company.

(2) Before deducting Organization and Offering Expenses which will be charged to the Company, estimated at $1,531,113.97 if 7,816,000 Shares (the "Maximum Offering") are sold. If the aggregate of all Organization and Offering Expenses, including selling commissions and the marketing contribution and due diligence expense allowance fee, exceeds 15% of the Gross Offering Proceeds, the Advisor will pay the excess expenses.

(3) In addition, assuming all 184,000 warrants are issued to the Dealer Manager, a total of $147.20 of additional proceeds will be raised; assuming these warrants are exercised at the warrant price of $12.00, a total of $2,208,000 will be raised. No commission will be paid in connection with the issuance of the warrants or the Shares issuable upon exercise thereof.

     The Shares offered hereby will be sold by the Dealer Manager and other securities dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The Offering will terminate on or before ________. Subscription proceeds received from investors will be held in escrow by the Escrow Agent, pending release to the Company. Since no minimum offering amount has been specified, subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THE COMPANY IS NOT A MUTUAL FUND OR AN INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND, THEREFORE, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIONS PROVIDED BY THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

     THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCES WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS PROHIBITED.

                                                             (end of cover page)

                               TABLE OF CONTENTS


                                                                           PAGE

PROSPECTUS SUMMARY ........................................................  1
ORGANIZATIONAL CHART ...................................................... 15
RISK FACTORS .............................................................. 16
        Investment Risks .................................................. 16
        Company Risks ..................................................... 19
        Risks of Real Estate Ownership .................................... 21
        Tax Risks ......................................................... 24
        ERISA Risks ....................................................... 25
ESTIMATED USE OF PROCEEDS OF OFFERING ..................................... 26
WHO MAY INVEST ............................................................ 28
COMPENSATION TABLE ........................................................ 29
        Nonsubordinated Payments .......................................... 29
        Subordinated Payments ............................................. 34
CONFLICTS OF INTEREST ..................................................... 38
        Competition for the Time and Service of the
           Advisor and Affiliates ......................................... 38
        Process for Resolving Conflicting Opportunities ................... 38
        Acquisition from Affiliates ....................................... 39
        The Company may Purchase Properties from Persons with
           whom Affiliates of the Advisor have Prior Business
           Relationships .................................................. 39
        Property Management Services are being Rendered by an
           Affiliate of the Advisor ....................................... 39
        Receipt of Commissions, Fees and Other Compensation by
           the Advisor and its Affiliates ................................. 39
        Non-Arm's-Length Agreements ....................................... 40
        The Company and the Advisor have the Same Legal Counsel ........... 40
        Inland Securities Corporation is Participating as Dealer
           Manager in the Sale of the Shares .............................. 40
        The Advisor may have Conflicting Fiduciary Obligations in
           the Event the Company Acquires Properties with Affiliates ...... 40
FIDUCIARY RESPONSIBILITY OF DIRECTORS AND THE ADVISOR; INDEMNIFICATION .... 41
        General ........................................................... 41
        Limitation of Liability and Indemnification ....................... 41
        Defenses Available ................................................ 42
PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES ............................. 43
        Prior Investment Programs ......................................... 43
        Summary Information ............................................... 43
        Publicly Registered Limited Partnerships .......................... 45
        Private Partnerships .............................................. 49
        Private Placement Real Estate Equity Program ...................... 50
        Private Placement Mortgage and Note Programs ...................... 50
        Loan Modifications and Work-Outs .................................. 52
        Effects of Property Exchanges on Investors ........................ 55
        Additional Information ............................................ 56
MANAGEMENT ................................................................ 57
        General ........................................................... 57
        Directors and Executive Officers .................................. 58
        Committees of the Board of Directors .............................. 60

        Compensation of Directors ..................................  60
        The Advisor ................................................  61
        The Advisory Agreement .....................................  62
        The Management Agent .......................................  63
        Other Services .............................................  66
        Independent Director Stock Option Plan .....................  66
SELECTED FINANCIAL DATA ............................................  68
INVESTMENT OBJECTIVES AND POLICIES .................................  69
        General ....................................................  69
        Distributions ..............................................  70
        Types of Investments .......................................  70
        Acquisition Standards ......................................  71
        Description of Leases ......................................  72
        Property Acquisition .......................................  72
        Borrowing ..................................................  73
        Sale or Disposition of Properties ..........................  73
        Change in Investment Objectives ............................  74
        Certain Investment Limitations .............................  74
        Appraisals .................................................  74
        Return of Uninvested Proceeds ..............................  74
        Additional Offerings and Exchange Listing ..................  75
        Joint Ventures .............................................  75
        Other Policies .............................................  75
REAL PROPERTY INVESTMENTS ..........................................  76
        The Walgreens/Decatur Property .............................  76
        The Eagle Crest Shopping Center ............................  78
        Montgomery-Goodyear Shopping Center ........................  80
        The Hartford/Naperville Plaza Property .....................  81
        Nantucket Square Shopping Center ...........................  83
        Antioch Plaza ..............................................  86
        The Mundelein Plaza Property ...............................  87
        Regency Point Shopping Center ..............................  90
        Prospect Heights Plaza .....................................  92
        Montgomery-Sears Shopping Center ...........................  93
        The Zany Brainy Store ......................................  95
        Salem Square Shopping Center, Countryside, Illinois ........  96
        Hawthorn Village Commons, Vernon Hills, Illinois ...........  98
        Six Corners Plaza, Chicago, Illinois ....................... 102
        Spring Hill Fashion Corner, West Dundee, Illinois .......... 105
        Grand & Hunt Club Outlot Center, Gurnee, Illinois .......... 107
        The Quarry Outlot, Hodgkins, Illinois ...................... 109
        Crestwood Plaza Shopping Center, Crestwood, Illinois ....... 111
        Park St. Clair Plaza, Schaumburg, Illinois ................. 113
        Lansing Square Shopping Center, Lansing, Illinois .......... 115
        The Summit of Park Ridge, Park Ridge, Illinois ............. 118
        Maple Park Place Shopping Center, Bolingbrook, Illinois .... 120
        Aurora Commons Shopping Center, Aurora, Illinois ........... 123
        Lincoln Park Place Shopping Center, Chicago, Illinois ...... 126

        Niles Shopping Center, Niles, Illinois .......................... 128
        Cobblers Mall.................................................... 132
        Mallard Mall......................................................135
        Potential Property Acquisitions ................................. 139
CAPITALIZATION .......................................................... 142
PRINCIPAL STOCKHOLDERS .................................................. 143
MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS ............................................. 144
        Liquidity and Capital Resources ................................. 144
        Cash Flows From Operating Activities ............................ 145
        Cash Flows From Investing Activities ............................ 145
        Cash Flows From Financing Activities ............................ 145
        Results of Operations ........................................... 146
        Impact of Accounting Principles ................................. 146
        Inflation ....................................................... 146
FEDERAL INCOME TAX CONSIDERATIONS ....................................... 147
        Taxation of the Company ......................................... 148
        Taxation of Stockholders ........................................ 154
        Other Tax Considerations ........................................ 157
ERISA CONSIDERATIONS .................................................... 157
DESCRIPTION OF SECURITIES ............................................... 158
        General ......................................................... 158
        Soliciting Dealer Warrants ...................................... 159
        Issuance of Additional Securities and Debt Instruments .......... 160
        Restrictions on Transfer ........................................ 161
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS ................................. 163
        Certain Article and Bylaw Provisions ............................ 164
        Stockholders' Meetings .......................................... 164
        Board of Directors .............................................. 164
        Stockholder Voting Rights ....................................... 164
        Stockholder Lists; Inspection of Books and Records .............. 165
        Amendment of the Organizational Documents ....................... 166
        Dissolution or Termination of the Company ....................... 166
        Advance Notice of Director Nominations and New Business ......... 166
        Restrictions on Certain Conversion Transactions and Roll-Ups..... 166
        Limitation on Total Operating Expenses .......................... 168
        Transactions with Affiliates .................................... 169
        Restrictions on Borrowing ....................................... 169
        Restrictions on Investments ..................................... 170
PLAN OF DISTRIBUTION .................................................... 171
        General ......................................................... 171
        Escrow Conditions ............................................... 172
        Advisor Capital Contribution .................................... 172
        Subscription Process ............................................ 172
        Determination of Investor Suitability ........................... 173
        Compensation .................................................... 173
        Volume Discounts ................................................ 174
        Transfer of Shares .............................................. 175
        Indemnification ................................................. 176

HOW TO SUBSCRIBE .............................................. 176
SALES LITERATURE .............................................. 177
DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS ....... 177
        Distribution Reinvestment Program ..................... 177
        Share Repurchase Program .............................. 178
REPORTS TO STOCKHOLDERS ....................................... 179
LEGAL MATTERS ................................................. 181
EXPERTS ....................................................... 181
ADDITIONAL INFORMATION ........................................ 181
GLOSSARY ...................................................... 182
INDEX TO FINANCIAL STATEMENTS ................................. F-i
PRIOR PERFORMANCE TABLES ...................................... A-1
DISTRIBUTION REINVESTMENT PROGRAM ............................. B-1
SUBSCRIPTION AGREEMENT ........................................ I-1

                               PROSPECTUS SUMMARY

     The following summary is intended solely to supply pertinent facts and highlights from the material contained in the body of the Prospectus. More detailed information may be found in the remainder of the Prospectus.

THE COMPANY         The Company owns and operates 25 Neighborhood Retail Centers
                    (as hereinafter defined) and two single-user retail properties. The Company intends to acquire additional existing Neighborhood Retail Centers which are located primarily within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois, a Chicago suburb, where the Advisor maintains its acquisition and property management headquarters. The Company may also acquire single-user retail properties located throughout the United
                    States including single-user retail properties acquired in sale and leaseback transactions in which creditworthy tenants enter into triple-net leases with the Company. See
                    "Real Property Investments." As of the date of this Prospectus, the Company had approximately $23,000,000 available for acquisition of additional properties. See
                    "Real Property Investments."

                    The Company's primary business objective is to enhance the performance and value of its properties through management strategies designed to address the needs of an evolving retail marketplace. Key elements of the Company's strategy are:

                    Acquisitions:

                    - Selectively acquiring well-located Neighborhood Retail Centers, as well as single-user retail properties, triple-net leased by creditworthy tenants.

                    - Whenever possible, acquire properties on an all-cash basis to provide the Company with a competitive advantage over potential purchasers who must secure financing. The Company may, however, acquire properties subject to existing indebtedness if it is in its best interest. The Company utilized financing to acquire fifteen of its twenty-seven properties. The financing for eight of the properties was obtained from an Affiliate and was retired within 90 days of the date of acquisition. See "Real Property Investments."

                    Operations:

                    - Actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

                    - Improve rental income and cash flow by aggressively marketing rentable space.

                                  -    Emphasize regular maintenance and
                                       periodic renovation to meet the needs of tenants and to maximize long-term returns.

                                  - Maintain a diversified tenant base at its Neighborhood Retail Centers, consisting primarily of retail tenants providing consumer goods and services.

                                  -    Subsequent to the acquisition of the
                                       properties, incur mortgage indebtedness, when favorable financing terms are available, to allow the Company to acquire additional properties and increase the Company's cash flow.

                                  The Company is a Maryland corporation which has elected to be treated as a real estate investment trust ("REIT") for federal income tax purposes. See, generally "Federal Income Tax Considerations." The Company is located at 2901 Butterfield Road, Oak Brook, Illinois 60521 (630) 218-8000.


SHARES OUTSTANDING                A total of _____ Shares (including ______
BEFORE OFFERING                   Shares issued under the Company's Dividend
                                  Reinvestment Program (the "DRP") and ______
                                  Shares purchased by the Advisor) were
                                  outstanding as of ______, 1997. The Company previously sold 5,000,000 Shares (net of 3,000 Shares repurchased by the Company pursuant to the Share Repurchase Program) in a "best efforts" offering that commenced on October 14, 1994 and was completed on July
                                  22, 1996, at a price of $10 per Share, and an additional 11.0 million Shares in a best efforts offering that commenced on July 24, 1996 and was completed on ________, 1997, also at $10 per Share (collectively the
                                  "Prior Offerings").

SHARES OUTSTANDING
POST OFFERING                     After giving effect to the Offering and
                                  assuming the sale of the Maximum Offering, the Company will have _____________ Shares outstanding (not taking into account issuance of Shares under the Company's DRP or Shares issuable upon exercise of the Soliciting
                                  Dealer Warrants or upon exercise of options granted under the Company's Stock Option
                                  Plan).

TERMS OF THE OFFERING             The Company is offering 8,000,000 shares of
                                  common stock, $.01 par value per share (the
                                  "Shares"), of which 7,816,000 Shares are being offered on a "best efforts" basis and up to up to 184,000 Shares which may be issued upon the exercise of warrants granted to the Dealer Manager. A "best efforts" offering is one in which the securities dealers participating in the Offering are under no obligation to purchase any of the Shares being offered and, therefore, no specified amount is guaranteed to be raised.
                                  Subscribers for Shares must initially
                                  purchase a minimum of 300 Shares ($3,000), except that, a minimum of 100 Shares ($1,000) may be purchased by Tax-Exempt Entities (as defined herein). Minimum investment standards for Tax-Exempt Entities may be higher in certain states. See "Who May
                                  Invest."  The Offering is being made by
                                  Inland Securities

                    Corporation (the "Dealer Manager") and other securities dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The Offering will terminate no later than __________ (the "Termination Date").

                    Subscribers' funds will be forwarded to LaSalle National Bank, N.A., as escrow agent. Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company. See "Plan of Distribution--General" and "--Escrow Conditions."

RISK FACTORS        Investment in the Shares involves risks which are described in detail in the "Risk Factors" section of the Prospectus, which begins on page 16. The following is a summary of the risks which the Company believes are most relevant to an investment in the Shares.

                    Investment Risks:

                    - There is currently no public trading market for the Shares and, therefore, the Shares constitute an illiquid investment. In addition, the offering price of the Shares may not be indicative of the price that the Shares may trade at if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved.

                    - As of the date of this Prospectus, the Company had approximately $23,000,000 available for additional acquisitions, and, except for seven properties, has not specified any additional properties for acquisition.

                    -    The Eagle Crest Shopping Center and the
                         Walgreens/Decatur property were acquired by the Company from Inland Property Sales, Inc., an Affiliate. Acquisitions from Affiliates may be on terms less favorable to the Company than arm's-length transactions and may result in concessions as to price or otherwise which may be less advantageous to the Company than an arm's-length transaction. The Company competes for the acquisition of properties with many other entities engaged in real estate investment activities, some of which have greater resources than the Company, which may result in the Company being unable to acquire properties which it desires and have an adverse impact on the Company's business.

                    - Acquisition of Neighborhood Retail Centers (but not single-user retail properties) is primarily limited to the approximate 150-mile radius surrounding the Advisor's headquarters in Oak Brook, Illinois. Adverse economic conditions affecting that area could adversely affect the Company's ability to acquire, lease and dispose of such properties and, hence, the Company's results of operations and financial condition, including the Company's ability to pay dividends.

                    - Defaults on any secured indebtedness may result in foreclosure on the Company's assets which would result in the Company losing its investment in the properties securing the loan.


                    - To satisfy certain requirements for qualification as a REIT for federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution provisions of the Code (as defined herein), more than 9.8% of the Shares. These limitations may discourage, impede or prevent a merger, tender offer or proxy contest, even if such an event would be favorable to the interests of stockholder.

                    - Although the Company has a working capital reserve of approximately $1.5 million (equal to 1% of the gross offering proceeds from the Company's Prior Offerings) and intends to supplement its working capital with an additional 1% of the Gross Offering Proceeds from this Offering, these amounts may be insufficient to meet the cash needs of the Company and the Company may have to obtain financing from either affiliated or unaffiliated sources. Additional financing would increase the Company's indebtedness and the risks associated therewith.

                    _ Under certain circumstances, the Company may borrow funds to maintain operations of one or more of its properties or enable it to maintain its REIT status, thus increasing the Company's indebtedness.

                    Company Risks:

                    - Conflicts of interest between the Company and its Affiliates, such as competition for the time and services of the Advisor and its Affiliates, receipt by the Advisor and its Affiliates of compensation from the Company for their various services which may not be on market terms and the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates which may result in a conflict between the ongoing business relationship of the Advisor or its Affiliates and the Company's business.

                    - The Company's ability to achieve its goals will depend, to a large extent, on the quality of management provided by the Advisor and its Affiliates. Since January 1, 1987, Affiliates of the Advisor have sponsored twenty-three programs. Certain of these programs have experienced setbacks, such as commercial tenant defaults or move- outs, unfavorable changes in the tax laws and higher than expected vacancies as apartment markets weakened. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received. See "Prior Performance of the Company's Affiliates" and "Prior Performance Tables."

                    - The Advisor and its Affiliates are paid substantial fees and payments for services rendered to the Company whether or not Stockholders receive Distributions.

                    - The Directors may authorize the issuance of shares or other securities in addition to Shares issued pursuant to this Offering, thereby diluting the interest of existing Stockholders, including investors in this Offering, none of whom have preemptive rights.

                    - In most cases, matters requiring stockholder approval may be approved by a vote of only a majority of the Stockholders. Therefore, all Stockholders, including those not voting with the majority, will be bound by the vote of the Stockholders owning a majority of the outstanding Shares.

                    Risks of Real Estate Ownership:

                    - All equity real estate investments are subject to some degree of general economic risks, including lease defaults, which could adversely affect the Company's results of operations and financial condition, including the Company's ability to make Distributions. This risk is borne by Stockholders in proportion to the number of Shares owned by each Stockholder.


                    - Adverse trends for the property types to be acquired by the Company or adverse economic developments in general or within the Chicago metropolitan area in particular could have an adverse effect on the Company's results of operations and financial condition, including the Company's ability to make Distributions.

                    - Violation of environmental and other governmental regulations could result in substantial expenditures by, or damages to, the Company and adversely affect the Company's results of operations and financial condition, including the Company's ability to make Distributions.

                    - Unanticipated renovation or remodeling costs incurred to re-lease the Company's properties could adversely affect the Company's results of operations and financial condition, including the Company's ability to make Distributions.

                    Tax Risks:

                    - The Company's ability to qualify as a REIT involves the applica tion of technical and highly complex provisions of the Internal Revenue Code of 1986, as amended (the "Code") to various factual matters and circumstances which are often not within the Company's control. The Company's qualification as a REIT depends upon its ability to meet, through actual operations, various tests imposed by the Code, and there can be no assurance that the Company will be able to satisfy these requirements. In addition, the actions and transactions the Company will undertake to maintain its REIT status may not produce the highest economic profit. For example, due to certain of the Code provisions applicable to REITS, the Company does not intend to hold property as Inventory Property even though holding as Inventory Property may produce higher selling prices.

                    - If the Company fails to qualify as a REIT, its Distributions would not be deductible, which would increase its tax liability and substantially reducing the funds available for distribution to Stockholders. The Company could be forced to borrow to pay these tax liabilities, liquidate certain investments or take other steps which could adversely affect the Company's results of operations and financial conditions, including its ability to pay Distributions.


                    - Shefsky & Froelich Ltd. ("Counsel") has rendered its opinion that as of _________, 1997, and, based on certain representations of the Company as described throughout the Prospectus regarding the Company's operations, the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1995, and that its prior, current and anticipated methods of operation has enabled and will enable the Company to satisfy the REIT Requirements, and that distributions to certain qualified organizations will not produce unrelated business taxable income ("UBTI") so long as the Company is not a "Pension-Held REIT." See "Federal Income Tax Considerations" and "ERISA Considerations." The Company's ability to maintain its REIT status will depend upon its ability (based on its actual operating results) to meet the REIT Requirements. Counsel will not review compliance with the REIT Requirements on a continuing basis after the initial effectiveness date of the Registration Statement or issue any opinions in the future unless expressly requested to do so. The opinion of Counsel represents its legal judgment based on the law in effect as of the date of this Prospectus, is not binding on the Internal Revenue Service (the "Service") and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws (or the interpretation thereof) which could be applied retroactively.

                    ERISA Risks:


                    - In deciding whether to purchase Shares, each fiduciary of an employee benefit plan subject to ERISA, in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code, the UBTI consequences and the effect of the "plan asset" regulations issued by the Department of Labor. See "ERISA Considerations."

                    Failure by the Company to effectively manage the impact of these risks may impair the Company's ability to meet its investment objectives and, therefore, the benefits to the Stockholders from their investment in the Company may be reduced or entirely eliminated. See "Risk Factors" and "Prior Performance of the Company's Affiliates."

INVESTMENT OBJECTIVES
AND POLICIES        The Company's investment objectives are to:


                    - Provide regular Distributions to Stockholders; the amount of these Distributions may exceed the Company's taxable income, particularly in the early years of the Company's operations, due to the "non-cash" nature of depreciation expense and, to such extent, will constitute a return of capital. In order for the Company to maintain its REIT status, the Company must make Distributions equal to not less than 95% of the its REIT taxable income. To the extent Distributions to Stockholders exceed taxable income, these Distributions would constitute a return of capital and would be sheltered from current taxation for Stockholders. This return of capital, however, will reduce a Stockholder's tax basis in his Shares, which will result in more taxable gain or less taxable loss upon sale or exchange of Shares than would have occurred absent a return of capital. Depreciation deductions, however, will decrease the Company's tax basis in its properties, thereby increasing the Company's taxable income when the properties are sold, thereby increasing the amount of Distributions needed to maintain compliance with the REIT Requirements upon sale of a property. As long as the Company qualifies as a REIT, it generally will not be taxed to the extent of the Distributions it pays to Stockholders;



                    - Hedge against inflation by entering into leases which provide for scheduled rent escalations or participation in the growth of tenant sales designed to provide increased Distributions and capital appreciation; and

                    - Preserve Stockholders' capital by acquiring well-located Neighborhood Retail Centers and single-user retail properties on an all-cash basis, whenever possible. The Company will, in certain instances, utilize borrowing to acquire properties. The Company has utilized financing in connection with acquisition of fifteen of its 27 properties. See "Real Property Investments."

                    There can be no assurance the Company will achieve these objectives.

                    To the extent possible, the Company seeks to avoid fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To do this, the Company may use income earned during prior periods, or income earned subsequent to the Distribution declaration date but prior to the payment date, in order to distribute annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to utilize this policy is dependent upon the availability of Cash Flow and the applicable REIT rules. The Company seeks, subject to the applicable REIT rules (including the Distribution requirements), to reinvest that portion of the proceeds from the sale, financing, refinancing or other disposition of its properties that represents the initial investment into additional properties. Since inception through September 1995, the Company paid Distributions to its Stockholders on a quarterly basis. Commencing in October, 1995, the Company began, and has continued, to pay Distributions to the Stockholders on a monthly basis, with daily record and Distribution declaration dates. However, the Company reserves a right, at any time, to revert to paying Distributions on a quarterly basis. The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly Distribution of 8.5% per annum on weighted average shares.

                    The Company intends, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. The Company has, however, utilized financing to acquire 15 of its 27 properties and may do so in the future where the Board deems it to be in the Company's best interest. In addition, the Company has also pledged properties purchased on an all-cash basis to secure indebtedness incurred post-acquisition and anticipates doing so in the future. The proceeds from these loans have been, and will be, used primarily to acquire additional properties. The Company may also incur indebtedness to finance improvements to the acquired properties. The Company anticipates that aggregate borrowings secured by the Company's properties will not exceed 50% of their combined fair market value. Notwithstanding the foregoing, the maximum amount of borrowings may not exceed 300% of Net Assets without approval of a majority of the Stockholders. The Company does not anticipate incurring indebtedness to fund Distributions payable to Stockholders, unless necessary to maintain its status as a REIT. See

                         "Investment Objectives and Policies--Borrowing" and "Summary of the Organizational Documents--Restrictions on Borrowing."

                         Affiliates of the Advisor have extensive experience in acquiring and managing properties similar to those which have been acquired, or which the Company anticipates acquiring. There is no assurance that the Company will achieve its investment objectives. Although the Company owns 25 Neighborhood Retail Centers and two single-user properties, except for seven properties, it has not specified any other properties to be acquired. Due to competition for suitable properties, the Company may not be able to acquire other properties meeting its investment criteria. See "Risk Factors--Investment Risks-- Partially Specified Fund," "Risk Factors--Risks of Real Estate Ownership--Competition with Others for the Acquisition of Properties," "Prior Performance of the Company's Affiliates" and "Real Property Investments."

                         Proceeds of the Offering will be used to acquire properties and to pay expenses of the Offering and Acquisition Expenses, with the balance (but not less than 1% of Gross Offering Proceeds) being applied to working capital reserves. See "Estimated Use of Proceeds of the Offering."

THE ADVISOR              Inland Real Estate Advisory Services, Inc., a
                         wholly-owned subsidiary of Inland Real Estate
                         Investment Corporation, a Delaware corporation
                         ("IREIC"), serves as Advisor to the Company.  The
                         Advisor is an Illinois corporation with its principal place of business located at 2901 Butterfield Road, Oak
                         Brook, Illinois  60521 (630) 218-8000. As of June 30,
                         1996, IREIC had an audited net worth of approximately
                         $93 million, much of which is illiquid. Limited partnerships for which IREIC is a responsible own in excess of 11.9 million square feet of commercial property. See "Management."

COMPENSATION TO BE       The Advisor and its Affiliates will be paid
PAID TO THE ADVISOR      substantial amounts for managing the Company's
AND ITS AFFILIATES       business.  The most significant items of
                         compensation are:

                         Offering Stage: Selling commissions to the Dealer Manager up to 7% of the Gross Offering Proceeds, which may be retained or reallowed to Soliciting Dealers; and a marketing contribution and due diligence expense allowance fee to the Dealer Manager equal to 2.5% of the Gross Offering Proceeds (the "Marketing Contribution and Due Diligence Expense Allowance Fee"), some of which may be retained or reallowed to Soliciting Dealers. As of December 31, 1996, the Company had paid selling commissions and Marketing Contribution and Due Diligence Expense Allowance Fees totaling $7,403,965 in connection with the Prior Offerings. A total of $270,365 was unpaid at December 31, 1996. Approximately $6,296,000 of this amount was reallowed to Soliciting Dealers as of December 31, 1996. In certain cases, Soliciting Dealers will receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the

                         Offering. Each Soliciting Dealer Warrant will entitle the holder to purchase one Share from the Company at a price of $12 during the Exercise Period. See "Compensation Table" and "Description of
                         Securities--Soliciting Dealer Warrants."

                         Acquisition Stage: Reimbursement for actual out-of-pocket acquisition expenses are anticipated to be equal to 0.5% of Gross Offering Proceeds. See "Compensation Table."

                         Operational Stage: An annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets is paid quarterly. An Affiliate of the Advisor also receives a Property Management Fee equal to not more than 4.5% of the gross revenues of each of the Company's properties 90% of the fee typically charged by a third party), paid monthly. Payment of this fee is subordinated to the payment of Distributions in an amount equal to a non-compounded return equal to 8% per annum on Invested Capital (the "Current Return"). For the year ended December 31, 1996, the Company incurred and paid Advisor Asset Management Fees of $238,108.
                         The Company incurred and paid Property Management Fees of $229,307 for the year ended December 31, 1996. See "Compensation Table" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company."

                         Liquidation Stage: A Property Disposition Fee equal to the lesser of: (i) 3% of the sale price of a property; or (ii) 50% of the commission customarily paid to third parties; and after receipt by the Stockholders of a cumulative, non-compounded 8% per annum return of Invested Capital (the "Cumulative Return") and a return of their Invested Capital, an Incentive Advisory Fee equal to 15% of the net proceeds from the sale of a
                         property.    In the event the Company's Shares are
                         listed on a national stock exchange or included for quotation on a national market system and the Advisor is merged into the Company, the Advisor will receive Shares and the Company will no longer be obligated to pay fees to the Advisor. See "Compensation Table."

                         The Advisor and its Affiliates may receive a number of other incidental fees for services or expense reimbursement during the operational and liquidation stages of the Company. See, generally, "Compensation Table" and "Management--Other Services."


REAL PROPERTY            The Company owns 25 Neighborhood Retail Centers and
INVESTMENTS              two single-user retail properties.  The Company
                         utilized $126,663,000 raised in the Prior Offerings to acquire these properties. Seventeen of the properties are encumbered by outstanding indebtedness of approximately $43,600,000, as of the date of this Prospectus. The Company has approximately $23,000,000 available for investment in additional properties. The
                         Company has not specified any additional properties.

                         The terms of each of the Company's acquisitions have been approved by a majority of the Directors (including a majority of the Independent Directors) as being fair and reasonable to the Company. The acquisition prices of the properties did not exceed the appraised values of the properties at the time of acquisition. Two of the properties were acquired from an Affiliate. There can be no assurance that the prices paid to the Affiliate for these properties did not exceed that which would be paid by an unaffiliated buyer. See "Risk Factors--Company Risks--Prices Paid for Properties Acquired from Affiliates may be More than Prices Paid by Non-Affiliates" and "Real Property Investments."

                         The Company may invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a property. With respect to investments made with Affiliates, the Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company can ultimately own 100% of the property, provided however that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company. See "Investment Objectives and Policies--Joint Ventures."


PRIOR OFFERINGS          The Inland organization, during the past ten
SUMMARY                  years, has sponsored seven public and sixteen private
                         real estate programs which have raised in excess of $206,000,000 from over 17,000 investors.

                         Two of the Inland-sponsored public programs and a majority of the private programs have investment objectives similar to the Company's. Certain programs sponsored or managed by Affiliates of the Advisor have experienced setbacks during the course of business, including commercial tenant defaults or move-outs, unfavorable changes in the tax laws and higher than expected vacancies as apartment markets weakened. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received from those originally contemplated. See "Prior Performance of the Company's Affiliates" and "Prior Performance Tables."



ARTICLES OF              Investors should be particularly aware of the
AMENDMENT AND            following provisions contained in the
RESTATEMENT              Company's Second Articles of Amendment and
                         Restatement, as amended (the "Articles"):


                         - Limitation on accumulation of shares: In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles contain restrictions on the number of Shares that may be owned by a single Stockholder. These restrictions may: (i) discourage a change of control of the Company;
                              (ii) deter
                                   individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; or (iii) limit the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Description of Securities--Restrictions on Transfer."


                              - Voting rights: Each Share is entitled to one vote and the Articles do not provide for cumulative voting. Stockholders owning a majority of the outstanding Shares have the right to: (i) amend the Articles subject to certain limitations; (ii) dissolve the Company; (iii) elect or remove the Board of Directors; and (iv) approve or disapprove the sale of all or substantially all of the assets of the Company other than in connection with a dissolution of the Company. All Stockholders are bound by the vote of Stockholders owning a majority of the outstanding Shares, even if a Stockholder does not vote with the majority. Stockholders owning in the aggregate at least 10% of the outstanding Shares may request the Directors to call a meeting for the purpose of voting on any of the foregoing.

                              - Stockholders owning at least two-thirds of the outstanding Shares must approve certain exchange offers, mergers, consolidations or similar transactions commonly known as "Roll-Ups," which affect certain Stockholder rights. These super-majority provisions may have the effect of: (i) discouraging a change in control of the Company; (ii) deterring individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; and (iii) limiting the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares.

                              -    Changes in investment objectives and
                                   policies:  The Company's investment
                                   objectives or policies may only be changed by amending the Articles, which requires the affirmative vote of Stockholders holding a majority of the outstanding Shares.

                              - Distributions: Distributions are payable out of funds legally available to pay distributions.

                              See "Summary of the Organizational Documents" and "Description of Securities."



DISTRIBUTION REINVESTMENT     The Company provides the following programs
AND SHARE REPURCHASE          to facilitate investment in the Shares and to
PROGRAMS                      provide limited liquidity for Stockholders:


                              - The Distribution Reinvestment Program (the "DRP") allows Stockholders who have purchased Shares in the Prior Offerings or who purchase Shares in this Offering to automatically reinvest

                         Distributions by purchasing additional Shares from the Company, subject to the limitations on Share ownership contained in the Articles. These purchases may be made free of selling commissions or the Marketing Contribution and Due Diligence Expense Allowance Fee and at a price equal to $9.05 per Share. See "Distribution Reinvestment and Share Repurchase Programs -- Distribution Reinvestment Program."


                    - The Share Repurchase Program allows, subject to certain restrictions, existing Stockholders to sell Shares back to the Company at a price equal to $9.05 per Share (a reduction of $.95 from the $10 Offering price, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee). The Company repurchases Shares on a first come, first served basis, subject to the following limits: (i) not more than $500,000 worth of the outstanding Shares may be repurchased in any given year; and (ii) the funds utilized to repurchase are limited to available proceeds received by the Company from the sale of Shares under the Distribution Reinvestment Program. Shares purchased by the Company are not available for resale. The Company may terminate the Share Repurchase Program if a secondary market for the Company's Shares develops or if the Shares are listed on a national securities exchange or included for quotation on a national market system. See "Distribution Reinvestment and Share Repurchase Programs -- Share Repurchase Program."

WHO MAY INVEST      The section of the Prospectus titled "Who May Invest"
                    describes minimum net worth, income and other suitability requirements which investors must satisfy prior to subscribing for Shares. In particular, investors must have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher for investors residing certain states. See "Who May Invest."

ANNUAL VALUATIONS   Stockholders that are subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount they would receive if the Company's assets were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses) and all the other funds of the Company were distributed in liquidation of the Company;
                    provided, however, the Net Asset Value of each Share will be deemed to be $10 per Share through the fiscal year ended
                    December 31, 1997.  There can be no assurance that:  (i)
                    Stockholders will actually receive $10 per Share upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii)
                    Stockholders would receive $10 per Share on sale of their Shares; or (iii) this valuation would comply with the ERISA requirements. The Company will cease providing these annual statements of value if the Shares become listed on a national stock exchange or included for quotation on a national market system. See "ERISA Considerations."

GLOSSARY OF TERMS        For definitions of terms used in this Prospectus
                         that are not defined in the text, see "Glossary."

                              ORGANIZATIONAL CHART


             ____________THE INLAND GROUP, INC.________
            |                                          |
            |                                          |
            |                                          |
    Inland Commercial                         Inland Real Estate
    Property Management Inc.                  Investment Corporation
            |                                   |                 |
            |                                   |                 |
            |                                   |                 |
    Property Management and      Inland Real Estate            Inland Securities
    Related services             Advisory Services Inc.        Corporation
                        |                 |                        |
                        |                 |                        |
                        |                 |                        |
                        |                 |                        |
                        |                 |                        |
                        |        Organization, Advisory        Securities
                        |        and Real Estate Services      Sales
                        |
                        |                 |                      |
                        |                 |                      |
                        |                 |                      |
                      Inland Real Estate Corporation ____________|

                      Directors:

                        Robert D. Parks
                        G. Joseph Cosenza
                        Roland W. Burris
                        Douglas R. Finlayson
                        Heidi N. Lawton


        Solid lines indicate ownership.  Broken lines indicate services.

                                  RISK FACTORS

     Purchase of the Shares offered hereby involves various risk factors in addition to the factors set forth elsewhere herein. Prospective purchasers should consider, among others, the following factors:

     1.   INVESTMENT RISKS

          Share Price/Limited Liquidity. The offering price of the Shares was determined by the Board in the exercise of its business judgment but may not be indicative of the price that the Shares may trade if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved. Further, there is currently no public trading market for the Shares and no assurance exists that one will develop. An investor may not be able to liquidate his or her investment on favorable terms, if at all. See "Investment Objectives and Policies--Additional Offerings and Exchange Listing." Subject to available funds and the Company's continued qualification as a REIT, the Company may repurchase Shares from Stockholders. See "Distribution Reinvestment and Share Repurchase Programs--Share Repurchase Program."

          No Minimum Offering. The Offering is not conditioned upon the Company raising a minimum amount of proceeds and the release of subscription proceeds from the escrow is not conditioned upon the Company's selling a minimum number of Shares. As a result, the Company may not raise proceeds sufficient to apply to any use other than payment of the organization and offering expenses associated with the Offering.

          Partially Specified Fund. The Company owns 25 Neighborhood Retail Centers and two single-user retail properties. Two of the properties, the Eagle Crest Shopping Center in Naperville, Illinois, and a Walgreens property in Decatur, Illinois were purchased from Inland Property Sales, Inc. ("IPS") an Affiliate. These properties were acquired with the unanimous approval of the Directors (including all of the then Independent Directors). Although this Prospectus describes the parameters the Company will use to acquire additional properties, as of the date of this Prospectus, only seven additional properties have been specified for acquisition by the Company. Accordingly, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of the other properties to be purchased by the Company with the funds available for investment ($23,000,000) or with the Net Proceeds of this Offering (after funding of appropriate working capital reserves). There may be a delay between the sale of the Shares and the Company's purchase of other properties, which could result in a delay in the benefits to investors, if any, of an investment in the Company.

          The Advisor evaluates potential additional property acquisitions and engages in discussions with sellers on behalf of the Company. During the pendency of the Offering, as soon as the Advisor believes a reasonable probability exists that a property will be acquired on specified terms upon completion of due diligence, which includes review of the title insurance commitment, appraisal and environmental analysis, the Company will issue a supplement to this Prospectus setting forth certain details concerning the proposed acquisition. Investors should be aware, however, that acquisitions at this stage require negotiation of final binding agreements and there can be no assurance that a property will be acquired on the same terms as described in the relevant supplement or other disclosure document prepared with respect thereto. In addition, properties which are identified for acquisition by the Company prior to the termination of the Offering may not be acquired unless sufficient Shares are sold. In the event any properties which are disclosed to Stockholders as potential acquisitions are not acquired, or any properties which the Company acquires prior to the termination of the Offering but are not retained, subsequently acquired properties may be materially different in a number of respects. In addition, investors should be aware that audited financial statements of prior operations of existing properties acquired by the Company, or of the lessees or of the property or guarantor of the underlying leases, generally will not be available until after a supplement to this Prospectus describing the acquisition has been provided to potential investors, and financial statements for recently constructed properties may not be available at all.

          Limitation on Area in which the Company May Acquire Neighborhood Retail Centers. Acquisition of Neighborhood Retail Centers (but not single-user retail properties) is limited primarily to the approximate 150-mile radius surrounding the Advisor's headquarters in Oak Brook, Illinois. Adverse economic conditions affecting that area could adversely affect the Company's ability to acquire, lease and dispose of such properties.

          Insufficient Reserves. The Company has established a working capital reserve of $1.5 million (equal to 1% of the gross offering proceeds from the Prior Offerings) and will supplement this reserve with an additional 1% of the Gross Offering Proceeds from this Offering. However, if these reserves prove insufficient to meet the Company's cash needs, the Company may have to obtain financing from either affiliated or unaffiliated sources to fund these cash requirements. There is no assurance that this financing will be available or if available, will be available on terms acceptable to the Company.

          Mortgage Indebtedness and Other Borrowings May Increase the Company's Business Risks. The Company intends to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or shares of the Company's stock. However, if it is determined to be in the best interests of the Company, the Company has and will continue, in certain instances, to utilize borrowing to acquire properties and incur or increase mortgage indebtedness by obtaining loans secured by selected properties. The proceeds from these loans have been and will be used to acquire additional properties. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its REIT taxable income (as defined in the Code), or otherwise as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The Company anticipates that aggregate borrowings secured by all of the Company's properties will not exceed 50% of their combined fair market values; provided that in the absence of the consent of a majority of the Stockholders, indebtedness may not exceed 300% of Net Assets.

          Incurring mortgage indebtedness increases the risk of loss since defaults on indebtedness secured by the Company's properties may result in foreclosure actions initiated by the lenders and loss by the Company of the property securing the loan which is in default. Any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds the Company's basis in the property, the Company would recognize taxable income on foreclosure, but would not receive any cash proceeds. The Company seeks to limit its indebtedness to "non-recourse" indebtedness meaning that the lender may look only to the property or properties securing the mortgage indebtedness for satisfaction of the indebtedness. See "Investment Objectives and Policies--Borrowing" and "Real Property Investments."

          Further, incurrence of indebtedness may decrease the amount of cash available for distributions since the Company must pay debt service on the indebtedness.

          Limits on Share Accumulation May Have an Anti-Takeover Effect. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. These restrictions may: (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; or (iii) limit the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Description of Securities--Restrictions on Transfer."

          Objectives of Joint Venture Partners May Conflict with the Company's Objectives. The Company may, from time to time, make property investments in joint ventures between the Company and Affiliates of the Advisor. Investments in joint ventures which own properties may involve risks not otherwise present when the Company purchases the property directly. For example, the Company's co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with the interests or goals of the Company or take actions contrary to the Company's instructions, requests, policies or objectives. Among other things, actions by such co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture or other adverse consequences. See "Investment Objectives and Policies--Joint Ventures."

          Seller Financing by Company May Delay Liquidation or Reinvestment. The Company intends to use its best efforts to sell its properties for cash. However, the Company may sell its properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers with terms advantageous to the Company. A purchase money obligation secured by a mortgage may be taken as part payment and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area where the property being sold is located and the then prevailing economic conditions. To the extent the Company receives promissory notes or other property in lieu of cash from property sales, such proceeds (other than any interest payable thereon) will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In many cases, the Company will receive initial downpayments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Investment Objectives and Policies--Sale or Disposition of Properties."

          Loss on Dissolution and Termination. At the date of dissolution or termination of the Company, the undistributed proceeds realized from the liquidation of assets, if any, will be distributed to Stockholders after satisfying creditor claims of creditors. Accordingly, a Stockholder's ability to recover all of his or her investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

          Limited Experience of Management in Operation of a REIT. IREIC and its Affiliates have sponsored seven public and sixteen private real estate programs during the past ten years, raising in excess of $206,000,000. Two of the seven public programs, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P., had investment objectives which were substantially similar to those of the Company. However, each of the seven prior public programs, including Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P., were structured as limited partnerships and not as real estate investment trusts. Additionally, the Company, which is the first IREIC-sponsored REIT, did not commence operations until January 1995. Therefore, there can be no assurance that the Company will attain its investment objectives since the Company's management, the Advisor and its Affiliates have limited experience in managing and operating a REIT.

     2.   COMPANY RISKS

          Prices Paid for Properties Acquired from Affiliates may Exceed Prices that would have been Paid by Non-Affiliates. Two properties owned by the Company, the Eagle Crest Shopping Center and the Walgreens/Decatur property, were acquired by the Company from an Affiliate. The Articles provide that the Company may not purchase any property from an Affiliate unless: (i) a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company; and (ii) the price to the Company is no greater than the cost of the asset to the Affiliate unless substantial justification for a greater price exists and the additional price is reasonable. In no event may the cost to the Company exceed the property's current appraised value. All of the Directors (including all of the then Independent Directors) approved the purchases described above. However, there can be no assurance that the prices paid to the Affiliate for the Eagle Crest Shopping Center and the Walgreens/Decatur property or properties which may, in the future be acquired from Affiliates, did not or would not exceed that which would be paid by an unaffiliated buyer.

          Conflicts of Interest Between the Company and its Affiliates. The operation and management of the Company may be influenced or affected by conflicts of interest arising out of the Advisor's relationship with its Affiliates on the one hand, and the Company on the other hand. For example, the Company will compete with the Affiliates for the Advisor's time and services. Further, the due diligence investigation of the Company by the Dealer Manager, also an Affiliate, cannot be considered to be an independent review of the Company and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Additionally, a substantial portion of the proceeds of the Offering will be paid to an Affiliate for managing the Company, including sales commissions and due diligence expense allowances to the Dealer Manager, and reimbursements to an Affiliate for costs related to organizing and offering the Shares for sale. Further, an Advisor Asset Management Fee of not more than 1% per annum of the Average Invested Assets will be paid quarterly to the Advisor and a Property Management Fee equal to not more than 4.5% of the gross revenues of each of the Company's properties on a monthly basis to an Affiliate. These fees may cause the Advisor to delay sale of properties or liquidation of the Company. The Advisor and its Affiliates will receive substantial fees and payments for services rendered to the Company irrespective of whether Stockholders receive Distributions.

          If an Affiliate breaches its fiduciary obligations to the Company, or does not resolve conflicts of interest in the manner described in the section of this Prospectus titled "Conflicts of Interest--Process for Resolution of Conflicting Opportunities," the Company may not meet its investment objectives. The agreement between the Advisor and the Company (the "Advisory Agreement") grants the Company the option to buy any Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates for a period of 60 days. The Advisory Agreement also grants the Company the option to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract or is about to be placed under contract by the Advisor or its Affiliates, provided that: (i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered the property by the Advisor; (iii) the property meets the Company's acquisition criteria; provided that more than one real estate investment program sponsored by Affiliates of the Advisor has funds available to make the purchase, the property will first be offered to the program which has had funds available for the longest period of time. The Board, in its discretion, may reject any property presented for purchase by the Advisor. In exercising this judgment, the Board will consider the property's location and size and whether the purchase of the property is consistent with the Company's investment objectives. Any property rejected by the Board for purchase by the Company may be purchased by the Advisor or its Affiliates. See "Compensation Table" and "Management--The Advisory Agreement."

          Dependence on the Directors and Advisor. The Board has supervisory control over all aspects of the Company's operations. The Company's ability to achieve its investment objectives will depend to a large extent on the Board's ability to oversee, and the quality of, the management provided by the Advisor, the Management Agent, their Affiliates and employees for day-to-day operations. Therefore, the Company is dependent, in large part, on the ability of the Advisor and its Affiliates to retain the services of each of its executive officers and key employees, however, none of these individuals has an employment agreement with the Advisor or its Affiliates. The loss of any of these individuals could have a materially adverse effect on the Company. The Company does not currently maintain key man life insurance policies on any of the individuals employed by the Advisor or its Affiliates. See "Management."

          Dilution. Stockholders have no preemptive rights, and therefore, in the event the Company: (i) commences a subsequent public offering of its Shares or of convertible debt or Preferred Shares; or (ii) issues Shares or Preferred Shares upon exercise of warrants, including the Soliciting Dealer Warrants, or to sellers of properties acquired by the Company in lieu of or in addition to cash consideration, investors purchasing Shares in this Offering who do not participate in any future stock issuance will experience of their equity investment in the Company. The Soliciting Dealer Warrants issued to the Dealer Manager in connection with the Prior Offerings and to be issued in connection with this Offering and/or convertible securities, if any, likely would be exercised or converted at a time when the Company would be able to obtain needed capital through a new offering of its securities on terms more favorable than those provided by such securities. As long as such securities remain unexercised or unconverted, the terms on which the Company could raise additional capital may be adversely affected.

          All Stockholders Bound by Vote of Majority.   The Articles, in most
cases, require a vote of only a majority of the Stockholders on those matters on which Stockholders are required to vote. Therefore, a substantial minority of the Stockholders will be bound by the decision of the majority of the Stockholders with respect to any matters put to the Stockholders.

          Company's and Stockholders' Rights Against the Directors and the Advisor are Limited. The Articles, in the case of the Directors, and the Advisory Agreement, in the case of the Advisor, require the Company to indemnify these individuals of the Advisor for certain actions taken by them in good faith and without negligence or misconduct. As a result, the Company and the Stockholders may have more limited rights against the Directors and the Advisor than they would otherwise have under common law and, furthermore, may be obligated to fund the defense of the Directors and the Advisor in certain cases. In particular, neither the Directors nor the Advisor will be liable to the Company or the Stockholders unless: (i) a court finds that the person actually received an improper benefit or profit in money, property or services; and (ii) the person's action, or failure to act, was the result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. See "Fiduciary Responsibility of Directors and the Advisor; Indemnification."

     3.   RISKS OF REAL ESTATE OWNERSHIP

          General. All real property investments are subject to some degree of risk. Equity real estate investments are generally illiquid and, therefore, the Company's ability to promptly vary its portfolio in response to changing economic, financial and investment conditions is limited. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for the goods or services of tenants, as well as other factors affecting real estate values, including: (i) possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions; (ii) increasing labor and material costs; and (iii) the attractiveness of the property to tenants in the neighborhood.

          The Company is subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments. A default by a lessee, the failure of a guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and the

Advisor's ability to successfully find a substitute tenant, have an adverse effect on the Company's results of operations and financial condition. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

             Competition for Tenants and Customers. The Company could be adversely affected if competitive types of properties are built in locations competitive with properties owned by the Company, causing increased competition for customer traffic and credit tenants. This could result in decreased cash flow for tenants and may require the Company to make capital improvements to its properties which it would not have otherwise made.

             Hazardous Waste, Environmental Liens and Other Governmental Regulations. Federal and state statutes impose, under certain circumstances, liability on property owners or operators for the clean-up or removal of hazardous substances found on their properties. These statutes typically allow liens to be placed on the affected property. In addition, there are various local, state and federal health and safety regulations which the Company may, under certain circumstances, be required to comply with, and liability in the form of fines or damages for noncompliance. The Company's properties are subject to the Americans with Disabilities Act (the "ADA"), which generally requires that public accommodations, including restaurants and retail stores, be made accessible to disabled persons. See "--Costs Associated with Compliance with the Americans with Disabilities Act" in this Section. Under net leases, the tenant typically is responsible for complying with the ADA and other laws and regulations or is required to indemnify the Company when the law or regulation places the burden on the landlord. However, the Company could be liable for violations of such laws and regulations to the extent the tenant does not have sufficient resources to provide indemnification. State and federal laws in this area are constantly evolving, and the Company intends to monitor these laws and take commercially reasonable steps to protect itself from the impact thereof, including obtaining environmental audits of each property acquired. However, there can be no assurance that the Company's results of operations or financial condition will not be adversely affected by these laws.

             Costs Associated with Complying with the Americans with Disabilities Act. Under the ADA, all public accommodations are required to comply with certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that buildings be made accessible to people with disabilities. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. The Company will attempt to acquire properties which comply with the ADA or place the burden on the seller to ensure compliance with the ADA, although there can be no assurance that the Company will be able to acquire properties utilizing this criterion.

             Potential Additional Costs in Connection with Acquiring Single-User Retail Properties. Certain of the properties or portions thereof may be designed or built primarily for a particular tenant or a specific type of use. If the tenant fails to renew or defaults on its lease obligations, the property may not be readily marketable to a new tenant without substantial capital improvements or remodeling which may adversely affect the Company's results of operation and financial condition.

             Competition with Others for the Acquisition of Properties. The Company competes with many other entities engaged in real estate investment activities, some of which have greater resources than the Company. In addition, the number of entities and the amount of funds available for investment in properties of a type suitable for investment by the Company may increase, resulting in increased competition for such investments and possible increases in the prices paid therefor.

             Reliance on Certain Tenants. The Company's results of operations and financial condition and ability to make Distributions may be adversely affected by the bankruptcy or insolvency, or a downturn in the business, of any tenant generally occupying approximately 30% or more of the gross leasable area ("GLA") of a Neighborhood Retail Center, or the tenant of any single-user property ("Anchor Tenant"), including the decision by an Anchor Tenant not to renew its lease. In addition, lease termination by one or more Anchor Tenants could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an Anchor Tenant's lease is terminated. In such event, the Company's ability to re-lease the vacated space could be adversely affected. Similarly, the leases of certain Anchor Tenants may permit the Anchor Tenant to transfer its lease to another retailer. The transfer to a new Anchor Tenant could adversely affect customer traffic in the Neighborhood Retail Center and thereby reduce the income generated by that center and could also allow other tenants to make reduced rental payments or to terminate their leases at the center.

             Inability of Lessees to Meet Their Obligations. The Company is subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments when due. A default by a lessee and/or the failure of a guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the property and the Advisor's ability to successfully find a substitute tenant, have an adverse effect on the Company's results of operation and financial position, including its ability to pay Distributions.

             Restrictions on Re-leasing Space. In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell certain types of merchandise or provide certain types of services within the particular Neighborhood Retail Center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy occurs, these provisions may limit the number and types of prospective tenants for the vacant space.

             Uninsured Losses; Unavailability of Insurance. Each lessee is responsible for insuring its goods and premises and, in certain circumstances, may be required to reimburse the Company for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which the Advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user, net leased properties typically are required to pay all insurance costs associated with those properties. However, there are certain types of losses (generally of a catastrophic nature, such as losses due to wars) which are either uninsurable or not economically insurable. If such an event occurred to, or caused the destruction of, a property owned by the Company, the Company could lose both its invested capital and anticipated profits from such property. See "Investment Objectives and Policies--Description of Leases."

             Risk of Recharacterization of Sale and Leaseback Transactions. The Company intends to enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from an entity and lease such property to such entity. In the event of the bankruptcy of such a lessee, a transaction structured as a sale and leaseback may be recharacterized as either a financing or as a joint venture, which may result in adverse consequences to the Company. To the extent the sale and leaseback is treated as a financing, the Company might not be considered the owner of such property and as such would have the status of a creditor with respect to the property in question.

             Potential Additional Costs in Connection with Acquiring Newly Constructed Properties. The Company intends primarily to acquire existing or newly constructed property currently in operation. Although the Company will only acquire newly constructed buildings on a turnkey basis, the builder's failure to perform may necessitate legal action by the Company to rescind its purchase of a property, to compel performance or to sue for damages. Any such legal action may result in increased costs to the Company.

             Risks Associated with Investments in Unimproved Real Property. The Company may invest up to 10% of its assets in unimproved real property. Investment in unimproved properties, in addition to the risks of real estate investment in general, are also subject to risks and uncertainties associated with re-zoning the land for a higher use or development and environmental concerns of governmental entities and/or community groups.

    4.     TAX RISKS

           General. There are various federal income tax risks associated with investing in the Company. Although the provisions of the Code relevant to an investment in the Company are generally described in the Section of the Prospectus titled "Federal Income Tax Considerations," each potential investor is strongly urged to consult his or her own tax advisor concerning the effects of federal income tax law on an investment in the Company and on his or her individual tax situation.

           Investors should recognize that many of the advantages and economic benefits of investing in the Company depend upon the continued treatment of the Company as a REIT for federal income tax purposes. If the Company were no longer taxed as a REIT, the Company would pay a corporate level tax on its income which would reduce its cash available to pay Distributions and the yield from investing in the Company. The continued treatment of the Company as a REIT is dependent on laws and regulations, which are subject to change, and on the Company's ability to continue to satisfy a variety of objective tests set forth in the Code.

           Among the various risks associated with the federal income tax aspects of the Offering of which investors should be aware are:

           Risk of Failing to Qualify as a REIT. Qualification as a REIT involves the application of certain technical and highly complex provisions of the Code to various factual matters and circumstances based on the actual operations of the Company, some of which are not within the Company's control. In particular, timing differences between the recognition of income and the receipt of cash could cause the Company to have difficulty meeting the REIT requirement of distributing 95% of its taxable income. Although the Company was organized and intends to operate so as to continue to qualify as a REIT, no assurance can be given that the Company will in fact be able to so qualify. Further, the Company's desire to maintain REIT status could cause it not to acquire certain properties or undertake certain activities.

           If the Company fails to qualify as a REIT or loses its REIT status, its Distributions will not be deductible and its income will be subject to tax, which will substantially reduce the cash available to pay Distributions. In addition, the Company may be required to borrow funds, liquidate certain of its investments or take other steps which could affect its operating results due to this tax liability. Moreover, if the Company's REIT status is terminated because of the failure to meet a technical REIT test or it voluntarily revokes its election, the Company would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

           Limitations on Share Ownership. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. See "Description of Securities--Restrictions on Transfer."

             Tax Liability on Reinvested Distributions. Stockholders that participate in the DRP will be deemed to have received, and will for income tax purposes be taxed on, the amount reinvested in Shares. Therefore, Stockholders (other than Tax-Exempt Entities) will have to use funds from other sources to pay their tax liability on the value of the Shares received. See "Federal Income Tax Considerations--Other Tax Considerations--Distribution Reinvestment Program."

             Limitations on Opinion of Counsel. The opinion of Counsel (as defined herein) is based and conditioned on various assumptions and representations made by the Company as to certain factual matters. As set forth more fully in the Section of the Prospectus titled "Federal Income Tax Considerations," Counsel has expressed its opinion based on the facts described
in this Prospectus, the Articles and certain representations    by the Company
and the Advisor that: (i) the Company has been organized in conformity with the requirements for qualification as a REIT, beginning with its taxable year ending December 31, 1995 and that its prior, current and anticipated methods of operation have enabled and should enable the Company to satisfy the REIT Requirements; and (ii) distributions to a Stockholder which is a Tax-Exempt Entity will not constitute UBTI under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust (as defined herein) owns more than 10% of the Shares and the Company is a "Pension-Held REIT" (as defined herein). See, however, "Description of Securities--Restrictions on Transfer."

             The Company's qualification as a REIT will depend upon the Company's ability to meet, through actual operating results, various tests imposed by the Code. The Company's ability to maintain its REIT status will depend upon its ability (based on its actual operating results) to meet the requirements necessary to maintain status as a REIT, and Counsel will not review compliance with the REIT Requirements on a continuing basis after the initial effective date of the Registration Statement or issue any opinions in the future unless expressly requested to do so. Accordingly, no assurance can be given that the Company's actual operating results will allow the Company to satisfy the REIT requirements. In addition, this opinion represents Counsel's legal judgment based on the law in effect as of the initial effective date, and is not binding on the Service and could be subject to modification or withdrawal due to future changes in the law.

        5.   ERISA RISKS

             Suitability of the Company's Investments for Qualified Pension and Profit-Sharing Trusts. When considering an investment in the Company with a portion of the assets of a Qualified Plan, a fiduciary should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other applicable restrictions imposed by ERISA; and (ii) whether the investment is prudent, since there is anticipated to be only a limited market in which it can sell or otherwise dispose of the Shares. The Company has not, and will not, evaluate whether an investment in the Company is suitable for any particular plan, but, subject to the disclosure included therein, will accept such entities as Stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

             If the Company is considered a Pension-Held REIT, an investment in the Company may also produce UBTI which may cause a Qualified Plan holding 10% or more of the Shares to pay a tax on a portion of the income distributed to it by the Company. The deterimination of whether the Company will constitute a Pension-Held REIT will depend on the concentration of ownership by one or more Qualified Plans, a factor that is not within the control of the Company. See "Federal Income Tax Considerations" and "Description of Securities--Restrictions on Transfer."

             In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, advisors to Qualified Plans should also consider the effect of the "Plan Asset" regulations issued by the Department of Labor. See "ERISA Considerations."


             Stockholders subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount (as determined by the Company) they would receive if the Company's properties were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses), together with the other funds of the Company were distributed in liquidation of the Company; provided, however, the Net Asset Value of each Share is expected to be at least $10 through the termination of this Offering. This annual valuation may be revised by the Company from time to time. There can be no assurance that: (i) such value could actually be realized by the Company or by Stockholders upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders could realize such value if they were to attempt to sell their Shares; or (iii) such value would comply with the ERISA requirements. Should the Shares become listed for trading on a national stock exchange or included for quotation on a national market system, the Company will no longer provide such valuations.

             IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE COMPANY.


                    ESTIMATED USE OF PROCEEDS OF OFFERING

        The amounts set forth in the table below represent the Company's current estimates concerning the use of the Gross Offering Proceeds. All proceeds of the Offering are held in trust by the Company for the benefit of the Stockholders, to be used only for the purposes set forth above and will not be commingled with the accounts of the Advisor and its Affiliates. As of the date of this Prospectus, the Company owned 27 properties comprised of 25 Neighborhood Retail Centers and two single-user retail properties and had approximately $23,000,000 available for additional investments. The Company estimates that 87.21% of Gross Offering Proceeds will be used to acquire properties if the Maximum Offering is sold. If the Maximum Offering is sold, 2.89% of the Gross Offering Proceeds will be utilized to pay selling and due diligence expenses to unaffiliated third parties and 8.40% of the Gross Offering Proceeds will be paid to the Advisor and its Affiliates to pay for the costs of the Offering and the Marketing Contribution and Due Diligence Expense Allowance.

                               MAXIMUM OFFERING


                                                      AMOUNT          PERCENT
                                                      ------          -------
Gross Offering Proceeds:                           $78,160,000        100.00%
                                                   -----------        ------
Less Expenses:
    Selling Commissions (2)                          5,471,200           7.0%

    Marketing Contribution and Due Diligence
    Expense Allowance Fee (2)                        1,954,000           2.5%

    Organization and Offering Expenses (3)           1,399,064          1.79%

    Total Public Offering Expenses                   8,824,264         11.29%

Gross Amount Available for Investment               69,335,736         88.71%

Acquisition Expenses (4)(5)                            390,800           0.5%

Working Capital Reserve (6)                            781,600          1.00%
                                                   -----------        ------
Net Cash Payments Relating to the
    Purchase of Properties                         $68,163,336         87.21%
                                                   ===========        ======

--------------

        (1) The amounts shown in this table represent the Company's current estimates of the uses of the Gross Offering Proceeds if the Maximum Offering Amount is sold, and, accordingly, may not accurately reflect the actual application of such proceeds.

        (2) The Company will pay the Dealer Manager selling commissions equal to up to 7% or $5,471,200 of the Gross Offering Proceeds and, under certain circumstances, one Soliciting Dealer Warrant for every 40 Shares sold, all or part of which compensation may be retained or reallowed to Soliciting Dealers; provided that the Company will not issue more than 184,000 Soliciting Dealer Warrants. The Dealer Manager will also receive the Marketing Contribution and Due Diligence Expense Allowance Fee equal up to 2.5% or $1,954,000 of the Gross Offering Proceeds, some portion of which may be reallowed to Soliciting Dealers. This category of expense includes all amounts attributable to marketing and bona fide due diligence expenses. Certain volume discounts may be given on orders of 25,000 Shares or more and Soliciting Dealers may, in their discretion, request that the Company pay them less than the maximum permitted compensation in respect of the sale of Shares in respect of these volume discounts; however, these discounts will not affect the amount of proceeds to the Company. The Company will not pay any selling commission on Shares purchased by the Advisor, its Affiliates, the Dealer Manager or Soliciting Dealers. Any Shares purchased by the Advisor or its Affiliates will be purchased for investment purposes only and not with a view toward resale. See "Conflicts of Interest," "Management's Discussion and Analysis of the Financial Condition and Results of Operations," "Plan of Distribution" and "Distribution Reinvestment and Share Repurchase Programs--Distribution Reinvestment Program."

        (3) Reflects the Advisor's best estimates of legal, accounting, printing and other offering expenses, including amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Shares and other marketing and organization expenses. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions and the marketing contribution and due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds or all Organization and Offering Expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. This guaranty is without recourse to or reimbursement by the Company.

        (4) The Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses in an amount estimated to be equal to 0.5% of the Gross Offering Proceeds ($390,800, assuming the Maximum Offering). In addition, the Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses equal to 0.5% of any funds borrowed by the Company to acquire properties. Expenses incurred in connection with incurring indebtedness will be payable from the proceeds of such borrowings ($195,400, assuming the Maximum Offering are sold, and the borrowings equal 50% of the Maximum Offering). Acquisition Expenses include but are not limited to the costs and expenses incurred by the Advisor in selecting, evaluating, acquiring and investing in the Company's properties, whether or not acquired, including, but not limited to: surveys, appraisals, title insurance and escrow fees, non-refundable option payments, legal and accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and personnel and miscellaneous expenses related to the selection and acquisition of properties.

        (5) The Advisor will not receive a fee for the acquisition of properties. However, the seller of a property may pay a real estate brokerage commission to a third party in connection with the Company's purchase of a property. Since a seller may fix the selling price of a property at an amount sufficient to cover the cost of a real estate commission, the Company, as purchaser, may indirectly pay such amount in the purchase price, which amount may be considered an acquisition fee. The Advisor will endeavor, whenever possible, to purchase properties directly from sellers, without the involvement of a real estate broker. When a property has been listed by a seller with a real estate broker, the Advisor will endeavor, whenever possible, to be allocated a portion of the real estate brokerage commission paid by the seller. All real estate brokerage commissions so allocated to the Advisor will then be remitted in their entirety to the Company by the Advisor.

        (6) The Company will add 1% of the Gross Offering Proceeds to its working capital reserve.


                                WHO MAY INVEST


        An investment in Shares involves certain risks and is suitable only as a long-term investment for persons of adequate financial means who have no immediate need for liquidity in their investment. Shares will be sold only to persons who initially purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,000), except for investors resident in the State of Iowa where the minimum investment for IRAs will be 300 Shares ($3,000) and for investors resident in the State of Minnesota where the minimum investment for IRAs and qualified plan accounts will be 200 Shares ($2,000). In addition, the Company has established financial suitability standards for investors who purchase Shares. These standards require investors to have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor and by acceptance of the confirmation of purchase or delivery of the Shares, an investor represents that he satisfied any applicable suitability standards.

        In purchasing Shares, custodians or trustees of employee pension benefits plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders" and "ERISA Considerations."

        Suitability standards may be higher in certain states. Investors must meet all of the applicable requirements set forth in the Subscription Agreement. Under the laws of certain states, an investor may transfer his/her Shares only to persons who meet similar standards, and the Company may require certain assurances that these standards are met. Investors should carefully read the requirements in connection with resales of Shares set forth in the Subscription Agreement and under "Description of Securities--Restrictions on Transfer."

        The agreements between the Dealer Manager and each of the Soliciting Dealers requires each Soliciting Dealer to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable and appropriate based upon information provided by the prospective purchaser regarding his financial situation and investment objectives and to transmit promptly to the Company, the fully completed subscription documentation and any other supporting documentation reasonably required by the Company. By executing the subscription agreement relating to the Shares (the "Subscription Agreement"), by tendering payment for Shares and by accepting confirmation of purchase or delivery of the Shares, an investor represents that he or she satisfies any applicable suitability standards.

        In addition, each Soliciting Dealer will, by completing the Subscription Agreement, acknowledge its determination that the Shares are a suitable and appropriate investment for the investor, and will be required to represent and warrant his or her compliance with applicable laws requiring the determination of the suitability and appropriateness of the Shares as an investment for the subscriber. The Company will, in addition to the foregoing, coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by registered representatives to the suitability standards set forth herein.


                              COMPENSATION TABLE

        The compensation arrangements between the Company and Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the significant compensation which may be received by the Advisor and its Affiliates from the Company. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by the Advisor and its Affiliates for services rendered to the Company, the Advisor and its Affiliates may not recover any excess amounts for those services by reclassifying such services under a different compensation or fee category. See "Conflicts of Interest--Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates."

NONSUBORDINATED PAYMENTS

        The following aggregate amounts of compensation and fees payable to the Advisor and its Affiliates by the Company are not subordinated to the Current Return or Cumulative Return to the Stockholders.

                                                                                  ESTIMATED MAXIMUM
TYPE OF COMPENSATION                    METHOD OF COMPENSATION                      DOLLAR AMOUNT
--------------------                    ----------------------                    -----------------
UPON COMPLETION OF
OFFERING:
                                      The Dealer Manager will                Actual amount depends upon the
Selling Commissions (payable          receive $0.70 per Share for            number of Shares sold.
to the Dealer Manager and             each Share sold and, under             Selling commissions of
Soliciting Dealers)                   certain circumstances, a               $10,500,000 were incurred in
                                      Soliciting Dealer Warrant for          the Prior Offerings, including
                                      each 40 Shares sold; provided          $7,454,358 incurred through
                                      that the Company will not              March 31, 1997.  A total of
                                      issue more than 184,000 of             $5,471,200 in selling
                                      these warrants.  The Dealer            commissions will be paid if
                                      Manager may reallow the                the Maximum Offering is sold.
                                      selling commissions and
                                      Soliciting Dealer Warrants to
                                      Soliciting Dealers for each
                                      Share they sell. (1)

Marketing Contribution and            An amount equal to up to                Actual amount depends upon
Due Diligence Expense                 2.0% of the Gross Offering              the number of Shares sold.
Allowance Fee (payable to the         Proceeds, some portion of               Expenses of $3,000,000 and
Dealer Manager and Soliciting         which may be reallowed to               $750,000 were incurred in the
Dealers)                              Soliciting Dealers to                   Prior Offerings for the
                                      pay the expenses associated with        Marketing Contribution and
                                      the Marketing Contribution.  An         Due Diligence Expense Allowance
                                      additional 0.5% of the Gross            respectively, including
                                      Offering Proceeds may be paid           $2,129,348 and $531,720
                                      to the Dealer Manager or                incurred through March 31,
                                      reallowed to the Soliciting             1997.  A total of $1,954,000
                                      Dealers for the Due Diligence           will be paid for the
                                      Expense Allowance Fee.                  Marketing Contribution and Due
                                                                              Diligence Expense Allowance if the
                                                                              Maximum Offering is sold.


                                                                                  ESTIMATED MAXIMUM
TYPE OF COMPENSATION                    METHOD OF COMPENSATION                      DOLLAR AMOUNT
--------------------                    ----------------------                    -----------------
Reimbursable Expenses (payable        The Advisor or its Affiliates          Reimbursable Expenses of
to the Advisor and its                may advance Organization and           approximately $3,455,000 were
Affiliates)                           Offering Expenses to the               incurred through March 31,
                                      Company and will be reimbursed         1997 in connection with the
                                      for actual costs incurred in           Prior Offerings (for
                                      connection with the Offering           Organization and Offering
                                      on behalf of the Company,              Expenses, but excluding
                                      including legal and accounting         selling commissions and the
                                      fees, registration and filing          Marketing Contributions and
                                      fees, printing costs and               Due Diligence Expense
                                      selling expenses. However, if          Allowance Fee).  No estimate
                                      the aggregate of all                   is available for the amount of
                                      Organization and Offering              reimbursable expenses that may
                                      Expenses, including selling            be incurred in this Offering.
                                      commissions and the Marketing
                                      Contribution and Due Diligence
                                      Expense Allowance Fee, exceeds
                                      15% of the Gross Offering
                                      Proceeds, or if the aggregate
                                      of all Organization and
                                      Offering Expenses, excluding
                                      the selling expenses, exceeds
                                      5.5% of the Gross Offering
                                      Proceeds, the Advisor or its
                                      Affiliates will promptly pay
                                      such excess expenses and the
                                      Company will have no liability
                                      for such expenses at any time
                                      thereafter.


                                                                                  ESTIMATED MAXIMUM
TYPE OF COMPENSATION                    METHOD OF COMPENSATION                      DOLLAR AMOUNT
--------------------                    ----------------------                    -----------------
ACQUISITION STAGE:

Acquisition Expenses for the          An amount estimated to be up           Acquisition Expenses of
costs and expenses of the             to 0.5% of the Gross Offering          approximately $173,000 were
acquisition of properties             Proceeds in connection with            incurred through March 31,
including surveys, appraisals,        the expenses associated with a         1997 in connection with the
title insurance and escrow            property acquisition. (2)              Prior Offerings.  If the
fees, legal and accounting                                                   Maximum Offering is sold,
fees and expenses, computer                                                  Acquisition Expenses may not
use related expenses,                                                        exceed $390,800; however, the
architectural and engineering                                                actual amounts cannot be
reports, environmental and                                                   determined at the present
asbestos audits, travel and                                                  time.  In no event will such
communication expenses and                                                   amount exceed 6% of the
other related expenses                                                       purchase price of any single
(payable to the Advisor and                                                  property.
its Affiliates).


OPERATIONAL STAGE (3):

Property Management Fee               A Property Management Fee              Actual amounts are dependent
(payable to an Affiliate of           equal to not more than 4.5% of         upon results of operations.
the Advisor)                          the gross revenues from the            Property Management Fees of
                                      properties will be paid                approximately $229,307 were
                                      monthly to Inland Commercial           incurred and paid through
                                      Property Management, Inc., an          December 31, 1996.
                                      Affiliate of the Advisor (the
                                      "Management Agent").


                                                                                  ESTIMATED MAXIMUM
TYPE OF COMPENSATION                    METHOD OF COMPENSATION                      DOLLAR AMOUNT
--------------------                    ----------------------                    -----------------
Compensation for Services             In addition to property                Actual amounts are dependent
                                      management, the Advisor and            upon results of operations
                                      its Affiliates will provide            and, therefore, cannot be
                                      other property-level services          determined at the present time.
                                      to the Company, and may
                                      receive compensation for such
                                      services, including leasing
                                      fees, development fees,
                                      construction management fees,
                                      loan origination and servicing
                                      fees, property tax reduction
                                      fees and risk management fees.
                                      However, this compensation
                                      will not exceed 90% of that
                                      which would be paid to third
                                      parties providing such
                                      services and all such
                                      compensation must be approved
                                      by a majority of the
                                      Independent Directors.  See
                                      "Management--Other Services."


Reimbursable Expenses (payable        Certain expenses of the                Actual amounts are dependent
to the Advisor and its                Advisor and its Affiliates             upon results of operations;
Affiliates)                           will be reimbursed by the              approximately $67,000 was
                                      Company. (4) (5) (6)                   incurred through December 31,
                                                                             1996 in connection with the
                                                                             Prior Offerings.


                                                                                  ESTIMATED MAXIMUM
TYPE OF COMPENSATION                    METHOD OF COMPENSATION                      DOLLAR AMOUNT
--------------------                    ----------------------                    -----------------
LIQUIDATION STAGE:

Property Disposition Fee              A property disposition fee,            Actual amounts to be received
(payable to the Advisor and           payable upon the sale of each          depend upon the sale price of
its Affiliates)                       of the Company's properties,           Company properties and, therefore,
                                      in an amount equal to the              cannot be determined at the
                                      lesser of:  (i) 3% of the              present time.
                                      contract sales price of the
                                      property; or (ii) 50% of the
                                      commission paid to third
                                      parties which is reasonable,
                                      customary and competitive in
                                      light of the size, type and
                                      location of such property
                                      ("Competitive Real Estate
                                      Commission").  The amount
                                      paid, when added to the sums
                                      paid to unaffiliated parties,
                                      shall not exceed the lesser of
                                      the Competitive Real Estate
                                      Commission or an amount equal
                                      to 6% of the contracted for
                                      sales price.  Payment of such
                                      fees shall be made only if the
                                      Advisor provides a substantial
                                      amount of services in
                                      connection with the sale of
                                      the property.  See
                                      "Management--The Advisory
                                      Agreement."


SUBORDINATED PAYMENTS

        The following fee payable to the Advisor and its Affiliates by the Company will be payable only after specified returns have been paid to the Stockholders as set forth below:

                                                                                  ESTIMATED MAXIMUM
TYPE OF COMPENSATION                    METHOD OF COMPENSATION                      DOLLAR AMOUNT
--------------------                    ----------------------                    -----------------
OPERATIONAL STAGE (3):

Advisor Asset Management Fee          An Advisor Asset Management            Actual amounts are dependent
(payable to the Advisor)              Fee of not more than 1% of the         upon results of operations.
                                      Average Invested Assets.  The          Advisor Asset Management Fees
                                      fee will be payable quarterly          of approximately $238,000 were
                                      in an amount equal to 1/4 of           incurred through December 31,
                                      1% of the Average Invested             1996.
                                      Assets of the Company, as of
                                      the last day of the
                                      immediately preceding quarter,
                                      pursuant to the Advisory
                                      Agreement.  For any year in
                                      which the Company qualifies as
                                      a REIT, the Advisor must
                                      reimburse the Company:  (i) to
                                      the extent that the Advisor
                                      Asset Management Fee plus
                                      Other Operating Expenses paid
                                      during the previous calendar
                                      year exceed 2% of the
                                      Company's Average Invested
                                      Assets for that calendar year
                                      or 25% of the Company's Net
                                      Income for that calendar year;
                                      and (ii) to the extent that
                                      Stockholders have not received
                                      an annual Distribution equal
                                      to or greater than the 8%
                                      Current Return.


                                                                                  ESTIMATED MAXIMUM
TYPE OF COMPENSATION                    METHOD OF COMPENSATION                      DOLLAR AMOUNT
--------------------                    ----------------------                    -----------------
LIQUIDATION STAGE (3):

Incentive Advisory Fee                After the Stockholders have            Actual amounts to be received
(payable to the Advisor)              first received:  (i) their 8%          depend upon the sale price of
                                      Cumulative Return; and (ii) a          Company properties and,
                                      return of their Invested               therefore, cannot be determined
                                      Capital, an Incentive Advisory         at the present time.
                                      Fee equal to 15% of the net
                                      proceeds from the sale of a
                                      property.  At such time as the
                                      Advisory Agreement is
                                      terminated due to the listing
                                      for trading of the Shares on a
                                      national exchange or market,
                                      the Incentive Advisory Fee
                                      shall also terminate.  The
                                      Advisor and Management Agent
                                      may be merged into the Company
                                      at the time of listing and may
                                      receive shares in the Company,
                                      in an amount which may be
                                      determined at that time, based
                                      upon the value of all fees
                                      given up or waived by the
                                      Advisor and Management Agent
                                      through the merger.  See
                                      "Management--The Advisory
                                      Agreement."

------------

        (1) Each Soliciting Dealer Warrant grants the holder a right to purchase one Share at a price of $12 per Share during the period beginning from the date the Soliciting Dealer Warrants are issued and ending on ___________________. No Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. See "Plan of Distribution--Compensation."

        (2) The total of all Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company may not exceed an amount equal to 6% of the Contract Price for the Property (as defined herein), unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, approve the transaction as being commercially competitive, fair and reasonable to the Company. Notwithstanding the foregoing, the total of all Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company from an Affiliate may not exceed 6% of the Contract Price for the Property.

        (3) The Advisor and its Affiliates assist the Company in determining the types of transactions entered into by the Company. The Advisor benefits, in the form of fees, by the Company retaining ownership of its properties and leveraging its properties, while Stockholders may be better served by sale or disposition of the properties or not incurring indebtedness secured by the properties. Furthermore, the Advisor's ability to receive or retain certain fees and reimbursements is dependent upon the Company continuing to invest in properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders to earn income on their investment in Shares and may result in the Company entering into transactions which may not be in the best interest of the Stockholders.

            (4)       (i)    The Advisor and its Affiliates are reimbursed for:
                 (a) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and (b) administrative services related
                 thereto.   "Administrative services" include only
                 ministerial services such as typing, record keeping, preparing and disseminating Company reports, preparing and maintaining records regarding Stockholders, record keeping and administration of the DRP and Share Repurchase Programs, preparing and disseminating responses to Stockholder inquiries and other communications with Stockholders and any other record keeping required for the Company.

                      (ii) In extraordinary circumstances fully justified to the official or agency administering the state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (a) the goods or services must be necessary to the prudent operation of the Company; (b) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or (c) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. In addition, any such payment will be subject to the further limitation described in paragraph (iii) below. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

                      (iii) No reimbursement is permitted to the Advisor or its Affiliates under clause (i)(b) above for items such as rent, depreciation, utilities, capital equipment and other administrative items and the salaries, fringe benefits, travel expenses and other administrative items of any controlling persons of the Advisor, its Affiliates or any other supervisory personnel except in those instances in which the Company believes it to be in the best interest of the Company that the Advisor or its Affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for the Advisor similar to those of: (a) chairman or member of the board of directors; (b) president or executive vice president; or (c) those entities or individuals holding 5% or more of the stock of the Advisor or a person having the power to direct or cause the direction of the Advisor, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, and subject to the approval of the Board, the Company may reimburse the Advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. The Advisor believes that its employees and the employees of its Affiliates and controlling persons who perform services for the Company for which reimbursement is allowed pursuant to clause (ii)(c) above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

                      (iv) The Total Operating Expenses of the Company may not (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of the Average Invested Assets; or (b) 25% of its Net
                 Income for such year. The Independent Directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year. There are certain additional restrictions on expenses that will be borne by the Company.

            (5) The Advisor and its Affiliates shall not be compensated for any services other than those which have been fully disclosed in this Compensation Table.

        (6) The Company shall not pay, directly or indirectly, a commission or fee to the Advisor or its Affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a Company property.


                            CONFLICTS OF INTEREST

        The Company is subject to various conflicts of interest arising out of its relationship with the Sponsor, the Advisor or its Affiliates. All agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are not the result of arm's-length negotiations. The limitations on the Advisor described below have been adopted to control when the Company enters into transactions with the Advisor and its Affiliates. With respect to the conflicts of interest described herein, the Advisor and its Affiliates will endeavor to balance the interests of the Company with the interests of the Advisor and its Affiliates in making any determination.

        1. Competition for the Time and Service of the Advisor and Affiliates. The Company relies on the Advisor and its Affiliates for the daily operation of the Company and the management of its assets. Affiliates of the Advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs and any future real estate programs or other entities which they may organize or serve, as well as other business ventures in which they are involved. The Advisor and its Affiliates believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

             The Company believes that the compensation payable to the Advisor or its Affiliates under the Advisory Agreement is on terms no less favorable to the Company than those customary for similar services performed by independent firms in the relevant geographic area, but in no event more than 2% of the Average Invested Assets less Other Operating Expenses. See "Compensation Table." The Advisory Agreement, by its terms, may be terminated by a majority vote of the Stockholders upon 60 days prior written notice. See "Management--The Advisory Agreement."

        2. Process for Resolving Conflicting Opportunities. Affiliates of the Advisor have sponsored publicly and privately offered entities and may in the future sponsor publicly and privately offered REITs or other entities which may have investment objectives very similar to the Company's. The Advisor and its Affiliates could, therefore, be subject to conflicts of interest between the Company and other programs in connection with the acquisition of properties.
To the extent possible, the resolution of conflicting investment opportunities between the Company and other investment entities advised or managed by the Advisor and its Affiliates will, as a general rule, be resolved by giving priority to the entity having uninvested funds for the longest period of time. The Advisory Agreement grants the Company the first opportunity to buy Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase of the property within 60 days. The Advisory Agreement also grants the Company a right to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract by the Advisor or its Affiliates provided that: (i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered the property by the Advisor; (iii) the property meets the Company's acquisition criteria; provided that if more than one real estate program sponsored by Affiliates of the Advisor has funds available to make the purchase, the property will first be offered to the program which has had funds available for the longest period of time. Other factors which may be considered in connection with evaluating the suitability of the property for investment include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment;
(iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition. The Independent Directors must, by a majority vote, approve all actions by the Advisor or its Affiliates which present potential conflicts with the Company. See "Management--The Advisory Agreement."

             The Company believes that these factors, together with the obligations of the Advisor and the Affiliates to present the Company with any investment opportunity which could be suitable for the Company, will help to lessen the competition or conflicts with respect to the purchase of properties by other entities and the Company.

        3. Acquisition from Affiliates. The Company acquired two of its properties from an Affiliate. The purchase prices for these properties were not the subject of arm's-length negotiations. The Articles provide that the purchase price of any property acquired from an Affiliate: (i) may not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers; and (ii) must be approved by a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction as fair and reasonable to the Company. The Directors (including all of the then Independent Directors) approved these acquisitions, however, there can be no assurance that the prices paid to the Affiliate did not exceed these which would have been paid by an unaffiliated purchaser.

        4. The Company may Purchase Properties from Persons with whom Affiliates of the Advisor have Prior Business Relationships. The Company may purchase properties from third parties who have sold properties in the past or who may sell properties in the future to the Advisor or its Affiliates. In the event the Company purchases properties from these third parties, the Advisor will experience a conflict between the current interests of the Company and its interests in preserving any ongoing business relationship. Nevertheless, the Advisor will not consummate purchases in a manner which would cause it to breach its fiduciary obligations to the Company. See "Management."

        5. Property Management Services are being Rendered by an Affiliate of the Advisor. An Affiliate of the Advisor, Inland Commercial Property Management, Inc., provides property management services to the Company on a competitive basis in a manner consistent with customary business practices.
See "Compensation Table--Nonsubordinated Payments--Operational Stage." The Advisor and the Management Agent believe that the Management Agent has sufficient personnel and other required resources to discharge all responsibilities to the Company.

        6. Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates. The Advisor and its Affiliates have received, and will continue to receive, the compensation described in the "Compensation Table." Certain compensation is payable notwithstanding the lack of cash available to make Distributions to the Stockholders. To that extent, the Advisor benefits from the Company's retaining ownership of its properties and leveraging its properties, while Stockholders may be better served by sale or disposition or not incurring indebtedness secured by the properties. Furthermore, the receipt and retention of certain fees and reimbursements is dependent upon the Company's continuing to invest in properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders in earning income on their investment in Shares. The Advisor and its Affiliates recognize that they have a fiduciary duty to the Company and the Stockholders, and have represented to the Company that their actions and decisions will be made in the manner most favorable to the Company and its Stockholders, so as not to breach their respective fiduciary duties. See also "Risk Factors -- Dilution" regarding issuance of Soliciting Dealer Warrants to the Dealer Manager.

        7. Non-Arm's-Length Agreements. The agreements and arrangements, including those relating to compensation, between the Company and the Advisor or any of its Affiliates are not the result of arm's-length negotiations, but the Company believes that these agreements and arrangements approximate the terms of arm's-length transactions.

             While the Company does not make loans to the Advisor or its Affiliates, the Company has and may continue to borrow money from the Advisor or its Affiliates for various purposes including funding working capital requirements, but only on terms as to interest rate, security, fees and other charges at least as favorable to the Company as determined by a majority of the Directors (including a majority of the Independent Directors) as those charged by unaffiliated lending institutions in the same locality on comparable loans for the same purpose. See "Real Property Investments."

             The Advisor and its Affiliates may provide services to, and otherwise deal or do business with, persons who deal with the Company, although there are no present arrangements with respect to any such services.
However, no rebates or "give-ups" may be received by the Advisor or its Affiliates, nor may the Advisor or any such Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any provision of the Advisory Agreement.

        8. The Company and the Advisor have the Same Legal Counsel. Shefsky & Froelich Ltd. serves as general counsel to the Company, as well as to the Advisor and some of its Affiliates. Shefsky & Froelich Ltd. is not acting as counsel for the Stockholders or any potential investor. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Shefsky
& Froelich Ltd. may be precluded from representing any one or all of these parties. If any situation arises in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, additional counsel may be retained by one or more of the parties to assure adequate protection of their respective interests. Moreover, should such a conflict not be readily apparent, counsel may inadvertently act in derogation of the interest of certain parties which could affect the Company and, therefore, the Stockholders' ability to meet their investment objectives.

        9. Inland Securities Corporation is Participating as Dealer Manager in the Sale of the Shares. Inland Securities Corporation, a securities dealer affiliated with the Advisor, is the Dealer Manager of the Offering and is entitled to selling commissions and Soliciting Dealer Warrants, some or all of which may be retained or reallowed to Soliciting Dealers. See "Risk Factors -- Dilution" and "Plan of Distribution--Compensation" regarding issuance of the Soliciting Dealer Warrants to the Dealer Manager. Any review of the structure, formation or operation of the Company performed by the Dealer Manager will be conducted as if it was an independent review; however, it cannot be considered to represent an independent review and may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Thus, the Dealer Manager may be subject to a conflict of interest, which may arise out of its participation in the Offering and its affiliation with the Advisor, in performing its "due diligence" obligations which arise under the Securities Act of 1933, as amended (the "Act"). However, the Dealer Manager believes it has properly performed and will properly perform these "due diligence" activities.

        10. The Advisor may have Conflicting Fiduciary Obligations in the Event the Company Acquires Properties with Affiliates. The Advisor may cause the Company to acquire an interest in a property through a joint venture with an Affiliate of the Advisor. In such instance, the Advisor will have a fiduciary duty to both the Company and the Affiliate participating in the joint venture. In order to minimize the likelihood of a conflict between these fiduciary duties, the Advisory Agreement provides guidelines for investments in joint ventures with Affiliates. In addition, the Articles require a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction to determine that the transaction is fair and reasonable to the Corporation and is on terms and conditions no less favorable than from unaffiliated third parties to the Company entering into the venture. See "Investment Objectives and Policies--Joint Ventures."


                  FIDUCIARY RESPONSIBILITY OF DIRECTORS AND
                         THE ADVISOR; INDEMNIFICATION

GENERAL

        Consistent with the duties and obligations of, and limitations on, the Directors as set forth in the Articles and under the laws of the State of Maryland, the Directors are accountable to the Stockholders as fiduciaries and are required to perform their duties in good faith and in a manner each Director believes to be in the best interest of the Company and its Stockholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. In addition, the Independent Directors must review at least annually the relationship of the Company with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to the Company and the Stockholders.

LIMITATION OF LIABILITY AND INDEMNIFICATION

        The liability of the Directors and officers of the Company is limited to the fullest extent permitted by the MGCL. Accordingly, the Directors and officers may not be held liable to the Company or its Stockholders for monetary damages unless: (a) it is proven that the person actually received an improper benefit or profit in money, property or services; and (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        The Company's Articles and Bylaws authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with
Section 2-418 of the MGCL, to indemnify and pay or reimburse reasonable expenses to: any Director, the Advisor or its Affiliates (each an "Indemnified Party") provided, that: (i) the Director, Advisor or its Affiliates, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Director, the Advisor or its Affiliates were acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the assets of the Stockholders. The Company may not indemnify a Director, the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

        The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the indemnified party receiving these advances undertakes to repay the monies advanced to the Company, together with interest at the applicable legal rate thereon, if the party is found not to be entitled to indemnification.

        The Company may purchase and maintain insurance on behalf of an indemnified party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles or the Bylaws. As of the date of this Prospectus, the Company has not purchased any insurance on behalf of an indemnified party.

        Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

        To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

DEFENSES AVAILABLE

        There are certain defenses which may be raised by the Directors, officers or the Advisor under Maryland law and the Articles in the event of a Stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can, under the "business judgment rule," argue that he or she performed the action giving rise to the Stockholder's complaint in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts including accountants, consultants and counsel who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the "business judgment rule" to further limit the rights of the Stockholders to access records. In the event a Stockholder challenges an amendment to the Articles made by Directors without the Stockholders' approval, the Directors are permitted to contend that the Articles permit amendments to the Articles absent Stockholder vote in certain circumstances. As described above, the Directors, officers and the Advisor are also indemnified by the Company pursuant to the Articles, subject to certain limitations.

                PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES

PRIOR INVESTMENT PROGRAMS

        The Inland organization, during the past ten years, has sponsored seven public and 16 private real estate programs which have raised in excess in $206,800,000. In excess of 17,100 investors have invested in these Inland-sponsored programs. The investment objectives and policies of the Company are similar to those of several investment programs which have owned and operated retail properties. However, the vast majority of these investment programs were dissimilar from the Company in that the partnerships owned apartment properties or whole or partial interests in mortgage loans.

        The information in this Section and in the Prior Performance Tables included in this Prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by the Advisor and its Affiliates, the purpose of which is to provide information on the prior performance of these programs so that potential investors may evaluate the experience of the Advisor and its Affiliates in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of prior programs and to disclose any material adverse business developments sustained by them.


SUMMARY INFORMATION

        The table below provides certain summarized information concerning prior programs through the date of this Prospectus and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in this Prospectus. Investors should not construe inclusion of the succeeding tables, which cover the period from January 1, 1987 through December 31, 1996, as implying in any manner that the Company will have results comparable to those reflected in the tables; the yield and cash available and other factors could be substantially
different for the Company's properties.   Investors should note that by
acquiring Shares in the Company, they will not be acquiring any interests in any prior programs.

                                                                    Prior                  Prior
                                                                   Public                 Private
                                                                  Programs                Programs
                                                                  --------                --------
Number of programs sponsored .................................             7                      16
Aggregate amount raised from investors .......................  $181,706,000            $ 25,112,454
Aggregate number of investors ................................        16,500                     656
Number of properties purchased ...............................            87                      31 (1)
Aggregate cost of properties .................................  $163,913,000 (2)        $118,233,000 (3)

Percentage of properties (based on cost) that were:
  Commercial
    Retail ...................................................          2.5%                    0.0%
    Single-user retail net-lease .............................          8.7%                   27.5%
    Nursing homes ............................................          8.7%                    0.0%
    Offices ..................................................          0.0%                    0.0%
    Industrial ...............................................          0.0%                    0.0%
    Health clubs .............................................          4.7%                    0.0%
    Mini-storage .............................................          0.0%                    0.3%
      Total commercial .......................................         24.6%                   28.5%

  Multi-family residential ...................................         19.0%                   72.2%
  Land .......................................................         56.4%                    0.3%

Percentage of properties (based on cost) that were:
  Newly constructed (within a year of acquisition) ...........          8.7%                    4.9%
  Existing ...................................................         91.3%                   95.1%
  Construction ...............................................          0.0%                    0.0%

Number of properties sold ....................................            12                       6
                                                                       23.2% (4)
Number of properties exchanged ...............................             0                       6

(1) Includes 14 properties acquired following the disposition of a program's original real estate asset. See "--Loan Modifications and Work-Outs" in this Section.
(2)   Includes purchase price and acquisition fees and expenses.
(3) Represents the aggregate purchase prices paid by the investment programs. Includes $32,479,315 in properties acquired following the disposition of a program's original real estate asset.
(4) Based on costs of property including portions of land parcels sold at December 31, 1996, and costs capitalized subsequent to acquisition.

        During the three years prior to December 31, 1996, publicly registered investment programs sponsored by IREIC purchased a total of 17 parcels of land totaling 2,993 acres, all located in northeast Illinois. The land was purchased
on an all-cash basis.   Upon written request of the Company, any potential
investor may obtain, without charge, a copy of Table VI, filed with the Commission in connection with this Offering, which provides more detailed information concerning these acquisitions.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

        INLAND'S MONTHLY INCOME FUND, L.P. ("MONTHLY INCOME FUND I") -- The offering period for Monthly Income Fund I began August 3, 1987 and ended August 3, 1988. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum throughout the life of the partnership and to provide a hedge against inflation through capital appreciation.

        Monthly Income Fund I raised $30,000,000 from over 2,200 investors. Originally, Monthly Income Fund I purchased seven properties, including five in Illinois, one in Ohio and one in Oklahoma, for a total investment of $27,511,692 which includes acquisition costs of $25,831,542 plus an additional $1,487,500 expended for the upgrade of the McHenry Plaza, a neighborhood retail center, in McHenry, Illinois, plus $192,650 for upgrade costs at other properties. The properties owned by Inland Monthly Income Fund I include, in addition to McHenry Plaza, two nursing centers, two retail stores leased on a triple-net basis by Wal-Mart Stores Inc., a health club facility and an apartment complex, which was sold on an installment basis in 1994 and 1995. Through December 31, 1996, cash distributions have been maintained at an 8% level and on an accrual basis have totaled $374.65 per $500 unit or $21,224,485 including $18,281,897 from operating cash flow, $305,000 of net sales proceeds from the sale of the apartment complex, $2,095,863 from supplemental capital contributions from IREIC and $541,725 as a partial return of capital from
partnership reserves.   In  the  opinion  of IREIC, the partnership is
substantially meeting its investment objective for cash flow.

        Two of Monthly Income Fund I's properties, which represent 26.3% of its total assets as measured by their original purchase price, are nursing center facilities which are 100% leased by Elite Care Corporation ("Elite"). Monthly Income Fund I's lease with Elite became effective in February 1991, following the termination of a lease with Adventist Living Centers Inc. ("ALC"), the tenant which was in place when Monthly Income Fund I purchased the properties. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund I was a .5% decrease in the effective rent over the term of the leases for the two nursing homes, from $67,270 per month when ALC was the tenant to $66,936 from Elite. Under the terms of the lease agreements for the nursing care facilities the partnership must approve any sublease transaction. The current operator of these facilities has negotiated with a new operator to sublease the facilities. IREIC has reviewed and approved the transaction with no significant changes to the terms of the leases.

        The major tenant at McHenry Plaza is a Walgreens drug store. Other tenants are Don Robert's Beauty School, Northern Federal Savings Bank, Merit
Medical Equipment and Family Entertainment Center.   These tenants took
possession of their spaces at the center from 1990 through 1996, following the July 1989 termination of a lease with Duckwell-Alco Stores, Inc. ("Alco"), the tenant which leased 94% of the space in the center at the time Monthly Income Fund I purchased the property. IREIC embarked on a program to re-lease the center to new tenants, and secured a $1,700,000 line of credit for property upgrades, remodeling and re-leasing expenses. Annual principal and interest payments on this debt total $187,943. Approximately 80% of the property is currently leased. Additional expenditures for build-out and leasing commissions are anticipated as the remaining rentable space is leased. The lease-up of McHenry Plaza will increase the cash flow available for distribution by Monthly Income Fund I.

        The partnership successfully completed the conversion of the apartment complex to condominiums. Condominium sales began during the first quarter of 1994. As of December 31, 1995, all of the 38 six-unit buildings at the property had been sold.

        The defaults by ALC and Alco, the expense of upgrades and build-out at the McHenry Plaza and lower than expected net rental income from the apartment complex have reduced cash available for distribution by Monthly Income Fund I. Under the terms of a guarantee agreement, IREIC has made supplementary capital contributions totaling $2,095,863 from the inception of the program through December 31, 1996 for the purpose of providing 8% annual cash distributions to investors. These supplementary capital contributions will begin to be repaid from cash flow in the future, but only if excess cash flow exists after payment of an 8% annual distribution to investors. The effect on investors is that cash flow distributions will not exceed 8% per annum for the foreseeable future. In addition, IREIC may be reimbursed for its supplementary capital contributions from the sale or financing of properties, but only after investors have received the return of their capital. The effect on investors is that profits from the sale of the properties will be reduced by the amounts contributed by IREIC under the 8% distribution guarantee agreement.

        INLAND MONTHLY INCOME FUND II, L.P. ("MONTHLY INCOME FUND II") -- The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

        Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net-leased nursing center in Illinois, a net-leased retail store in Arizona and the Euro-Fresh Market Plaza (formerly Eagle Plaza), a neighborhood retail center in Illinois, for a total acquisition cost of $21,224,542. Through December 31, 1996, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $372.44 per $500 unit or $17,982,890, including $13,587,325 from operations and an additional $4,395,565 which constitutes the net proceeds from the sale of the Wholesale Club.

        One of Monthly Income Fund II's properties, which represents 35.44% of its total assets, as measured by its original purchase price, is a nursing center which is 100% leased to Elite. Monthly Income Fund II's lease with Elite became effective in February 1991, following the termination of a lease with ALC, the tenant which was in place when Monthly Income Fund II purchased the property. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund II was an 8% decrease in the effective rent from the nursing center over the term of the lease, from $77,368 per month when ALC was the tenant to $71,895 from Elite. Under the terms of the lease agreement for the nursing center the partnership must approve any sublease transaction. The current operator of this facility has negotiated with a new operator to sublease the facility. IREIC has reviewed and approved the transaction with no significant changes to the terms of the lease.

        On January 8, 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors on February 1, 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.

        On January 21, 1994, the anchor tenant at Eagle Plaza neighborhood retail center, Eagle Foods, closed its store. On February 4, 1994 and with the approval of IREIC, Eagle Foods assigned its lease to Certified Grocers Midwest, Inc. ("Certified") who vacated in August 1995. During May 1996, Euro-Fresh Market ("Euro-Fresh") began its occupancy if the anchor store and the shopping center has been renamed Euro-Fresh Market Plaza. Under the original lease, as well as the assignment of the lease, Eagle Foods has guaranteed payments until November 1998.

        In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale Club, achieved capital appreciation on 16% of the partnership's investment in properties.

        INLAND REAL ESTATE GROWTH FUND, L.P. ("GROWTH FUND I") -- The offering period for Growth Fund I began December 9, 1985 and ended August 9, 1987. The objectives were to invest in multi-family residential properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

        Growth Fund I raised $9,465,000 from more than 700 investors and purchased four properties which included one multi-family residential property in Arizona and a partial interest in another multi-family residential property in Illinois. The other two properties were repurchased from Growth Fund I by IREIC. The terms of these repurchase transactions placed Growth Fund I in the same cash position it would have been in had the properties never been acquired. Growth Fund I sold the multi-family residential property located in Illinois as condominium units to individual purchasers for $6,685,950. Of the total net sales proceeds of $6,455,375, $1,650,000 was used to pay off the underlying debt on the property, $1,715,198 was distributed to limited partners during 1994, $1,832,785 was used to pay down the debt on the partnership's Arizona property and the remainder was used to fund condominium conversion costs. The property was purchased by Growth Fund I in December 1985 for $3,836,416, which included acquisition fees of $483,500. The gain on sale for financial reporting purposes was $2,236,220, which is net of selling expenses and commissions. Cash distributions to limited partners through December 31, 1996 totaled $524.07 per $1,000 unit or $4,651,898, including $1,416,185 from operations, $1,724,843 from the sale or refinancing of the partnership's properties, $943,224 from the repurchase of partnership properties by IREIC and $567,646 partial return of capital from partnership reserves. The monthly principal and interest payments on the Arizona property were reduced from $27,819 to $12,314 as a result of refinancing the Arizona property in March 1994 and the debt reduction described above.

        In IREIC's opinion, the Arizona real estate market has been improving over the last two years, and a sale of the Arizona property will be evaluated on an ongoing basis with the intent to profitably conclude the partnership. The decline in the Arizona market from 1989 through 1992 reduced net operating income from that property and, therefore, the quarterly cash distributions which might otherwise have been received by limited partners during that period. Similarly, the decline of the Arizona market has extended the holding period for that property. If and when the Arizona property can be sold at a profit, the annual rate of capital appreciation realized by investors will be less than if the Arizona market had not declined.

        As of January 1, 1997, the partnership has listed and is actively marketing Scottsdale Sierra Apartments for sale at an amount in excess of its carrying value and has suspended depreciation. As of the date of this report, the partnership has received and is currently negotiating an offer for the purchase of Scottsdale Sierra Apartments for an amount which exceeds the carrying value of the property.

        INLAND REAL ESTATE GROWTH FUND II, L.P. ("GROWTH FUND II") -- The offering period for Growth Fund II began September 21, 1987 and ended September 21, 1989. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

        Growth Fund II raised $4,038,250 from 336 investors and purchased two properties, a multi-family residential property in Illinois and a health club in Ohio. These properties were purchased for a total acquisition cost of $5,615,826. The health club is currently approximately 60% financed with 40% equity. Cash distributions to limited partners through December 31, 1996 totaled $1,139.65 per $1,000 unit or $4,526,031, including $877,260 from operations and $3,648,771 return of capital from the sale of the multi-family property in Illinois as 18 individual six-unit apartment buildings. All 18 of the six-unit buildings were sold to third-party buyers on an installment basis for $245,334 to $250,000 per building or a total of $4,261,895 (net of selling expenses). Growth Fund II's cost basis in the buildings was $4,112,195. The partnership extended financing to buyers to allow buyers to make monthly interest payments to Growth Fund II for a period of not more than seven to ten years, at which time the balance of the purchase price would be due. However, as of December 31, 1995, 13 of the installment sale loans had been prepaid in full and five had been substantially pre-paid (the partnership continues to be owed $80,000 on these loans, secured by second mortgages). In the opinion of IREIC, the sale of the multi-family property as individual six-unit apartment buildings has resulted in modest capital appreciation within a short holding period. IREIC is evaluating strategies to sell the partnership's remaining assets and bring the partnership to a profitable conclusion.

        INLAND LAND APPRECIATION FUND, L.P. ("LAND FUND I") -- The offering period for Land Fund I began October 12, 1988 and ended October 6, 1989. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

        Land Fund I raised $30,001,000 from 3,425 investors and purchased 25 land parcels, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $25,187,069. As of December 31, 1996, Land Fund I has had multiple sales transactions involving all or portions of 13 parcels which generated $5,875,580 in net sales proceeds. Land Fund I's cost basis in the land parcels sold was $3,222,163 resulting in a gain, net of selling expenses and commissions, of $2,653,417 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant appreciation on the assets sold. Cash distributions to limited partners through December 31, 1996 totaled $4,146,404, all from the sale of land parcels.

        INLAND LAND APPRECIATION FUND II, L.P. ("LAND FUND II") -- The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

        Land Fund II raised $50,476,170 from 5,055 investors and purchased 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of December 31, 1996, Land Fund II has had multiple sales transactions involving all or portions of eight parcels which generated $10,805,415 in net sales proceeds. Land Fund II's cost basis in the land parcels sold was $6,726,047 resulting in a gain, net of selling expenses and commissions, of $4,079,368 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1996 totaled $2,836,963, including $2,115,963 from sales and $721,000 from operations.

        INLAND CAPITAL FUND, L.P. ("LAND FUND III") -- The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

        Land Fund III raised $32,399,282 from 2,683 investors and purchased 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. Land Fund III has completed two sales transactions, involving the house and portions of two parcels which generated $646,334 in net sales proceeds. Land Fund III's cost basis in the land parcels sold was $417,551 resulting in a gain, net of selling expenses and commissions, of $228,783 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1996 totaled $646,474, all from the sale of land parcels.

PRIVATE PARTNERSHIPS

        Since inception, Affiliates of the Advisor have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to Affiliates, 281 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these partnerships.

        From 1990 and through the end of 1996, investors in Inland's private partnerships have received total distributions in excess of $109,807,900 consisting of cash flow from partnership operations, sales and refinancing proceeds and cash received during the course of property exchanges. Following a proposal by Inland Real Estate Corporation, the former corporate general partner, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

        Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be- formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third- party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a letter from IREIC dated March 30, 1994, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint on April 19, 1994 in the Circuit Court of Cook County, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. On August 1, 1994, Judge Thomas O'Brien granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint within 28 days. On August 29, 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts seek damages from IREIC for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed on March 31, 1995 with prejudice, and the plaintiffs were given until May 1, 1996 to file an appeal. An appeal was filed on April 25, 1996 and the parties briefed the issue. Arguments were heard by the Appellate Court in February 1997, but a decision has not yet been reached by the court regarding this appeal.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

        WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began October 1992 and ended June 14, 1993 with the maximum amount, $2,275,000, raised. Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering. Limited partners will receive cash distributions as land parcels are sold.

PRIVATE PLACEMENT MORTGAGE AND NOTE PROGRAMS

        During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

        TRIPLE SECURITY FUND, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution on July 17, 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, including $1,226,419 from operations and subsidy income of $67,797 from IREIC, pursuant to the guarantee for that program. $3,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

        10% INCOME FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns are guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their first monthly interest distribution on July 17, 1992. Cash distributions to noteholders through November







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
30, 1996 totaled $2,878,335 of which $861,051 was interest earnings and $17,284 was from working capital reserves. $2,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

        9% INCOME JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of the Advisor and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third- party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution on September 17, 1992. Cash distributions through December 31, 1996 totaled $463,474, of which $366,176 was interest earnings, $97,240 was a return of capital resulting from the amortization of mortgage loans and $9,539 was a loan from IREIC, pursuant to the distribution guarantee for that program.

        INLAND EMPLOYEE APPRECIATION FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who are employees of IREIC and its Affiliates. Notes with a term of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return are guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution on March 17, 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was liquidated in 1996.

        In February 1993, IREIC sponsored 9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors. The offering period for this program began February 1, 1993 and ended on May 17, 1993 when the maximum amount of $4,000,000 raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through December 31, 1996 totaled $1,259,231, of which $1,254,921 was interest earnings and $4,310 was from working capital reserves.

        In April 1993, IREIC sponsored 9% MONTHLY CASH FUND II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through December 31, 1996 totaled $1,197,453, of which $1,194,260 was interest earnings and $3,193 was from working capital reserves.

        In July 1993, Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), sponsored IMC NOTE ISSUE #2 1993, offering investments in promissory notes. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003 with 8% per annum interest and 100% return of principal guaranteed by IREIC were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made November 17, 1993. Cash distributions through December 31, 1996 totaled $1,599,110, of which $1,579,654 was interest earnings and $19,456 was subsidy income from IREIC pursuant to the guarantee for that program.

        In December 1993, IREIC sponsored INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001 with 10% per annum interest and 100% return of principal guaranteed by IREIC. The proceeds of the offering have been used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began on March 17, 1994. Distributions through December 31, 1996 totaled $281,117, all of which were interest earnings.

        An August 1988 private placement securities offering sponsored by an Affiliate of IREIC was INLAND JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership. The offering period for this program ended May 1989 with $410,000 raised. All of the proceeds available for investment were used to purchase 82 second mortgages owned by Inland Mortgage Investment Corporation ("IMIC"), secured predominantly by condominium units located in the Chicago metropolitan area. In February 1996, 20 limited partners exercised their put option and IMIC bought their interests. Cash distributions through January 28, 1997 have totaled $541,156, including $131,156 from interest earnings and $410,000 return of capital from loan repayments. All capital has been returned and the partnership will be liquidated in 1997.

LOAN MODIFICATIONS AND WORK-OUTS

        Between 1990 and December 31, 1996, 40 Inland-sponsored partnerships owning 27 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

        Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party. The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships- -none of which were in default on their mortgage loans--provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender. In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. The partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long- term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property. In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a triple-net basis by Wal-Mart Stores, Inc. In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14
W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

        Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director of IREIC, served as individual general partner of all but the Oak
Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director of IREIC and the Company, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

        Four of the 40 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with creditworthy tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

        In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 40 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships' properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

        In the case of the Park Colony Limited Partnership, one of the 40 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.

        In 1990, the New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.

        In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax-deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

        In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net- leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net- lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net- lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

        In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements by the partnerships to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

        In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but no agreement was reached. During August 1996, IREIC initiated a tax-deferred exchange whereby the partnership acquired an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan is secured by a first mortgage against the property.

        In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago ceased making payments on their respective HUD-insured first mortgage loans. The Chateaux Versailles and Granoble Limited Partnerships, through their General Partner, are attempting to negotiate with the lenders to modify the terms of the loans to levels commensurate with the operating performance of the properties. To date, no agreement has been reached.

EFFECTS OF PROPERTY EXCHANGES ON INVESTORS

        The Inland organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit-producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary investment objectives of these tax-shelter partnerships--the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships. In addition, the tax-deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

ADDITIONAL INFORMATION

     Through December 31, 1996, 18 private partnerships sponsored by Affiliates of the Advisor which sold properties on an installment basis re-acquired their properties as a result of defaults by the purchasers. Thirteen of the properties that were re-acquired were subsequently sold. One property was returned to the lender and the remaining properties are being operated by the partnerships.

     Through December 31, 1996, seven private partnerships sponsored by Affiliates of the Advisor have agreed to modifications of the original terms of the installment receivables. The impact of these modifications on the installment receivables includes reductions in net interest income during the first year or two following a modification (and corresponding decreases in distributions to limited partners during that period) and increases in interest income thereafter (and corresponding increases in distributions), as well as the deferral of some interest until maturity and, in the case of two partnerships, the extension of a maturity date. The decreases in distributions to limited partners range from 25% to 50% of the originally scheduled distributions for the initial one- or two-year period of the modifications followed by similar increases over the originally scheduled distributions for the year or two following the modifications. Any interest deferred until maturity would result in a lower-than-originally-scheduled distribution until the maturity date, when such deferred amounts would be received from the borrowers. The distribution to investors of the principal proceeds due upon maturity would also be received at a later date, i.e., one to two years later, due to a negotiated extension of the original maturity date.

     During 1988, one private partnership sponsored by an Affiliate of IREIC transferred its property to the municipality in which it was located pursuant to an involuntary conversion proceeding. On March 1, 1989, the proceeds of the conversion were reinvested in a new property, a transaction intended to qualify as tax-deferred under the Code.

     Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in the Company.

     Upon written request to the Company, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the Commission by any public program sponsored by Affiliates which has reported to the Commission within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.

                                   MANAGEMENT

GENERAL

     The Company operates under the direction of the Board of Directors that is responsible for the overall management and control of the Company's affairs. However, the Board of Directors has retained the Advisor to manage the Company's day-to-day affairs, subject to the Board's supervision.

     Investment policies of the Company, as well as fees and expenses of the Company, have been established by the Directors and are reviewed and approved by the Directors (including a majority of the Independent Directors) with sufficient frequency (but not less than annually) to ensure that the policies being followed are in the best interest of the Stockholders. All Directors are responsible, as a result of their fiduciary duties, for determining the reasonableness of the Company's total fees and expenses in light of the Company's investment experience and the fees and expenses of companies performing comparable services. Each determination, along with the supporting rationale, is set forth in the minutes of the meetings of the Board.

     The Independent Directors are required to determine, from time to time, but not less than annually, that the compensation paid by the Company to the Advisor is reasonable in relation to the nature and quality of the services performed and within the limits prescribed by applicable state regulatory authorities. The Independent Directors are also required to supervise the Advisor's performance and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Each such determination must be based on at least the factors set forth below and other factors that the Independent Directors may deem relevant. The findings of the Independent Directors on each such factor must be recorded in the minutes of the Board. These factors include: (i) the size of the Advisory Fee in relation to the size, composition and profitability of the portfolio of the Company; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the Company, including loan administration, underwriting or brokerage commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. See "Fiduciary Responsibility of Directors and the Advisors; Indemnification" and "--The Advisory Agreement" in this Section.

     The Board is comprised of five individuals, a majority of whom are independent (the "Independent Directors"). Election of Board members is conducted on an annual basis. Each individual elected to the Board serves a one-year term or until his or her successor is elected. See "Summary of Organizational Documents."

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's Directors and executive officers:

     Name                        Age        Position and Office with the Company
     ----                        ---        ------------------------------------


     Robert D. Parks              53        President, Chief Executive Officer,
                                            Chief Operating Officer and
                                            Affiliated Director
     G. Joseph Cosenza            53        Affiliated Director
     Roland W. Burris             59        Independent Director
     Douglas R. Finlayson, M.D.   57        Independent Director
     Heidi N. Lawton              35        Independent Director
     Roberta S. Matlin            52        Vice President -- Administration
     Kelly Tucek                  34        Secretary, Treasurer and
                                            Chief Financial  Officer
     Patricia A. Challenger       44        Assistant Secretary

     ROBERT D. PARKS. President, Chief Executive Officer, Chief Operating Officer and Affiliated Director of the Company since its formation in 1994. Mr. Parks joined The Inland Group, Inc. and its Affiliates ("TIGI") in 1968. He is Director of TIGI and is President, Chairman and Chief Executive Officer of Inland Real Estate Investment Corporation ("IREIC") and is a Director of Inland Securities Corporation. Mr. Parks is responsible for the ongoing administration of existing partnerships, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all limited partnership interests nationwide and has overall responsibility for the portfolio management of all partnership investments and investor relations.
Mr. Parks received his B.A. Degree from Northeastern Illinois University and M.A. from the University of Chicago. He is a registered Direct Participation Program Principal with the National Association of Securities Dealers, Inc. and a licensed real estate broker. He is a member of the Real Estate Investment Association and the National Association of Real Estate Investment Trusts.

     G. JOSEPH COSENZA. Affiliated Director of the Company since its formation in 1994. Mr. Cosenza joined TIGI in 1968 and is a Director and Vice Chairman of TIGI. Mr. Cosenza oversees, coordinates and directs Inland's many enterprises and, in addition, immediately supervises a staff of eight persons who engage in property acquisition. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his M.S. Degree from Northern Illinois University. From 1967 to 1968, he taught at the LaGrange School District in Hodgkins, Illinois, and from 1968 to 1972, he served as Assistant Principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute. Mr. Cosenza has also been Chairman of the Board of the American National Bank of DuPage and has served on the Board of Directors of Continental Bank of Oakbrook Terrace. He is presently Chairman of the Board of Westbank in Westchester, Illinois.

     ROLAND W. BURRIS. Independent Director since January 1996. Mr. Burris has been the Managing Partner of Jones, Ware & Grenard, a Chicago law firm since June 1995, where he practices primarily in the areas of environmental, banking and consumer protection. After obtaining his law degree from Howard University Law School in 1963, Mr. Burris began a career in the banking industry initially as a federal bank examiner and then at Continental Illinois National Bank where he rose to the position of vice president. From 1973 to 1995, Mr. Burris was involved in State of Illinois government including holding the positions of State

     Comptroller and Attorney General of the State of Illinois. Mr. Burris completed his undergraduate studies at Southern Illinois University and studied international law as an exchange student at the University of Hamburg in Germany. Mr. Burris serves on many boards, including the Illinois Criminal Justice Authority, the Financial Accounting Foundation, the Law Enforcement Foundation of Illinois, the African American Citizens Coalition on Regional Development and the Boy Scouts of America. He currently serves as chair of the Illinois State Justice Commission. He is also serving as an adjunct professor in the Master of Public Administration Program at Southern Illinois University.

     DOUGLAS R. FINLAYSON, M.D. Independent Director of the Company since October 1994. Dr. Finlayson is presently in private practive as a consultant in nutritional and preventative medicine in Chicago, Illinois. From 1968 to 1971, Dr. Finlayson was a battalion surgeon in the United States Army. Dr. Finlayson began private practice in 1971 joining the staff of Northwest Community Hospital, and from 1982 until 1988, Dr. Finlayson served as Medical Director of the Rolling Meadows Alcohol and Drug Dependence Program of Lutheran Welfare Services. From 1988 until joining Westlake Clinic in 1992, Dr. Finlayson practiced medicine on a part-time basis primarily in the area of nutritional medicine. Since 1975, Dr. Finlayson has been involved with buying and selling real estate assets, including vacant land, speculative housing and rental properties, for his own account. In 1978, Dr. Finlayson acquired and developed 100 acres in South Barrington, Illinois, and as a member of the Church Building Committee, led the development of the Willow Creek Community Church Campus. Since 1983, Dr. Finlayson has been designing computer software systems for medical application including projects for the Illinois Hospital Association. Dr. Finlayson holds a B.S. Degree in Chemistry from the University of Illinois and a M.D. Degree from the University of Heidelberg, Germany.

     HEIDI N. LAWTON. Independent Director of the Company since October 1994. Ms. Lawton is managing broker, owner and president of Lawton Realty Group, an Oak Brook, Illinois real estate brokerage firm which she founded in 1989. Lawton Realty Group employs four full-time associates and generates sales volume of approximately $20,000,000 annually. The firm specializes in commercial, industrial and investment real estate brokerage. Ms. Lawton is responsible for all aspects of the operations of the company. She also structures real estate investments for clients -- procuring partner/investors, acquiring land and properties and obtaining financing for development and/or acquisition. Prior to founding Lawton Realty Group and while she was earning her B.S. Degree in business management from the National College of Education, she was managing broker for VCR Realty in Addison, Illinois. While there, she was engaged primarily in brokerage of industrial and commercial property. She also provided property management services, including leasing, for a portfolio of more than 100 properties, including condominium complexes, industrial, apartment and small retail shopping centers. At the beginning of her career in real estate, she acted as a general contractor building and selling single-family homes as well as a retail center in Lombard, Illinois. As a licensed real estate professional since 1982, she has served as a member of the Certified Commercial Investment Members, secretary of the Northern Illinois Association of Commercial Realtors, and is a past board member and commercial director of the DuPage Association of Realtors.

     ROBERTA S. MATLIN. Vice President - Administration of the Company since March 1995. Ms. Matlin joined Inland in 1984 as Director of Investor Administration and currently serves as Senior Vice President - Investments of IREIC directing the day-to-day internal operations. She is also the President and a Director of Inland Securities Corporation. Prior to joining Inland, Ms. Matlin spent 11 years with the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin received her B.A. Degree from the University of Illinois. She is registered with the NASD as a general securities principal.

     KELLY TUCEK. Secretary, Treasurer and Chief Financial Officer of the Company since August 1996. Ms. Tucek joined Inland in 1989 and is an Assistant Vice President of IREIC. Ms. Tucek is responsible for the Investment Accounting Department which includes the accounting for the Company and all public limited partnership accounting functions along with quarterly and annual SEC filings. Prior to joining Inland, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

     PATRICIA A. CHALLENGER. Assistant Secretary of the Company since March 1995. Ms. Challenger joined Inland in 1985. She is currently a Senior Vice President of IREIC in the area of asset management. As head of the Asset Management Department, she develops operating and disposition strategies for all investment-owned properties. Ms. Challenger received her B.S. Degree from George Washington University and her Master's Degree from Virginia Tech University. Ms. Challenger was selected and served from 1980 to 1984 as Presidential Management Intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting and also served as Senior Contract Specialist responsible for capital improvements in 109 government properties. Ms. Challenger is a licensed real estate broker, NASD registered securities sales representative and is a member of the Urban Land Institute.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Board has established an Audit Committee consisting of two Independent Directors, Ms. Lawton and Mr. Burris. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of the Company's internal accounting controls.

     Executive Committee. The Board may establish an Executive Committee consisting of three Directors, including two Independent Directors. The Executive Committee would likely exercise all powers of the Directors except for those which require actions by all of the Directors or the Independent Directors under the Articles or Bylaws or under applicable law.

     Executive Compensation Committee. The Board may establish an Executive Compensation Committee consisting of three Directors, including two Independent Directors, to establish compensation policies and programs for the Company's executive officers. The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS

     The Company pays its Independent Directors an annual fee of $1,000. In addition, Independent Directors receive $250 for attending (in person or by telephone) at each meeting of the Board or committee thereof. The Directors who are affiliated with the Advisor or its affiliates (Messrs. Parks and Cosenza) do not receive director fees. Each Independent Director has also been granted options to purchase 3,000 Shares at a price of $9.05 per Share under the Company's Independent Director Stock Option Plan. In addition, each year on the date of the annual meeting of the Company's Stockholders, each Independent Director then in office receives an additional grant of options to purchase 500 Shares at an exercise price of $9.05 per Share. See "--Independent Director Stock Option Plan" in this Section.

THE ADVISOR

    The Advisor, an Illinois corporation, is a wholly owned subsidiary of IREIC. The following table sets forth information regarding the executive officers and directors of the Advisor. The biographies of Robert D. Parks, G. Joseph Cosenza, Roberta S. Matlin and Patricia A. Challenger are set forth above.

        Name                                Position and Office with the Advisor
        ----                                ------------------------------------


        Robert D. Parks                     Chairman of the Board and President
        G. Joseph Cosenza                   Director
        Norbert J. Treonis                  Director
        Roberta S. Matlin                   Director
        Patricia A. Challenger              Vice President -- Asset Management
        Catherine L. Lynch                  Treasurer and Secretary


     NORBERT J. TREONIS (age 46) has been a director of the Advisor since its formation in 1994. Mr. Treonis joined TIGI and its Affiliates in 1975 and he is currently Chairman and Chief Executive Officer of Inland Property Management Group, Inc., Chairman of the Board of Directors of Inland Commercial Property Management, Inc. and a Director of TIGI. He serves on the Board of Directors of all Inland subsidiaries involved in the property management, acquisitions and maintenance of real estate, including Mid-America Management Corp. and American Building Services, Inc. Mr. Treonis is charged with the responsibility of the overall management and leasing of all apartment units, retail, industrial and commercial properties nationwide. Mr. Treonis is a licensed real estate broker. He is a past member of the Board of Directors of American National Bank of DuPage, the Apartment Builders and Managers Association of Illinois, the National Apartment Association and the Chicago Apartment Association.

     CATHERINE L. LYNCH (age 38) joined Inland in 1989 and is the Treasurer of Inland Real Estate Investment Corporation. Ms. Lynch is responsible for managing the Corporate Accounting Department. Prior to joining Inland, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers as a Financial Operations Principal.

     The Advisor is a member of a group of affiliated corporations, The Inland Group, Inc. ("TIGI"), which is engaged in businesses related to many aspects of real estate and mortgage financing. The relevant skills and experience of each of these companies, developed over the course of 30 years in business, primarily in the Chicago metropolitan area, is available to the Company in the conduct of its business.

     The first of the TIGI-affiliated businesses was started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of TIGI all remain actively involved in overseeing these companies. The businesses of these TIGI-affiliated companies are still centered in the Chicago metropolitan area, since the founders of TIGI believe that sound real estate operations require detailed knowledge of local conditions. Over the past 30 years, TIGI-affiliated companies have experienced significant growth. TIGI-affiliated companies, in the aggregate, in April 1996 were ranked by Crain's Chicago Business as the 32nd largest privately held business group headquartered in the Chicago area. Limited partnerships for which

IREIC is the general partner own in excess of 9,800 acres of pre-development land in the Chicago area, as well as 10,500,000 square feet of commercial property in Chicago and nationwide.

     As TIGI-affiliated companies bought and sold properties over the years, necessary expertise in real estate financing was developed. This function was formally recognized in 1977, with the incorporation of IMC. IMC, during its history, has originated more than $1 billion in financing, including loans to third parties and affiliated entities.

     Further delineation of functions and duties associated with financing occurred in 1990, with the separate incorporation of Inland Mortgage Investment Corporation ("IMIC") and Inland Mortgage Servicing Corporation ("IMSC"). IMIC, as of December 31, 1996, owned a $57,593,602 loan portfolio, and IMSC serviced a loan portfolio of 385 loans exceeding approximately $430,000,000.

THE ADVISORY AGREEMENT

     Under the terms of the Advisory Agreement, the Advisor generally has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Directors, manages or causes to be managed the Company's properties and renders other services as the Directors deem appropriate. The Advisor is subject to the supervision of the Directors and has only such functions as are delegated to it.

     The Advisor bears the expenses incurred by it in connection with performing its duties under the Advisory Agreement, including employment expenses of its personnel, certain travel and other expenses of the directors, officers and employees of the Advisor, rent, telephone, and equipment expenses to the extent such expenses relate to the office maintained by both the Company and the Advisor and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other investments of the Company or relating to its performance under the Advisory Agreement. The Advisor receives reimbursement for certain expenses it incurs. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to the Company's properties.

     The Advisory Agreement, which was entered into by the Company, with the unanimous approval of the Directors, including the Independent Directors, is renewable for successive one-year terms upon the mutual consent of the parties. The agreement may be terminated by either party, or by mutual consent of the parties or by a majority of the Independent Directors of the Company or the Advisor, as the case may be, upon 60 days' written notice without cause or penalty. If the Advisory Agreement is terminated, the Advisor is required to cooperate with the Company and to take all reasonable steps requested by the Board to assist it in making an orderly transition of the advisory function.

     For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for that calendar year; or (ii) 25% of the Company's Net Income for that calendar year.

     The Advisory Agreement grants the Company the first opportunity to buy any Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase within 60 days. The Advisory Agreement also provides the Company with the first opportunity to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract or about to be placed under contract by the Advisor or its Affiliates, provided
that:   (i) the Company has funds available to make the purchase; (ii) the
Board votes to make the purchase within five days of being offered such property by the Advisor; and (iii) the property meets the Company's acquisition criteria; provided that if more than one real estate investment program sponsored by the Advisor or its Affiliates has funds available to make the purchase, such property will first be offered to the program which has had funds available for the longest period of time.

     If the Advisor or its Affiliates perform services that are outside of the scope of the Advisory Agreement, the Company will compensate the Advisor or the Affiliate at such rates and in such amounts as agreed by the Advisor and the Independent Directors. The Directors (including a majority of its Independent Directors) have approved the payment to the Advisor of an Acquisition Expense reimbursement equal to approximately 0.5% of Gross Offering Proceeds to cover costs incurred in the Advisor's site selection and acquisition activities (including travel and related items) on behalf of the Company. See "Compensation Table."

     Many REITs which are listed on national stock exchange or included for quotation on a national market system are considered "self-administered," since the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like the Company, typically engage a third-party, such as an advisor, to perform management functions on its behalf. Accordingly, should the Company apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in the Company's best interest to become self-administered. In this event, if the Independent Directors determine that the Company should become self-administered, the Advisory Agreement permits the Advisor to merge into the Company on terms and conditions agreed to by the Company and the Advisor. In the event the Advisor is merged into the Company, certain key employees of the Advisor would become employees of the Company.

     If the Advisory Agreement is terminated because the Shares are listed for trading on a national stock exchange or market system, the Advisor will no longer be paid any fees. The Advisor and the Management Agent may be merged into the Company at the time of listing and may receive Shares in the Company in an amount which would be determined at that time, based upon the value of all fees forgone or waived by the Advisor and the Management Agent through the merger. In the event the Advisory Agreement is terminated for any reason other than the merger of the Advisor into the Company, all obligations of the Advisor and its Affiliates to offer properties to the Company for purchase will also terminate.

     The Company has agreed to indemnify the Advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Advisor with respect to acts or omissions of the Advisor, provided that: (i) the Advisor determined, in good faith, that the course of conduct which caused a loss or liability was in the best interest of the Company; (ii) the Advisor was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of misconduct on the part of the Advisor; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from the assets of the Stockholders.


THE MANAGEMENT AGENT

     Inland Commercial Property Management, Inc. ("ICPM" or the "Management Agent"), an Affiliate of the Advisor, provides property management services to the Company. ICPM is an Illinois corporation and is a wholly-owned subsidiary of Mid-America Management Corp. ("Mid-America"), which manages approximately 14,600 multi-family units, including approximately 13,600 units in the Chicago metropolitan area which Mid-America believes is more than any other firm in that market. ICPM was incorporated in 1994 to segregate responsibility for Mid-America's growing management portfolio of commercial properties. In August 1988, Mid-America and its Affiliates owned or managed
1.3 million square feet of retail property. This figure had grown to 5.8 million square feet by August 1991 and to 11.8 million square feet in May 1997.

     ICPM is responsible for collecting, leasing and maintaining the commercial properties which it manages. A substantial portion of the portfolio, approximately 7.6 million square feet,[UPDATE] consists of properties triple-net leased to creditworthy tenants, which means the tenant operates and maintains the property and pays rent which is net of property taxes, insurance and operating expenses.

     The following table sets forth information with respect to the executive officers and directors of ICPM. The biography of Mr. Norbert J. Treonis is set forth above.


     Name                          Age        Position and Office with ICPM
     ----                          ---        -----------------------------

     Norbert J. Treonis             46        Chairman of the Board of Directors
     Robert H. Baum                 53        Director
     Daniel L. Goodwin              53        Director
     D. Scott Carr                  31        President
     Kristi Wells                   31        Vice President
     Robert M. Barg                 43        Secretary/Treasurer

     ROBERT H. BAUM has been with TIGI and its affiliates since 1968 and is one of the four original principals. Mr. Baum is a Vice Chairman and Executive Vice President-General Counsel of TIGI. In his capacity as General Counsel, Mr. Baum is responsible for supervising the legal activities of TIGI and its affiliates, including supervising the Inland Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. Mr. Baum has served as a director of American National Bank of DuPage. Currently, he serves as a director of Westbank and is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

     DANIEL L. GOODWIN is Chairman of the Board of Directors of The Inland Group, Inc., a billion-dollar real estate and financial organization located in Oak Brook, Illinois. Among Inland's subsidiaries is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

     Mr. Goodwin has served as Director of the Avenue Bank of Oak Park and as a Director of the Continental Bank of Oakbrook Terrace. He was Chairman of the Bank Holding Company of American National Bank of DuPage. Currently, he is the Chairman of the Board of Inland Mortgage Investment Corporation.

                                    HOUSING

     Mr. Goodwin has been in the housing industry for more than 28 years and has demonstrated a lifelong interest in housing-related issues. He is a licensed real estate broker and a member of the National Association of Realtors. He has developed thousands of housing units in the Midwest, New England, Florida and the Southwest. He is also the author of a nationally recognized real estate reference book for managing residential properties.

     Mr. Goodwin has served on the Board of the Illinois State Affordable Housing Trust Fund for the past six years. He is an advisor for the Office of Housing Coordination Services of the State of Illinois and a member of the Seniors Housing Committee of the National Multi-Housing Council. Recently, Governor Edgar appointed him Chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference. He also served as a member of the Cook County Commissioner's Economic Housing Development Committee , and he was the Chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was presented to Mr. Goodwin for his work in addressing affordable housing heeds. The City of Hope designated him as the Man of the Year for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's Senior Citizens. On May 4, 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with an award, recognizing The Inland Group as the leading corporate provider of transitional housing for the homeless people of DuPage County. Mr. Goodwin also serves as Chairman of New Directions Housing Corporation, a leading provider of affordable housing in northern Illinois.

                                   EDUCATION

     Mr. Goodwin is a product of Chicago-area schools and obtained his Bachelor's and Masters's Degrees from Illinois Universities. Following graduation, he taught for five years in the Chicago Public Schools. His commitment to education has continued through his work with the Better Boys Foundation's Pilot Elementary School in Chicago and the development of the Inland Vocational Training Center for the Handicapped located at Little City in Palatine, Illinois. He personally established an endowment which funds a perpetual scholarship program for inner-city disadvantaged youth. In 1990, he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University, and in 1986, he was awarded an Honorary Doctorate from Northeastern Illinois University College of Education. More than 12 years ago, under Mr. Goodwin's direction, Inland instituted a program to educate disabled students about the workplace. Most of those original students are still employed at Inland today, and Inland continues as one of the largest employers of the disabled in DuPage County. Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities, and he is currently a trustee of Benedictine University. He was elected Chairman of the Northeastern Illinois University Board of Trustees in January 1996.

                                ACKNOWLEDGMENTS

     Mr. Goodwin served as a member of Governor Jim Edgar's Transition Team.
In 1988, he received the Outstanding Business Leader Award from the Oak
Brook Jaycees and has been the General Chairman of the National Football League Players Association Mackey Awards for the benefit of inner-city youth. He served as the recent Chairman of the Speakers Club of the Illinois House of Representatives. In March 1994, he won the Excellence in Business Award for the DuPage Area Association of Business and Industry. Additionally, he was honored by Little Friends on May 17, 1995 for rescuing their Parent-Handicapped Infant

Program when they lost their lease. He was the recipient of the 1995 March of Dimes Life Achievement Award and was recently recognized as the 1997 Corporate Leader of the Year by the Oak Brook Area Association of Commerce and Industry.

     D. SCOTT CARR has been an officer of ICPM since its formation.  Mr.
Carr was appointed Vice President and Secretary of ICPM in July 1994 and was appointed President in July 1995. Mr. Carr joined TIGI and its Affiliates in 1987. Mr. Carr has responsibility for all the portfolio of commercial properties managed by ICPM, including management and leasing. Mr. Carr is a licensed real estate broker. He is a Certified Property Manager candidate with the Institute of Real Estate Management and a member of the International Council of Shopping Centers.

     KRISTI A. WELLS has been an employee of ICPM since its formation. Ms. Wells was appointed Assistant Vice President in July 1994 and in July 1995 was appointed Vice President. Ms. Wells joined TIGI in 1990. Ms. Wells is a licensed real estate broker and is a member of the International Counsel of Shopping Centers.

     ROBERT M. BARG has been the Secretary and Treasurer of ICPM since
January 1995. Mr. Barg joined the Inland Property Management Group in January 1986 and is Vice President and Controller of Mid-America. Prior to joining TIGI, Mr. Barg was an Accounting Manager for the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois - Chicago and a Master's Degree from Western Illinois University. Mr. Barg is a Certified Public Accountant and is a member of the Illinois CPA Society. He holds a real estate sales license and is registered with the NASD as a securities sales representative.

OTHER SERVICES

        In addition to the services described above, Affiliates of the Advisor may provide other property-level services to the Company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation exceed 90% of that which would be paid to third parties providing such services and all such compensation must have the prior approval of a majority of the Directors, including a majority of the Independent Directors.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

     The Company has an Independent Director Stock Option Plan (the "Independent Director Stock Option Plan") under which non-employee Directors who are "disinterested persons" as defined under Rule 16b-3 of the Exchange Act are eligible to participate.

     A total of 50,000 shares of Common Stock have been authorized and reserved for issuance under the Independent Director Stock Option Plan.
If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made. Any such adjustment, however, will be made without change in the total payment, if any, applicable to the portion of the options not exercised but with a corresponding adjustment in the exercise price for each share.

     Under the Independent Director Stock Option Plan, the Independent
Director has been granted non-qualified stock options to purchase 11,500 Shares at an exercise price of $9.05 per Share. In addition, each Independent Director who is in office on the date of each annual meeting of stockholders will receive an option to purchase an additional 500 Shares.

     The purchase price of Common Stock (the "Option Price") under each option granted to Independent Directors to date is equal to the price at which Shares are issued under the DRP. The Option Price for subsequent options will be equal to the fair market value of the Common Stock on the last business day preceding the annual meeting.

     Options granted under the Independent Director Stock Option Plan are generally exercisable on the second anniversary of the date of grant. To date, options to purchase 3,500 Shares have vested in Roland W. Burris and options to purchase 4,000 Shares have vested in each of Douglas Finlayson and Heidi Lawton. Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of the tenth anniversary of the date of grant or three months following the date the Independent Director ceases to be a Director and may be exercised by payment of cash or through the delivery of Common Stock. Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize the Company's status as a REIT under the Code.

     No option may be sold, pledged, assigned or transferred by an Independent Director in any manner otherwise than by will or the laws of descent or distribution. Options granted under the Independent Director Stock Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event or three months after the Independent Director ceases to be a member of the Board for any reason except death or disability.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or upon sale of all or substantially all of the Company's property, the Independent Director Stock Option Plan will terminate, and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (ii) for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the options will continue in the manner and under the terms so provided; or (iii) for the payment in cash or Shares in lieu of and in complete satisfaction of such options.



                 (Remainder of page intentionally left blank)

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial information derived from the financial statements of the Company. Balance sheet data at December 31, 1996, 1995 and 1994 and income statement data for the years ended December 31, 1996, 1995 and 1994 have been derived from the audited financial statements of the Company. In addition, the data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements of the Company and related notes thereto included elsewhere in this Prospectus.


                                              Year ended December 31,
                                              -----------------------
                                        1996              1995             1994
                                        ----              ----             ----
Total assets. . . . . . . . . . . . $104,508,686        18,750,877    2,402,373

Mortgages payable . . . . . . . . .   30,838,233           750,727            -

Total income. . . . . . . . . . . .    6,327,734         1,180,422            -

Net income. . . . . . . . . . . . .    2,452,221           496,514            -

Net income per share (b)  . . . . .          .55               .53            -

Distributions declared. . . . . . .    3,704,943           736,627            -

Distributions per share (b) . . . .          .82               .78            -

Funds from Operations (b)(c). . . .    3,391,365           666,408            -

Funds available for
     distribution (c) . . . . . . .    3,709,818           787,011            -

Cash flows from operating
     activities . . . . . . . . . .    5,529,709           978,350            -

Cash flows from investing
     activities . . . . . . . . . .  (68,976,841)       (6,577,843)  (1,703,498)

Cash flows from financing
     activities . . . . . . . . . .   71,199,936         6,327,490    1,714,432

Weighted average number of common
     shares outstanding . . . . . .    4,494,620           943,156       20,000


(1) The above selected financial data should be read in conjunction with the financial statements and related notes appearing elsewhere in this Annual Report.

(2) The net income and distributions per share are based upon the weighted average number of common shares outstanding. The $.82 per share Distribution for the year ended December 31, 1996, represented 109.3% of the Company's Funds From Operations ("FFO") and 99.9% of funds available for distribution for that period. See Footnote (b) below for information regarding the Company's calculation of FFO. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes will be taxable to Stockholders as ordinary dividend income. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the stockholder's basis in the Shares to the extent thereof, and thereafter as taxable gain (a return of capital). These Distributions will have the effect of deferring taxation of the amount of the Distribution until the sale of the Stockholder's Shares. For 1996, $611,418 (or 16.50% of the $3,704,943
     Distribution paid for 1996 represented a return of capital. In order to maintain its qualification as a REIT, the Company must make annual distributions to Stockholders of at least 95% of its taxable income which was approximately $2,938,800 (or 79.32% of the Distribution paid).
     Taxable income does not include net capital gains. Under certain circumstances, the Company may be required to make Distributions in excess of cash available for distribution in order to meet the REIT distribution requirements. Distributions are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute the funds, the Company's capital expenditures, the annual distribution required to maintain REIT status under the Code and other factors the Board of Directors may deem relevant.

(3) "FFO" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization and other non-cash items. FFO and funds available for distribution are calculated as follows:

                                                    1996                1995
                                                    ----                ----

         Net income . . . . . . . . . . . . .   $ 2,452,221           496,514
         Depreciation . . . . . . . . . . . .       939,144           169,894
                                                -----------           -------

             Funds from operations(1) . . . .     3,391,365           666,408

         Deferred rent receivable (2) . . . .      (119,225)          (12,413)
         Rental income received under
             master lease agreements (3). . .       437,678           133,016
                                                -----------           -------
             Funds available for
             distribution . . . . . . . . . .   $ 3,709,818           787,011
                                                ===========           =======

(a) FFO does not represent cash generated from operating activities calculated in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(b) Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include increases of $119,225 and $12,413 in 1996 and 1995, of rental income for the period of occupancy for which stepped rent increases apply and $131,638 and $12,413 in related accounts receivable as of December 31, 1996 and 1995, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

(c) As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to eighteen months or until the spaces are leased.
     Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The Company has recorded $437,678 and $133,016 of such payments as of December 31, 1996 and 1995, respectively.


                      INVESTMENT OBJECTIVES AND POLICIES

     1. General. The Company's investment objectives are to: (i) make regular Distributions to the Stockholders, which may be in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and realize capital appreciation; and (iii) preserve Stockholders' capital.

     2. Distributions. The Company currently pays regular monthly Distributions to its Stockholders. However, the Company reserves the right, prior to the completion of the acquisition process, to pay Distributions on a quarterly basis out of Cash Flow, in an amount determined by the Board. The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly Distribution of 8.5% per annum on weighted average Shares. The Company's ability to pay Distributions and the size of these Distributions depend upon a variety of factors. There can be no assurance that Distributions will be made. Distributions for the year ended December 31, 1995 and December 31, 1996 totalled $736,627 and $3,704,943, respectively, of which $42,414 and $611,418, respectively constituted a return of capital for federal income tax purposes. In addition, Distributions declared for the three months ended March 31, 1997 totalled $1,941,539, a portion of which may be a return of capital.

            To the extent possible, the Company seeks to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To implement this policy, the Company may use cash received during prior periods, or cash received subsequent to the Distribution period and prior to the payment date for such Distribution, in order to pay annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to maintain this policy is dependent upon the Company's Cash Flow and applicable REIT rules. There can be no assurance that there will be Cash Flow available to pay Distributions, or that Distribution amounts will not fluctuate. Monthly Distributions will be calculated with daily record and Distribution declaration dates. However, the Board could, at any time, elect to pay Distributions quarterly, to reduce administrative costs. As a matter of policy, the Company, subject to applicable REIT rules, seeks to reinvest proceeds from the sale, financing, refinancing or other disposition of its properties through the purchase of additional properties. See "--Sale or Disposition of Properties" in this Section.

     3. Types of Investments. The Company was formed to acquire existing Neighborhood Retail Centers located primarily within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois, a Chicago suburb, where the Advisor maintains its acquisition and property management headquarters, as well as single-user properties net leased by creditworthy tenants, located throughout the United States. The Company may enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from an entity and lease the property to such entity. The Company intends, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for shares of the Company's stock. The Company has in the past incurred, and may in the future incur, indebtedness to acquire properties where the Board determines that incurring such indebtedness is in the Company's best interest. The Company utilized financing to acquire 15 of its 27 properties. In addition, from time to time, the Company has acquired properties on an all-cash basis and later incurred mortgage indebtedness secured by the property if favorable financing terms are available. The Company intends to continue this strategy. The proceeds from such loans are used to acquire additional properties. Certain of these properties may be subject to "net" leases. "Net" leases typically require tenants to pay all or a majority of the operating expenses including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, as well as lease payments. The leases are long-term (typically 15 to 25 years, but generally not less than ten years) and require the lessee to pay a base minimum annual rent with periodic increases. For purposes hereof, a creditworthy tenant is defined as a tenant with a minimum net worth equal to ten times one year's rental payments required under the terms of the lease or, alternatively, a tenant for whom payments under the lease are guaranteed by an affiliate having a minimum net worth of $10 million.

            The Company purchases properties based on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In evaluating a property for acquisition, the Advisor requires the seller to provide a current Phase I environmental report and, if necessary, a Phase II environmental report. In a sale-leaseback situation, the seller of the property generally is assuming the operating risk which may increase the price paid for the property by the Company. All acquisitions from Affiliates must be approved by a majority of the Directors, including a majority of the Independent Directors.

            The Advisor and its Affiliates may purchase properties in their own name, assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating acquisition or financing by the Company, the completion of construction of the property or any other purpose related to the business of the Company. In no event, however, may the Advisor or its Affiliates transfer any property to the Company which the Advisor or its Affiliates have held in excess of twelve months prior to commencement of this Offering, except as specified herein.

     4. Acquisition Standards. Through its experience gained through the acquisition of approximately 750 properties by Company's Affiliates, the Advisor believes the Company has the ability to identify quality properties capable of meeting the investment objectives. In evaluating potential acquisitions, the Company considers a number of factors, including a property's: (i) geographic location and type; (ii) construction quality and condition; (iii) current and projected cash flow; (iv) potential for capital appreciation; (v) rent roll, including the potential for rent increases; (vi) potential for economic growth in the tax and regulatory environment of the community in which the property is located; (vii) potential for expanding the physical layout of the property and/or the number of sites; (viii) occupancy and demand by tenants for properties of a similar type in the same geographic vicinity; (ix) prospects for liquidity through sale, financing or refinancing of the property; (x) competition from existing properties and the potential for the construction of new properties in the area; and (xi) treatment under applicable federal, state and local tax and other laws and regulations.

            Statistics in this section are excerpted from Woods & Poole Economics, Inc., 1997 MSA Profile, Metropolitan Area Forecasts to 2020.
Woods & Poole Economics, Inc. is a Washington, D.C.-based independent research firm that specializes in long-term county economic and demographic forecasts. Chicago statistics are for the Chicago Metropolitan Statistical Area/Primary Metropolitan Statistical Area, as defined by the Office of Management and Budget. All earnings, personal income and retail sales data are presented in inflation-adjusted 1992 "constant" dollars.

            In 1994, Chicago had the third largest population among 315 metropolitan areas in the nation with more than 7.6 million people. The Chicago metropolitan area is one of the nation's largest metropolitan areas and retail market. While the rate of growth of this market from 1994 through 2020 is forecast to trail that of the nation as a whole, in absolute numbers Chicago will likely still be a leader in increases in population, jobs, per capita income and retail sales. Population is forecast to increase 0.32% per year in the Chicago metropolitan area, compared to 1.02% for the nation as a whole; for jobs, the forecasted annual increase is 0.93% for Chicago, compared to 1.05% for the nation; for retail sales, the total forecasted increase from 1994 to 2020 is 33% for Chicago and 49% for the nation.

            Woods & Poole Economics, Inc. projects that from 1994 through 2020, the Chicago metropolitan area will add 867,850 persons, the 17th largest increase among the nation's 315 metropolitan areas, with Chicago retaining its current place as third largest metropolitan area in the nation.

            For the same period, Woods & Poole projects that the Chicago area will: (i) see a 43% rise in per capita income, improving the area's ranking from 21st to 14th among the nation's 315 metropolitan areas; (ii) lead the nation in the number of new jobs, with 1,225,860; and (iii) see a rise in annual retail sales from $64.4 billion to $85.6 billion, the fourth largest increase among any metropolitan area in the nation and will at that time be the largest retail market in the nation.

     5. Description of Leases. The Company anticipates that lessees will generally be required to pay a share, either pro rata or fixed, of the real estate taxes, insurance, utilities and common area maintenance of the properties. The Company intends to include provisions which increase the amount of base rent payable at certain points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most of its leases. The leases with most Anchor Tenants generally have initial terms of ten to twenty-five years, with one or more renewal options available to the lessee. By contrast, smaller tenant leases typically have three- to five-year terms.

            During the initial term of a "net" lease, which generally covers fifteen to twenty-five years (typically not less than ten years), the tenant is required to pay the Company, as lessor, a predetermined minimum annual rent generally based upon the Company's cost of purchasing the land and building.

            Each "net" lease tenant is required to pay its share of the cost of the liability insurance covering the properties owned by the Company. The third-party liability coverage insures, among others, the Company and the Advisor. Each tenant is required to obtain, at its own expense, property insurance naming the Company as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by the Advisor. In general, the "net" lease may be assigned or subleased with the Company's prior written consent, but the original tenant must remain liable under the lease unless the assignee meets certain income and net worth tests.

     6. Property Acquisition. The Company has acquired to date, and in the future anticipates acquiring, fee interests in real property, although other methods of acquiring a property may be utilized if it is deemed to be advantageous to the Company. For example, the Company may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. The Company may also use wholly owned subsidiaries to acquire a property. Such wholly owned subsidiaries will be formed solely for the purpose of acquiring a property or properties. See "--Joint Ventures" in this Section.

            As of the date of this Prospectus, the Company had acquired 25 Neighborhood Retail Centers and two single-user retail properties. A total of two properties, the Eagle Crest Shopping Center and the Walgreen/Decatur property, were acquired from an Affiliate. The prices paid for each of these properties were not the subject of arm's-length negotiations. Under the Articles, the Company is prohibited from purchasing a property from an Affiliate unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and that such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value. A majority of the Directors (including a majority of the then Independent Directors) approved the purchases of the Eagle Crest Shopping Center and the Walgreen/Decatur property as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the assets to such Affiliate. There can be no assurance, however, that the prices paid to the Affiliate for the Eagle Crest Shopping Center and the Walgreens/Decatur property or for future acquisitions of properties from Affiliates, if any, did not or would not exceed that which would be paid by an unaffiliated buyer. See "Real Property Investments."

            In some cases, the Company may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by the Company. For example, the Company anticipates entering into letter agreements to purchase two Neighborhood Retail Centers which will be redeveloped. See "Potential Property Acquisition - Oak Forest Commons, Oak Park, Illinois -- Downers Grove Plaza, Downers Grove, Illinois" below. In such cases, the Company will be obligated to purchase the property at the completion of construction, provided the construction conforms to definitive plans, specifications and costs approved by the Company and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. The Company will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. The Company will not be permitted to construct or develop properties, or render any services in connection with such development or construction.

            If remodeling is required prior to the purchase of a property, the Company will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of remodeling. In such instances, the Company will also have the right to review the lessee's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, an Affiliate of the Advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

     7. Borrowing. The Company intends, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the best interest of the Company, the Company will, in certain instances, incur indebtedness to acquire properties. With respect to properties purchased on an all-cash basis, the Company may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties. The Company may also incur indebtedness to finance improvements to its properties. The Company anticipates that aggregate borrowings secured by all of the Company's properties will not exceed 50% of their combined fair market value; however, the maximum amount of borrowings as a percentage of Net Assets will, in the absence of the consent of a majority of the Stockholders, not exceed 300% of Net Assets.




            If the Company does incur indebtedness secured by its properties, it intends to do so only on a non-recourse basis, which means that a lender's rights on default will generally be limited to foreclosing on the property which secured the obligation. The Company will not borrow funds from a program sponsored by the Advisor or its Affiliates which makes or invests in mortgage loans. The Company also seeks to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages might provide for a so-called "balloon" payment. Any mortgages secured by Company property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California. See "Summary of the Organizational Documents--Restrictions on Borrowing."

     8. Sale or Disposition of Properties. The Board will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving the principal investment objectives of the Company.

            In general, the Company holds its properties prior to sale, for a minimum of four years. See "Federal Income Tax Considerations--Taxation of the Company--Prohibited Transactions." Furthermore, the Company generally reinvests proceeds from the sale, financing, refinancing or other disposition of its properties into additional properties or uses these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase the real estate assets owned by the Company, and the Company's net income which the Board believes will enhance the Company's chances of listing the Company's Shares on a national securities exchange or market. Notwithstanding this policy, the Board, in its discretion, may distribute to Stockholders all of the proceeds from the sale, financing, refinancing or other disposition of the Company's properties. In determining whether to distribute these proceeds to Stockholders, the Board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of the Company's shares on a national stock exchange or including the Shares for quotation on a national market system and compliance with REIT regulations. Because the Company may reinvest the proceeds from the sale, financing or refinancing of its properties, the Company could hold Stockholders' capital indefinitely. However, the affirmative vote of the Stockholders, controlling a majority of the Shares, will force the Company to liquidate its assets and dissolve. See "Summary of the Organizational Documents--Dissolution or Termination of the Company." To date, the Company has reinvested all sale or refinancing proceeds.

            In selling a property, the Company generally seeks to obtain an all-cash sale price. However, a purchase money obligation secured by a mortgage on the property may be taken as partial payment, and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent the Company receives notes and other property instead of cash from sales, such proceeds (other than any interest payable thereon) will not be included in net sale proceeds until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In such cases, the Company will receive payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. To date the Company has not sold any properties.

     9. Change in Investment Objectives. The Stockholders have no voting rights with respect to implementing the investment objectives and policies of the Company, all of which are the responsibility of the Board. The Board will not, however, make any material change in the principal investment objectives described herein under the caption "Investment Objectives and Policies" without first obtaining the written consent or approval of the Stockholders controlling a majority of the Shares.

     10. Certain Investment Limitations. The Company will not: (i) invest more than 10% of its total assets in unimproved real property; (ii) invest in commodities or commodity future contracts; (iii) issue redeemable equity securities; (iv) issue shares on a deferred payment basis or other similar arrangement; and (v) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, as amended. See "Summary of the Organizational Documents--Restrictions on Investments."

     11. Appraisals. All real property acquisitions made and to be made by the Company have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the American Institute of Real Estate Appraisers prior to the purchase of the property. The purchase price of each property will not exceed its appraised value. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. The appraisal will be maintained in the Company's records for at least five years, and copies of each appraisal will be available for review by Stockholders upon their request.

     12. Return of Uninvested Proceeds. Any of the proceeds of this Offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of: (i) twenty-four months from the original effective date of this Prospectus; or (ii) twelve months from the termination of the Offering, will be returned by the Company to the Stockholders. All funds received by the Company out of the escrow account will be available for the general use of the Company from the time of receipt until expiration of the period discussed above and may be used to fund expenses incurred to operate the properties which have been acquired and to reimburse the Advisor for certain expenses of the Company, to the extent allowable under the Advisory Agreement. Funds will not be segregated or held separate from other funds of the Company pending investment, and interest will be payable to the Stockholders if uninvested funds are returned to them.

     13. Additional Offerings and Exchange Listing. The Company anticipates that, by calendar year 1999, the Board of Directors will determine whether it is in the best interests of the Company to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements. The Company believes that an exchange listing may allow the Company to increase its size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease its operating costs through economies of scale. If listing of the Shares is not feasible by 1999, the Board may decide to: (i) sell the Company's assets individually; or (ii) list the Shares at a future date.

     14. Joint Ventures. The Company is permitted to invest in joint venture arrangements with other public real estate programs formed by the Advisor or any of its Affiliates if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and the investment by each such joint venture partner is substantially on the same terms and conditions as those received by other joint venturers.

            The Company is permitted to invest in general partnerships or joint venture arrangements with Affiliates other than publicly registered Affiliates only under the following conditions: (i) the investment is necessary to relieve the Company from any commitment to purchase a property entered into prior to the closing of the Offering; (ii) there are no duplicate property management or other fees; (iii) the investment of each entity is on substantially the same terms and conditions; and (iv) the Company has a right of first refusal if the Advisor or its Affiliates wish to sell the property held in such joint venture. In addition, the Company is permitted to invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a property. The Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company will end up with up to a 100% equity ownership of the property, provided, however that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company.

            Investors should consider the potential risk of the Company and its joint venture partner being unable to agree on a matter material to the joint venture. Furthermore, there can be no assurance that the Company will have sufficient financial resources to exercise its right of first refusal. The Company will not enter into joint venture arrangements with entities unaffiliated with the Advisor and its Affiliates. See "Risk Factors--Investment Risks--Objectives of Joint Venture Partners May Conflict with the Company's Objectives."

     15. Other Policies. In determining whether to purchase a particular property, the Company may first obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased.

            The Company will not invest in any multi-family residential properties, leisure home sites, farms, ranches, timberlands, unimproved or mining properties. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the anticipated proceeds in any one property.

            The Company holds all funds, pending investment in properties, in assets which will allow the Company to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as GNMA bonds and real estate mortgage investment conduits ("REMICs"). See "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests."

            The Company will not make distributions-in-kind, except for: (i) distributions of readily marketable securities; (ii) distributions of beneficial interest in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles; or (iii) distributions of in-kind property which meet all of the following conditions: (a) the Directors advise each Stockholder of the risks associated with direct ownership of the property; (b) the Directors offer each Stockholder the election of receiving in-kind property distributions; and (c) the Directors distribute in-kind property only to those Stockholders who accept the Directors' offer.


                           REAL PROPERTY INVESTMENTS

     The Company currently owns twenty-five Neighborhood Retail Centers
and two single-user retail properties.   In each case, the Company received an
appraisal of fair market value prior to acquiring the particular property. Appraisals are, however, estimates of value and should not be relied on as a measure of true worth or realizable value. The terms of the leases at each property vary depending upon tenant size, but in many cases contain contractual provisions which automatically increase the amount of base rent payable at certain points during the term of the lease. These leases may also contain provisions which provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above pre-determined thresholds.

     The Directors, including the Independent Directors, approved these acquisitions as being fair and reasonable to the Company.

THE WALGREENS/DECATUR PROPERTY

     On January 31, 1995, the Company acquired the Walgreens/Decatur property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the purchase price of $1,209,053, including acquisition costs of $482.
Although it was originally anticipated that this property would be acquired on an all cash basis, management of the Company made the determination, based on the recommendations of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan secured by such property, since: (i) the terms of the current first mortgage loan are more favorable for the Company than mortgage rates currently available from unaffiliated third parties; and (ii) the Company was able to apply its available cash towards the acquisition of an additional property.

     The Walgreen Company ("Walgreens"), which is the largest drug store chain in the United States based on sales volume and is considered to be creditworthy by the Company, leases 100% of the free-standing building, which has 13,500 square-feet of GLA and was constructed in 1988. IPS purchased the Walgreens/Decatur property in 1990 for a purchase price of $1,152,500, including a cash downpayment of $112,500 and first-mortgage debt of $1,040,000. On June 9, 1994, IPS refinanced the Walgreens/Decatur property. The existing first-mortgage loan was retired in the amount of $1,025,498, including nine days of interest at $2,462. A new first mortgage loan was funded in the principal amount of $1,075,000.

        The following table describes the formulation of the purchase price paid by the Company:

        IPS 1990 cash downpayments for purchase . . . . . . . . . .  $  112,500
        1994 excess refinancing proceeds received by IPS. . . . . .     (24,044)
        Costs of June 9, 1994 refinancing
            Closing costs paid by IPS to third parties. . . . . . .      34,364
            Closing costs paid by IPS to Affiliate. . . . . . . . .      10,751
        Initial paydown of first mortgage loan  . . . . . . . . . .     300,000
        Acquisition costs . . . . . . . . . . . . . . . . . . . . .         482
        Assumption of first mortgage loan . . . . . . . . . . . . .     775,000
                                                                     ----------
        Total Purchase Price. . . . . . . . . . . . . . . . . . . .  $1,209,053
                                                                     ==========

        As of April 15, 1997, the balance of the assumed mortgage was approximately $736,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. For federal income tax purposes, the Company's basis in the Walgreens/Decatur property is $1,130,723. Real estate taxes and insurance for the Walgreens/Decatur property paid in 1996 were $26,851.

        Walgreens' lease requires it to pay $127,820 in annual base rent
($9.47 per square foot). The rent does not include any allowances for tenant improvements, leasing commissions or similar amounts. The lease provides for payment of percentage rent equal to the amount by which 2.5% of general sales and 1% of liquor sales exceed the base rent. 2.5% of general merchandise sales and 1% of liquor sales currently equal approximately $84,340; therefore, no percentage rent is currently payable. Walgreens has the option to cancel the lease on September 1, 2008 or it can exercise up to five, five-year extensions. The lease is on a double-net basis. Walgreens guarantees payment of rent, reimbursement of property taxes and payment of all other property expenses, exclusive of the roof and structural elements of the building.

        The table below sets forth certain information with respect to the occupancy rate of the Walgreens/Decatur property as a percentage for the time IPS owned the property and the annual rent per square foot received for that period, as well as since the Company owned the property. The information provided by IPS is unaudited.

                                                      Annual Rents
          Year Ending          Occupancy                Received
          December 31,           Rate                  Per Sq. Ft.
          ------------         ---------              ------------

             1996                100%                     $9.47
             1995                100                       9.47
             1994                100                       9.47
             1993                100                       9.47
             1992                100                       9.47


        The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of the Walgreens/Decatur property as of May 9, 1994 of $1,550,000.

THE EAGLE CREST SHOPPING CENTER

     On March 1, 1995, the Company acquired the Eagle Crest Shopping Center ("Eagle Crest"), a Neighborhood Retail Center located in Naperville, Illinois, from IPS for $4,816,970, including acquisition costs of $11,059. Although it was originally anticipated that Eagle Crest would be acquired on an all-cash basis, management of the Company determined, based on the recommendation of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan held by IPS secured by such property, as well as entering into a loan agreement with IPS for the balance of the purchase price. By utilizing seller financing to purchase Eagle Crest, the Company was able to begin receiving the net income, after debt service payments, from Eagle Crest on an expedited basis, thus increasing the Company's earnings.

     Eagle Crest aggregates 67,650 square feet of GLA and as of April 15, 1997 was 97% leased. Its major tenant is Eagle Foods, Inc. ("Eagle"). Eagle, which leases 46,096 square feet (approximately 68%) of Eagle Crest's GLA, is the only tenant at Eagle Crest which leases more than 10% of Eagle Crest's GLA and is considered creditworthy by the Company. IPS purchased Eagle Crest in April 1991 for $3,200,000, including a cash down payment of $457,813, first- and second-mortgage debt of $2,244,139 and a note owed to the seller in the amount of $493,192. In 1992, IPS refinanced the first-mortgage debt in the principal amount of $2,450,000, realizing $76,792 in net refinancing proceeds. Since purchasing Eagle Crest, IPS expended $142,441 for capital improvements at the property. In 1993, Eagle completed extensive improvements to its store at Eagle Crest, converting the store to a "country market" format. On March 1, 1994, IPS again refinanced Eagle Crest, increasing the principal amount of the first mortgage loan from $2,450,000 to $3,600,000, using the additional $1,150,000 in loan proceeds, plus $50,000 of IPS's funds, to reimburse $1,200,000 to Eagle for the improvements made by Eagle to its store. In return for the reimbursement Eagle began paying an additional $157,500 per annum in rent under its lease. Eagle's lease requires it to pay base rent equal to $6.68 per square foot per annum through February 2014. The lease contains five five-year renewal options at a base rent equal to $6.68 per square foot. Eagle leases its store on a double-net basis and is responsible for paying its pro rata share of property taxes and a fixed amount of the common area maintenance ("CAM") at Eagle Crest, which payments were $50,761 and $23,048, respectively, for 1996.

     The following table describes the formulation of the purchase price paid by the Company:

     IPS 1991 cash downpayment for purchase. . . . . . . . . . . . . $  457,813
     Cumulative IPS capital improvements to Eagle Crest. . . . . . .    142,441
     1992 excess refinancing proceeds received by IPS. . . . . . . .    (76,792)
     1994 Refinancing:
             Closing costs paid by IPS to third parties. . . . . . .     59,995
             Closing costs paid by IPS to Affiliate. . . . . . . . .     36,000
     Loan guarantee fee paid by IPS to Affiliate . . . . . . . . . .     12,500
     Assumption of first mortgage loan . . . . . . . . . . . . . . .  3,600,000
     1994 pay-off of note by IPS to original seller. . . . . . . . .    220,000
     Pay-off of unpaid notes owed to original seller . . . . . . . .    353,954*
     Acquisition costs . . . . . . . . . . . . . . . . . . . . . . .      1,059
                                                                     ----------
     Total Purchase Price. . . . . . . . . . . . . . . . . . . . . . $4,816,970
                                                                     ==========
*    Amount of principal and accrued interest due as of July 1, 1994.
     Interest accrued at the rate of $1,970 per month and this amount was adjusted at the time of purchase by the Company.

         The balance of the assumed mortgage was paid in full in April 1995 with interest at 9.5% per annum. The total amount paid was $3,551,100, of which $3,533,760 was principal and $17,340 was interest. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in full, including accrued interest of $22,009, in May 1995. The interest was paid from Company operations. For federal income tax purposes, the Company's basis in Eagle Crest is $2,938,352.

         None of the rents received from any of the Eagle Crest tenants include allowances for tenant improvements, leasing commissions or similar amounts. Property taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) totaled $75,979.

         The table below sets forth certain information with respect to the occupancy rate for the time IPS has owned the property and the annual rent per square foot received for that period, as well as since the Company owned the property. The information provided by IPS is unaudited.

                                                               Annual
      Year Ending                                               Rents
        December                      Occupancy               Received
           31,                          Rate                 Per Sq. Ft.
      -------------                --------------            -----------
         1996                            100%                   $8.84
         1995                            100                     8.70
         1994                            100                     8.16
         1993                            100                     6.06
         1992                            100                     6.11


     At April 15, 1997, Eagle Crest had a total of twelve tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                    Approx.
                                     Gross                                   Average      Percent of    Percent of
                                 Leasable Area                              Base Rent       Total         Annual
                                  ("GLA") of       Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases       of Expiring     Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases      Rent(1)        Leases        Leases        Leases
    ------------   ------------ --------------   ----------    -------     ------------ -------------- -------------
      1997               3           3,510         57,758        579,495       16.46          5.19%         9.97%

      1998               4           9,525        130,745        524,077       13.73         14.08         24.95

      1999               2           5,533         59,078        392,445       10.68          8.18         15.02

      2000               1             888         18,633        334,257       20.98          1.00          5.57

      2001               1              18          7,536        315,624      418.66             -          2.00

      2002-2006          -               -              -        308,088           -             -             -

(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market prices.

                          Square Feet                         Renewal      Current Annual      Rent Per
        Lessee               Leased         Lease Ends        Options        Base Rent       Square Foot
        ------            ------------      ----------      -----------   ---------------    -----------
Eagle Foods                   46,096           2/2014        5/5 years       $  308,088        $    6.68

Blue Angel Travel                910           6/1997           None             16,800            18.46

State Farm Insurance             888           7/2000           None             18,633            20.98

Dental Office                    900           7/1997           None             17,158            19.06

Pot Pourri Gifts               4,028           1/1999        1/5 years           42,294            10.50

La Cantina Lounge              2,000          12/1998        1/5 years           31,900            15.95

Pepe's Restaurant              2,000          12/1998        1/5 years           31,900            15.95

Prudential Real Estate         4,250           2/1998           None             44,625            10.50

The Grill                      1,275          11/1998        1/5 years           19,125            15.00

Clothes Clean Center           1,700           6/1997           None             23,800            14.00

Hair Inc.                      1,505           4/1999        3/3 years           16,780            11.15

Coffee Grinder (outlet)           18           6/2001           None              6,720           373.33

Vacant                         2,080               --            --                  --               --


     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Eagle Crest as of August 1, 1994 of $4,850,000.

MONTGOMERY-GOODYEAR SHOPPING CENTER

     On September 14, 1995, the Company acquired the Montgomery-Goodyear Shopping Center ("Montgomery-Goodyear"), a Neighborhood Retail Center located in Montgomery, Illinois, from an unaffiliated third party for $1,145,992, including acquisition costs of $5,992. A portion of the purchase price was evidenced by a promissory note payable to Inland Mortgage Investment Corporation, an affiliate of the Advisor ("IMIC"), in the gross amount of $600,000, bearing interest at a rate of 10.9% per annum and maturing on October 14, 1995. The remainder of the purchase price, net of prorations, of approximately $535,000 was funded with proceeds of one of the Prior Offerings. The promissory note was paid in full in October 1995. The total amount paid was $604,260, of which $600,000 was principal and $4,260 was interest. For federal income tax purposes, the Company's basis in the Montgomery-Goodyear building is $827,390. Real estate taxes and insurance for the Montgomery-Goodyear property paid in 1996 were $28,859.

     Montgomery-Goodyear, built in 1991, aggregates 12,863 square feet of gross leasable area ("GLA") and as of April 15, 1997 was 77% occupied. Its major tenant is Goodyear Tire & Rubber Co. which leases 6,293 square feet and is considered creditworthy by the Company. The other tenant is Merlin Corporation, which leases approximately 28% of GLA.

     The table below sets forth certain information with respect to the occupancy rate at the Montgomery-Goodyear property for the time an unaffiliated third party had owned the property and the annual rent per square foot received for the period, as well as since the Company owned the property. The information was supplied by the seller of Montgomery-Goodyear to the Company. Construction of the Montgomery-Goodyear property was completed in late 1991.

                                                              Annual Rents
   Year Ending                    Occupancy                     Received
   December 31,                     Rate                     Per Square Foot
   ------------               ----------------               ---------------
       1996                          100%                         $11.39
       1995                          100                           11.39
       1994                          100                           11.39
       1993                          100                           11.39
       1992                          100                           11.39


         At April 15, 1997, Montgomery-Goodyear had a total of two tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                             Average      Percent of    Percent of
                                    Approx.                                 Base Rent       Total         Annual
                                    GLA of         Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases       of Expiring     Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases      Rent(1)        Leases        Leases        Leases
    ------------   ------------ --------------   ----------  -----------   ------------ -------------- -------------
      1997-2000          --          --            --        115,080            --             --           --

      2001               --          --            --        116,280            --             --           --

      2002-2005          --          --            --        121,428            --             --           --

      2006               1          6,293        64,800      121,428          $10.30          48.7%        53.3%



         (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.


                                                                                       Current
                                        Square Feet        Lease         Renewal        Annual        Rent Per
Lessee                                     Leased           Ends         Options       Base Rent    Square  Foot
------                                 --------------     --------       -------       ---------    ------------
Goodyear Tire & Rubber Co.                      6,293         11/2006      5/5 years      $63,600       $10.10
Merlin Corporation                              3,600          2/2007      3/5 years       51,480        14.30
Vacant                                          3,010              --             --           --           --


         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Montgomery-Goodyear as of May 10, 1995 of $1,260,000.

THE HARTFORD/NAPERVILLE PLAZA PROPERTY

         On September 14, 1995, the Company acquired Hartford/Naperville Plaza ("Hartford/Naperville") located in Naperville, Illinois from an unaffiliated third party for $4,414,015, including acquisition costs of $14,015. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000, bearing interest at a rate of 10.9% per annum and maturing on October 14, 1995. In addition, the Company paid closing costs of $13,915 and deposited $150,000 in an escrow account for leasehold improvements to the Blockbuster, Inc. space. The remainder of the purchase price was funded with proceeds of one of the Prior Offerings. The promissory note was paid in full in October 1995. The total amount paid was $605,102, of which $600,000 was principal and $5,102 was interest. For federal income tax purposes, the Company's basis in Hartford/Naperville is $3,325,211. Real estate taxes for Hartford/Naperville paid in 1996 for the tax year ended 1995 were $25,330.

         Hartford/Naperville aggregates 43,862 square feet of GLA and construction was completed in July 1995. Its anchor tenants include nationally recognized tenants such as Sears Hardware with 21,000 square feet and Blockbuster Video with 6,500 square feet, as well as Keller/Williams Realty with 6,160 square feet, and each is considered creditworthy by the Company.

        As of April 15, 1997 Hartford/Naperville was 94% leased and was anchored by Sears Hardware, Blockbuster Video and Keller/Williams Realty, each of which leases more than 10% of the building's square footage. The lease with Sears Hardware requires a base rent of $9.35 per square foot per annum until August 2005 and contains three renewal options of five years each. Sears Hardware sells hardware supplies and tools. The lease with Blockbuster Video requires a base rent of $14.76 per square foot per annum until September 30, 2000 and $17.25 per square foot per annum from October 1, 2000 until October 31, 2005, and contains four renewal options of five years each. Blockbuster Video sells and rents prerecorded audio and video products. The lease with Keller/Williams Realty requires a base rent of $14.76 per square foot per annum until December 2000 and such lease has no renewal options. Keller/Williams Realty is a local real estate brokerage firm.

         The table below sets forth certain information with respect to the occupancy rate at Hartford/ Naperville property for the time an unaffiliated third party had owned the property and the annual rent per square foot received for the period, as well as since the Company owned the property. The information was supplied by the seller of Hartford/ Naperville to the Company.

                                                  Annual Rents
         Year Ending          Occupancy             Received
         December 31,           Rate            Per Square Foot
       ----------------   ----------------      ---------------
         1996                   100%                 $11.60


         At April 15, 1997, Hartford/Naperville had a total of seven tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                             Average      Percent of    Percent of
                                    Approx.                                 Base Rent       Total         Annual
                                    GLA of         Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases       of Expiring     Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases      Rent(1)        Leases        Leases        Leases
    ------------   ------------ --------------   ----------  -----------   ------------ -------------- -------------
      1997-1999          --             --             --      $ 548,170          --           --             --

      2000               3           9,010       $137,758        563,425      $15.29        20.54%         24.45%

      2001               1           2,992         40,392        384,067       13.50         6.82          10.52%

      2002-2004          --             --             --        343,675          --           --             --

      2005               3          29,260        343,675        343,675       11.75        66.71         100.00%

      2006               --             --             --             --          --           --             --


         (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.


                                                                                 Current
                              Square Feet         Lease          Renewal          Annual         Rent Per
Lessee                          Leased             Ends          Options        Base Rent      Square Foot
------                        ------------       --------        -------        ---------      -----------
Sears Hardware                   21,000           8/2005       3/5 years        $196,350      $  9.35
Blockbuster Video                 6,500          10/2005       4/5 years          97,500        15.00
Keller/Williams Realty            6,160          12/2000            None          90,900        14.76
Hair Cuttery                      1,320           3/2000       1/5 years          21,780        16.50
Signature Cleaners                1,760          12/2005       1/5 years          35,200        20.00
Sound Deluxe                      2,992           2/2001       1/5 years          40,390        13.50
Nancy's Pizza                     1,530          12/2000       3/5 years          22,950        15.00
Vacant                            2,600               --              --              --           --


         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a prospective value of Hartford/Naperville of the leased fee interest upon reaching stabilized occupancy as of October 1, 1995 of $4,680,000.

NANTUCKET SQUARE SHOPPING CENTER

         On September 20, 1995, the Company acquired Nantucket Square Shopping Center ("Nantucket Square"), a Neighborhood Retail Center located in Schaumburg, Illinois from an unaffiliated third party for a purchase price of $4,257,918, including acquisition costs of $4,913. A portion of the purchase price was evidenced by a promissory note payable to IMIC in the gross amount of $3,550,000, bearing interest at a rate of 10.5% per annum and maturing on November 19, 1995. The remainder of the purchase price was funded with proceeds of one of the Prior Offerings. The promissory note was paid in full in December 1995. The total amount paid was $3,612,011, of which $3,550,000 was principal and $62,011 was interest. There are two buildings on the property, one of which is a one-story, multi-tenant shopping mall located on approximately 7.75 acres of land containing 53,720 square feet. The other building is a one-story, free-standing building which houses a Burger King restaurant containing approximately 3,260 square feet. Real estate taxes for the shopping mall and the Burger King restaurant outlot were $233,628 and $44,100, respectively, for 1996. Subsequent to the purchase of the property, the Company paid $51,135 for tenant improvements, for two tenants expanding their space, the expense of which was added to the Company's basis in the property. For federal income tax purposes, the Company's basis in the Nantucket Square building is $2,372,160.

         As of April 15, 1997 Nantucket Square was 94% leased and had four tenants which lease more than 10% of the building's square footage. The lease with Play It Again Sports requires a current base rent of $10 per square foot per annum until September 30, 1998, $10.50 per square foot per annum from October 1, 1998 to September 30, 1999 and $11 per square foot per annum from October 1, 1999 to September 30, 2000 with no renewal provisions. Play It Again Sports sells sports equipment and related accessories. The lease with Kathy's Hallmark requires a current base rent of $10.50 per square foot per annum until February 28, 1999 and $11.50 per square foot per annum from March 1, 1999 until May 31, 2000, and contains one renewal option of five years. Kathy's Hallmark sells greeting cards and gift items. The lease with Super Trak Corp. requires a current base rent of $7 per square foot per annum until November 30, 1998 and $7.50 per square foot per annum from December 1, 1998 until November 30, 2003, and contains three renewal options of five years each. Super Trak sells auto parts and accessories. The lease with The Dental Store requires a base rent of $9.00 per square foot per annum until September 30, 1999, $11.00 per square foot per annum payable monthly from October 1, 1999 until September 30, 2000, $11.50 per square foot per annum payable monthly from October 1, 2000 until September 30, 2001, $12.00 per square foot per annum payable monthly from October 1, 2001 until September 30, 2002, $12.50 per square foot per annum payable monthly from October 1, 2002 until September 30, 2003, $12.75 per square foot per annum payable monthly from October 1, 2003 until September 30, 2004, $13.00 per square foot per annum payable monthly from October 1, 2004 until September 30, 2005 and $13.25 per square foot per annum payable monthly from October 1, 2005 until September 20, 2006. A tenant at Nantucket Square, occupying 3,300 square feet of space, filed for financial and reorganization protection under the federal bankruptcy laws. This tenant continues to occupy its space and pay its monthly rent. The bankruptcy petition filed with the bankruptcy court stated this tenant planned on closing a number of its other stores but did not anticipate closing its store at Nantucket Square.

         The table below sets forth certain information with respect to the occupancy rate at the Nantucket Square property for the time an unaffiliated third party had owned the property and the annual rent per square foot received for the period, as well as since the Company owned the property. The information, supplied by the seller of Nantucket Square to the Company, is unaudited. Information for prior years is not available to the Company.

                                             Annual Rents
         Year Ending          Occupancy      Received Per
         December 31,           Rate         Square Foot
      ----------------    ---------------    ------------
         1996                   85%               $8.76
         1995                   81                 8.54
         1994                   83                 8.44


         At April 15, 1997, Nantucket Square had a total of eighteen tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:


                                                                             Average      Percent of    Percent of
                                    Approx.                                 Base Rent       Total         Annual
                                    GLA of         Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases       of Expiring     Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases      Rent(1)        Leases        Leases        Leases
    ------------   ---------------------------   ----------  -----------   ------------ ----------------------------
      1997               --            --              --       $560,955          --          --             --

      1998               6          9,228         $99,690        574,082      $10.80       16.20%         17.37%

      1999               2          2,100          24,720        499,153       11.77        3.69           4.95

      2000               5         17,218         203,753        478,087       11.83       30.22          42.62

      2001               1          2,403          27,000        278,708       11.24        4.22           9.69

      2002               2          4,461          86,500        255,422       19.39        7.83          33.87

      2003               1         11,743          88,072        167,479        7.50       20.61          52.59

      2004               --            --              --         80,964          --          --             --

      2005               --            --              --         82,521          --          --             --

      2006               1          6,228          82,521         82,521       13.25        10.93         100.00



                                                                                    Current
                                    Square Feet      Lease           Renewal         Annual        Rent Per
Lessee                                Leased         Ends            Options       Base Rent     Square Foot
------                             ------------    --------          -------       ---------     -----------
Currency Exchange                      1,246         12/2000       1/5 years       $ 18,690       $ 15.00
Baskin-Robbins Ice Cream                 900         11/2000            None         15,300         17.00
Express Services                       1,050         2/1998        1/3 years         11,550         11.00
Travel Agency                          1,050         7/1999             None         11,550         11.00
Imperial Cleaners                      1,200         12/2002      1/10 years         18,900         15.75
Proof Positive Photo                   1,200         4/1998        1/3 years         15,528         12.94
Nancy's Pizza                          1,200         8/1998        2/5 years         12,600         10.50
Super Trak                            11,743         11/2003       3/5 years         82,201          7.00
Kathy's Hallmark                       7,156         5/2000        1/5 years         75,138         10.50
Clothes Time                           3,300         4/2004        2/5 years         31,350          9.50
Great Clips                            1,428         9/1998        1/5 years         14,994         10.50
Radio Shack                            2,403         2/2001             None         25,200         10.49
Once Upon A Child                      2,703         7/2000        1/5 years         26,354          9.75
Play It Again Sports                   5,213         9/2000             None         52,130         10.00
Burger King                            3,261         7/2002        1/5 years         67,900         20.82
Nail Salon                             1,050         12/1998            None         12,600         12.00
The Dental Store                       6,228         9/2006             None         56,052          9.00
Premium Tobacco                        1,050         12/1999            None         11,550         11.00
Vacant                                 3,600           --               --             --            --


   The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Nantucket Square as of September 14, 1995 in the range of $4,400,000 to $4,600,000.

ANTIOCH PLAZA

     On December 28, 1995, the Company purchased the Antioch Plaza property ("Antioch Plaza"), a Neighborhood Retail Center located in Antioch, Illinois from an unaffiliated third party for $1,750,365, including acquisition costs of $365. A portion of the purchase price was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the aggregate principal amount of $660,000, which bore interest at a rate of 9.5% per annum. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of one of the Prior Offerings. The loan to IREIC was repaid in full on January 9, 1996 including $1,163 in interest. Antioch Plaza, built in 1995, consists of a two-building, free-standing, masonry-constructed strip center aggregating 19,810 square feet of gross leasable area. Its major tenant is Blockbuster Video which leases 6,500 square feet of GLA and is considered creditworthy by the Company. At the time of acquisition, a second lease had been signed by a dry-cleaning establishment and a third lease was under negotiation. For federal income tax purposes, the Company's basis in Antioch Plaza is $1,480,648.

     As of April 15, 1997 Antioch Plaza was 57% leased (100% leased when including the master lease) and was anchored by Blockbuster Video. Currently 8,445 square feet of the vacant space at Antioch Plaza is being master leased by the seller until June 1997 at $12 per square foot, on a net basis. Blockbuster Video leases more than 10% of the building's square footage. The lease with Blockbuster Video requires a base rent of $10 per square foot per annum until August 31, 2000 and $11 per square foot per annum from September 1, 2000 until August 31, 2005, and contains four renewal options of five years each. Blockbuster Video sells and rents prerecorded audio and video products.

     The table below sets forth certain information with respect to the occupancy rate at Antioch Plaza for the time an unaffiliated third party had owned the property and the annual rent per square foot received for the period, as well as since the Company owned the property. The information was supplied by the seller of Antioch Plaza to the Company.

                                                               Annual Rents
    Year Ending                    Occupancy                     Received
    December 31,                     Rate                     Per Square Foot
    ------------               ----------------               ---------------
        1996                          57%                            $11.48


     At April 15, 1997, Antioch Plaza had a total of four tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                             Average      Percent of    Percent of
                                    Approx.                                 Base Rent       Total         Annual
                                    GLA of         Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases       of Expiring     Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases      Rent(1)        Leases        Leases        Leases
    ------------   ---------------------------   ----------  -----------   ------------ -------------- -------------
      1997               1         10,160        $121,530        224,330      $11.96       51.29%         54.17%

      1998               --            --              --        102,800          --          --             --

      1999               2          3,150          37,800        102,800       12.00       15.99          36.77

      2000-2004          --            --              --         71,500          --          --             --

      2005               1          6,500          71,500         71,500       11.00       32.99         100.00

      2006               --            --              --             --          --          --             --



(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

                                                                        Current
                       Square Feet       Lease          Renewal         Annual           Rent Per
Lessee                   Leased           Ends          Options        Base Rent       Square Foot
------                ------------      --------      -----------      ---------       -----------
Blockbuster Video         6,500           8/2005       4/5 yr.          $   65,000      $   10.00

Antioch Floral            1,650          12/1999       1/3 yr.              19,800          12.00

One Hour Cleaners         1,500          12/1999       1/3 yr.              18,000          12.00

Premium Tobacco           1,715          12/1997       None                 20,190          11.77

Vacant*                   8,445           6/1997       None                101,340          12.00

---------------

* The vacancies currently total 8,445 square feet, however, the vacant space is being master leased by the seller until June 1997 at $12.00 per square foot, on a net basis.


     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Antioch Plaza as of December 18, 1995 of $1,850,000.

THE MUNDELEIN PLAZA PROPERTY

     On March 29, 1996, the Company purchased the Mundelein Plaza property ("Mundelein Plaza"), a Neighborhood Retail Center located in Mundelein, Illinois from an unaffiliated third party for $5,658,230, including acquisition costs of $8,230, on an all cash basis. Mundelein Plaza, built in 1990, consists of two one-story, multi-tenant brick and block strip centers located on approximately 4.3 acres of land. Mundelein Plaza aggregates 67,896 square feet of GLA and was constructed in 1990. Its anchor tenant is Sears Home

Life with 47,000 square feet. Sears Home Life is a nationally recognized home furnishings chain and is considered creditworthy by the Company.


     As of April 15, 1997 Mundelein Plaza was 97% leased.  Sears
Home Life is the only tenant occupying 10% or more of the rentable square feet. The lease with Sears Home Life requires a base rent of $8.72 per square foot per annum until October 23, 1997, $9.29 per square foot per annum from October 24, 1997 to October 23, 1998, $9.53 per square foot per annum from October 24, 1998 to October 23, 1999, $9.81 per square foot per annum from October 24, 1999 to October 23, 2000 and contains two renewal options of five years each. The seller is providing a lease guaranty for 6,181 square feet of space, on a net basis, through December 1997. 4,088 square feet of the space which is subject to the lease guaranty is currently leased by Color Tile, Inc., which recently filed for financial and reorganization protection under the federal bankruptcy laws. This tenant continues to occupy its space and is anticipated to pay its monthly rent. The bankruptcy petition filed with the bankruptcy court stated that this tenant planned on closing a number of its other stores. The Company has been advised that Color Tile, Inc. considers the store at Mundelein Plaza to be one of its best performing stores and the Company does not anticipate the closing of the Color Tile store at Mundelein Plaza. The other space, 2,093 square feet, is leased to Tile World, Ltd., on a month-to-month lease. For federal income tax purposes, the Company's basis in Mundelein Plaza is approximately $3,965,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years. Property taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $93,384.

     The table below sets forth certain information with respect to the occupancy rate at Mundelein Plaza expressed as a percentage of total gross leasable area for each of the last five years and the average effective annual base rent per square foot for each of the last five years.

                           Average Effective
         Year Ending           Occupancy         Annual Rent Per
         December 31,            Rate              Square Foot
        --------------     -----------------    -----------------
           1996                  100%                  $9.68
           1995                  100                    9.41
           1994                   97                    9.22
           1993                   97                    9.03
           1992                   97                    8.93


     At April 15, 1997, Mundelein Plaza had a total of eight tenants. The following tables set forth certain information with respect to the amounts of and expiration of leases at this Neighborhood Retail Center:

                               Approx.
                                Gross                                   Average     Percent of     Percent of
                            Leasable Area                              Base Rent       Total         Annual
                             ("GLA") of       Annual       Total       Per Square  Building GLA     Base Rent
                Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
 Year Ending     Leases        Leases        Expiring       Base        Expiring    By Expiring    By Expiring
December 31,    Expiring    (square feet)     Leases        Rent       Leases(1)      Leases         Leases
------------ -------------- -------------   ----------    --------   --------------------------- --------------
1997                3         10,728         144,678        723,646       13.49        15.80          19.99

1998               --            --               --        593,228          --           --             --

1999                1          1,620          28,717        645,910       17.73         2.39           4.45

2000                3         51,620         524,396        583,676       10.16        76.03          89.84

2001-2004          --             --              --         59,280          --           --             --

2005-2006          --             --              --         63,364          --           --             --


(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.


                             Square             Current                           Annual        Base Rent
                              Feet               Term            Renewal           Base         Per Square
     Lessee                  Leased              Ends           Options            Rent            Foot
     -------                 ------          ------------      ---------         --------     -------------
Color Tile, Inc. (1)         4,088             12/2009             None           $55,188         $13.50

R R B Cycles, Ltd.           2,460             12/2000             None            38,186          15.52

Cartel, Inc.                 1,620             12/1998             None            27,068          16.71

C M C Music, Inc.            5,535             06/1997             1/5 yr.         66,420          12.00

Esterquest (Pet store)       3,100             12/1997             None            47,058          15.18

Sears Roebuck & Co.
   (Sears Home Life)        47,000             10/2000             2/5 yr.        375,686           7.99

Tile World, Ltd. (1) (2)     2,093            Month to             None            31,200          14.90
                                               Month

Minnesota Fats               2,000             08/2000             3/5 yr.         21,600          10.80


(1) Although currently leased, these spaces are subject to a lease guaranty from the seller through December 1997.

(2)      This space is currently leased on a month-to-month basis.

         The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Mundelein Plaza as of March 28, 1996 of not less than $5,650,000.

REGENCY POINT SHOPPING CENTER

     On April 5, 1996, the Company acquired Regency Point Shopping Center located in Lockport, Illinois ("Regency Point") from an unaffiliated third party for $5,700,000. As part of the acquisition, the Company assumed the existing first mortgage loan of approximately $4,473,200, along with a related interest rate swap agreement. The remainder of the purchase price of approximately $1,226,800 was funded, after prorations, with proceeds of one of the Prior Offerings. For federal income tax purposes, the Company's basis in the Regency Point building is approximately $4,700,000. Property taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $16,513. Regency Point is located in the Des Plaines River Valley Enterprise Zone, therefore, the assessed value of the property will remain fixed until the year 2003.

     The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly and amortizes over 25 years.

     Regency Point, built in 1993 and 1994, consists of a one-story, multi-tenant brick and block strip center aggregating 54,875 of rentable square feet. Its anchor tenants include nationally recognized tenants such as Walgreens with 13,000 square feet, Ace Hardware with 15,505 square feet and the United States Postal Service with 2,503 square feet and are considered creditworthy by the Company.

     As of April 15, 1997 Regency Point was 100% leased and was anchored by Walgreens and Ace Hardware. Walgreens and Ace Hardware both lease more than 10% of the building's square footage. The lease with Walgreens requires Walgreens to pay base rent equal to $10.98 per square foot per annum until December 31, 2013 and contains six renewal options of five years. Walgreens is a national pharmacy chain providing prescriptive and over-the-counter medications, sundries and household items. The lease with Ace Hardware requires Ace Hardware to pay base rent equal to $7.49 per square foot per annum until October 31, 2008 and contains one renewal option for five years. Ace Hardware is a national retail hardware chain.

     The table below sets forth certain information with respect to the occupancy rate at Regency Point expressed as a percentage of total gross leasable area for each of the last four years (since the opening of Regency Point) and the average effective annual base rent per square foot for each of the last three years.

                                                  Average
                                                 Effective
                                                Annual Rent
     Year Ending         Occupancy              Per Square
    December 31,           Rate                    Foot
    ------------     ----------------      --------------------
      1996                  97%                   $10.33
      1995(1)               93                      9.83
      1994                 100                     10.09
      1993(2)               36                      3.57


(1) During 1995, an additional 5,000 square feet of space was added to Regency Point, of which 1,950 square feet is leased with rent beginning in February 1996.

(2) Regency Point was built in 1993 and 1994. The occupancy rate and average effective annual rent per square foot represent the initial rent-up phase of this property.

         At April 15, 1997, Regency Point had a total of nineteen tenants. The following table sets forth information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                             Average      Percent of    Percent of
                                    Approx.                                 Base Rent       Total         Annual
                                    GLA of         Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases        Expiring       Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases        Rent         Leases        Leases        Leases
    ------------   ------------ --------------   ----------    --------    ------------ -------------- -------------
      1997               2          3,390          $41,262     $630,936        $12.17       6.18%          6.54%

      1998               3          3,575           56,099      586,502         15.69       6.51           9.57

      1999               4          5,005           70,492      535,788         14.08       9.12          13.16

      2000               1            985           15,244      466,404         15.48       1.79           3.27

      2001               2          6,555           87,123      433,271         13.29      11.95          20.11

      2002               1          1,040           16,948      366,920         16.30       1.90           4.62

      2003               1          1,398           19,572      353,849         14.00       2.55           5.53

      2004               1          2,503           31,913      339,643         12.75       4.56           9.40

      2005               --            --               --      307,730            --         --             --

      2006               2          1,950           41,966      307,730         21.52       3.55          13.64


         (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.


                            Square                                               Current             Rent
                             Feet             Lease            Renewal           Annual           Per Square
Lessee                      Leased            Ends             Options          Base Rent             Foot
------                      ------        ------------        ---------         ---------        -------------
Walgreens                  13,000          12/2013            6/5 yr.           $142,740            $10.98
Cellular Center             1,820           8/1999            1/5 yr.             24,570             13.50
Body Basters                1,600           6/1997            1/3 yr.             23,362             14.60
Personal Finance              985           1/2000            1/5 yr.             14,368             14.59
J.C. Flick                  5,265          11/1998   1/3 yr & 1/2 yr.             66,161             12.57
Ace Hardware               15,505          10/2008            1/5 yr.            116,280              7.49
Vet                         1,300          10/1998            1/5 yr.             19,563             15.05
Subway                      1,105          12/1998            1/5 yr.             17,268             15.63
Cost Cutters                  975          12/1998            1/5 yr.             13,850             14.21
Little Ceasars              1,040           1/1999            2/5 yr.             13,520             13.00
Just $1                     1,040           1/1999            1/5 yr.             14,560             14.00
Optometrist                 1,040           4/2002              None              14,619             14.06
Brown's Chicken             1,398          12/2003            1/5 yr.             18,174             13.00
Cleaners                    1,300          12/1998            1/5 yr.             20,473             15.75
U.S. Post Office            2,503           3/2004            2/5 yr.             30,036             12.00
Currency Exchange             550           1/2006           1/10 yr.             12,000             21.81
St. Joseph Medical          1,790           1/2002              None              26,850             15.00
Douglas Steen               1,290           4/2001              None              17,719             13.74
Dunkin Donuts               1,400           1/2006            2/5 yr.             21,700             15.49


         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Regency Point as of March 7, 1996 of $5,710,000.


PROSPECT HEIGHTS PLAZA

         On June 17, 1996, the Company acquired Prospect Heights Plaza ("Prospect Heights"), a Neighborhood Retail Center located in Prospect Heights, Illinois from an unaffiliated third party for a purchase price of $2,165,000 on an all cash basis. Prospect Heights, built in 1985, consists of two one-story, multi-tenant brick buildings aggregating 28,080 rentable square feet.

         The table below sets forth certain information with respect to the occupancy rate at Prospect Heights expressed as a percentage of total gross leasable area for each of the last five years and the average effective annual base rent per square foot for each of the last five years.

    Year Ending           Occupancy      Annual Rents Received
   December 31,             Rate            Per Square Foot
   ------------           ---------      ---------------------
      1996                  100%                $ 7.45
      1995                   78                   5.85
      1994                  100                   7.53
      1993                  100                   7.53
      1992                  100                   7.53


         As of April 15, 1997, Prospect Heights was 83% leased. Tenants leasing more than 10% of the total square footage currently include Walgreens with 12,600 square feet, United Farm Stands Corp. with 4,680 square feet and Blockbuster Video with 6,250 square feet.

         The lease with Walgreens requires a base rent of $5.50 per square foot per annum until July 31, 2005, $6.00 per square foot per annum from August 1, 2005 to July 31, 2015 and $6.50 per square foot per annum from August 1, 2015 to July 31, 2025. The lease also requires the payment of percentage rent annually based on 1% of food item sales, 1.5% of liquor sales and 2% of other sales in excess of monthly rent paid including their portion of common area maintenance, real estate taxes and insurance. In 1996, no net percentage rent was received. Walgreens has the option to terminate the lease in 2005, 2010, 2015, and 2020 with a one year notice.

         The lease with United Farm Stands Corp. requires a base rent of $12.00 per square foot per annum until January 31, 1998 and contains three renewal options of two years each. United Farm Stands Corp. sells fruits and vegetables. The lease with Blockbuster Video requires a base rent of $12.00 per square foot per annum for three years and contains four renewal options of five years each. Blockbuster Video sells and rents prerecorded audio and video products.

         For federal income tax purposes, the Company's depreciable basis in the Prospect Heights buildings is approximately $1,407,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years. Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $121,822.

         At April 15, 1997, Prospect Heights had four tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                    Square                                          Current
                     Foot      Lease     Renewal     Annual         Rent Per
 Lessee             Leased      Ends     Options      Rent        Square Foot
 ------             ------      ----     -------      ----        -----------
 Walgreens          12,600    07/2025     None       $72,450          $5.75
 Blockbuster         6,250    07/1999    4/5 yr.      75,000          12.00
 Power Motion        2,550    07/1998    1/3 yr.      28,800          11.29
 Dr. W. Beck         2,000    12/1997    1/5 yr.      22,000          11.00
 Vacant              4,680         --     --              --             --


                                                                Average    Percent of      Percent of
                           Approx.                             Base Rent      Total          Annual
                            GLA of        Annual     Total    Per Square   Building GLA    Base Rent
               Number of   Expiring      Base Rent   Annual   Foot Under   Represented    Represented
 Year Ending    Leases      Leases      of Expiring   Base     Expiring    By Expiring    By Expiring
December 31,   Expiring  (square feet)    Leases     Rent(1)    Leases       Leases         Leases
------------   --------  ------------- ------------  -------  ----------   -----------    -----------
    1997         1         2,000        $ 22,000    $199,450    $11.00          7.12%         11.03%
    1998         1         2,550          30,000     177,450     11.76          9.08          16.91
    1999         1         6,250          75,000     147,450     12.00         22.26          50.86
2000-2005        --           --              --      72,450        --            --             --
    2006         --           --              --      75,600        --            --             --

(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a market value of Prospect Heights as of June 17, 1996, of $2,190,000.

MONTGOMERY-SEARS SHOPPING CENTER

         On June 17, 1996, the Company acquired the Montgomery-Sears Shopping Center ("Montgomery-Sears"), a Neighborhood Retail Center located in Montgomery, Illinois, from an unaffiliated third party for a purchase price of $3,419,000 on an all cash basis. Montgomery-Sears, built in 1990, is a one-story, multi tenant concrete masonry building aggregating 34,600 rentable square feet.

         The table below sets forth certain information with respect to the occupancy rate at Montgomery-Sears expressed as a percentage of total gross leasable area for each of the last five years and the average effective annual base rent per square foot for each of the last five years.


    Year Ending      Occupancy     Annual Rents Received
   December 31,        Rate           Per Square Foot
   ------------        ----           ---------------
      1996             85%                   $9.13
      1995             95                     9.47
      1994             95                    10.48
      1993             95                     9.84
      1992             95                     9.50


         As of April 15, 1997, Montgomery-Sears was 85% leased. Tenants leasing more than 10% of the building's square footage include Sears Hardware with 20,000 square feet and Blockbuster Video with 7,000 square feet.

         The lease with Sears requires a base rent of $11.44 per square foot per annum until September 30, 1999 and $12.47 per square foot per annum from October 1, 1999 to July 30, 2000 and contains two renewal options of five years each. Sears has the right to terminate the lease at any time after July 15, 1997 with 180 days notice and payment of one year's rent. Sears Hardware sells hardware supplies and tools. The lease with Blockbuster requires a base rent of $13.20 per square foot per annum until August 31, 2000 and contains a renewal option for an additional five years. Blockbuster Video sells and rents prerecorded audio and video products.

         The vacant space, totaling 5,100 square feet, at Montgomery-Sears is master leased by the seller for a period of 24 months or until such time as a tenant begins paying rent at $12.00 per square foot per annum, on a net basis, for 3600 square feet and $10.20 per square foot, on a net basis, for 1500 square feet.

         For federal income tax purposes, the Company's depreciable basis in the Montgomery-Sears building is approximately $2,675,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years. Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) are $65,310.

         At April 15, 1997, Montgomery-Sears had four tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                    Square                           Current
                     Foot         Lease    Renewal    Annual    Rent Per
Lessee              Leased        Ends     Options     Rent    Square Foot
------              ------        ----     -------     ----    -----------
Sears Hardware      20,000      07/2000    2/5 yr.   $228,800    $11.44
Blockbuster          7,000      08/2000    1/5 yr.     92,400     13.20
Radio Shack          2,500      09/2000    1/5 yr.     25,000     10.00
Vacant*              3,600      06/1998     --         43,200     12.00
Vacant*              1,500      06/1998     --         15,300     10.20

  * The vacancies currently total 5,100 square feet, however, the vacant space will be master leased by the seller for a two-year period at $12.00 per square foot, on a net basis, for 3,600 square feet and $10.20 per square foot, on a net basis, for 1,500 square feet.

                                                               Average    Percent of   Percent of
                           Approx.                            Base Rent     Total       Annual
                            GLA of        Annual     Total   Per Square  Building GLA   Base Rent
               Number of   Expiring     Base Rent   Annual   Foot Under  Represented  Represented
Year Ending     Leases      Leases     of Expiring   Base    Expiring    By Expiring  By Expiring
December 31,   Expiring (square feet)    Leases     Rent(1)    Leases      Leases       Leases
------------   -------- -------------    ---------  -------  ----------  -----------  -----------
   1997           --            --             --   416,640        --           --          --
   1998            1         5,100        $61,200   416,640    $12.00       14.74%       14.69%
   1999           --            --             --   362,178        --           --          --
   2000            3        29,500        379,004   379,004     12.85       85.26%      100.00%
2001-2006         --            --             --        --        --           --          --

(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a market value of Montgomery-Sears as of June 17, 1996 of $3,450,000.

THE ZANY BRAINY STORE

         On July 1, 1996, the Company acquired a single-user retail property in Wheaton, Illinois from an unaffiliated third party for a purchase price of $2,455,000 on an all cash basis (the "Zany Brainy Store"). This facility has been leased 100% to Children's Concepts, Inc. which does business as Zany Brainy ("Zany Brainy") and sells children's books, computer software, toys, and related items. The facility aggregates 12,499 rentable square feet.

         The lease with Zany Brainy requires a base rent of $22.00 per square foot per annum until November 2000, which increases for the period December 2000 to November 2006 to the lesser of $24 per square foot per annum or a calculated amount using the consumer price index. The lease with Zany Brainy contains two renewal options of five years each.

         For federal income tax purposes, the Company's depreciable basis in the Zany Brainy Store is approximately $1,617,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years. Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) are $1,292.

         The following tables set forth certain information with respect to the amount of and expiration of the Zany Brainy lease.


              Square                        Current
               Foot     Lease    Renewal    Annual      Rent Per
   Lessee     Leased    Ends     Options     Rent      Square Foot
   ------     ------    ----     -------     ----      -----------
Zany Brainy   12,499   11/2005    2/5 yr.  $274,978      $22.00


                                                                              Average       Percent of      Percent of
                           Approx.                                           Base Rent         Total          Annual
                            GLA of          Annual            Total          Per Square     Building GLA     Base Rent
               Number of   Expiring       Base Rent           Annual         Foot Under     Represented     Represented
Year Ending     Leases      Leases       of Expiring           Base           Expiring      By Expiring     By Expiring
December 31,   Expiring (square feet)       Leases           Rent(1)           Leases         Leases          Leases
------------   -------- -------------       ------           -------           ------         ------          ------
1997-1999         --          --               --           $  274,978             --             --              --
2000              --          --               --              289,560(2)          --             --              --
2001-2004         --          --               --              299,976             --             --              --
2005               1      12,499         $299,976              299,976       $  24.00            100%            100%
2006              --          --               --                   --             --             --              --

(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

(2) The base rent will increase in December 2000 to the lesser of $24.00 per square foot per annum or $274,978* (1.0 plus the sum of CPI for the first five years plus .025). For presentation purposes, $24.00 per square foot per annum was used.


SALEM SQUARE SHOPPING CENTER, COUNTRYSIDE, ILLINOIS

         On August 2, 1996, the Company acquired a Neighborhood Retail Center located at the intersection of Plainfield Road and Brainard Avenue in Countryside, Illinois known as Salem Square Shopping Center ("Salem Square") from Salem Square Ltd., an Illinois limited partnership and American National Bank & Trust of Chicago, not individually but as trustee under Trust No. 57190, an unaffiliated third party, for approximately $6.2 million which was funded entirely out of the Company's cash and cash equivalents. The purchase price was approximately $55 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by
the Company and presented to the Company's board.   Salem Square was built in
two phases in 1961 and 1985 and consists of a single-story commercial multi-tenant retail facility aggregating 112,310 rentable square feet.

         In evaluating Salem Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a study conducted by Mid-America Real Estate Corporation, the population within a five mile radius of Salem Square is 240,000, with an average household income in excess of $62,000 per year, higher than the national average. Further, although 75% of the rentable square feet at Salem Square is leased to two discount clothing retailers, the Company's management believes that the current rental rates for these two tenants are below prevailing market rates, and that if one or both of these tenants vacated their leased space before the end of the respective lease term, the space could be released at rates higher than the current rental rates. The Company did not consider any other factors materially relevant to the decision to acquire the property. The Company did consider other factors such as traffic patterns in the area.

         The Company anticipates making approximately $80,000 in repairs and improvements to Salem Square over the next few years, including painting, parking lot repair, landscaping, and tuckpointing. A substantial portion of this cost will be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Salem Square expressed as a percentage of total gross leasable area for each of the last five calendar years and the average effective annual base rent per square foot for each of the last five calendar years.

                                         Occupancy Rate as of
                  Year Ending               December 31 of             Effective Annual Rental
                  December 31,                each year                    Per Square Foot
                 ------------                 ---------                    ---------------
                     1996                        97%                            $6.04
                     1995                       100                              6.40
                     1994                       100                              6.09
                     1993                       100                              6.09
                     1992                       100                              5.95


         As of April 15, 1997, Salem Square was 97% leased. Tenants leasing more than 10% of the total square footage are Marshalls, which leases 29,827 square feet, and T.J. Maxx, which leases 63,535 square feet. Marshalls and T.J. Maxx both are retailers of clothing for men, women and children, and home furnishings.

         The lease with Marshalls requires Marshalls to pay base rent equal to $4.75 per square foot per annum payable monthly until January 31, 2002. The lease also grants Marshalls two options to renew the lease for separate four year terms. If the first option is exercised, Marshalls will be required to pay a base rent equal to $5.35 per square foot per annum payable monthly from February 1, 2002 through January 31, 2006. If the second option is exercised, Marshalls will be required to pay a base rent equal to $5.85 per square foot per annum payable monthly from February 1, 2006 through January 31, 2010. The lease also requires Marshalls to pay percentage rent equal to 1% of gross sales in excess of the annual fixed minimum rent (currently $141,678) plus Marshalls' portion of real estate taxes paid on the property aggregating approximately $71,900 in 1995. In 1996, 1% of gross sales did not exceed the annual fixed minimum rent; therefore, no percentage rent was payable by Marshalls.

         The lease with T.J. Maxx requires T.J. Maxx to pay base rent equal to $5.75 per square foot per annum payable monthly until November 30, 2004. The lease also grants three options to renew the lease for separate five year terms. If T.J. Maxx exercises one or more of these options, the base rent per square foot per annum will be: $5.82 (for the period from December 1, 2004 through November 30, 2009); $6.30 (for the period from December 1, 2009 through November 20, 2014); and $6.79 (for the period from December 1, 2014 through November 30, 2019). The lease also requires the payment of percentage rent annually based on 1% of adjusted gross sales in excess of the annual fixed minimum rent (currently $413,526). In 1996, 1% of gross sales did not exceed the annual fixed minimum rent; therefore, no percentage rent was payable by T.J. Maxx.

         For federal income tax purposes, the Company's depreciable basis in Salem Square is approximately $4,500,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were

$270,730. The real estate taxes payable were calculated by multiplying Salem Square's assessed value by an equalizer of 2.1243 and a tax rate of 7.391%.

         At April 15, 1997, a total of 108,568 square feet were leased to five tenants at Salem Square. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                   Square Foot                  Renewal    Current Annual   Percentage      Rent per
 Lessee              Leased        Lease Ends   Options         Rent           Rent        Square Foot
 ------              -------       ----------   -------         ----           ----        -----------
 Trak Auto             6,000        01/2000     1/5 yr.     $   66,000        none          $  11.00
 Famous Footwear       5,500        08/1999       None          59,510        none             10.82
 Dress Barn            3,706        06/1998     1/5 yr.         50,031        none             13.50
 Marshalls            29,827        01/2002     2/4 yr.        141,678        none              4.75
 T.J. Maxx            63,535        11/2004     3/5 yr.        365,326        none              5.75



                                                                                 Average        Percent of       Percent of
                                                                                 Base Rent        Total          Annual Base
                             Approx. GLA      Annual Base                        Per Square     Building GLA        Rent
                Number of    of Expiring       Rent of                           Foot Under     Represented      Represented
Year Ending      Leases         Leases         Expiring      Total Annual        Expiring       by Expiring      by Expiring
December 31,    Expiring     (square feet)      Leases        Base Rent (1)      Leases           Leases           Leases
-----------     --------     ------------       ------        -------------      --------       -----------      ----------
    1997          none          none              none          $682,542            none           none             none
    1998           1           3,706           $50,028           682,542          $13.50           3.33%            7.33%
    1999           1           5,500            59,510           632,514           10.82           4.90             9.41
    2000           1           6,000            66,000           573,004           11.00           5.34            11.52
    2001          none          none              none           507,004            none           none             none
    2002           1          29,827           141,678           507,004            4.75          26.56            27.94
    2003          none          none              none           365,326            none           none             none
    2004           1          63,535           365,326           365,326            5.75          56.57           100.00
 2005-2006        none          none              none              none            none           none             none

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

       The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Salem Square property, as of July 15, 1996, of $6,260,000.

HAWTHORN VILLAGE COMMONS, VERNON HILLS, ILLINOIS

       On August 15, 1996, the Company acquired a Neighborhood Retail Center located at the northeast corner of Town Line Road and Lakeview Parkway in Vernon Hills, Illinois known as Hawthorn Village Commons ("Hawthorn Village") from LaSalle National Trust, N.A., successor to LaSalle National Bank, as Trustee under Trust Agreement known as Trust 106520 and Endowment and Foundation Realty, Ltd. - JMB

I, an unaffiliated third party, for approximately $8.4 million. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of approximately $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 8% per annum. A majority of the Company's board, including a majority of the Independent Directors, has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from LaSalle National Bank, an unaffiliated lender. The Company has paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

       The purchase price for Hawthorn Village was approximately $85 per square foot, which the Company concluded was fair and reasonable and within the range
of values indicated in an appraisal received by the Company.   Hawthorn Village
was built in 1978 and remodeled in 1993 and consists of two single-story buildings comprising a multi-tenant neighborhood retail facility aggregating 98,686 rentable square feet.

       In evaluating Hawthorn Village as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, traffic patterns and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a study conducted by Urban Decision Systems, Inc. and dated November 21, 1995, the population within a five mile radius of Hawthorn Village is 109,597, with an average household income in excess of $98,472 per year, higher than the national average. Walgreens, which occupies in excess of 10% of the rentable square feet at Hawthorn Village, has the right to cancel its lease with one year's notice on
(i) December 31, 1997 (requiring the payment of a $60,000 fee) and (ii) December 31, 2000 (requiring no fee). The Company's management believes that if Walgreens cancels its lease, the space may be re-leased at a rate equal to or greater than the current rental rate. The Company did not consider any other factors materially relevant to the decision to acquire the property.

       The table below sets forth certain information with respect to the occupancy rate at Hawthorn Village expressed as a percentage of total gross leasable area for each of the last five calendar years and the average effective annual base rent per square foot for each of the last five calendar years.

                                     Occupancy Rate as of
               Year Ending            December 31 of each            Effective Annual Rental
              December 31,                 each year                    Per Square Foot
              ------------                 ---------                    ---------------
                  1996                        98%                          $8.73
                  1995                       100                            9.10
                  1994                       100                            8.96
                  1993                        98                            8.49
                  1992                        98                            7.97


       As of April 15, 1997, Hawthorn Village was 98% leased. Tenants leasing more than 10% of the total square footage are Dominick's, a grocery store, which leases 46,984 square feet, and Walgreens, a drug store, which leases 11,974 square feet.

       The lease with Dominick's requires Dominick's to pay a base rent equal to $4.73 per square foot per annum, payable monthly until February 2003. The lease also grants Dominick's one option to renew the lease for a five year term. If the option is exercised, Dominick's will be required to pay a base rent equal to $4.73 per square foot per annum payable monthly from March 20, 2003 through March 19, 2008. The lease also requires Dominick's to pay percentage rent annually based on 1% of sales in excess of: (i) the annual minimum fixed rent (currently $228,641); minus (ii) 50% of real estate taxes and common area maintenance expenses allocated to the leased property. In 1996, net percentage rent was $22,000.

       The lease with Walgreens requires Walgreens to pay base rent of $7.02 per square foot per annum payable monthly until May 31, 1999 and $6.02 per square foot per annum payable monthly from June 1, 1999 to December 31, 2005. The lease also requires Walgreens to pay percentage rent annually equal to the sum of: (i) 3% of gross sales, excluding liquor, up to $2.4 million; plus (ii) 2% on gross sales, excluding liquor, exceeding $2.4 million; plus (iii) 1.5% on gross sales of liquor, adjusted by annual minimum rent. In 1996, net percentage rent was $9,924.

       For federal income tax purposes, the Company's depreciable basis in Hawthorn Village is approximately $5,830,500. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

       Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $194,441. The real estate taxes payable were calculated by multiplying Hawthorn Village's assessed value at a tax rate of 8.035%.

       At April 15, 1997, a total of 95,835 square feet was leased to twenty-one tenants at Hawthorn Village. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.




                                          Square Feet            Lease            Renewal           Current         Rent per
                  Lessee                    Leased               Ends             Options         Annual Rent      Square Foot
                  ------                    ------               ----             -------         -----------      -----------
                  Dominick's                 46,984              02/2003          1/5 yr.         $ 228,641       $    4.87
                  Formally Yours              1,609              08/1997            none             28,962           18.00
                  One Hour Photo                668              06/1998          1/5 yr.            12,645           18.93
                  Ice Cream Oasis               895              12/1997          1/2 yr.            20,585           23.00
                  Great Frame Up              1,455              07/1999            none             21,825           15.00
                  Hair Depot                  1,950              12/1998            none             31,200           16.00
                  Mailboxes Etc.              1,486              10/1998          1/3 yr.            26,748           18.00
                  Village Dental Clinic       1,463              12/1998            none             21,945           15.00
                  Tasty Thai                  1,802              01/1999          1/5 yr.            25,228           14.00
                  Pearle Vision Center        2,957              12/1998          1/5 yr.            65,054           22.00
                  Petal Peddlers              1,486              06/1998            none             20,804           14.00
                  Majestic Dry Cleaning       1,757              12/1998          1/5 yr.            25,459           14.49
                  El Famous Burrito           1,685              11/1998            none             31,307           18.57
                  Zanie's Comedy              6,046              10/1997          2/5 yr.            66,506           11.00
                  Walgreens                  11,974              12/2005            none             84,000            7.02
                  Big Apple Bagels            2,000              09/2005          2/5 yr.            33,980           16.99
                  Caldwell Banker             3,631              05/1998          1/3 yr.            54,465           15.00
                  Bo-Bo's Gyros               1,410              04/2000          1/5 yr.            21,150           15.00
                  Starbuck's Coffee           1,744              10/2005            none             36,624           21.00
                  Temporary Personnel         1,403              08/1998            none             24,330           17.34
                  Oriental Rugs               1,448              09/1999            none             22,444           15.50



                                                                                 Average        Percent of       Percent of
                                                                                 Base Rent        Total          Annual Base
                             Approx. GLA      Annual Base                        Per Square     Building GLA        Rent
                Number of    of Expiring       Rent of                           Foot Under     Represented      Represented
Year Ending      Leases         Leases         Expiring      Total Annual        Expiring       by Expiring      by Expiring
December 31,    Expiring     (square feet)      Leases        Base Rent (1)      Leases           Leases           Leases
-----------     --------     ------------       ------        -------------      --------       -----------      ----------

1997             3              8,550           $116,053       $906,771           $13.57            8.66%            12.80%

1998            10             18,486            284,227        764,266            15.38           18.73             37.19

1999             3              4,705             73,008        492,655            15.52            4.77             14.82

2000             1              1,410             21,150        400,532            15.00            1.43              5.28

2001           none              none               none        383,742             none            none              none

2002           none              none               none        383,742             none            none              none

2003             1             46,984            228,642        385,486             4.87           47.61             59.31

2004           none              none               none        156,844             none            none              none

2005             3             15,384            156,844        156,844            10.20           15.59            100.00

2006           none              none               none           none             none            none              none


(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.


       The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Hawthorn Village upon reaching stabilized occupancy as of July 15, 1996, of $8,560,000.


SIX CORNERS PLAZA, CHICAGO, ILLINOIS

       On October 18, 1996, the Company acquired a Neighborhood Retail Center located at 3920 North Cicero Avenue in Chicago, Illinois known as Six Corners Plaza ("Six Corners") from MBL Life Assurance Corporation, an unaffiliated third party, for approximately $6.0 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $74 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

       Six Corners was built in 1966 and consists of a two-story building aggregating 80,650 rentable square feet. As of April 15, 1997, Six Corners was 94% leased. Tenants leasing more than 10% of the total square footage are Bally's Chicago Health & Tennis Club ("Bally's"), which leases 45,803 square feet, or approximately 57% of the rentable square feet, and Illinois Masonic, which leases 15,338 square feet, or approximately 19% of the rentable square feet. Bally's is a fitness and exercise center, and Illinois Masonic is a medical center.

       In evaluating Six Corners as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a March 1996 study conducted by Mid-America Real Estate Corporation which was based on 1990 census updates and projections, the population within a three-mile radius of Six Corners is 412,159, with an estimated average household income in excess of $45,400 per year, higher than the national average. Although 76% of the rentable square feet at Six Corners is leased to two tenants, the Company's management believes the superior demographics of the area surrounding the center, including high population density, relatively high income and high vehicular traffic volume near the center, meet the site evaluation criteria of many retailers. Therefore, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

       The Company does not anticipate making any significant repairs and improvements to Six Corners over the next few years. A substantial portion of any such cost would be paid by the tenants. The table below sets forth certain information regarding occupancy and rental rates for the years ended December 31, 1995 and 1996. Information for prior years is not available to the Company.

                             Occupancy Rate
    Year Ending             as of December 31         Effective Annual Rental
   December 31,                of Each Year               Per Square Foot
   ------------           --------------------            ---------------
       1996                       92%                          $11.95
       1995                       96                            12.06




         The lease with Bally's requires Bally's to pay base rent equal to $10.68 per square foot per annum payable monthly until July 31, 2010. The lease also grants Bally's two options to renew the lease for separate five year terms. If the first option is exercised, Bally's will be required to pay a base rent of $12.67 per square foot per annum payable monthly from August 1, 2010. Thereafter, the price will increase 3% per year throughout both option periods.

         For federal income tax purposes, the Company's depreciable basis in Six Corners is approximately $4,590,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $295,708. The real estate taxes payable were calculated by multiplying Six Corners' assessed value by an equalizer of 2.1243 and a tax rate of 9.345%.

         At April 15, 1997, a total of 75,825 square feet were leased to eight tenants at Six Corners. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                             Square Foot                    Renewal       Current        Percentage   Rent per
                                               Leased        Lease Ends     Options       Annual Rent       Rent      Square Foot
                                             -----------     ----------     -------       -----------    -----------  -----------
                  Bally's Chicago
                  Health Club                  45,803        7/2010         2/5 yr.        $489,176         none      $10.68

                  Illinois Masonic (1)         13,988        3/1999           none         $258,582         none      $18.49

                  Illinois Masonic
                  Optometry Space (1)           1,350        3/1999           none          $24,956         none      $18.49

                  One Hour Photo                1,001        2/1999           none          $17,517         none      $17.50

                  Weight Watchers               2,844        8/1998         1/5 yr.         $46,926         none      $16.50

                  Payless Shoe Store            2,538        9/2002           none          $44,451         none      $17.55

                  Video Update                  6,975        9/2000           none          $69,750         none      $10.00

                  Supercuts                     1,326        1/2005           none          $22,508         none      $16.97

                  Vacant                        4,825          none           none             none         none       none

(1) Both spaces are leased to Illinois Masonic.


                                                                                 Average        Percent of       Percent of
                                                                                 Base Rent        Total          Annual Base
                             Approx. GLA      Annual Base                        Per Square     Building GLA        Rent
                Number of    of Expiring       Rent of                           Foot Under     Represented      Represented
Year Ending      Leases         Leases         Expiring      Total Annual        Expiring       by Expiring      by Expiring
December 31,    Expiring     (square feet)      Leases        Base Rent (1)      Leases           Leases           Leases
-----------     --------     ------------       ------        -------------      --------       -----------      ----------
1997               none          none           none            $966,416            none           none              none

1998                 1          2,844         $48,348          1,002,432          $17.00           3.53%             4.82%

1999                 3         16,339         294,102            968,288           18.00          20.01             30.37

2000                 1          6,975          69,750            689,172           10.00           8.65             10.12

2001               none          none            none            632,975            none           none              none

2002                 1          2,538          47,080            648,856           18.55           3.15              7.26

2003               none          none           none             614,465            none           none              none

2004               none          none           none             629,470            none           none              none

2005                  1         1,326          27,619            644,127           20.83           1.64              4.29

2006                 --            --              --            647,196              --             --                --


(1) No assumptions were made regarding the releasing of expired leases.
It is the opinion of the Company's management that the space will be released at market rates.


         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Six Corners, as of September 30, 1996, of $6.2 million.

SPRING HILL FASHION CORNER, WEST DUNDEE, ILLINOIS

         On November 13, 1996, the Company acquired a Neighborhood Retail Center located at 830-890 West Main Street, West Dundee, Illinois known as Spring Hill Fashion Corner ("Spring Hill") from JMB/Spring Hill Associates, an unaffiliated third party, for approximately $9.2 million. The purchase price was funded using cash and cash equivalents, including the proceeds of monies previously drawn against the Company's line of credit provided by LaSalle Bank on September 30, 1996. The purchase price was approximately $73.48 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Spring Hill was built in 1985 and consists of a one-story building aggregating 125,198 rentable square feet. As of April 15, 1997, Spring Hill was 96% leased. In evaluating Spring Hill as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a 1996 study conducted by Richard Ellis, the population within a five mile radius of Spring Hill is 111,500, with an estimated average household income in excess of $54,500 per year, higher than the national average. Although 44% of the rentable square feet at Spring Hill is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Spring Hill over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Spring Hill expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years is not available to the Company since the property was acquired through a foreclosure proceeding.

                            Occupancy Rate
   Year Ending             as of December 31         Effective Annual Rental
  December 31,                of Each Year               Per Square Foot
  ------------           --------------------            ---------------
      1996                      95%                          $9.71
      1995                      75                            8.92



         Tenants leasing more than 10% of the total square footage are Michael's, which leases 30,000 square feet, or approximately 24% of the rentable square feet, and T. J. Maxx, which leases 25,161 square feet, or approximately 20% of the rentable square feet. Michael's is a national chain of craft stores, and T. J. Maxx is a discount clothing chain. The lease with Michael's requires Michael's to pay base rent equal to $7.00 per square foot per annum payable monthly until January 31, 2001, and $7.50 per square foot per annum payable monthly from February 1, 2001 until January 31, 2006. The Michael's lease contains no option to renew. The lease with T. J. Maxx requires T. J. Maxx to pay base rent equal to $6.50 per square foot per annum payable monthly until January 31, 2001. The lease with T. J. Maxx also grants
T. J. Maxx one option to renew the lease for a five-year term. If this option is exercised, T .J. Maxx will be required to pay a base rent of $6.50 per square foot per annum payable monthly from February 1, 2001 until January 31, 2006.

         For federal income tax purposes, the Company's depreciable basis in Spring Hill is approximately $7,406,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $123,315. The real estate taxes payable were calculated by multiplying Spring Hill's assessed value by an equalizer of 1.00 and a tax rate of 6.2199%.

         At April 15, 1997, a total of 120,198 square feet were leased to nineteen tenants at Spring Hill. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                       Square Feet      Lease           Renewal       Current          Rent per
               Lessee                    Leased          Ends           Options       Annual Rent     Square Foot
               ------                    ------          ----           -------       -----------     -----------
                Pier 1 Imports           8,487            03/2002          none       $110,331          $13.00

                Travel Agents Int'l      2,000            09/1999          none         21,500           10.75

                China Palace             5,000            07/2003        1/5 yr.        62,500           12.50

                Wild Bird Unltd.         2,000            12/2000          none         26,120           13.06

                Let's Learn              4,000            12/2000          none         39,960            9.99

                Michael's               30,000            01/2006          none        210,000            7.00

                Fantastic Sam's            900            06/2000          none         22,500           25.00

                Jenny Craig              3,600            09/1998        1/5 yr.        41,400           11.50

                Sizes Unltd.             4,000            01/2001          none         56,000           14.00

                Sally Beauty Supply      2,000            03/1998        1/5 yr.        34,000           17.00

                Music Go Round           3,000            09/2001        1/5 yr.        37,500           12.50

                Once Upon a Child        4,000            02/2001        1/5 yr.        38,000            9.50

                T. J. Maxx              25,161            01/2001        1/5 yr.       163,546            6.50

                Play It Again Sports     3,500            02/2000          none         40,250           11.50

                Funcoland                2,000            05/1997          none         24,000           12.00

                Cosmetic Center          6,000            01/2003        2/5 yr.        60,000           10.00

                Celebration Center       8,125            10/2004          none         89,700           11.04

                Famous Footwear          5,425            09/2000          none         59,675           11.00

                Nail Salon               1,000             2/2000          none         14,000           14.00

                Vacant                   5,000               none          none           none            none



                                                                                 Average        Percent of       Percent of
                                                                                 Base Rent        Total          Annual Base
                             Approx. GLA      Annual Base                        Per Square     Building GLA        Rent
                Number of    of Expiring       Rent of                           Foot Under     Represented      Represented
Year Ending      Leases         Leases         Expiring      Total Annual        Expiring       by Expiring      by Expiring
December 31,    Expiring     (square feet)      Leases        Base Rent (1)      Leases           Leases           Leases
-----------     --------     ------------       ------        -------------      --------       -----------      ----------
   1997            1            2,000          $24,000         $1,153,920         $12.00             1.60%          2.08%
   1998            2            5,600           71,400          1,164,809          12.75             4.47           6.13
   1999            1            2,000           21,500          1,109,174          10.75             1.60           1.94
   2000            6           16,825          223,068          1,102,115          13.26            13.44          20.24
   2001            4           36,161          301,546            899,123           8.34            28.88          33.54
   2002            1            8,487          126,244            601,744          14.87             6.78          20.98
   2003            2           11,000          153,000            475,500          13.91             8.79          32.18
   2004            1            8,125           97,500            322,500          12.00             6.49          30.23
   2005          none            none             none            225,000           none             none           none
   2006            1           30,000          225,000            225,000           7.50            23.96         100.00


(1) No assumptions were made regarding the releasing of expired leases.
It is the opinion of the Company's management that the space will be released at market rates.


         The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Spring Hill property, as of November 15, 1996, of not less than $9.38 million.

GRAND & HUNT CLUB OUTLOT CENTER, GURNEE, ILLINOIS

         On December 24, 1996, the Company acquired a Neighborhood Retail Center located at Grand Avenue and Hunt Club Road in Gurnee, Illinois known as Grand & Hunt Club Outlot Center ("Hunt Club") from Butler Real Estate, Inc., an unaffiliated third party, for approximately $3.6 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $169.26 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Hunt Club was built in 1996 and consists of a one-story building aggregating 21,222 rentable square feet. As of April 15, 1997, Hunt Club was 100% leased. In evaluating Hunt Club as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Hunt Club is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Hunt Club over the next few years because the facility was completed in 1996. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Hunt Club expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

        Year Ending                Occupancy Rate as of         Effective Annual Rental
        December 31,                   December  31                Per Square Foot
        ------------                   ------------                ---------------
         1996                           100%                           $18.61

         Tenants leasing more than 10% of the total square footage are Super Crown Books, which leases 16,722 square feet, or approximately 78.8% of the rentable square feet, and Helzberg's Diamond Shops d/b/a Jewelry 3 ("Jewelry 3"), which leases 4,500 square feet, or approximately 21.2% of the rentable square feet. Super Crown Books is a national chain of discount book stores and Jewelry 3 is a jewelry store chain. The lease with Super Crown Books requires Super Crown Books to pay base rent equal to $16.75 per square foot per annum payable monthly from January 1, 1997 until February 28, 2002 and $17.75 per square foot per annum payable monthly from March 1, 2002 until February 28, 2007. The Super Crown Books lease contains no option to renew. The lease with Jewelry 3 requires Jewelry 3 to pay base rent equal to $25.50 per square foot per annum payable monthly until December 31, 2001 and $29.32 per square foot per annum payable monthly from January 1, 2002 until December 31, 2006. The Jewelry 3 lease contains no option to renew.

         For federal income tax purposes, the Company's depreciable basis in Hunt Club is approximately $2,600,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Information regarding real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) is not available since Hunt Club was completed in 1996. Prior to the completion of Hunt Club in 1996, the property was vacant land. The Company believes that any tax information relating to the vacant land would not be useful to investors.

         At April 15, 1997, a total of 21,222 square feet were leased to two tenants at Hunt Club. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                                                         Current
                                          Square Feet       Lease        Renewal         Annual          Rent per
                     Lessee                  Leased          Ends        Option           Rent          Square Foot
                     ------                  ------          ----        ------          ------         -----------
                Super Crown Books           16,722           02/2007     None           $280,094          $16.75
                Jewelry 3                    4,500           12/2006     None            114,750           25.50


                                                                                 Average        Percent of       Percent of
                                                                                 Base Rent        Total          Annual Base
                             Approx. GLA      Annual Base                        Per Square     Building GLA        Rent
                Number of    of Expiring       Rent of                           Foot Under     Represented      Represented
Year Ending      Leases         Leases         Expiring      Total Annual        Expiring       by Expiring      by Expiring
December 31,    Expiring     (square feet)      Leases        Base Rent (1)      Leases           Leases           Leases
-----------     --------     ------------       ------        -------------      --------       -----------      ----------
 1997-2001       none             none          none          $394,844             none              none          none
   2002          none             none          none           408,779             none              none          none
 2003-2005       none             none          none           428,756             none              none          none
   2006           1               4,500       $131,940         428,756            $29.32            21.2%         30.77


(1) No assumptions were made regarding the releasing of expired leases.
It is the opinion of the Company's management that the space will be released at market rates.

         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Hunt Club property, as of December 17, 1996, of $3.61 million.

THE QUARRY OUTLOT, HODGKINS, ILLINOIS

         On December 24, 1996, the Company acquired a Neighborhood Retail Center located at La Grange Road and Joliet Road in Hodgkins, Illinois known as The Quarry Outlot ("The Quarry") from Butler Real Estate, Inc., an unaffiliated third party, for approximately $1.8 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $186.53 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         The Quarry was built in 1996 and consists of a one-story building aggregating 9,650 rentable square feet. As of April 15, 1997, The Quarry was 100% leased. In evaluating The Quarry as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at The Quarry is leased to three tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to The Quarry over the next few years because the facility was completed in 1996. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at The Quarry expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

   Year Ending                Occupancy Rate          Effective Annual Rental
   December 31,             as of December 31             Per Square Foot
   ------------             -----------------             ---------------
       1996                       100%                         $20.88



         Tenants leasing more than 10% of the total square footage are Helzberg's Diamond Shops d/b/a Jewelry 3 ("Jewelry 3"), which leases 4,700 square feet, or approximately 48.7% of the rentable square feet, Casual Male Big and Tall ("Casual Male"), which leases 3,150 square feet, or approximately 32.6% of the rentable square feet, and Dunkin Donuts/ Baskin Robbins, which leases 1,800 square feet, or approximately 18.7% of the rentable square feet. Jewelry 3 is a jewelry store chain, Casual Male is a retailer of clothing for men, and Dunkin Donuts/ Baskin Robbins is a national chain of retail stores selling donuts and ice cream. The lease with Jewelry 3 requires Jewelry 3 to pay base rent equal to $24.00 per square foot per annum payable monthly until December 31, 2001 and $26.35 per square foot per annum payable monthly from January 1, 2002 until December 31, 2006. The Jewelry 3 lease contains no option to renew. The lease with Casual Male requires Casual Male to pay base rent equal to $15.00 per square foot per annum payable monthly until August 31, 1999, $16.00 per square foot per annum payable monthly from September 1, 1999 until August 31, 2003, $17.00 per square foot per annum payable monthly from September 1, 2003 until August 31, 2006 and $18.70 per square foot per annum payable monthly from September 1, 2006 until December 31, 2006. The Casual Male lease contains no option to renew. The lease with Dunkin Donuts/ Baskin Robbins requires Dunkin Donuts/ Baskin Robbins to pay base rent equal to $23.00 per square foot per annum payable monthly until October 31, 2001 and $25.30 per square foot per annum payable monthly from November 1, 2001 until October 31, 2006. The Dunkin Donut/ Baskin Robbins lease contains no option to renew.

         For federal income tax purposes, the Company's depreciable basis in The Quarry is approximately $1,275,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Information regarding real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) is not available since The Quarry was completed in 1996. Prior to the completion of The Quarry in 1996, the property was vacant land. The Company believes that any tax information relating to the vacant land would not be useful to investors.

         At April 15, 1997, a total of 9,650 square feet were leased to three tenants at The Quarry. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                                                 Current
                                 Square Feet        Lease        Renewal          Annual           Rent per
                Lessee              Leased          Ends         Options           Rent          Square Foot
                ------              ------          ----         -------           ----          -------------
                Jewelry 3            4,700         12/2006          None          $112,800           $24.00

                Casual Male          3,150         12/2006          None            47,250            15.00

                Dunkin Donuts/
                Baskin Robbins       1,800         10/2006          None            41,400            23.00



                                                                                 Average        Percent of       Percent of
                                                                                 Base Rent        Total          Annual Base
                             Approx. GLA      Annual Base                        Per Square     Building GLA        Rent
                Number of    of Expiring       Rent of                           Foot Under     Represented      Represented
Year Ending      Leases         Leases         Expiring       Total Annual       Expiring       by Expiring      by Expiring
December 31,    Expiring     (square feet)      Leases        Base Rent (1)      Leases           Leases           Leases
-----------     --------     ------------       ------        -------------      --------       -----------      ----------
 1997          none               none          none            $201,450         none                none          none
 1998          none               none          none             201,450         none                none          none
 1999          none               none          none             202,500         none                none          none
 2000          none               none          none             204,600         none                none          none
 2001          none               none          none             205,290         none                none          none
 2002          none               none          none             219,785         none                none          none
 2003          none               none          none             220,835         none                none          none
 2004          none               none          none             222,935         none                none          none
 2005          none               none          none             222,935         none                none          none
 2006            3               9,650        $224,720           224,720        $23.29                100%          100%


(1) No assumptions were made regarding the releasing of expired leases.
It is the opinion of the Company's management that the space will be released at market rates.


         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for The Quarry property, as of December 9, 1996, of $1.85 million.

CRESTWOOD PLAZA SHOPPING CENTER, CRESTWOOD, ILLINOIS

         On December 27, 1996, the Company acquired a Neighborhood Retail Center located at 13335 South Cicero Avenue in Crestwood, Illinois known as Crestwood Plaza Shopping Center ("Crestwood Plaza") from Inland Property Sales, Inc., an affiliated third party, for approximately $1.81 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $90.24 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Crestwood Plaza was built in 1992 and consists of a one-story building aggregating 20,044 rentable square feet. As of April 15, 1997, Crestwood Plaza was 100% leased. In evaluating Crestwood Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Crestwood Plaza is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Crestwood Plaza over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Crestwood Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                                   Occupancy Rate
          Year Ending             as of December 31         Effective Annual Rental
         December 31,                of Each Year               Per Square Foot
         ------------           --------------------            ---------------
             1996                       100%                         $10.13
             1995                       100%                         $10.13
             1994                       100%                         $10.13
             1993                       100%                         $10.13
             1992                       100%                         $10.13


         Tenants leasing more than 10% of the total square footage are Entenmann's Inc., which leases 13,644 square feet, or approximately 68% of the rentable square feet, and Pet Supplies Plus, which leases 6,400 square feet, or approximately 32% of the rentable square feet. Entenmann's is a national retailer of baked goods, and Pet Supplies Plus is a national retail pet supply chain. The lease with Entenmann's requires Entenmann's to pay base rent equal to $9.25 per square foot per annum payable monthly until October 31, 2002. The Entenmann's lease contains no option to renew. The lease with Pet Supplies Plus requires Pet Supplies Plus to pay base rent equal to $12.00 per square foot per annum payable monthly until January 31, 1998. The lease with Pet Supplies Plus also grants Pet Supplies Plus one option to renew the lease for a five-year term. If this option is exercised, Pet Supplies Plus will be required to pay a base rent of $12.99 per square foot per annum payable monthly from February 1, 1998 until January 31, 2003.

         For federal income tax purposes, the Company's depreciable basis in Crestwood Plaza is approximately $1,480,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $51,494. The real estate taxes payable were calculated by multiplying Crestwood Plaza's assessed value by an equalizer of 2.1243 and a tax rate of 9.316%.

         At April 15, 1997, a total of 20,044 square feet were leased to two tenants at Crestwood Plaza. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                                                 Current
                                 Square Feet      Lease         Renewal          Annual          Rent per
               Lessee              Leased          Ends         Options           Rent          Square Foot
               ------              ------          ----         -------           ----          -----------
          Entenmann's Inc.         13,644           10/2002          none          $126,207        $9.25

          Pet Supplies Plus         6,400           01/1998        1/ 5 yr.          76,800        12.00


                                                                                 Average        Percent of       Percent of
                                                                                 Base Rent        Total          Annual Base
                             Approx. GLA      Annual Base                        Per Square     Building GLA        Rent
                Number of    of Expiring       Rent of                           Foot Under     Represented      Represented
Year Ending      Leases         Leases         Expiring      Total Annual        Expiring       by Expiring      by Expiring
December 31,    Expiring     (square feet)      Leases        Base Rent (1)      Leases           Leases           Leases
-----------     --------     ------------       ------        -------------      --------       -----------      ----------
    1997           none          none           none          $203,007             none          none               none
    1998            1            6,400        $76,800          203,007            $12.00         32%               37.83%
  1999-2001        none          none           none           126,207             none          none               none
    2002            1           13,644        126,207          126,207              9.25         68%                 100%


(1) No assumptions were made regarding the releasing of expired leases.
It is the opinion of the Company's management that the space will be released at market rates.

         The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Crestwood Plaza property, as of December 17, 1996, of not less than $1.85 million.

PARK ST. CLAIR PLAZA, SCHAUMBURG, ILLINOIS

         On December 31, 1996, the Company acquired a Neighborhood Retail Center located at the corner of Higgins and Meacham Roads in Schaumburg, Illinois known as Park St. Clair Plaza ("Park St. Clair") from KHF Land Partnership, an unaffiliated third party, for approximately $1.525 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $128.59 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Park St. Clair was built in 1994 and consists of a one-story building aggregating 11,859 rentable square feet. As of April 15, 1997, Park St. Clair was 100% leased. In evaluating Park St. Clair as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located
within a vibrant economic area.   Although 100% of the rentable square feet at
Park St. Clair is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Park St. Clair over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Park St. Clair expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                             Occupancy Rate
          Year Ending      as of December 31     Effective Annual Rental
         December 31,         of Each Year           Per Square Foot
         ------------    --------------------        ---------------
             1996                100%                     $15.06

             1995                 35%                     $5.70

             1994                 35%                     $5.65


         Tenants leasing more than 10% of the total square footage are Hallmark Cards ("Hallmark"), which leases 7,669 square feet, or approximately 65% of the rentable square feet, and Ameritech Mobile Comm ("Ameritech"), which leases 4,190 square feet, or approximately 35% of the rentable square feet. Hallmark is a national retailer of greeting cards, and Ameritech is a mobile telecommunications provider. The lease with Hallmark requires Hallmark to pay base rent equal to $14.00 per square foot per annum payable monthly until November 30, 2001. The lease with Hallmark also grants Hallmark one option to renew the lease for a five-year term. If this option is exercised, Hallmark will be required to pay a base rent of $19.00 per square foot per annum payable monthly from December 1, 2001 until November 30, 2006. The lease with Ameritech requires Ameritech to pay base rent equal to $17.00 per square foot per annum payable monthly until September 30, 1997, $17.50 per square foot per annum payable monthly until September 30, 1998 and $18.00 per square foot per annum payable monthly until September 30, 1999. The lease with Ameritech also grants Ameritech one option to renew the lease for a five-year term. If this option is exercised, Ameritech will be required to pay a base rent of $18.00 per square foot per annum payable monthly from October 1, 1998 until September 30, 2004.

         For federal income tax purposes, the Company's depreciable basis in Park St. Clair is approximately $1,220,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $38,938. The real estate taxes payable were calculated by multiplying Park St. Clair's assessed value by an equalizer of 2.1243 and a tax rate of 8.967%.

         At April 15, 1997, a total of 11,859 square feet were leased to two tenants at Park St. Clair. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                      Current
                      Square Feet  Lease    Renewal    Annual    Rent per
    Lessee              Leased      Ends    Options     Rent   Square Foot
    ------              ------      ----    -------     ----   -----------
Hallmark Cards           7,669    11/2001   1/ 5 yr.  $107,366    $14.00

Ameritech Mobile Comm    4,190    09/1999   1/ 5 yr.    71,230     17.00




                                                                           Average      Percent of     Percent of
                                                                          Base Rent       Total        Annual Base
                              Approx.       Annual                        Per Square   Building GLA       Rent
               Number of      GLA of       Base Rent                      Foot Under    Represented    Represented
Year Ending     Leases    Expiring Leases  of Expiring     Total Annual    Expiring     by Expiring    by Expiring
December 31,   Expiring    (square feet)     Leases        Base Rent(1)     Leases        Leases         Leases
 --------      --------    -------------     ------        ------------     ------        ------         ------
   1997          none         none            none          $179,120         none           none          none

   1998          none         none            none           181,215         none           none          none

   1999            1          4,190          $75,420         195,568        $18.00         35.3%         38.56%

   2000          none         none            none           122,704         none           none          none

   2001            1          7,669          145,711         145,711         19.00         64.7%           100%


(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.


         The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Park St. Clair property, as of December 31, 1996, of not less than $1.6 million.

LANSING SQUARE SHOPPING CENTER, LANSING, ILLINOIS

         On December 31, 1996, the Company acquired a Neighborhood Retail Center located at Torrence Avenue and Interstate 80/94 in Lansing, Illinois known as Lansing Square Shopping Center ("Lansing Square") from Lansing Square RPF II Limited Partnership, an unaffiliated third party, for approximately $16.3 million. The purchase price was funded using cash and cash equivalents as well as the proceeds of a series of loans from LaSalle Bank. The proceeds of the loans from LaSalle Bank (the "LaSalle Loans") totaling $12,850,000, were received on December 30, 1996. The LaSalle Loans are secured by properties the Company previously acquired. Of the total of $12,850,000, approximately $8,000,000 was used in the acquisition of Lansing Square. The LaSalle Loans require the payment of interest only at a rate of 7.6%, fixed for five years and then variable for an additional two years. The purchase price for Lansing Square was approximately $69.80 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Lansing Square was built in 1991 and consists of three one-story buildings aggregating 233,508 rentable square feet. As of April 15, 1997, Lansing Square was 90.3% leased. In evaluating Lansing Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 75.5% of the rentable square feet at Lansing Square is leased to three tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Lansing Square over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Lansing Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                          Occupancy Rate
       Year Ending       as of December 31      Effective Annual Rental
      December 31,          of Each Year            Per Square Foot
      ------------     --------------------         ---------------
          1996                 89.0%                    $5.51

          1995                 76.0                      5.81

          1994                 75.0                      7.28

          1993                 92.0                      7.38

          1992                 90.8                      7.26


         Tenants leasing more than 10% of the total square footage are Sams Club, which leases 107,927 square feet, or approximately 46% of the rentable square feet, Baby Superstore, which leases 43,596 square feet, or approximately 19% of the rentable square feet, and Office Max, which leases 24,700 square feet, or approximately 11% of the rentable square feet. Sams Club is a national warehouse club, Baby Superstore is a national retailer of merchandise for infants and children and Office Max is a national office supply chain. The lease with Sams Club requires Sams Club to pay base rent equal to $7.31 per square foot per annum payable monthly until November 30, 2011. The Sams Club lease contains no option to renew. The lease with Baby Superstore requires Baby Superstore to pay base rent equal to $6.50 per square foot per annum payable monthly until October 31, 2000 and $7.00 per square foot per annum payable monthly until December 31, 2001. The Baby Superstore lease contains no
option to renew.   The lease with Office Max requires Office Max to pay base
rent equal to $7.25 per square foot per annum payable monthly until April 30, 1997, $7.75 per square foot per annum payable monthly until April 30, 2002 and $8.25 per square foot per annum payable monthly until January 31, 2008. The Office Max lease contains no option to renew.

         For federal income tax purposes, the Company's depreciable basis in Lansing Square is approximately $13,000,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $1,252,577. The real estate taxes payable were calculated by multiplying Lansing Square's assessed value by an equalizer of 2.1243 and a tax rate of 11.494%.

         At April 15, 1997, a total of 210,810 square feet were leased to eighteen tenants at Lansing Square. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                                      Current     Rent per
                 Square Feet    Lease      Renewal     Annual      Square
    Lessee         Leased       Ends       Options      Rent        Foot
    ------         ------       -----      -------      ----        ----
Sam's Club         107,927     11/2011       none     $788,946     $7.31

Office Max          24,700     01/2008       none      179,075      7.25

Baby Superstore     43,596     01/2006       none      283,374      6.50

Furniture Max        8,000     07/2002       none      116,000     14.50

Blockbuster          6,275     12/2001       none      100,400     16.00

Ameritech            3,600     06/2000       none       59,328     16.48

Wolf Camera          1,200     06/2002      1/5 yr.     23,376     19.48

Norwest Financial    1,500     01/1999      1/5 yr.     19,875     13.25

Racers Row           1,500     09/2000       none       23,250     15.50

Cost Cutters           900     11/2001       none       14,751     16.39

Papa Johns           1,200     01/2007       none       16,800     14.00

Great American
Bagels               2,400     10/2000       none       34,800     14.50

Sterling Vision      1,200     05/1999       none       18,600     15.50

Pappy's Gyros        1,200     08/1997      1/5 yr.     19,200     16.00

Dunkin Donuts        1,112     04/2002       none       21,128     19.00

Discus CD's          1,200     06/1999      1/3 yr.     18,000     15.00

Home Systems         1,200     02/1998       none       17,400     14.50

Happiness Is Pets    2,100     03/2007       none       29,400     14.00

Vacant              22,698      none         none        none       none



                                                                                     Percent
                                   Approx.                              Average      of Total       Percent
                                   GLA of       Annual                 Base Rent     Building      of Annual
                        Number    Expiring    Base Rent       Total    Per Square      GLA         Base Rent
            Year          of       Leases        of          Annual    Foot Under   Represented   Represented
           Ending       Leases     (square     Expiring       Base      Expiring    by Expiring   by Expiring
         December 31   Expiring     feet)       Leases        Rent(1)    Leases        Leases        Leases
         -----------   --------     -----       ------       -------     ------        ------        ------
           1997           1         1,200      $19,200     $1,794,141    $16.00          .51%         1.07%

           1998           1         1,200       17,400      1,783,586     14.50          .51          1.00

           1999           3         3,900       59,250      1,775,810     15.19         1.67          3.34

           2000           3         7,500      127,663      1,727,680     17.02         3.21          7.39

           2001           2         7,175      132,065      1,635,291     18.41         3.07          8.08

           2002           3        10,312      169,720      1,511,946     16.46         4.42         11.23

           2003         none         none        none       1,346,893      none         none          none

           2004         none         none        none       1,349,043      none         none          none

           2005         none         none        none       1,349,593      none         none          none

           2006           2        45,696      337,722      1,349,643      7.39        19.57         25.02


         (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.


         The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Lansing Square property, as of January 1, 1997, of $16.3 million.

THE SUMMIT OF PARK RIDGE, PARK RIDGE, ILLINOIS

         On December 31, 1996, the Company acquired a Neighborhood Retail Center located at 100-150 Euclid Avenue in Park Ridge, Illinois known as The Summit of Park Ridge ("The Summit") from WHPX-S Real Estate Limited Partnership, an unaffiliated third party, for approximately $3.2 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $96.25 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         The Summit was built in 1986 and consists of a one-story building aggregating 33,248 rentable square feet. As of April 15, 1997, The Summit was 81% leased (100% leased when including the master lease). In evaluating The Summit as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. The Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to The Summit over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         Tenants leasing more than 10% of the total square footage are Giappo's Pizza, which leases 3,683 square feet, or approximately 11% of the rentable square feet, and Le Peep Restaurant ("Le Peep"), which leases 3,621 square feet, or approximately 11% of the rentable square feet. The lease with Giappo's Pizza requires Giappo's Pizza to pay base rent equal to $12.00 per square foot per annum payable monthly until July 31, 1997, $13.00 per square foot per annum payable monthly until July 31, 1998, $14.00 per square foot per annum payable monthly until July 31, 2000, $15.00 per square foot per annum payable monthly until July 31, 2004 and $16.00 per square foot per month payable monthly until July 31, 2007. The Giappo's Pizza lease contains no option to renew. The lease with Le Peep requires Le Peep to pay base rent equal to $15.50 per square foot per annum payable monthly until December 31, 1998 and $17.00 per square foot per annum payable monthly until December 31, 2002. The lease with Le Peep also grants Le Peep one option to renew the lease for a seven-year term. If this option is exercised, Le Peep will be required to pay a base rent of $19.00 per square foot per annum payable monthly from January 1, 2003 until December 31, 2009.

         For federal income tax purposes, the Company's depreciable basis in The Summit is approximately $2,500,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $171,743. The real estate taxes payable were calculated by multiplying The Summit's assessed value by an equalizer of 2.1243 and a tax rate of 9.016%.

         At April 15, 1997, a total of 26,844 square feet were leased to twelve tenants at The Summit. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                                                      Rent
                    Square                               Current       per
                     Feet        Lease       Renewal     Annual      Square
   Lessee           Leased        Ends       Options      Rent        Foot
   ------           ------       ------      -------     -------     ------
   Le Peep            3,621     12/2002       1/7 yr.    $56,126    $15.50
   Restaurant

   Siam Thai          2,454     06/2000       1/4 yr.     43,482     17.72
   Restaurant

   Big Apple Bagels   1,124     10/2003        none       14,612     13.00

   Sav-A-Lot          2,414     01/1999        none       26,554     11.00

   Giappo's Pizza     3,683     07/2007        none       44,196      8.00

   Fashion Media      2,142     08/2004        none       29,988     14.00

   Success Lab of
   Park Ridge         2,142     12/1997       1/5 yr.     28,917     13.50

   H&R Block          2,142     04/2001       1/5 yr.     22,063     10.30

   Heavenly Pet       2,000     09/1997       1/2 yr.     18,000      9.00
   Center

   Hay Caramba!       2,888     02/2006      1/11 yr.     31,479     10.90

   Yahav & Silvers
   DDS                1,446     10/2000       1/5 yr.     18,798     13.00

   Baker's Daughter     788     10/2001        none        7,092      9.00

   Vacant             6,404       none         none         none      none


                                                                                       Percent of
                                                                          Average         Total       Percent of
                             Approx.                                      Base Rent     Building     Annual Base
                             GLA of         Annual                        Per Square      GLA           Rent
               Number of    Expiring       Base Rent                      Foot Under  Represented    Represented
Year Ending     Leases       Leases       of Expiring     Total Annual     Expiring   by Expiring    by Expiring
December 31,   Expiring   (square feet)      Leases       Base Rent(1)      Leases       Leases         Leases
------------   --------   -------------      ------       ------------      ------       ------         ------
   1997            2         4,142          $46,917        $346,774        $11.33        12.45%         13.53%
   1998          none         none            none          305,544          none         none           none
   1999            1         2,414           26,554         316,317         11.00         7.26           8.39
   2000            2         3,900           65,175         295,835         16.71        11.73          22.03
   2001            2         2,930           33,124         234,614         11.31         8.81          14.11
   2002            1         3,621           61,557         203,648         17.00        10.89          30.23
   2003            1         1,124           15,736         144,963         14.00         3.38          10.86
   2004            1         2,142           34,272         132,206         16.00         6.44          25.92
   2005          none         none            none          100,804          none         none           none
   2006            1         2,338           41,876         100,804         14.50         8.69          41.54

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.


         The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for The Summit property, as of December 17, 1996, of not less than $3.25 million.


MAPLE PARK PLACE SHOPPING CENTER, BOLINGBROOK, ILLINOIS

         On January 9, 1997, the Company acquired a Neighborhood Retail Center located at Naperville and Boughton Roads in Bolingbrook, Illinois known as Maple Park Place Shopping Center ("Maple Park") from KBS Retail Limited Partnership, a Delaware limited partnership, an unaffiliated third party, for approximately $15.3 million. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of approximately $8.0 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum. The Company repaid the Short-Term Loan on January 25, 1997 using the proceeds of two loans (the "Mortgage Loans") totaling $12,840,000 from an unaffiliated lender. The Company paid a 1.25% fee in connection with these Mortgage Loans. The Mortgage Loans have a term of seven years and, prior to the maturity date, require payments of interest only, at a rate of 7.8% per year, fixed for the first five years with interest for the remaining two years payable at an annual rate equal to the prime rate plus 0.5%. A majority of the Company's board, including a majority of the Independent Directors, have approved the terms and conditions of the Short-Term Loan. The purchase price for Maple Park was approximately $69.52 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Maple Park was built in 1992, with expansions made in 1994, and consists of a one-story building aggregating 215,722 rentable square feet. As of April 15, 1997, Maple Park was 99% leased. In evaluating Maple Park as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 75.3% of the rentable square feet at Maple Park is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Maple Park over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Maple Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                               Occupancy Rate
         Year Ending          as of December 31       Effective Annual Rental
        December 31,             of Each Year             Per Square Foot
        ------------        --------------------          ---------------
            1996                   100%                        $8.18
            1995                    94                          8.15

         Tenants leasing more than 10% of the total square footage are Kmart, which leases 104,231 square feet, or approximately 49.5% of the rentable square feet and Eagle Foods, which leases 56,706 square feet, or approximately 25.8% of the rentable square feet. Kmart is a national discount retailer of household goods and clothing and Eagle Foods is a national grocery store chain. The lease with Kmart requires Kmart to pay base rent equal to $5.40 per square foot per annum payable monthly until January 31, 2020. The Kmart lease contains no option to renew. The lease with Eagle Foods requires Eagle Foods to pay base rent equal to $10.16 per square foot per annum payable monthly until October 31, 2002 and $10.41 per square foot per annum payable monthly until August 31, 2017. The Eagle Foods lease contains no option to renew.

         For federal income tax purposes, the Company's depreciable basis in Maple Park is approximately $12,205,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $358,415. The real estate taxes payable were calculated by multiplying Maple Park's assessed value by an equalizer of 1.00 and a tax rate of 8.0013%.

         At April 15, 1997, a total 212,932 square feet were leased to nineteen tenants at Maple Park. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                                         Current        Rent per
                         Square Feet           Lease        Renewal       Annual         Square
          Lessee            Leased              Ends        Options        Rent           Foot
          ------            ------             -----        -------        ----           ----
    Forrestor Vision         1,400            02/2002        none        $22,400        $16.00
    Jamaica Me Crazy         1,400            04/1999        none         19,600         14.00
    One Hour Cleaners        1,400            03/2002        none         24,500         17.50
    Cellular One             1,610            03/1998       1/5 yr.       20,930         13.00
    Fantastic Sams           1,190            02/2002       2/5 yr.       19,635         16.50
    Joann's Hallmark         5,070            10/2000       1/4 yr.       55,770         11.00
    Sonia Video              4,124            10/1997        none         43,302         10.50
    GNC                      1,600            10/1999       1/5 yr.       25,600         16.00
    Dentist                  1,600            09/2005       2/5 yr.       30,912         19.32
    Gold Gym                13,200            04/2006        none        105,600          8.00
    Associates Financial     3,200            10/1999       1/5 yr.       41,600         13.00
    Inbound Sports           4,012            08/1999       1/5 yr.       60,180         15.00
    Mail Boxes               1,200            12/1999       1/5 yr.       20,400         17.00
    Prudential Properties    3,600            08/1999       1/5 yr.       46,800         13.00
    Once Upon a Child        2,400            03/2000       1/5 yr.       36,000         15.00
    Brueggers Bagels         2,295            01/2005        none         36,720         16.00
    Prairie Paint, J.C.
    Licht                    2,400            11/1998       1/3 yr.       38,400         16.00
    Eagle Foods             57,000            08/2017        none        576,133         10.16
    Kmart                  104,231            01/2020        none        589,157          5.65
    Vacant                   2,790               --           --            --             --


                                                                                 Average     Percent of     Percent of
                                                                                Base Rent      Total        Annual Base
                                     Approx. GLA   Annual Base                 Per Square   Building GLA       Rent
                        Number of    of Expiring     Rent of                   Foot Under   Represented   Represented by
         Year Ending     Leases        Leases       Expiring    Total Annual    Expiring    by Expiring      Expiring
         December 31,   Expiring    (square feet)    Leases      Base Rent(1)    Leases        Leases         Leases
         ------------   --------    -------------    ------     -------------    ------        ------         ------
            1997            4           9,654       $ 89,502     $1,809,262      $12.45          4.39%         4.95%
            1998            2           3,935         58,130      1,728,492       14.77          1.80          3.36
            1999            6          15,012        217,386      1,676,871       14.48          6.82         12.96
            2000            2           7,470         96,705      1,462,096       12.95          3.39          6.61
            2001          none           none           none      1,363,455        none          none          none
            2002            1           1,190         22,015      1,368,279       18.50          0.50          1.61
            2003          none           none           none      1,358,219        none          none          none
            2004          none           none           none      1,359,610        none          none          none
            2005            2           3,895         74,923      1,359,610       19.24          1.77          5.51
            2006            1          13,200        105,600      1,284,687        8.00          6.00          8.22

         (1) No assumptions were made regarding the releasing of expired leases. It is  the opinion of the Company's management that the space will be released at market rates.

         The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Maple Park property, as of December 10, 1996, of not less than $15.3 million.

AURORA COMMONS SHOPPING CENTER, AURORA, ILLINOIS

         On January 24, 1997, the Company acquired a Neighborhood Retail Center located at Route 31 and Indian Trail Road in Aurora, Illinois known as Aurora Commons Shopping Center ("Aurora Commons") from Aurora Commons Limited Partnership and Northpoint Two Limited Partnership, unaffiliated third parties, for approximately $11.5 million. The purchase price was funded using cash and cash equivalents as well as by issuing a note assuming the existing first mortgage (the "Mortgage") granted in favor of the John Hancock Life Insurance Company, which has a remaining principal balance of approximately $9.58 million. The Mortgage requires the payment of principal and interest at a rate of 9.0% per annum until the maturity date of October 31, 2001 and is cross defaulted with a separate mortgage on the Southpoint Shopping Center located in Arlington Heights, Illinois, which was simultaneously acquired by an Affiliate of the Advisor. The purchase price for Aurora Commons was approximately $90.19 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors. The Directors, including all of the Independent Directors, have approved this acquisition.

         Aurora Commons was built in 1988 and consists of a one-story building aggregating 127,510 rentable square feet. As of April 15, 1997, Aurora Commons was 99% leased. In evaluating Aurora Commons as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 51% of the rentable square feet at Aurora Commons is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Aurora Commons over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Aurora Commons expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                              Occupancy Rate
     Year Ending             as of December 31         Effective Annual Rental
    December 31,                of Each Year               Per Square Foot
    ------------           --------------------            ---------------
        1996                        98%                         $9.12
        1995                        98%                         $9.11
        1994                        96%                         $8.86
        1993                        97%                         $8.05
        1992                        99%                         $8.64

         The sole tenant leasing more than 10% of the total square footage is Jewel/Osco, which leases 64,965 square feet, or approximately 51% of the rentable square feet. Jewel/Osco is a regional grocery/ pharmacy chain. The lease with Jewel/Osco requires Jewel/Osco to pay base rent equal to $6.00 per square foot per annum payable monthly until August 31, 2009. The Jewel/Osco lease contains no option to renew.

         For federal income tax purposes, the Company's depreciable basis in Aurora Commons is approximately $10,040,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $274,807. The real estate taxes payable were calculated by multiplying Aurora Commons' equalized value by a tax rate of 7.9302%.

         At April 15, 1997, a total of 126,012 square feet were leased to twenty-three tenants at Aurora Commons. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                                        Current   Rent per
                    Square Feet   Lease     Renewal     Annual     Square
       Lessee         Leased      Ends     Options       Rent      Foot
       ------         ------      -----     -------      ----      ----
 Colortyme            2,396       10/1999     none     $34,740     14.50
 H&R Block            1,954       12/1999     none      31,948     16.35
 Thang Ngo
 Restaurant           1,954       12/2000     none      23,937     12.25
 Sally Beauty         1,954       11/1999    1/5 yr.    31,264     16.00
 Supply
 Fashions $10         1,954       10/1998     none      28,333     14.50
 Modern Times         1,667       12/1999     none      24,338     14.60
 Interim Personnel    1,005       10/1999     none      15,849     15.77
 Hollywood Nails      1,039       05/1997     none      18,183     17.50
 Payless Shoes        2,553       05/1997     none      40,695     15.94
 Norwest Financial    1,593       10/1999    1/2 yr.    23,497     14.75
 Sizes Unlimited      7,051       4/2007      none      70,510     10.00
 Dots                 3,455       1/1999     1/5 yr.    43,188     12.50
 Aurora Travel          666       1/1998      none      16,250     24.40
 Trak Auto            5,931       1/2000     1/5 yr.    62,276     10.50
 Famous Footwear      6,647       10/2001   1/10 yr.    59,823      9.00
 Dollar Bills         3,873       1/2001      none      46,476     12.00
 Jewel/Osco          64,965       08/2009     none     389,790      6.00
 Cigarettes Cheaper   1,023       02/1999    1/3 yr.    17,391     17.00
 One-hour Photo         865       06/1998     none      15,734     18.19
 Red Wing Shoes       1,106       12/1999    1/3 yr.    15,484     14.00
 Royal Jewelers       1,388       11/1999    1/3 yr.    26,372     19.00
 Blockbuster Video    7,890       11/1999    1/5 yr.   108,488     13.75
 Boston Market        3,083       05/1997   1/10 yr.    33,790     10.96
 Vacant               1,498            --         --        --        --



                                                                              Percent
                           Approx.                               Average      of Total     Percent of
                            GLA of       Annual                 Base Rent     Building    Annual Base
                Number     Expiring    Base Rent      Total     Per Square      GLA          Rent
     Year         of        Leases         of         Annual    Foot Under   Represented  Represented
    Ending      Leases      (square     Expiring      Base       Expiring    by Expiring  by Expiring
  December 31,  Expiring     feet)       Leases       Rent(1)    Leases       Leases       Leases
  -----------   --------     -----       ------       ----       ------       ------       ------
     1997          3          6,675      $94,929    $1,180,637   $14.22        8.04%        8.04%
     1998          3          3,485       59,249     1,097,401    17.00        2.73         5.40
     1999         11         25,431      358,406     1,047,421    14.09       19.94        34.22
     2000          2          7,885       89,241       667,409    11.32        6.18        13.37
     2001          2         10,520      114,045       581,396    10.84        8.25        19.62
     2002        none         none         none        467,351    none        none         none
     2003        none                                  472,052    none        none         none
                              none         none
     2004        none                                  474,402    none        none         none
                              none         none
     2005        none                                  474,402    none        none         none
                              none         none
     2006        none                                  474,402    none        none         none
                              none         none

         (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Aurora Commons property, as of January 1, 1997, of $11.6 million.

LINCOLN PARK PLACE SHOPPING CENTER, CHICAGO, ILLINOIS

         On January 24, 1997, the Company acquired a Neighborhood Retail Center located at 666-670 West Diversey Parkway in Chicago, Illinois known as Lincoln Park Place Shopping Center ("Lincoln Park") from Clark & Diversey Limited Partnership, an unaffiliated third party, for approximately $2.1 million.
The Company funded the purchase using: (i) the proceeds of a short-term loan maturing February 3, 1997 in the amount of approximately $2.0 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum. A majority of the Company's board, including a majority of the Independent Directors, have approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan on January 25, 1997 using the proceeds of two loans (the "Mortgage Loans") totaling $12,840,000 from an unaffiliated lender. The Company paid a 1.25% fee in connection with these Mortgage Loans. The Mortgage Loans have a term of seven years and, prior to the maturity date, require payments of interest only, at a rate of 7.8% per year, fixed for the first five years with interest for the remaining two years payable at an annual rate equal to the prime rate plus 0.5%. The purchase price for Lincoln Park was approximately $172.26 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Lincoln Park was built in 1990 consists of a one-story building aggregating 10,678 rentable square feet. As of April 15, 1997, Lincoln Park was 100% leased. In evaluating Lincoln Park as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 100% of the rentable square feet at Lincoln Park is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Lincoln Park over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Lincoln Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                            Occupancy Rate
   Year Ending             as of December 31         Effective Annual Rental
  December 31,                of Each Year               Per Square Foot
  ------------           --------------------            ---------------
      1996                       100%                         $21.37
      1995                       100%                         $15.77
      1994                        69%                         $17.13
      1993                       100%                         $22.38
      1992                        69%                         $19.15


         Tenants leasing more than 10% of the total square footage are Lechter's Housewares ("Lechter's"), which leases 6,375 square feet, or approximately 59.7% of the rentable square feet and Nordic Trak, which leases 4,303 square feet, or approximately 40.3% of the rentable square feet. Nordic Trak is a manufacturer and retailer of exercise equipment. The lease with Lechter's requires Lechter's to pay base rent equal to $22.00 per square foot per annum payable monthly until March 31, 2001. The lease with Lechter's also grants Lechter's two options to renew the lease for five-year terms. If the first option is exercised, Lechter's will be required to pay a base rent of $25.00 per square foot per annum payable monthly from April 1, 2001 until March 31, 2006. If the second option is exercised, Lechter's will be required to pay a base rent of $29.00 per square foot per annum payable monthly from April 1, 2006 until March 31, 2011. The lease with Nordic Trak requires Nordic Trak to pay base rent equal to $22.00 per square foot per annum payable monthly until October 31, 1997 and $23.00 per square foot per annum payable monthly until October 31, 1999. The Nordic Trak lease contains no option to renew.

         For federal income tax purposes, the Company's depreciable basis in Lincoln Park is approximately $1,280,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $82,674. The real estate taxes payable were calculated by multiplying Lincoln Park's assessed value by an equalizer of 2.1243 and a tax rate of 9.755%.

         At April 15, 1997, a total of 10,678 square feet were leased to two tenants at Lincoln Park. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                 Current   Rent per
                Square Feet   Lease    Renewal   Annual     Square
 Lessee           Leased      Ends     Options    Rent      Foot
 ------           ------      -----    -------    ----      ----
 Nordic Track     4,303       10/1999   none     $94,666    $22.00
 Lechter's        6,375       03/2001    2/5     140,250    $22.00






                            Approx.                           Average      Percent of   Percent of
                            GLA of       Annual               Base Rent      Total      Annual Base
                Number     Expiring    Base Rent      Total   Per Square  Building GLA     Rent
     Year         of        Leases         of         Annual  Foot Under  Represented   Represented
    Ending      Leases      (square     Expiring      Base    Expiring    by Expiring   by Expiring
  December 31,  Expiring      feet)       Leases      Rent(1)   Leases       Leases        Leases
   --------     -------      -----       ------       ----    ----------  ------------  -----------
     1997        none        none          none      $235,633      none         none         none

     1998        none        none          none       239,219      none         none         none

     1999           1       4,303       $98,969       239,219    $23.00         40.3%        41.4%

     2000        none        none          none       140,250      none         none         none

     2001           1       6,375       140,250       140,250     22.00         59.7%       100.0%

         (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Lincoln Park property, as of January 17, 1997, of $2.12 million.

NILES SHOPPING CENTER, NILES, ILLINOIS

         On April 11, 1997, the Company acquired a Neighborhood Retail Center located at 8351 West Golf Road in Niles, Illinois known as Niles Shopping Center ("Niles Center") from American National Bank and Trust Company as Trustee for Trust No. 77302, an unaffiliated third party, for approximately $3.28 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $125.59 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Niles Center was built in 1982 and consists of a one-story building aggregating 26,117 rentable square feet. As of April 15, 1997, Niles Center was 100% leased. In evaluating Niles Center as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center which is located approximately thirteen miles northwest of the Central Business District known as the "Loop" in Chicago, Illinois is located within a vibrant economic area. Although approximately 90% of the rentable square feet at Niles Center is leased to five tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Niles Center over the next few years. Nevertheless, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Niles Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                           Occupancy Rate
  Year Ending             as of December 31         Effective Annual Rental
 December 31,                of Each Year               Per Square Foot
 ------------           --------------------            ---------------
     1996                       100%                         $16.08
     1995                       100%                         $15.90
     1994                       100%                         $14.16
     1993                       100%                         $14.10
     1992                       100%                         $13.93


         Tenants leasing more than 10% of the total square footage are:
Intermac Technologies, a computer equipment retailer, which leases 7,000 square feet, or approximately 26.8% of the rentable square feet; Wolf Camera, a camera and photographic supply retailer, which leases 6,600 square feet, or approximately 25.3% of the rentable square feet; Jennifer Convertibles, a retailer of convertible sofas, which leases 3,375 square feet, or approximately 12.9% of the rentable square feet; Crown Books, a national discount retailer of books, which leases 3,367 square feet, or approximately 12.9% of the rentable square feet and ACEL Cell Phones, a retailer of cellular phones, which leases 3,275 square feet, or approximately 12.5% of the rentable square feet. The lease with Intermac Technologies requires Intermac Technologies to pay base rent equal to $14.50 per square foot per annum payable monthly until October 31, 1997 and $15.00 from November 1, 1997 until October 31, 2003. The lease contains no option to renew. The lease with Wolf Camera requires Wolf Camera to pay base rent equal to $13.50 per square foot per annum payable monthly until January 31, 2002. The lease with Wolf Camera also grants Wolf Camera 2 options to renew the lease for a 5-year term each. If this option is exercised, Wolf Camera will be required to pay a base rent of $15.00 per square foot per annum payable monthly from February 1, 2002 until January 31,2007 and $16.00 per square foot per annum payable monthly from February 1, 2007 until January 31, 2012. The lease with Jennifer Convertibles requires Jennifer Convertibles to pay base rent equal to $20.72 per square foot per annum payable monthly until September 30, 1997, $21.35 per square foot per annum payable monthly from October 1, 1997 until September 30, 1998, $21.99 per square foot per annum payable monthly from October 1, 1998 until September 30, 1999, $22.65 per square foot per annum payable monthly from October 1, 1999 until September 30, 2000 and $23.33 per square foot per annum payable monthly until September 30, 2001. The lease with Jennifer Convertibles also grants Jennifer Convertibles two options to renew the lease for a five-year term each. If the first option is exercised, Jennifer Convertibles will be required to pay a base rent of

$24.01 per square foot per annum payable monthly from October 1, 2001 until September 30, 2002, $24.75 per square foot per annum payable monthly from October 1, 2002 until September 30, 2003, $25.49 per square foot per annum payable monthly from October 1, 2003 until September 30, 2004, $26.27 per square foot per annum payable monthly from October 1, 2004 until September 30, 2005 and $27.04 per square foot per annum payable monthly from October 1, 2005 until September 30, 2006. If the second option is exercised, Jennifer Convertibles will be required to pay a base rent of $27.86 per square foot per annum payable monthly form October 1, 2006 until September 30, 2007, $28.69 per square foot per annum payable monthly from October 1, 2007 until September 30, 2008, $29.55 per square foot per annum payable monthly from October 1, 2008 until September 30, 2009, $30.44 per square foot per annum payable monthly from October 1, 2009 until September 30, 2010 and $30.35 per square foot per annum payable monthly from October 1, 2010 until September 30, 2011. The lease with Crown Books requires Crown Books to pay base rent equal to $11.50 per square foot per annum payable monthly until December 31, 1998. This lease contains no option to renew. Crown Books is planning on vacating this space prior to the lease expiration and if this space is not relet, rent through the lease period will be paid out of a $90,000 escrow fund created by the seller. The lease with ACEL Cell Phones requires ACEL Cell Phones to pay base rent equal to $12.00 per square foot per annum payable monthly until January 31, 2002. The lease with ACEL Cell Phones also grants ACEL Cell Phones 2 options to renew the lease for a 5-year term each. If the first option is exercised, ACEL Cell Phones will be required to pay a base rent of $13.50 per square foot per annum payable monthly from March 1, 2001 until February 28, 2006. If the Second Option is exercised, ACEL Cell Phones will be required to pay a base rent of $14.50 per square foot per annum payable monthly from March 1, 2006 until February 28, 2011.

         For federal income tax purposes, the Company's depreciable basis in Niles Center will be approximately $2,448,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Information regarding real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) were $120,031. The real estate taxes payable were calculated by multiplying Niles Center's assessed value by an equalizer of 2.1243 and a tax rate of 8.574%.

         On April 11, 1997, a total of 26,117 square feet were leased to seven tenants at Niles Center. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                      Square Feet      Lease     Renewal           Current             Rent per
                        Lessee          Leased         Ends      Option         Annual Rent          Square Foot
                        ------          ------         ----      ------         -----------          -----------
                1.  Intermac            7,000        10/2003        No             $101,500             $14.50
                    Technologies

                2.  Cigarettes          1,200        07/1999     1/3 yr.           $ 30,000             $25.00
                    Cheaper

                3.  Crown Books         3,367        12/1997        No             $ 38,720             $11.50

                4.  ACEL Cellular       3,275        02/2001     2/5 yr.           $ 39,300             $12.00

                5.  Jennifer            3,375        10/2001     2/5 yr.           $ 69,930             $20.72
                    Convertibles

                6.  Wolf Camera         6,600        01/2002     2/5 yr.           $ 89,100             $13.50

                7.  Bo Rics Hair        1,300        04/2000        No             $ 27,811             $21.39



                                                                            Average     Percent of     Percent of
                                                                           Base Rent      Total        Annual Base
                                Approx. GLA   Annual Base                 Per Square   Building GLA       Rent
                   Number of    of Expiring     Rent of                   Foot Under   Represented   Represented by
    Year Ending     Leases        Leases       Expiring    Total Annual    Expiring    by Expiring      Expiring
    December 31,   Expiring    (square feet)    Leases     Base Rent (1)    Leases        Leases         Leases
    ------------   --------    -------------    ------     -------------    ------        ------         ------
       1997            -            -             -          $361,048          -            -               -
       1998            1          3,367        $38,721        366,511       $11.50        12.89%          10.56%
       1999            1          1,200         30,000        329,967        25.00         4.59%           7.09%
       2000            1          1,300         27,807        302,212        21.39         4.98%           9.20%
       2001            2          6,650         82,600        276,700        12.42        25.46%          29.85%
       2002            1          6,600         89,100        194,100        13.50        25.27%          45.90%
       2003            1          7,000        105,000        105,000        15.00        26.80%         100.00%

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Niles Center property, as of February 26, 1997, of $3.35 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

COBBLERS MALL, ELGIN, ILLINOIS

         On May 5, 1997, the Company acquired a Neighborhood Retail Center located at Summit Road and Route 58 in Elgin, Illinois known as Cobblers Mall from Hamilton Partners, an unaffiliated third party, for approximately $10.953 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $106.71 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Cobblers Mall was built in 1993 and consists of a one-story, multi-tenant retail facility aggregating 102,643 rentable square feet. As of May 6, 1997, Cobblers Mall was 91% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating Cobblers Mall as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 63% of the rentable square feet at Cobblers Mall is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Cobblers Mall over the next few years. Nevertheless, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Cobblers Mall expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                                   Occupancy Rate
                                       as of
          Year Ending               December 31,        Effective Annual Rental
          December 31,              of Each Year            Per Square Foot
          ------------          --------------------        ---------------
             1996                     90.65%                        $9.62

             1995                     90.80                          9.26

             1994                     85.93                          8.63

             1993                     79.93                          5.62


         The sole tenant leasing more than 10% of the total square footage is Jewel/Osco, a regional grocery/pharmacy chain, which leases 64,938 square feet, or approximately 63.27% of the rentable square feet. The lease with Jewel/Osco requires Jewel/Osco to pay base rent equal to $9.85 per square foot per annum payable monthly until March 31, 2013. The lease with Jewel/Osco contains no option to renew.

         For federal income tax purposes, the Company's depreciable basis in Cobblers Mall will be approximately $10,900,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Information regarding real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) were $400,919. The real estate taxes payable were calculated by multiplying Cobblers Mall's assessed value by an equalizer of 2.1243 and a tax rate of 10.097%.

             [The remainder of this page intentionally left blank]

         On May 6, 1997, a total of 93,043 square feet were leased to thirteen tenants at Cobblers Mall. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                         Square Feet       Lease      Renewal           Current             Rent per
        Lessee             Leased          Ends        Option         Annual Rent          Square Foot
        ------             ------          ----        ------         -----------          -----------
1.  Goodyear                 6,464        04/2008       None            $ 67,224              $10.40

2.  Victory Beauty           1,920        09/2001     1/5 yr.             20,160               10.50

3.  Baskin Robbins           1,220        11/2003       None              18,100               13.70

4.  Panda Restaurant         1,900        11/2004     1/8 yr.             30,950               16.00

5.  Carol Stream             1,600        05/2004       None              24,933               15.00
    Dental
    Association

6.  Fantastic Sam's          1,120        11/1998     1/5 yr.             19,445               17.31

7.  Mail Boxes etc.          1,280        09/1998       None              20,480               16.00

8.  Stacey's                 3,792        02/1999     1/6 yr.             47,400               12.50
    Hallmark

9.  Video Smideo             3,000        07/2000     1/5 yr.             47,580               15.60

10. Tropical                 2,000        04/2000       None              29,700               14.85
    Illusions

11. Jewel/Osco              64,938        03/2013       None             636,639                9.85

12. Bedding Expert           2,160        07/1997       None              25,920               12.00

13. Cleaners                 1,649        11/1998       None              34,629               21.00

15. Vacant*                  9,600           -           -                   -                   -


*master lease for the fist year in the amount of $169,080.

                                                                                    Percent of
                                                                                      Total
                                                                        Average      Building     Percent of
                               Approx.       Annual                    Base Rent       GLA        Annual Base
                               GLA of       Base Rent                 Per Square    Represente       Rent
                 Number of    Expiring         of          Total      Foot Under       d by       Represented
  Year Ending      Leases      Leases       Expiring      Annual       Expiring      Expiring     by Expiring
  December 31,    Expiring  (square feet)    Leases    Base Rent(1)     Leases        Leases        Leases
  ------------    --------  -------------    ------    ------------     ------        ------        ------
     1997            1          2,160       $25,920    $1,024,776        $12.00       2.10%         2.53%

     1998            2          2,400        39,925       998,856         16.64       2.34          4.00

     1999            1          3,792        47,400       924,302         12.50       3.69          5.13

     2000            2          5,000        77,280       876,902         15.46       4.87          8.81
     2001            1          1,920        20,160       799,622         10.50       1.87          2.52

     2002            -            -             -         779,642          -            -              -
     2003            1          1,220        16,714       779,462         13.70       1.19          2.14

 (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

    The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Cobblers Mall property, as of April 22, 1997, of $11 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

MALLARD MALL, ELK GROVE VILLAGE, ILLINOIS

    On May 5, 1997, the Company acquired a Neighborhood Retail Center located at the northeast corner of Meacham Road and Nerge Road in Elk Grove Village, Illinois known as Mallard Mall from Hamilton Partners, an unaffiliated third party, for approximately $8.1 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $97.65 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

    Mallard Mall was built in 1993 and consists of a one-story, multi-tenant retail facility aggregating 82,949 rentable square feet. As of May 6, 1997, Mallard Mall was 95% leased (100% when the master lease, which lasts for one year, is considered). In evaluating Mallard Mall as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center which is located within a vibrant economic area. Although approximately 68% of the rentable square feet at Mallard Mall is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

    The Company does not anticipate making any significant repairs and improvements to Mallard Mall over the next few years. Nevertheless, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

    The table below sets forth certain information with respect to the occupancy rate at Mallard Mall expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                   Occupancy Rate
                                       as of
          Year Ending               December 31,        Effective Annual Rental
          December 31,              of Each Year            Per Square Foot
          ------------          --------------------        ---------------
             1996                     95.00%                     $11.74

             1995                     95.00                       12.43

             1994                     94.57                       11.93

             1993                     91.02                        9.89



         The sole tenant leasing more than 10% of the total square footage is Eagle Foods, a retail grocery chain, which leases 56,668 square feet, or approximately 68.32% of the rentable square feet. The lease with Eagle Foods requires Eagle Foods to pay base rent equal to $12.40 per square foot per annum payable monthly until February 28, 2011. The lease with Eagle Foods also grants Eagle Foods four options to renew the lease for a 5-year term each. The base rent throughout all of these terms will be at the current rate of $12.40 per square foot per annum payable monthly.

         For federal income tax purposes, the Company's depreciable basis in Mallard Mall will be approximately $8,100,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Information regarding real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) were $361,057. The real estate taxes payable were calculated by multiplying Mallard Mall's assessed value by an equalizer of 2.1243 and a tax rate of 9.548%.

         On May 6, 1997, a total of 79,128 square feet were leased to ten tenants at Mallard Mall. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                         Square Feet       Lease      Renewal           Current             Rent per
        Lessee             Leased          Ends        Option         Annual Rent          Square Foot
        ------             ------          ----        ------         -----------          -----------
1.  Payless Shoes            2,354        01/2002       None            $ 37,075              $15.76

2.  Family Bookstore         4,007        01/1999       None              61,942               15.50

3.  Eagle Foods             56,668        01/2011     4/5 yr.            702,683               12.40

4.  Hollywood Video          7,720        09/2006     2/5 yr.            123,200               16.00

5.  Fannie May               1,128        03/2003       None              29,328               26.00

6.  Jimmy Z Hair             1,200        05/1998     1/5 yr.             20,772               17.31

7.  Taylor Street            2,112        12/2001     1/5 yr.             29,568               14.00
    Bistro

8.  Shike Dance              1,120        09/1999     1/3 yr.             15,781               14.09
    School

9.  Mallard Cleaners         1,360        09/2001       None              28,796               21.17

10. Gallary                  1,459        08/1999     1/3 yr.             18,967               13.00
    Americana

11. Vacant*                  3,821           -           -                   -                   -

*master lease for the fist year in the amount of $169,080.

                                                                                    Percent of
                                                                                      Total
                                                                        Average      Building     Percent of
                               Approx.       Annual                    Base Rent       GLA        Annual Base
                               GLA of       Base Rent                 Per Square    Represente       Rent
                 Number of    Expiring         of          Total      Foot Under       d by       Represented
  Year Ending      Leases      Leases       Expiring      Annual       Expiring      Expiring     by Expiring
  December 31,    Expiring  (square feet)    Leases    Base Rent(1)     Leases        Leases        Leases
  ------------    --------  -------------    ------    ------------     ------        ------        ------
     1997            -            -             -      $1,068,112          -            -               -

     1998            2          2,320       $36,553     1,068,112        $15.76      2.80%           3.42%

     1999            2          5,466        80,909     1,031,559         14.80      6.59            7.84

     2000            -            -             -         950,650          -            -               -

     2001            2          3,472        58,364       950,650         16.81      4.19            6.14

     2002            1          2,354        37,075       892,286         15.75      2.84            4.16

     2003            1          1,128        29,328       855,211         26.00      1.36            3.43


 (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

    The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Mallard Mall property, as of April 10, 1997, of $8.2 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.



                 [Remainder of page intentionally left blank]

POTENTIAL PROPERTY ACQUISITIONS

         OAK FOREST COMMONS, OAK FOREST, ILLINOIS. The Company anticipates entering into a letter agreement to purchase a Neighborhood Retail Center located at the northeast corner of 159th Street and Central Avenue in Oak Forest, Illinois known as Oak Forest Commons ("Oak Forest"). Under the anticipated terms of the acquisition, the Company would purchase Oak Forest from T-L Oak Forest Commons, Inc., an unaffiliated third party, for approximately $11.84 million. When a definitive agreement is finalized and executed, the Company anticipates making an initial deposit on the purchase of approximately 10% of the purchase price using cash and cash equivalents. The Company anticipates that the remainder of the purchase price will be payable in stages as the property is redeveloped and the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement. The Company anticipates that redevelopment of the property will be completed, the balance of the purchase price will be paid and title to the property will be transferred, within one year after a definitive agreement is signed. Execution of a definitive agreement is subject to completion of business and legal due diligence, which the Advisor is undertaking on behalf of the Company, and receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Oak Forest. There can be no assurance that the Company will complete the acquisition of Oak Forest.

         Oak Forest is anticipated to be completed within one year after a definitive purchase agreement is signed, and is expected to consist of a one-story building comprising a multi-tenant community retail facility aggregating approximately 106,200 rentable square feet. The center is expected to be anchored by a Dominick's "Fresh Store," which is expected to lease approximately 70,000 square feet.

         DOWNERS GROVE PLAZA, DOWNERS GROVE, ILLINOIS. The Company anticipates entering into a letter agreement to purchase a Neighborhood Retail Center located at the northwest corner of Ogden Avenue and Williams Street in Downers Grove, Illinois known as Downers Grove Plaza ("Downers Grove"). Under the anticipated terms of the acquisition, the Company would purchase Downers Grove from T-L Downers Grove Plaza, Inc., an unaffiliated third party, for approximately $16.65 million. When a definitive agreement is finalized and executed, the Company anticipates making an initial deposit on the purchase of approximately 10% of the purchase price using cash and cash equivalents. The Company anticipates that the remainder of the purchase price will be payable in stages as the property is redeveloped and the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement. The Company anticipates that redevelopment of the property will be completed, the balance of the purchase price will be paid and title to the property will be transferred, within one year after a definitive agreement is signed. Execution of a definitive agreement is subject to completion of business and legal due diligence, which the Advisor is undertaking on behalf of the Company, and receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Downers Grove. There can be no assurance that the Company will complete the acquisition of Downers Grove.

         Downers Grove is anticipated to be completed within one year after a definitive purchase agreement is signed, and is expected to consist of a one-story building comprising a multi-tenant community retail facility aggregating approximately 102,385 rentable square feet. The center is expected to be anchored by a Dominick's "Fresh Store," which is expected to lease approximately 72,000 square feet.

         SEQUOIA PLAZA SHOPPING CENTER, MILWAUKEE, WISCONSIN. The Company has entered into a non-binding letter of intent to purchase a Neighborhood Retail Center located at 6807 West Brown Deer Road in Milwaukee, Wisconsin known as Sequoia Plaza Shopping Center ("Sequoia Plaza"). Under the proposed terms of the acquisition, the Company would purchase Sequoia Plaza from Hans Stutte an unaffiliated third party, for approximately $3.01 million. The Company anticipates funding the purchase using cash and cash equivalents. Execution of a definitive agreement is subject to completion of due diligence, which the Advisor is undertaking on behalf of the Company, receipt of the final appraisal indicating the value of the property is not less than $3.01 million and the receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Sequoia Plaza. There can be no assurance that the Company will complete the acquisition of Sequoia Plaza.

         Sequoia Plaza was built in 1988 and consists of a one-story building comprising a multi-tenant retail facility aggregating 35,447 rentable square feet. Tenants leasing more than 10% of the rentable square feet are: Play It Again Sports, U.S. Post Office and Kinko's.

         DOMINICK'S FINER FOODS, SCHAUMBURG, ILLINOIS. The Company has entered into a non-binding letter of intent to purchase a Neighborhood Retail Center located at 1293 East Higgins Road in Schaumburg, Illinois known as Dominick's Finer Foods from Rybachi, L.P., an unaffiliated third party, for approximately $10.7 million. The Company anticipates funding the purchase using cash and cash equivalents. Due to the nature of the property, the Asset Management Fee charged by an Affiliate of the Advisor will be reduced from 4.5% of the gross revenues of the property to 2.0% of the gross revenues of the property. Additionally, this Property Management Fee will not be subordinated to Distributions. Execution of a definitive agreement is subject to due diligence, which the Advisor is undertaking on behalf of the Company, receipt of the final appraisal indicating the value of the property is not less than $10.7 million and the receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Dominick's Finer Foods. There can be no assurance that the Company will complete the acquisition of Dominick's Finer Foods.

         Dominick's Finer Foods was built in 1996 and consists of a one story, single tenant retail facility aggregating 71,400 rentable square feet. Dominick's Finer Foods leases 100% of the rentable square feet.

         DOMINICK'S FINER FOODS, HIGHLAND PARK, ILLINOIS. The Company has entered into a non-binding letter of intent to purchase a Neighborhood Retail Center located at the intersection of West Park Avenue and Skokie Road in Highland Park, Illinois known as Dominick's Finer Foods from Rybachi, L.P., an unaffiliated third party, for approximately $12.8 million. The Company anticipates funding the purchase using cash and cash equivalents. Due to the nature of the property, the Property Management Fee charged by an Affiliate of the Advisor will be reduced from 4.5% of the gross revenues of the property to 2.0% of the gross revenues of the property. Additionally, this Property Management Fee will not be subordinated to Distributions. Execution of a definitive agreement is subject to due diligence, which the Advisor is undertaking on behalf of the Company, receipt of the final appraisal indicating the value of the property is not less than $12.8 million and the receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Dominick's Finer Foods. There can be no assurance that the Company will complete the acquisition of Dominick's Finer Foods.

         Dominick's Finer Foods was built in 1996 and consists of a one story, single tenant retail facility aggregating 71,442 rentable square feet. Dominick's Finer Foods leases 100% of the rentable square feet.

         AMERITECH OUTLOT BUILDING, JOLIET, ILLINOIS. The Company has entered into a non-binding letter of intent to purchase a Neighborhood Retail Center located at 3330 West Mall Loop Drive in Joliet, Illinois known as Ameritech Outlot Building ("Ameritech Outlot") from American National Bank & Trust Company of Chicago as trustee of trust No. 118532-07, an unaffiliated third party, for approximately $1.05 million.

The Company anticipates funding the purchase using cash and cash equivalents. Execution of a definitive agreement is subject to due diligence, which the Advisor is undertaking on behalf of the Company, receipt of the final appraisal indicating the value of the property is not less than $1.05 million and the receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Ameritech Outlot. There can be no assurance that the Company will complete the acquisition of Ameritech Outlot.

         Ameritech Outlot was built in 1995 and consists of a one story, single tenant retail outlot building aggregating 4,504 rentable square feet.
Ameritech Cellular leases 100% of the rentable square feet.

         CALUMET SQUARE SHOPPING CENTER, CALUMET CITY, ILLINOIS. The Company has entered into a non- binding letter of intent to purchase a Neighborhood Retail Center located at 777 River Oaks Drive in Calumet City, Illinois, known as Calumet Square Shopping Center ("Calumet Square"), from Lake River Oaks Properties LTD Partnership, an unaffiliated third party, for approximately $2.108 million. The Company anticipates funding the purchase using cash and cash equivalents. The roof of Calumet Square will be replaced at an estimated cost of $95,000 which the Company will receive as a credit at closing. Execution of a definitive agreement is subject to due diligence, which the Advisor is undertaking on behalf of the Company, receipt of the final appraisal indicating the value of the property is not less than $2.108 million and the receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Calumet Square. There can be no assurance that the Company will complete the acquisition of Calumet Square.

         Calumet Square was built in 1967 and was upgraded in 1987 and 1994. Calumet Square consists of a one story, two tenant retail facility and an outlot building aggregating 39,936 rentable square feet. Tenants leasing more than 10% of the rentable square feet are Super Trak and Aronson Furniture.

                                 CAPITALIZATION

         The following table sets forth the historical capitalization of the Company as of December 31, 1996 and the pro forma capitalization of the Company as of that date as adjusted to give effect to the sale of all Shares in the Prior Offerings and in this Offering (as if all 7,816,000 Shares are sold), and the application of the estimated Net Proceeds as described in "Estimated Use of Proceeds." The information set forth in the following table should be read in conjunction with the historical financial statements of the Company included elsewhere in this Prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                                                            DECEMBER 31, 1996
                                                                            -----------------
                                                                               HISTORICAL       PRO FORMA
                                                                               ----------       ---------
                                                                                     (IN THOUSANDS)
DEBT:
    Mortgage notes payable  . . . . . . . . . . . . . . . . . . . . . . .     $  30,838       $  100,838
                                                                                 ------          -------

STOCKHOLDER'S EQUITY:
    Preferred Stock, $.01 par value, 6,000,000 authorized,
         none outstanding . . . . . . . . . . . . . . . . . . . . . . . . .        --               --
    Common Stock, $.01 par value, 24,000,000 authorized,
         8,144,116 shares issued and outstanding historical;
         24,000,000 shares issued and outstanding pro forma (1) . . . . . .          81              240
    Paid-in capital   . . . . . . . . . . . . . . . . . . . . . . . . . . .      70,512          211,136
    Accumulated Distributions in Excess of Net Income   . . . . . . . . . .      (1,493)          (1,493)
         Total stockholders' equity . . . . . . . . . . . . . . . . . . . .      69,100          209,883
                                                                                 ------          -------
         Total capitalization . . . . . . . . . . . . . . . . . . . . . . .      99,938          310,721
                                                                                 ======          =======

----------------------------

         (1) Does not include Shares issuable upon the exercise of outstanding options granted under the Company's Stock Option Plan for Independent Directors.

         (2) The Company was originally capitalized in 1994 through the cash contribution of $200,000 by the Advisor, for which the Advisor received 20,000 Shares.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of Shares as of the date of this Prospectus: (i) each stockholder known by the Company to own beneficially in excess of 5% of the outstanding Shares; (ii) each Director; (iii) each executive officer; and (iv) all Directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the Shares beneficially owned by such person.

                                                                                            SHARES TO BE
                                                                                         BENEFICIALLY OWNED
                                                                                          AFTER COMPLETION
                                                                                          OF THE OFFERING
                                                        SHARES BENEFICIALLY                (ASSUMING THE
                                                      OWNED AS OF THE DATE OF             MAXIMUM OFFERING
                                                          THIS PROSPECTUS                     IS SOLD)
                                                          ---------------            -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                    NUMBER       PERCENT            NUMBER       PERCENT
------------------------------------                    --------------------            --------------------
Robert D. Parks (a)(b)                                 9,497.3952      *               9,497.3952      *
G. Joseph Cosenza (a)(b)                              22,569.0610      *              22,569.0610      *
Roland W. Burris (c)(f)                                  1,000.00      *                 1,000.00      *
Douglas R. Finlayson, M.D. (d)(f)                         --           *                  --           *
Heidi N. Lawton (e)(f)                                    --           *                  --           *
Kelly Tucek(a)                                            --           *                  --           *
Roberta S. Matlin (a)                                    132.5778      *                 132.5778      *
Directors and Executive Officers as a Group
   (seven persons)

----------------------------
(a) The business address of each of Messrs. Parks and Cosenza, Ms. Tucek and Ms. Matlin is c/o The Inland Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60521.

(b) Includes 20,000 Shares owned by the Advisor, of which Messrs. Parks and Cosenza disclaim beneficial ownership. The Advisor is a wholly-owned subsidiary of IREIC, which is an affiliate of TIGI. Messrs. Parks and Cosenza are control persons with respect to TIGI. See, generally, "Management -- the Advisor."

(c) The business address of Mr. Burris is c/o Jones, Ware & Grenard, 180 North LaSalle Street, Suite 3800, Chicago, Illinois 60601.

(d) The business address of Dr. Finlayson is c/o Westlake Clinic, 214 Washington Street, Ingleside, Illinois 60041.

(e) The business address of Ms. Lawton is c/o Lawton Realty Group, 2100 Clearwater Drive, Suite 106, Oak Brook, Illinois 60521.

(f) Does not include 3,500, 4,000 and 4,000 Shares issuable upon exercise of options granted to Mr. Burris, Dr. Finlayson and Ms. Lawton, respectively, pursuant to the Company's Independent Director Stock Option Plan.

         * Less than 1% of the Company's outstanding Shares, as of the date of this Prospectus.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which the Company may acquire properties; risks associated with borrowings secured by the Company's properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than the Company; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between the Company and its affiliates including the Advisor.

LIQUIDITY AND CAPITAL RESOURCES

         As of December 31, 1996, the Company had received subscriptions for a total of 8,137,776 Shares resulting in $81,150,311 in gross offering proceeds. The Company's capital needs and resources are expected to undergo changes as a result of the completion of the initial public offering of Shares, the commencement of the Second Offering and the acquisition of properties. Operating cash flow is expected to increase as these additional properties are added to the portfolio. Distributions to Stockholders are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, capital expenditures, and the annual distribution required to maintain REIT status under the Code.

         As of December 31, 1996, the Company had acquired twenty one properties utilizing $95,015,721 of cash and cash equivalents. Cash and cash equivalents consists of cash and short-term investments. Cash and cash equivalents, including amounts held by property manager, were $8,491,735 and $738,931 at December 31, 1996 and 1995, respectively. This increase was due to the additional Offering proceeds raised and $25,670,000 in loan proceeds from financing the properties. Partially offsetting the increase in cash and cash equivalents was the purchase of fifteen additional properties in 1996 and the payment of Offering Costs. The Company intends to use cash and cash equivalents to purchase additional properties, to pay distributions and to pay offering costs.

         The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly distribution on weighted average shares. The Company paid monthly distributions of 8% per annum during the first, second and third quarters of 1996. Commencing with the fourth quarter of 1996, the Company increased the monthly distributions to 8.3% per annum. Distributions declared for the year ended December 31, 1996 were $3,704,943, of which $611,418 represents a return of capital for federal income tax purposes. Beginning March 1, 1997, the Company increased the monthly distribution paid to 8.5% per annum on weighted average shares.

         Management of the Company monitors the various qualification tests the Company must meet to maintain its status as a real estate investment trust. Ownership of the Company's stock is


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


tested quarterly to determine that no more than 50% in value of the outstanding stock is owned directly, or indirectly, by five or fewer persons or entities at any time. Management of the Company also reviews, on a quarterly basis, the Company's compliance with the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests". On an ongoing basis, as due diligence is performed by Advisor on potential real estate purchases or temporary investment of uninvested capital, management of both entities determines that the income from the new asset will qualify for REIT purposes. For the year ended December 31, 1996, the Company qualified as a REIT.

CASH FLOWS FROM OPERATING ACTIVITIES

         Net cash provided by operating activities increased by approximately $4,550,000 for the year ended December 31, 1996 to $5,529,709 from $978,350 for the same period in 1995. This increase is due primarily to an increase in net income, as a result of the purchase of additional properties, for the year ended December 31, 1996 as compared to the year ended December 31, 1995. As of December 31, 1996 the Company had acquired twenty-one properties, as compared to six properties as of December 31, 1995. This increase is also due to $437,678 of rental income received under master lease agreements for the year ended December 31, 1996, as compared to $133,016 of rental income received under master lease agreements for the year ended December 31, 1995.

CASH FLOWS FROM INVESTING ACTIVITIES

         During the year ended December 31, 1996, the Company utilized $68,976,841 in cash and cash equivalents for the purchase of and additions to fifteen properties, as compared to the $6,577,843 utilized in the year ended December 31, 1995 for the purchase of and additions to six properties. As part of the purchases of the properties, the Company utilized $2,900,000 of short-term notes payable from Affiliates, all of which had been repaid as of December 31, 1996.

CASH FLOWS FROM FINANCING ACTIVITIES

         For the year ended December 31, 1996, the Company generated $71,199,936 of cash flows from financing activities as compared to $6,327,490 of cash flows generated from financing activities for the year ended December 31, 1995. This increase is due primarily to the increase in proceeds raised from the Offering of $61,147,146 for the year ended December 31, 1996, as compared to $19,803,163 of Offering proceeds raised for the year ended December 31, 1995. This increase is partially offset by an increase in the cash used for the payment of Offering costs for the year ended December 31, 1996. The increase is also partially offset by an increase in the amount of distributions paid for the year ended December 31, 1996 of $3,285,528 as compared to the distributions paid for the year ended December 31, 1995 of $607,095. The Company placed financing on twelve of the Company's properties and received $25,670,000 in loan proceeds. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. As of December 31, 1996, organizational and offering costs did exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering, however, any excess amounts will be reimbursed by the Advisor.


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RESULTS OF OPERATIONS

         As of December 31, 1996, subscriptions for a total of 8,137,766 Shares had been received from the public resulting in $81,150,311 in Gross Offering Proceeds, which includes the Advisor's capital contribution of $200,000 and Shares purchased through the DRP. At December 31, 1996, the Company owned nineteen Neighborhood Retail Centers and two single-user retail properties.

         Total income for the years ended December 31, 1996 and 1995 was $6,327,734 and $1,180,422, respectively. This increase was due to the purchase of additional properties in 1996. As of December 31, 1996, the Company had acquired twenty-one properties, as compared to six properties as of December 31, 1995. The purchase of additional properties also resulted in increases in property operating expenses paid or payable to Affiliates and non-affiliates and depreciation expense.

         The decrease in mortgage interest to Affiliates for the years ended December 31, 1996, as compared to the years ended December 31, 1995, is due to the payoff of the acquisition financing totaling $2,900,000. During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Offering. These advances were repaid with a market rate of interest to the Advisor in January 1995 with interest ranging from 7.75% to 9.50%. As of December 31, 1996, the Company continues to be indebted on a mortgage in the principal amount of $739,543, which bears interest at 7.655%, collateralized by the Walgreens, Decatur property payable to an Affiliate.

         The increase in mortgage interest to non-affiliates for the year ended December 31, 1996, as compared to the year ended December 31, 1995, is due in part to the mortgage which was assumed as part of the purchase of Regency Point. The Company obtained $25,670,000 of financing from an unaffiliated lender, using twelve properties previously acquired as collateral.

         Interest income is the result of cash and cash equivalents being invested in short-term investments until a property is purchased.

         The increases in professional services to Affiliates and non-affiliates and general and administrative expenses to Affiliates and non-affiliates for the year ended December 31, 1996, as compared to the year ended December 31, 1995, is due to the management of an increased number of real estate assets.

IMPACT OF ACCOUNTING PRINCIPLES

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation Plans" was issued in October 1995. The Statement is effective for fiscal years beginning after December 15, 1995. As allowed by the new Statement, the Company plans to continue to use Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock options. This accounting pronouncement did not have a material effect on the financial position or results of operations of the Company.

INFLATION

         For the Company's Neighborhood Retail Centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. The Company's rental income and operating expenses for those properties owned or to be owned and operated under triple-net leases, like


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the Walgreens/Decatur property, are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases and property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties.


                       FEDERAL INCOME TAX CONSIDERATIONS

         The Company has been organized and intends to operate in a manner that will permit it to continue to qualify as a REIT under the applicable provisions of the Code and Regulations (the "REIT Requirements") and receive the beneficial tax treatment described below. However, no assurance can be given that the activities and operations of the Company will allow it to continue to meet the REIT Requirements, which are highly technical and complex. The following sets forth the rules with which the Company must comply in order to qualify for treatment as a REIT for tax purposes, the federal income tax consequences to the Company and its Stockholders from the Company's status as a REIT and all material federal income tax consequences to an investor in the Offering. The discussion is qualified in its entirety by the applicable REIT qualification provisions contained in the Code, the rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. Shefsky & Froelich Ltd. has acted as tax counsel to the Company in connection with the organization of the Company and its election to be taxed as a REIT for federal income tax purposes and has rendered the opinion set forth below. The tax implications of an investment in the Company's Shares is set forth in "--Taxation of Stockholders" in this Section. Each prospective purchaser of Shares, however, is urged to consult his tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of Shares which may be to his particular tax situation.

         In general, a corporation that invests primarily in real estate can qualify as a REIT, if it complies with the detailed REIT provisions in Code Sections 856-860, and as a REIT can claim tax deductions for the dividends it pays to its stockholders. Such a corporation is, therefore, generally not taxed on its "REIT taxable income" to the extent such income is currently distributed to stockholders, thereby substantially eliminating the "double taxation" that to which a corporation is generally subject. However, as discussed in greater detail below, such an entity could be subject to tax in certain circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including a reduction in cash available for distribution to the Stockholders. See "--Taxation of the Company--Failure to Qualify" in this Section. The Company represents that it filed the election to be recognized as a real estate investment trust with its tax return for the year ending December 31, 1995, which tax return was filed on a timely basis. The Company intends to continue operating in a manner that permitted it to elect REIT status beginning with its taxable year ending December 31, 1995 and to continue to maintain this status in each taxable year thereafter so long as REIT status remains advantageous to the Company and the Stockholders.

         Shefsky & Froelich Ltd. is of the opinion that as of ___________, 1997, and based on the assumptions and representations described in this Section and throughout the Prospectus, that the Company has been organized in conformity with the requirements for qualification as a REIT, beginning with its taxable year ending December 31, 1995 and that its prior, current and anticipated methods of operation (as described in this Prospectus and represented by the Company and its management) has enabled and will enable it to continue to satisfy the REIT Requirements. This opinion has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and is based and conditioned on various assumptions and representations as to certain factual matters made by the Company and the Advisor to Shefsky & Froelich


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Ltd.  The Company's qualification and taxation as a REIT will depend upon the
Company's ability to meet the REIT Requirements, through the operation of its current properties and those properties it acquires in the future. Shefsky & Froelich Ltd. will not review compliance with these tests on a continuing basis after the initial effectiveness date of the Registration Statement or issue additional opinions unless expressly requested to do so. Accordingly, no assurance can be given that the actual operating results of the Company will allow the Company to satisfy the REIT Requirements in each tax year. In addition, this opinion represents counsel's legal judgment and is not binding on the Service.

         Management of the Company and the Advisor currently expects that the Company has operated and will continue to operate in a manner that permits the Company to elect, and that it has elected, REIT status for its taxable year ending December 31, 1995, and each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Company's ability to continue to satisfy numerous asset, income and distribution tests described below, which in turn will be dependant on part on the Company's operating results.

TAXATION OF THE COMPANY

         General. In any year in which the Company qualifies as a REIT and has a valid election in place, it will claim deductions for the dividends it pays to the Stockholders, and therefore will not be subject to federal income tax on that portion of its "REIT taxable income" or capital gain which is, in effect, distributed to the Stockholders. The Company will, however, be subject to tax at normal corporate rates on any taxable income or capital gain not distributed.

         Although the Company, if it maintains REIT status, can eliminate (or substantially reduce) its federal income tax liability by maintaining its REIT status and paying sufficient dividends, the Company could be subject to tax on certain items of income. If the Company fails to satisfy either the 95% Test or the 75% Test (as defined below), yet maintains its REIT status by meeting other requirements, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 95% Test or the 75% Test. The Company will also be subject to a 100% tax on the net income from any "prohibited transaction," as described below. In addition, if the Company fails to annually distribute at least the sum of: (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior years, it would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed. The Company may also be subject to the corporate alternative minimum tax. Additionally, the Company will be subject to tax at the highest corporate rate on any non-qualifying income from "foreclosure property," although the Company will not own any "foreclosure property" unless it makes loans secured by interests in real property and forecloses on the property following a default on the loan. Any tax the Company pays due to any of the aforementioned provisions will reduce the cash available to pay dividends.

         If the Company acquires any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the transferor corporation (or if a REIT such as the Company holds such an asset beginning on the first day of the first taxable year for which the Company qualifies as a
REIT), and the Company recognizes gain on the disposition of such an asset during the 10-year period beginning on the date on which such asset was acquired by the Company (or the date that the Company first qualified as a REIT) (the "Recognition Period"), then, pursuant to guidelines to be issued by the Service, the excess of the fair market value as of the beginning of the applicable Recognition



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Period over the Company's adjusted basis in such asset at the beginning of such
Recognition Period will be subject to tax at the highest regular corporate tax rates.

         REIT Qualification Tests. The Code defines a REIT as a corporation, trust or association:

                (i)     that is managed by one or more trustees or directors;

                (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

               (iii) that would be taxable as a domestic corporation but for its status as a REIT;

                (iv) that is neither a financial institution nor an insurance company;

                 (v) the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

                (vi) at all times during the second half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer persons or entities; and

               (vii) the Gross Income, Asset and Distribution Tests, described in greater detail below, are met.

         Conditions (i) through (iv) and (vii) must be met during each taxable year for which REIT status is sought while conditions (v) and (vi) do not have to be met until after the first taxable year for which a REIT election is made.

         Although the Voting Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity, the Code provides an exception for ownership of voting stock in a qualified REIT subsidiary (a "QRS"), a corporation that is wholly-owned by a REIT throughout the subsidiary's existence. For purposes of the Asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a QRS are treated as belonging to the REIT. A QRS is not subject to federal income tax, but may be subject to state or local tax. The Company may in the future hold direct or indirect interests in one or more partnerships or joint ventures. In general, a partnership is not subject to federal income tax and instead, allocates its tax attributes to its partners. The partners are subject to tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement. In addition, for purposes of the Asset and Income Tests, the Company will be deemed to own and earn (based on its capital interest) an undivided interest in each asset and a share of each item of gross income.

         The Company, in satisfying the general tests described above, must meet, among others, the following requirements:

         A. Share Ownership Tests. The Shares and any other capital stock the Company issues (with the Shares, "Capital Stock") must be held by at least 100 persons (determined without attribution to the owners of any entity owning Capital Stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of the Capital Stock may be owned, directly or indirectly, by five or fewer


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individuals (determined with attribution to the owners of any entity owning
Capital Stock). However, these two requirements do not apply until after the first taxable year an entity seeks REIT status. The Company represents that it: (i) has issued sufficient Capital Stock pursuant to the Offering to allow the Company to satisfy these requirements; (ii) did not admit investors as Stockholders until the admission allowed there to be sufficient Stockholders to meet these requirements; and (iii) has thereafter admitted only those Stockholders that allow the Company to continue to meet these requirements. In addition, the Company's Articles contain provisions restricting the transfer of Capital Stock, which provisions are intended to assist the Company in satisfying these requirements and the Company utilizes computerized systems designed to prevent violations of these requirements. Furthermore, the Distribution Reinvestment Program contains provisions that prevent its operations from causing a violation of these tests as do the terms of the options granted to the Independent Directors and the terms of the Soliciting Dealer Warrants. Moreover, the Company maintains records which disclose the actual ownership of the outstanding Capital Stock, and the Company has demanded and will demand written statements each year from the record holders of 5% or more of the Capital Stock disclosing the beneficial owners thereof. Those Stockholders failing or refusing to comply with the Company's written demand are required by the Code and the Articles to submit, with their tax returns, a similar statement disclosing the actual ownership of Capital Stock and certain other information. See "Description of Securities--Restrictions on Transfer."

         B. Asset Tests. The Company must satisfy, on the last day of each calendar quarter, two tests based on the composition of its assets. After initially meeting the Asset Tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter if it did not acquire any additional assets and the failure is due solely to changes in the value of its existing assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to insure compliance with the Asset Tests, and will take such other actions as may be required to cure any non-compliance.

                 1. 75% Asset Test. At least 75% of the value of the Company's total assets must be represented by "real estate assets," cash, cash items (including receivables from the operations of the Company) and government securities (the "75% Asset Test"). Real estate assets include interests in real property (including undivided interests in real property, leaseholds of land and options to acquire land), interests in mortgages on real property, shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one year period beginning on the date the REIT received the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. The Company owns the properties, and the Company represents that the purchase contracts apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code to reflect the fair market value of such non-real estate assets. In addition, the Company represents that it does not and will not rent personal property to any tenant at any property, and has maintained and will maintain depreciation schedules which corroborate
this representation.    In addition, the Company has and will invest funds not
used to acquire properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow it to qualify under the 75% Asset Test. Therefore, the Company's investment in the properties will constitute "real estate assets" and should allow the Company to meet the 75% Asset Test.



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                 2.       Limitation Tests.  The remaining 25% of the Company's
assets generally may be invested without restriction, although if invested in securities, such securities may not exceed either: (i) 5% of the value of the Company's total assets as to any one non-government issuer; or (ii) 10% of the outstanding voting securities of any one issuer. A partnership interest held by a REIT is not considered a "security" for purposes of these tests. The Company represents that as of the date hereof, it does not own any stock or securities of any other company, and will not acquire securities which would cause the Company to violate these limitation tests.

         C. Gross Income Tests. The Company must satisfy for each calendar year three separate tests based on the composition of its gross income, as determined under its method of accounting. For purposes of these tests, if the Company invests in a partnership, it will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership.

                 1. The 75% Gross Income Test (the "75% Test"). At least 75% of the Company's gross income for the taxable year must constitute "rents from real property" (as defined below), interest on obligations secured by real property mortgages, gains from the sale of interests in real property and real estate mortgages (other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business), dividends from other qualifying REITs, certain other investments relating to real property or mortgages thereon, and, for a limited time, income from the investment of new capital. Income will qualify as attributable to the temporary investment of "new capital" if the income is attributable to the ownership of a stock or debt instrument, but only during the one year period beginning on the date the REIT receives such "new capital." New capital is defined as amounts received in exchange for the issuance of stock (other than amounts received pursuant to a dividend reinvestment plan) or a public offering of debt obligations which have a maturity of at least five years. The Company will invest funds not otherwise invested in properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 75% Test.

         Income attributable to a lease of real property will generally qualify as "rent from real property" under the 75% Test (and the 95% Test described below) subject to the rules discussed below:

                 (i) Rent from a particular tenant will not qualify if the Company, or an owner of 10% or more of the stock of the Company, directly or indirectly owns 10% or more of the stock, assets or net profits of the tenant.

                (ii) The portion of rent attributable to personal property rented with real property will not qualify unless the portion attributable to personal property is 15% or less of the total rent received under the lease.

               (iii) Rent will not qualify if it is based in whole, or in part, on the income or profits of any person. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

                (iv) Rental income will not qualify if the Company furnishes or renders services to tenants, other than through an "independent contractor" from whom the Company derives no


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
         revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

         The Company represents that:

                  (i) The leases provided to Counsel represent the only arrangements between the Company and tenants with regard to the rental of the properties or any portion thereof;

                 (ii) It has not and will not directly or indirectly own 10% or more of any tenant that leases space in the properties;

                (iii) The portion of any payments received under each lease which are attributable to personal property constitutes less than 15% of the total rent received under such lease, and the depreciation schedules maintained for each property corroborate this representation;

                 (iv) It has not and will not charge rent that is based on the income or profits of any person in certain properties and that the percentage rent clauses, if any, in its current leases are not intended to provide the Company with a prohibited share of income or profits; and

                  (v) Services received by tenants in connection with their leases to the properties are usually or customarily rendered in connection with the rental of space, and therefore the provision of these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% and 95% Tests. The Company intends to hire "independent contractors" to render services which it believes are not "usually or customarily rendered" in connection with the rental of space, including physical development or redevelopment activities.

            2. The 95% Gross Income Test (the "95% Test"). In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not Dealer Property (as defined below). Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Test, but not under the 75% Test. The Company will invest funds not otherwise invested in properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 95% Test. For purposes of determining whether the Company complies with the 75% and 95% Tests, gross income does not include income from prohibited transactions.

         The Company's share of income from the properties will primarily give rise to rental income qualifying under the 75% and 95% Tests, and gains on sales of the properties, substantially all of which will generally qualify under the 75% and 95% Tests. The Company's anticipated operations indicate that it is unlikely that the Company will have sufficient, if any, non-qualifying income to cause adverse consequences. The Company represents that the only income it has received has been from the leases entered into with tenants at the properties, and interest income from the investment of amounts not otherwise invested in properties.

         If the Company fails to satisfy either the 75% or 95% Tests for any taxable year, it may retain its status as a REIT for such year if the failure was due to reasonable cause and not due to willful neglect, the



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Company attached to its return a schedule of the sources of its income, and any incorrect information on the schedules was not due to fraud. If this relief provision was available, the Company would remain subject to tax with respect to the excess net income.

            3. The 30% Test. The Company must derive less than 30% of its gross income for each taxable year from the sale or other disposition of: (i) real property held for less than four years (other than foreclosure property and property disposed of through involuntary conversions); (ii) stock or securities held for less than one year; and (iii) property in a prohibited transaction. The Company currently intends to hold the properties for more than four years and not to own any property that will cause a prohibited transaction and will structure its activities to comply with this test. In addition, the Company will invest amounts not invested in properties in investments that will allow it to comply with this test, and therefore may maintain increased cash reserves or make lower earning liquid investments in order to prevent violations of this test.

         D.      Annual Distribution Requirements (the "Distribution Test").
In addition to the other tests described above, the Company is required to distribute dividends (other than capital gain dividends) to the Stockholders each year in an amount at least equal to the difference between: (i) the sum of: (a) 95% of the Company's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain); and (b) 95% of the net income (after tax), if any, from foreclosure property; and (ii) the sum of certain items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if the Company files an election before it timely files its tax return for such year and if paid on or before the first regular Distribution payment after such declaration. If the Company fails to meet the Distribution Test as a result of an adjustment to the Company's tax return by the Service, the Company may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Service) within a specified period. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed portion.

         The Company intends to pay sufficient dividends each year to satisfy the Distribution Test. See "Investment Objectives and Policies--Distributions." It is possible that the Company may not have sufficient cash or other liquid assets to meet the Distribution Test due to tax accounting rules and other timing differences. The Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary to comply with the Distribution Test, will borrow funds to provide cash flow needed to satisfy the distribution requirement. The Company represents that to date, it has distributed dividends in excess of its real estate investment trust taxable income, which thereby has allowed it to meet the Distribution Test.

         Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions are not available or cannot be met, the Company will not be able to deduct its dividends and will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing cash available for Distributions. Unless entitled to relief under specific statutory provisions, the Company will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

         Prohibited Transactions. As discussed above, the Company will be subject to a 100% tax on any net income from "prohibited transactions." Net income from a prohibited transaction arises from the sale or exchange by a REIT of property held for sale to customers in the ordinary course of its trade or business ("Dealer Property") unless such property is foreclosure property. In addition, there is an exception for certain sales of Dealer Property so long as the property sold: (i) is a real estate asset under the 75% Asset Test; (ii)


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has been held for at least four years; (iii) has capitalized expenditures not in excess of 30% of the net sales price; (iv) was held for production of rental income for at least four years; and (v) when combined with other sales in the year, does not cause the REIT to have made more than seven sales of Dealer Property during the taxable year. Although the Company will eventually sell each of the properties, its primary intention in acquiring and operating the properties is the production of rental income and it does not expect to hold any property for sale to customers in the ordinary course of its trade or business.

TAXATION OF STOCKHOLDERS

         Taxation of Taxable Domestic Stockholders. As long as the Company qualifies as a REIT, Distributions paid to the Company's taxable domestic Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the Stockholder, reducing the Stockholder's tax basis in its Shares by the amount of such distribution. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each Distribution will constitute a tax-deferred return of capital. Distributions in excess of the Stockholder's tax basis are taxable as capital gains, although the adjustment in tax basis will result in increased gain or decreased loss upon the sale of the Shares.

         Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a Stockholder's current or suspended passive losses. Corporate Stockholders cannot claim the dividends received deduction for such dividends unless the Company loses its REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year). However, corporate Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Although Stockholders generally recognize taxable income in the year that a Distribution is received, any Distribution declared by the Company in October, November or December of any year and payable to a Stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the Stockholder on December 31 of the year it was declared even if paid by the Company during January of the following calendar year. Because the Company is not a pass-through entity for tax purposes, Stockholders may not use any operating or capital losses of the Company to reduce their tax liabilities.

         In general, the sale of Shares held for more than 12 months will produce long-term capital gain or loss, while all other sales will produce short-term gain or loss, in each case with the gain or loss equal to the difference between the amount of cash received form the sale and the Stockholder's adjusted tax basis in the Shares sold. However, any loss from a sale or exchange of Shares by a Stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company that the Stockholder treated as long-term capital gains. In addition, please note that Distributions in excess of earnings and profits that reduce a Stockholder's basis will increase the gain or decrease the loss upon the sale of Shares.

         Backup Withholding. The Company will report to its domestic Stockholders and to the Service the amount of dividends paid during each calendar year, and the amount (if any) of tax it withheld. A Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A Stockholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding



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can be credited against the Stockholder's income tax liability.  In addition, the Company may be required to withhold a portion of capital gain distributions made to any Stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Foreign Stockholders" in this Section.

         Taxation of Tax-Exempt Stockholders. Distributions by the Company to a Stockholder that is a tax- exempt entity should not constitute UBTI unless the tax-exempt entity borrows funds to acquire its Shares (or otherwise incurs acquisition indebtedness within the meaning of the Code with respect to its acquisition of the Shares), or the Shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, if the Company constitutes a "Pension-Held REIT", Qualified Plans that hold 10% or more of the Shares could recognize UBTI even without incurring debt to acquire Shares. The Company will
constitute a Pension-Held REIT if either:   (i) at least one Qualified Plan
holds more than 25% (by value) of the Shares; or (ii) one or more Qualified Plans (each of which owns more than 10% by value of the Shares) hold an aggregate of more than 50% (by value) of the Shares. If the Company constitutes a Pension-Held REIT, then a portion of the dividends received by any Qualified Plan that holds 10% or more of the Shares will constitute UBTI based on the ratio of the Company's gross income (less allowable deductions) which is considered UBTI itself, bears to the Company's total gross income (less allowable deductions). Notwithstanding the foregoing, the Ownership Limit contained in the Articles should prevent the Company from unintentionally constituting a Pension-Held REIT because no Stockholder, whether a Qualified Plan or otherwise, is permitted to own more than 9.8% (by value) of the Shares without requesting and obtaining prior Board approval.

         Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates (collectively, "Foreign Stockholders"). Prospective Foreign Stockholders should consult their own tax advisors to determine the impact of United States, state, and local income tax laws on an investment in the Company, including any reporting requirements, as well as the tax consequences in other countries in which they are subject to tax.

         In general, Foreign Stockholders will be subject to regular U.S. income tax with respect to their investment in the Company if the investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate Foreign Stockholder that receives income that is treated as effectively connected with a U.S. trade or business may also be subject to the "branch profits tax" under Code Section 884. The following discussion applies to Foreign Stockholders whose investment in the Company is not considered "effectively connected."

         Generally, any dividend that constitutes ordinary income for tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the dividend or the rate in an applicable tax treaty. A Distribution in excess of the Company's earnings and profits is treated first as a return of capital that will reduce a Foreign Stockholder's basis in its Shares (but not below zero) and then as gain from the disposition of such Shares, subject to the rules discussed below for dispositions.

         Distributions by the Company that are attributable to gain from the sale or exchange of a U.S. real property interest are taxed to a Foreign Stockholder as if the Distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Foreign Stockholder will be taxed at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions.




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         Although tax treaties may reduce the Company's withholding obligations, the Company will generally be required to withhold from dividends to Foreign Stockholders, and remit to the Service, 34% of designated capital gain dividends and 30% of ordinary dividends paid out of earnings and profits. In addition, if the Company designates prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for purposes of withholding. If the amount of tax withheld by the Company with respect to a distribution to a Foreign Stockholder exceeds its U.S. tax liability with respect to such distribution, the Foreign Stockholder may file for a refund of such excess from the Service. The 34% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 28% maximum rate on capital gains of individuals.

         Unless the Shares constitute a U.S. real property interest under Code
Section 897, a sale of Shares by a Foreign Stockholder generally will not be subject to U.S. income taxation. The Shares will not constitute a U.S. real property interest if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Foreign Stockholders. It is currently anticipated that the Company will be a domestically controlled REIT, and therefore that the sale of Shares will not be subject to such taxation. However, because the Shares may be publicly traded, no assurance can be given that the Company will continue to be a domestically controlled REIT. Notwithstanding the foregoing, capital gain not subject to such rules will be taxable to a Foreign Stockholder if the Foreign Stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. If the Company did not constitute a domestically-controlled REIT, whether a Foreign Stockholder's sale of stock would be subject to tax as a sale of a U.S. real property interest would depend on whether the Shares were "regularly traded" on an established securities market and on the size of the selling Stockholder's interest in the Company.
If the gain on the sale of Shares was subject to taxation under these rules, the Foreign Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, Distributions that are treated as gain from the disposition of stock and are subject to tax under Code Section 897 may also be subject to a 30% branch profits tax when made to a foreign corporate stockholder that is not entitled to treaty exemptions. In any event, a purchaser of Shares from a Foreign Stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if the Company is a domestically-controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Service.

         If the proceeds of a disposition of Shares are paid by or through a U.S. office of a broker-dealer, the payment is subject to information reporting and to backup withholding unless the disposing Foreign Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker-dealer. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if (i) the payment is made through an office outside the U.S. of a broker-dealer that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S. or (c) a "controlled foreign corporation" for U.S. federal income tax purposes, and (ii) the broker-dealer fails to initiate documentary evidence that the Stockholder is a Foreign Stockholder and that certain conditions are met or that the Foreign Stockholder otherwise is entitled to an exemption.


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
OTHER TAX CONSIDERATIONS

         Distribution Reinvestment Program. Stockholders who purchased Shares pursuant to the Company's Prior Offering as well as Stockholders who purchase shares in the Offering and participate in the Distribution Reinvestment Program will recognize taxable dividend income in the amount they would have received had they not elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. See "--Taxation of Stockholders" in this Section. Capital Stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution.

         State and Local Taxes. The Company and its Stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective Stockholders should consult their own tax advisors regarding the effect of state and local tax laws on a investment in the Shares of the Company.


                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Code Section 4975 that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Code Section 4975, and governmental plans and church plans that are exempt from ERISA and Code Section 4975 but that may be subject to state law requirements) in light of their particular circumstances.

         In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan ("Plan"), fiduciaries of the Plan should consider, among other things whether the investment: (i) will be in accordance with the documents and instruments covering the investments by such Plan; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"); (iv) will provide sufficient liquidity; and (v) is prudent under the general ERISA standards. In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a designated Plan fiduciary considering an investment in the Shares should also consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Code Section 4975 and permitted under applicable state law.



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         The Department of Labor (the "DOL") has issued final regulations (the
"DOL Regulations") which provide guidance on the definition of "plan assets" under ERISA. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly-offered security as a security that is "widely-held", "freely-transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act (provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Act and will be registered under the Exchange Act.

         The DOL Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares are held by over 100 independent investors and therefore are currently considered "widely-held."

         The DOL Regulations provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely-transferable. The DOL Regulations provide that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect whether securities are freely transferable. The Company believes that the Ownership Limit imposed under the Articles on the transfer of the Shares are designed to prevent violations of the five-or-fewer rule (which would cause a termination of REIT status for tax purposes) or which are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely-transferable." The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not freely-transferable.

         Assuming that the Shares are "widely-held," the Company believes that the Shares will be "publicly offered securities" for purposes of the Regulations and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.


                           DESCRIPTION OF SECURITIES

GENERAL

         The Company is authorized to issue 30,000,000 Shares of capital stock comprised of 24,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 6,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The Company anticipates seeking the approval of its Stockholders to increase the number of shares of Common Stock from 24,000,000 to 100,000,000 at its annual meeting of Stockholders to be held in June, 1997. The Shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. As of the date of this



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Prospectus, the Company has issued ____ shares of common stock and reserved an additional __ shares for issuance pursuant to the exercise of options or warrants granted or issued by the Company.

         Stockholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Common Stock is not convertible or subject to redemption at the option of the Company. The Common Stock is entitled to one vote per share and Shares do not have cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Common Stock, the Stockholders are entitled to Distributions in such amounts as may be declared by the Board from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding Preferred Stock.

         The Company may, at the discretion of the Board, authorize the listing of the Common Stock on a national securities exchange or market. The Company does not intend to list the Common Stock prior to the termination of this Offering. However, the Company anticipates that by 1999 it will apply to have the Common Stock listed, or included on the Nasdaq National Market subject to the Company meeting the applicable listing requirements and the Board determining that such action is in the best interest of the Company.

         The Directors, without further action by the Stockholders, are authorized to issue up to 6,000,000 shares of Preferred Stock in one or more series and to determine and fix, as to any series, all the relative rights and preferences of shares including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, if any, voting rights, if any, dividend rights and preferences on liquidation.

         The Company intends to issue the Shares and Soliciting Dealer Warrants (including the Shares issuable on exercise of the warrants) as described below, although it may from time to time issue other securities through public offerings or private placements. The Company may also issue shares of either Common Stock or Preferred Stock in whole or partial payment for a property if, in the judgment of the Board, such a transaction would be advantageous to the Company.

         All Shares are fully transferable, subject only to restrictions which would cause loss of REIT status. See "--Restrictions on Transfer" in this Section. However, each person acquiring Shares must notify the Company of any such transfer and provide his name, address, taxpayer identification number, number of Shares acquired, Service Form W-9 and the name of the transferor Stockholder prior to any Share transfer being recorded on the books and records of the Company. Additionally, the transferee Stockholder must present the stock certificate representing such Shares or an affidavit of lost certificate. Such properly executed documentation must be presented one calendar month prior to the last date of the current quarter to be effective as of the first day of the next quarter. Failure to provide such information could result in a transfer not being recognized by the Company on a timely basis.

SOLICITING DEALER WARRANTS

         The Company has agreed to issue and sell to the Dealer Manager, one warrant to purchase one Share for every 40 Shares sold by the Dealer Manager (the "Soliciting Dealer Warrants") up to a maximum of 184,000 warrants to purchase an equivalent number of Shares. The Dealer Manager has agreed to pay the Company $0.0008 for each Soliciting Dealer Warrant. These warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this




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
Offering. The Dealer Manager may retain or reallow Soliciting Dealer Warrants to Soliciting Dealers except where prohibited by either federal or state securities laws. The Company will not issue Soliciting Dealer Warrants to the Dealer Manager in connection with the sale of Shares to residents of the States of Minnesota, South Carolina, Nebraska or Texas.

         The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 (120% of the public offering price per Share) during the time period beginning from the date the Soliciting Dealer Warrants are issued and ending on _____________ (the "Exercise Period"). A Soliciting Dealer Warrant may not be exercised unless the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have been registered or are exempt from registration in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on behalf of the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code. The Company has previously issued ____ warrants to purchase _____ Shares in connection with the Prior Offerings. These warrants all are exercisable at a price equal to $12.00 per Share and expire at various times between __________ and __________.

         The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such Warrants may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of Shares or the issuance to Stockholders of rights, options or warrants entitling them to purchase Shares or securities convertible into Shares. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Dealer Manager, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed in this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

         As holders of Soliciting Dealer Warrants, persons do not have the rights of Stockholders, may not vote on Company matters and are not entitled to receive Distributions.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

         The Directors are authorized to issue additional shares or convertible securities for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of the Company without approval of the holders of such outstanding securities. The Directors may cause the Company to issue debt obligations with conversion privileges on more than one class of capital stock. The Directors may issue debt obligations with conversion privileges on such terms and conditions as the Directors may determine whereby the holders thereof may acquire Shares. Subject to certain restrictions, the Directors may also cause the Company to issue warrants, options and rights to buy Shares on such terms as they deem advisable (notwithstanding the possible dilution in the value of the outstanding Shares which may result from the exercise of such warrants, options or rights to buy Shares) as part of a ratable issue to Stockholders, as part of a public or private offering or as part of a financial arrangement with parties other than the Advisor or Directors, officers or employees of the Company or the Advisor.




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RESTRICTIONS ON TRANSFER

         For the Company to qualify as a REIT under the Code, Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

         Since the Board believes it is essential for the Company to continue to qualify as a REIT, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of any class of the issued and outstanding stock of the Company. The Directors, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Directors and upon other conditions as the Directors may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give written notice to the Company of the proposed transfer no later than 15 days prior to any transfer which, if effected, would result in the intended transferee owning shares in excess of the Ownership Limit. The Directors may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any transfer of Shares that would: (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit; (ii) result in the Shares being owned by fewer than 100 persons; or (iii) result in the Company being "closely-held" within the meaning of Code Section 856(b), shall be null and void, and the intended transferee will acquire no right to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Directors determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

         Any purported transfer of Shares that would result in a person owning Shares in excess of the Ownership Limit or cause the Company to become "closely-held" under Code Section 856(b) that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"). Upon the Company determining the existence of Excess Shares, it shall make a demand upon such Stockholders to sell such Excess Shares. Within 30 days after the Company requests such holder to sell such Excess Shares, the Excess Shares shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of: (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the market price at the time of such devise or gift); and (b) the market price of the equity shares to which such Excess Shares relates on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 30 days after the later of: (i) the date of Transfer which resulted in such Excess Shares; and (ii) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Company does not receive a notice of such Transfer pursuant to the terms of the Articles but in no event later than a permitted Transfer pursuant to and in compliance with the terms of the Articles. If the Company accepts such offer, it shall be required to pay the full purchase price for such Shares within such 30 day period.

         All persons who own, directly or by virtue of the attribution provisions of the Code, more than 9.8% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give the Company written notice by January 31st of each year. In addition, each Stockholder shall, upon demand, be required to disclose to the Company in writing all information regarding the direct, indirect and




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

constructive ownership of Shares as the Directors deem reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or a price which such holders might believe to be otherwise in their best interest.






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                                     162

                    SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

         Each Stockholder is bound by and deemed to have agreed to the terms of the Organizational Documents by his, her or its election to become a Stockholder. The Organizational Documents, consisting of the Articles and Bylaws, were reviewed and ratified by a majority of the Directors (including a majority of the Independent Directors) at the first meeting of the Board. The following is a summary of certain provisions of the Organizational Documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the Organizational Documents filed as Exhibits to the Company's Registration Statement.



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                                     163

CERTAIN ARTICLE AND BYLAW PROVISIONS

         Stockholders' rights and related matters are governed by the Maryland General Corporation Law ("MGCL"), the Articles and Bylaws. Certain provisions of the Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a person or group to obtain control of the Company.

STOCKHOLDERS' MEETINGS

         An annual meeting of the Stockholders will be held not less than 30 days after the delivery of the Company's annual report, but within six months after the end of each fiscal year, for the purpose of electing Directors and for the transaction of such other business as may become before the meeting. A special meeting of the Stockholders may be called by the chief executive officer, a majority of the Directors or a majority of the Independent Directors, and shall be called by an officer of the Company upon written request of the Stockholders holding in the aggregate not less than 10% of the outstanding Shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the Company shall provide all Stockholders, within ten days after receipt of the request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. At any meeting of the Stockholders, each Stockholder is entitled to one vote for each Share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and the majority vote of the Stockholders will be binding on all Stockholders of the Company.

BOARD OF DIRECTORS

         The Articles and Bylaws provide that the number of directors of the Company may not be fewer than three nor more than nine, a majority of which will be independent. This provision may only be amended by a vote of a majority of the Board. A vacancy in the Board caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors (within the limits described above) may be filled by the vote of a majority of the remaining Directors. With respect to a vacancy created by the death, resignation or incapacity of an Independent Director, the remaining Independent Directors must nominate a replacement. Vacancies occurring as a result of the removal of a Director by Stockholders must be filled by a majority vote of the Stockholders. Any Director may resign at any time and may be removed with or without cause by the Stockholders owning at least a majority of the outstanding Shares.

         A Director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

         Except as otherwise provided, all Shares have equal voting rights. Stockholders are entitled to vote by written consent and do not have cumulative voting rights. The voting rights per share of equity securities of the Company (other than the Shares) sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of the Shares of the Company as the consideration paid to the Company for each privately offered Company share bears to the book value of each Share.

         All elections for Directors are decided by the affirmative vote of a majority of votes cast at a meeting or without a meeting, provided that a quorum is present (defined as a majority of the aggregate number of votes entitled to be cast thereon). Any or all Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote at an annual or special meeting. All other questions must be decided by a majority of the votes cast at a meeting. If no meeting is held, 100% of the Stockholders must consent in writing.

         Without approval of a majority of the outstanding Shares, the Directors may not: (a) amend the Articles, except for amendments which do not adversely affect the rights, preferences and privileges of the Stockholders, including amendments to provisions relating to Director qualification, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (b) sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution; (c) cause a merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in a property by the Company. For purposes of (b) above, a sale of all or substantially all of the Company's assets means the sale of two-thirds or more of the Company's assets based on the total number of properties or the current fair market value of these assets.

         With respect to Shares owned by the Advisor, the Sponsor, the Directors or any Affiliate, neither the Advisor, the Sponsor, the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, the Sponsor, the Directors or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage and interest of Shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and any Affiliate may not vote or consent, any Shares owned by them shall not be included.

         Each Stockholder entitled to vote may do so: (i) at a meeting in person or by written proxy received by the Board prior to the meeting signed by the Stockholder directing the manner in which he or she desires that his or her vote be cast; or (ii) without a meeting by a consent in writing signed by the Stockholder directing the manner in which he or she desires that his or her vote be cast. The written consent must be received by the Directors prior to the date the votes of the Stockholders are to be counted.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

         An alphabetical list of names, record addresses and business telephone numbers (if any) of all Stockholders with the number of Shares held by each, is maintained as part of the books and records of the Company at the Company's principal office. This list is updated at least quarterly and is open for inspection by a Stockholder or his designated agent upon such Stockholder's request. This list will also be mailed to any Stockholder requesting the list within ten days of receipt of a request. The Company may impose a reasonable charge for expenses incurred in reproducing the list and may require the Stockholder requesting the list to represent that the request is related to Stockholders' voting rights under the Articles and the exercise of Stockholders' rights under federal proxy laws.

         Any Stockholder and any designated representative thereof is permitted access to all records of the Company at all reasonable times and may inspect and copy any of them. In addition, the books and records of the Company are open for inspection by state securities administrators upon reasonable notice and during normal business hours at the principal place of business of the Company.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

         The Articles may be amended by the affirmative vote of a majority of the then outstanding Shares, without the concurrence of the Directors. Unless otherwise stated in the Articles, the Bylaws may be amended in a manner not inconsistent with the Articles by a majority vote of the Directors, except that any amendment which requires greater than a majority vote of the Directors must be amended by the requisite vote and no Bylaw adopted by the Stockholders may be amended by the Directors if the provision of such Bylaw provides that it may not be amended without a Stockholder vote.

DISSOLUTION OR TERMINATION OF THE COMPANY

         The Company is an infinite-life REIT which may be dissolved pursuant to the procedures set forth in the MGCL at any time by the affirmative vote of a majority of the Stockholders. However, the Company anticipates that, by 1999, the Board of Directors will determine whether it is in the best interests of the Company to: (i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or
(ii) commence subsequent offerings after completion of this Offering. If listing of the Shares is not feasible by 1999, the Board may decide to: (i) sell the Company's assets individually; (ii) list the Shares at a future date to provide liquidity for Stockholders; or (iii) liquidate the Company within ten years of the date thereof.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

         The Bylaws provide that: (a) with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by the Board; or (iii) by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of Stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Stockholders, and nominations of persons for election to the Board may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by the Board; or (iii) provided that the Board has determined that directors shall be elected at such meeting, by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

         The Articles require that certain exchange offers, mergers, consolidations or similar transactions involving the Company in which the Stockholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management from that which is described in this Prospectus be approved by all of the Independent Directors and by the holders of 66_ of the Shares, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Stockholders. In should be noted that standards such as "substantially longer life," "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Directors.

         In connection with a proposed Roll-Up, as defined below, an appraisal of all of the Company's assets must be obtained from a person with no current or prior business or personal relationship with the Advisor or the Directors. Further, the person must be engaged, to a substantial extent, in the business of rendering valuation opinions of assets held by the Company (an "Independent Expert"). The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, as defined below, and filed with the Commission and the state regulatory commissions as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Company's assets must be appraised in a consistent manner and the appraisal must be based on an evaluation of all relevant information indicating the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal must assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with a proposed Roll-Up. A Roll-Up is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity, as defined below. A Roll-Up does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or traded through the Nasdaq National Market for at least twelve months; or (ii) a transaction involving the conversion of the Company to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Stockholders' voting rights; (b) the term and existence of the Company; (c) Sponsor or Advisor compensation; or (d) the Company's investment objectives. A Roll-Up Entity is a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

         Notwithstanding the foregoing, the Company may not participate in any proposed Roll-Up which would:

          (i) result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in the Articles;

         (ii) reduce in the Stockholders' voting rights below those provided in the Articles;

        (iii) result in the Stockholders having greater liability than as provided in the Articles;

         (iv) result in the Stockholders having rights to receive reports that are less than those provided in the Articles;

          (v) result in the Stockholders having access to records that are more limited than those provided in the Articles;

         (vi) include provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

        (vii) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares held by that investor;

       (viii) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Articles; or

         (ix) place any of the costs of the transaction on the Company if the Roll-Up is not approved by the Stockholders;

provided, however, that the Company may participate in a proposed Roll-Up if the Stockholders would have rights and be subject to restrictions comparable to those contained in the Articles, with the prior approval of a majority of the Stockholders.

         Stockholders who vote "no" on the proposed Roll-Up must have the choice of:

          (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

         (ii)        one of either:

                     (a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed; or

                     (b) receiving cash in an amount equal to the Stockholders' pro rata share of the appraised value of the net assets of the Company.

         The foregoing provisions in the Articles, Bylaws and the MGCL could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which these holders might believe to be otherwise in their best interests.

LIMITATION ON TOTAL OPERATING EXPENSES

         The Articles provide that, subject to the conditions described in the following paragraph, the annual Total Operating Expenses of the Company may not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. The Independent Directors have a fiduciary responsibility to limit the Company's annual Total Operating Expenses to amounts that do not exceed these limitations. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified for a particular period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof must be recorded in the minutes of the meeting of Directors. If Total Operating Expenses exceed these limitations during any fiscal quarter on a rolling twelve-month basis, then within 60 days after the end of the fiscal quarter in question, the Company must send a written report to the Stockholders, together with an explanation of the facts the Independent Directors considered in arriving at the conclusion that the higher operating expenses were justified. If the Total Operating Expenses exceed the limitations described above and if the Independent Directors are unable to conclude that the excess was justified then, within 60 days after the end of the Company's fiscal year, the Advisor must reimburse the Company in the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

TRANSACTIONS WITH AFFILIATES

         The Articles impose certain restrictions on transactions between the Company and the Advisor, the Sponsor, any Director or Affiliates thereof. In particular, the Company may not:

           (i) borrow money from the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determines that it is fair and reasonable and no less favorable to the Company than from unaffiliated parties under the same or similar circumstances;

          (ii) invest in joint ventures with an Affiliated program except in compliance with the requirements set forth in the Articles. See "Investment Objectives and Policies--Joint Ventures";

         (iii) enter into any other transaction with the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determines that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than from unaffiliated third parties, except for advisory arrangements with the Advisor. Notwithstanding the above, the Company was permitted to acquire the Eagle Crest Shopping Center and the Walgreens/Decatur property from IPS. See "Conflicts of Interest--Acquisitions from Affiliates" and "--Non-Arm's-Length Agreements" and "Real Property Investments"; or

          (iv) sell property to or loan money to the Advisor, the Sponsor, any Director or Affiliates thereof (except as provided in the Articles).

RESTRICTIONS ON BORROWING

         The Company may not incur indebtedness to make Distributions except as necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income, or otherwise as necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowings of the Company, secured and unsecured, must be reasonable in relation to the Net Assets of the Company and reviewed by the Board at least quarterly. The Company anticipates that aggregate borrowings secured by all of the Company's properties will not exceed 50% of their combined fair market value. The maximum amount of indebtedness as a percentage of Net Assets may not, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, exceed 300% of Net Assets. Any borrowings in excess of 300% may only be incurred with the consent of a majority of the Stockholders. See "Investment Objectives and Policies--Borrowing." The Company may not borrow funds from the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, determines that such transaction is fair and reasonable and no less favorable to the Company than from unaffiliated parties under the same or similar circumstances.

RESTRICTIONS ON INVESTMENTS

         The investment policies set forth in the Articles have been approved by a majority of Independent Directors. The Articles prohibit investments in:
(i) any foreign currency or bullion; (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by the Articles.

         In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company observes the following restrictions on its investments set forth in its Articles:

           (i) Not more than 10% of the Company's total assets may be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under contract for development or plan for development within one year;

          (ii) The Company may not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes;

         (iii) The Company may not invest in or make mortgage loans unless an appraisal of the underlying property is obtained.
                  Mortgage indebtedness on any property may not exceed the property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, the Sponsor, the Directors or any Affiliates, the appraisal must be obtained from an Independent Expert. The appraisal must be maintained in the Company's records for at least five years, and must be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts;

          (iv) The Company may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding secured by the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria provided that such loans would in no event exceed the appraised value of the property at the date of the loans;

           (v) The Company may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the Sponsor, any Director or Affiliates thereof;

          (vi) The Company may not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with the Advisor, the Sponsor, any Director or Affiliates thereof are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, the Company may purchase its own securities, when traded on a national securities exchange or market, if a majority of the Directors

                 (including a majority of the Independent Directors) determine such purchase to be in the best interests of the Company;

         (vii)   The Company may not issue:  (a) redeemable equity securities;
                 (b) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service the higher level of debt; (c) options or warrants to purchase Shares to the Advisor, the Sponsor, any Director or Affiliates thereof except on the same terms as sold to the general public, provided that the Company may issue options or warrants to persons not affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include securities) that in the judgment of the Independent Directors have a market value not less than the value of such option on the date of grant); options or warrants issuable to the Advisor, the Sponsor, any Director or Affiliates thereof shall not exceed an amount equal to ten percent (10%) of the outstanding Shares on the date of grant of any options or warrants; or (d) Shares on a deferred payment basis or similar arrangement;

         (viii) To the extent the Company invests in real property acquired from an Affiliate, a majority of the Directors (including a majority of the Independent Directors) must determine that the consideration paid for the real property is equal to fair market value as determined by a qualified independent real estate appraiser selected by the Independent Directors;

          (ix) The Company may not invest in indebtedness (herein called "Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "Senior Debt"), except where the amount of the Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of the property and, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets. The value of all investments in Junior Debt of the Company which does not meet these requirements is limited to 10% of the Company's tangible assets (which would be included within the 25% limitation);

         (x)     engage in trading, as compared with investment activities; and

         (xi) engage in underwriting or the agency distribution of securities issued by others.

Subject to the above restrictions, a majority of the Independent Directors may alter the investment policies if they determine that a change is in the best interests of the Company.


                              PLAN OF DISTRIBUTION

GENERAL

         Of the 8,000,000 Shares offered by this Prospectus, the Company is offering 7,816,000 Shares on a "best efforts" basis at a purchase price of $10.00 per Share with a minimum initial investment of $3,000 ($1,000 in the case of Tax-Exempt Entities, except for Iowa where the minimum investment for

IRAs will be $3,000 and for Minnesota where the minimum investment for IRAs and qualified plan accounts will be $2,000); 184,000 Soliciting Dealer Warrants to purchase 184,000 Shares and the Shares underlying the Soliciting Dealer Warrants. See "Description of Securities - - Soliciting Dealer Warrants." "Best efforts" means that the Dealer Manager is not guaranteeing that any specified amount of capital will be raised. The Offering will commence as of the date of this Prospectus and will terminate not later than __________. The Company reserves the right to terminate the Offering at any time.

ESCROW CONDITIONS

         Subscription proceeds for qualified subscriptions will be deposited in a segregated escrow account with the LaSalle National Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for the benefit of the subscribers pending release to the Company, and will not be commingled. Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within twenty-four hours) after receipt by the Company.

ADVISOR CAPITAL CONTRIBUTION

         The Advisor made a capital contribution to the Company in the amount of $200,000 prior to an offering of Shares by the Company which commenced on October 14, 1994 and terminated on July 22, 1996. The Advisor received 20,000 Shares in consideration of this capital contribution. The Advisor may not sell or otherwise transfer these Shares while it remains the Advisor except to an Affiliate. The Advisor and its Affiliates may purchase additional Shares for their own accounts. However, at no time will the Advisor own 9.8% or more of the total number of the Company's outstanding Shares. Any purchases of Shares by the Advisor during the Offering will be for investment purposes only and not with a view toward distribution.

SUBSCRIPTION PROCESS

         The Shares are being offered to the public by the Dealer Manager and the Soliciting Dealers. The form of Soliciting Dealers Agreement between the Dealer Manager and the Soliciting Dealers requires the Soliciting Dealers to make diligent inquiries, as required by law, of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for the person and transmit promptly to the Company the completed subscription documentation and any supporting documentation reasonably required by the Company.

         The Shares are being sold when, as and if subscriptions therefor are received and accepted by the Company, subject to the satisfaction by the Company of certain other conditions and approval by counsel of certain legal matters. The Company has the unconditional right to accept or reject any subscription. Subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after its receipt of a copy of the Subscription Agreement, fully completed, and payment in good funds for the number of subscribed Shares. If the subscription is accepted, a confirmation will be mailed not more than five business days after acceptance by the Company. A sale of the Shares may not be completed until at least five business days after the date the subscriber receives a Prospectus and, as may be required by certain state regulatory authorities, a copy of the Organizational Documents. If for any reason the subscription is rejected, the check and subscription agreement will be returned to the subscriber, without interest or deduction, within ten days after receipt.

         Shares will only be sold to persons who initially purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,000), except for investors in the State of Iowa where the minimum investment for IRAs will be 300 Shares ($3,000) and investors in the State of Minnesota where the minimum investment for IRAs and qualified plan accounts will be 200 Shares ($2,000). Subscriptions will be accepted for fractional Shares only in the discretion of the Company.

DETERMINATION OF INVESTOR SUITABILITY

         The Company, the Dealer Manager and each Soliciting Dealer will make every reasonable effort to determine that those persons being offered or sold the Shares satisfy the suitability standards set forth herein and that an investment in the Shares is an appropriate investment for the investor. The Soliciting Dealers must ascertain that the investors can reasonably benefit from an investment in the Company. In making the determination, the Soliciting Dealers will consider whether: (i) the investor has the capability of understanding the fundamental aspects of the Company based on the investor's employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; (ii) the investor has apparent understanding of: (a) the fundamental risks and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) the Advisor's role in directing or managing the investment; and (d) the tax consequences of the investment; and (iii) the investor has the financial capability to invest in the Company.

         By executing the subscription agreement, each Soliciting Dealer acknowledges its determination that the Shares are a suitable investment for the investor. Each Soliciting Dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of the Shares as an investment for the subscriber. The Company and its Affiliates will coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to determine that investors meet the suitability standards set forth herein. The Dealer Manager and/or the Soliciting Dealers must maintain a record of the information obtained to determine that an investor meets the suitability standards and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards for at least six years.

COMPENSATION

         The Company will pay the Dealer Manager selling commissions equal to up to seven percent (7%) on all Shares sold for serving as the dealer manager of the Offering and for the sale of Shares through its efforts. A portion of these selling commissions may be retained or reallowed to Soliciting Dealers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Shares. Up to an additional 2.0% of the Gross Offering Proceeds, a portion of which may be reallowed to Soliciting Dealers, may be paid to the Dealer Manager as a Marketing Contribution for marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts. In addition, the Dealer Manager and the Soliciting Dealers may be reimbursed by the Company for bona fide due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds. The Dealer Manager may award sales incentive items to Soliciting Dealers in connection with their sales activities. The value of each item will be less than $50 per annum per participating salesperson. The Dealer Manager may pay incentive compensation to its regional marketing representatives for their activities as wholesalers in connection with the distribution of the Shares, subject to the overall restrictions on commissions described herein. The Dealer Manager may also reallow commissions to Soliciting Dealers on an incentive basis. Any incentive compensation will be paid quarterly and will not exceed 1% of the price of the Shares. Marketing and due diligence costs paid by the Dealer Manager on behalf of, or to, the Soliciting Dealers will be deducted from any incentive compensation.

         Except in the case of Shares sold to residents of the States of Minnesota, Nebraska, South Carolina or Texas, Soliciting Dealers will also receive one Soliciting Dealer Warrant for each forty (40) Shares sold by such Soliciting Dealer during the Offering, subject to federal and state securities laws subject to a maximum of 184,000 warrants. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending on the Exercise Period. Subject to certain limitations, the Soliciting Dealer Warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following issuance thereof. In addition, no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. Holders of the Soliciting Dealer Warrants, therefore, have, at nominal cost, the opportunity to profit from a rise in the market price for the Common Stock without assuming the risk of ownership. Exercise of these warrants will dilute the interest of other security holders. Moreover, the holders of the Soliciting Dealer Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Soliciting Dealer Warrants. See "Description of Securities--Soliciting Dealer Warrants."

         The maximum compensation to be paid in connection with the Offering will not exceed: (i) a total of 7% of the Gross Offering Proceeds for selling commissions; and (ii) a total of 2% of the Gross Offering Proceeds for marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts. The aggregate of these commissions and expenses plus the value attributable to the warrants that may be issued to the Dealer Manager and the Soliciting Dealers will not exceed 10% of the Gross Offering Proceeds. In addition, the Dealer Manager and the Soliciting Dealers may be reimbursed for bona fide due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds.

         The Company may not pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the investor to purchase Shares; provided that nothing herein shall prohibit the registered broker-dealer or other properly licensed person from earning a sales commission in connection with sale of the Shares.

VOLUME DISCOUNTS

         Investors purchasing at least $250,000 worth of Shares (25,000 Shares) will be entitled to a reduction in the selling commission payable in connection with the sale of these Shares in accordance with the following schedule:

                    Amount of
             Purchaser's Investment                                       Maximum Commission
             ----------------------                                       ------------------
            From                 To                                            per Share
            ----                 --                                            ---------
           $250,000             499,999                                           5.5%
            500,000             999,999                                           4.0%
          1,000,000            and over                                           2.5%

Any reduction in the selling commission in respect of volume discounts otherwise payable to the Dealer Manager, some or all of which may be reallowed to a Soliciting Dealer in respect of an investor's subscription will be credited to the investor in the form of additional whole Shares or fractional Shares purchased net of commissions.

         Subscriptions may be combined for the purpose of crediting an investor with additional Shares and determining commissions payable to the Dealer Manager and reallowable to Soliciting Dealers so long as all combined purchases are made through the same Soliciting Dealer. Investors which are Tax-Exempt Entities may combine their subscriptions for purposes of computing a discount of the entities seeking to combine subscriptions if investment decisions are made by the same person. If the investor fails to mark the "Additional Purchase" space on the Subscription Agreement/Signature Page, the Company cannot be held responsible for failing to properly combine subscriptions.

         Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee ($9.05 per Share).

TRANSFER OF SHARES

         A Stockholder may assign all or some of his Shares, subject to the Ownership Limit contained in the Articles. An assignment will confer upon the assignee, the right to become a Stockholder in the following manner and subject to certain conditions, including the following: (i) an instrument of assignment executed by both the assignor and assignee of the Shares satisfactory in form to the Company delivered to the Company; (ii) reimbursement of the Company for reasonable expenses and filing costs incurred in connection with such transfer not to exceed $100; (iii) no assignment will be effective until the first day of the month following the month in which the Company actually receives the instrument of assignment which complies with the requirements of (i) and (ii) above; (iv) no assignment will be effective if such assignment would, in the opinion of counsel to the Company, result in the termination of the Company's status as a REIT under the Code; (v) an assignment may be rejected if it would cause 25% or more of the issued and outstanding Shares to be held by Tax-Exempt Entities that are considered "benefit plan investors" under ERISA or otherwise cause the assets of the Company to be Plan Assets; and (vi) no assignment will be effected if the assignment would, to the knowledge of the Company, violate the provisions of any applicable federal or state securities laws.

         The Shares will not initially be listed on a national stock exchange or included for quotation on a national market system. The Company anticipates that by 1999 the Board will determine whether it is in the best interests of the Company to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements.

INDEMNIFICATION

         The Company will indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities, including liabilities under the Act; provided, however, that the Company will not indemnify the Dealer Manager or any Soliciting Dealer from any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations. The Soliciting Dealer will be required to indemnify the Company and the Advisor against certain such liabilities. In the opinion of the Commission, indemnification for liabilities arising under the Act is against public policy and, therefore, unenforceable. The Dealer Manager and each of the Soliciting Dealers may be deemed to be an "underwriter" as that term is defined in the Act.


                                HOW TO SUBSCRIBE

         Shares may be purchased by investors who meet the suitability standards described above under "Plan of Distribution--Suitability of the Investment" by proceeding as follows:

         1. Read the entire Prospectus and the current supplement(s), if any, accompanying the Prospectus.

         2. Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is included in the Prospectus as
Exhibit I.

         3. Deliver a check for the full purchase price of the Shares being subscribed for, payable to "LNB/Escrow Agent for IREC," along with the completed Subscription Agreement to the Soliciting Dealer whose name appears on the Subscription Agreement.

         4. By executing the Subscription Agreement and by paying the full purchase price for the Shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the Subscription Agreement and agrees to be bound by all of the terms of the Subscription Agreement.

         Within ten days (and generally within twenty-four hours) of the Company's receipt of each completed Subscription Agreement, the Company will accept or reject the subscription. If the subscription is accepted, a confirmation will be mailed within five days. If for any reason the subscription is rejected, the check and Subscription Agreement will be promptly returned to the subscriber, without interest or deduction, within ten days after receipt.

         Subscriptions made through IRAs, Keogh plans and 401(k) plans must be processed through and forwarded to the Company by an approved trustee. In the case of IRA, Keogh plans and 401(k) plan Stockholders, the confirmation will be sent to the trustee.


                                SALES LITERATURE

         In addition to and apart from this Prospectus, the Company may use certain supplemental sales material in connection with the Offering. This material, prepared by the Advisor may consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company. It would contain pictures and summary descriptions of properties similar to those to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include pictures and summary descriptions of properties similar to those to be acquired by the Company as well as a brochure, audiovisual materials and taped presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein; and (ii) newspaper advertisements or solicitations of interest limited to identifying the Offering and the location of sources of further information.

         The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the materials.

         This Offering is made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering. Although it is believed that the information contained in such literature does not conflict with any of the information set forth in this Prospectus, such material does not purport to be complete, and should not be considered as a part of this Prospectus, or as incorporated in this Prospectus by reference, or as forming the basis of the Offering described herein.


            DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

         The Distribution Reinvestment Program (the "DRP") provides the Company's Stockholders with an opportunity to purchase additional Shares by reinvesting Distributions. Stockholders who elect to take part in the DRP ("Participants") will authorize the Company to use Distributions payable to them to purchase additional Shares. A Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

         Purchases under the DRP are made at a price equal to $9.05 per Share, free from any selling commissions or the Marketing Contribution and Due Diligence Expense Allowance Fee. Participants in the DRP may also purchase fractional Shares, so that 100% of Distributions will be used to acquire Shares. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

         Commencing with the first Distribution paid after the effective date of the Offering and continuing until the termination of the Offering, Participants will acquire Shares from the Company at a fixed price of $9.05 per Share. It is possible that a secondary market will develop for the Shares, and that Shares may be bought and sold on the secondary market at prices lower or higher than the $9.05 per Share price which will be paid under the DRP.
Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP. The Company does not warrant or guarantee that Participants will be acquiring Shares at the lowest possible price. A Participant may terminate participation in the DRP at any time without penalty, by delivering written notice to the Company. Prior to listing of the Shares on a national stock exchange or including the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares.
Upon termination, Distributions will be distributed to the Stockholder instead of being used to purchase Shares under the DRP. Within 90 days after the end of the Company's fiscal year, the Company will: (i) issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year (ownership of these Shares will be in book-entry form prior to the issuance of certificates); and (ii) provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amount of Distributions received during the prior fiscal year. The individualized statement to Participants include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto. The Directors by majority vote (including a majority of Independent Directors) may amend or terminate the DRP upon 30 days notice to Participants. The Board anticipates amending or terminating the DRP upon completion of this Offering.

         Stockholders who participate in the DRP will recognize dividend income, taxable to the extent of the Company's current or accumulated earnings and profits, in the amount and as though they had elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. Shares received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

         If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price.

SHARE REPURCHASE PROGRAM

         The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price of $9.05 per Share (a reduction of $.95 from the $10 Offering price, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense Allowance
Fee).

         Repurchases under the SRP are made quarterly by the Company on a first-come, first-served basis, and will be limited in the following ways: (i) not more than $500,000 worth of the outstanding Shares may be repurchased in any given year; and (ii) the funds available for repurchase are limited to available proceeds received by the Company from the sale of Shares under the DRP. The determination of available funds from sales under the DRP is made at the sole discretion of the Board. In making this determination, the Board considers the need to use proceeds from the Share sales under the DRP for investment in additional properties, or for maintenance or repair of existing properties. Such property-related uses are given priority over the need to allocate funds to the SRP. To be eligible to offer Shares for purchase to the SRP, the Stockholder must have beneficially held the Shares for at least one year.

         The Company cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the Stockholder could: (i) withdraw his request for repurchase; or (ii) ask that the Company honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first come, first served basis. There is no requirement that Stockholders sell their Shares to the Company. The SRP is only intended to provide interim liquidity for Stockholders until a secondary market develops for the Shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering period and will be terminated following the close of the Offering period: (i) at such time as a secondary market-maker quotes a bid and ask price for at least 30 continuous trading days; or (ii) the listing of the Shares on a national securities exchange or inclusion for quotation on a national market system.

         Shares purchased by the Company under the SRP will be cancelled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

         In the event that the Company begins selling its properties, the purchase price paid by the SRP for Shares will be adjusted accordingly. Since the availability of purchase funds for the SRP cannot be predetermined, and because the demand for repurchase by Stockholders cannot be predetermined, there can be no assurance that the Company will be able to establish and maintain the SRP.


                            REPORTS TO STOCKHOLDERS

         The Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All of such books of account, together with a copy of the Articles and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination and duplication at reasonable times by the Stockholders or their agents.

         The Advisor will submit to each Stockholder audited annual reports of the Company within 120 days following the close of each fiscal year. The annual reports will contain the following: (i) audited financial statements; (ii) the ratio of the costs of raising capital during the period to the capital raised;
(iii) the aggregate amount of advisory fees and the aggregate amount of fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of the Average Invested Assets and as a percentage of

Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Directors, the Advisor and any Affiliate thereof occurring in the year for which the Annual Report is made. Independent Directors shall be specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

         In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each Stockholder within 60 days after the end of the first three fiscal quarters of each fiscal year.

         Concurrently with any Distribution, the Company shall provide Stockholders with a statement disclosing the source of the funds distributed. If such information is not available concurrently with the making of a Distribution, a statement setting forth the reasons why such information is not available shall be provided concurrently. In no event shall such information be provided to Stockholders more than 60 days of making such Distribution.

         Within 60 days following the end of any calendar quarter during the period of the Offering in which the Company has closed an acquisition of a property, a report will be submitted to each Stockholder containing: (i) the location and a description of the general character of the property acquired during the quarter; (ii) the present or proposed use of such property and its suitability and adequacy for such use; (iii) the terms of any material lease affecting the property; (iv) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (v) a statement that title insurance has been or will be obtained on the property acquired. In addition, a report will be sent to each Stockholder and submitted to prospective investors at such time as the Advisor believes a reasonable probability exists that a property will be acquired: (i) on specified terms (i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis); and
(ii) involving the use of 10% or more, on a cumulative basis, of the net proceeds of this Offering.

         After the completion of the last acquisition, the Advisor shall, upon request, send to the Commissioner of Corporations of the State of California a schedule, verified under the penalty of perjury, reflecting: (i) each acquisition made; (ii) the purchase price paid for the property; (iii) the aggregate of all Acquisition Fees paid on each transaction; and (iv) a computation showing compliance with the Articles. The Company shall, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to Stockholders pursuant to the Articles or any applicable law or regulation.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the Stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the Stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested Stockholder. Concurrent with the dissemination of appropriate tax information to Stockholders, the Company will annually provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include any purchases of Shares under the DRP. Stockholders requiring individualized reports on a more frequent basis may request such reports. The Company will make every reasonable effort to supply more frequent reports, as requested, but the Company, at its sole discretion, may require payment of an administrative charge which will be paid:
(i) directly by the Stockholder; or (ii) through pre-authorized deductions from Distributions payable to the Stockholder making the request.


                                 LEGAL MATTERS

         Legal matters in connection with the Company's status as REIT for federal income tax purposes have been passed upon, on behalf of the Company, by Shefsky & Froelich Ltd. (counsel to the Company). Shefsky & Froelich Ltd. does not purport to represent Stockholders or potential investors who should consult their own counsel. See "Conflicts of Interest--Legal Counsel for the Company and the Advisor is the Same Law Firm." The legality of the Shares offered hereby will be passed upon for the Company by Shapiro and Olander, Baltimore, Maryland.

         The statements in the section in the Prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the Prospectus titled "ERISA
Considerations" have been reviewed by Shefsky & Froelich Ltd.


                                    EXPERTS

         The statement of gross income and direct operating expenses for the year ended December 31, 1996 for Aurora Commons Shopping Center and the statement of gross income and direct operating expenses for the year ended December 31, 1996 for Lincoln Park Place have been included herein in reliance upon the report of Warady & Davis L.L.P., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing

         The financial statements of the Company as of December 31, 1996 and 1995, for the years ended 1996 and 1995 and for the period from May 12, 1994 (formation of the Company) to December 31, 1994 and the statement of gross income and direct operating expenses of Maple Park Place Shopping Center for the year ended December 31, 1996, the statement of gross income and direct operating expenses of Niles Shopping Center for the year ended December 31, 1996, the statement of gross income and direct operating expenses of Cobblers Mall for the year ended December 31, 1996, the statement of gross income and direct operating expenses of Mallard Mall for the year ended December 31, 1996 and the statement of gross income and direct operating expenses of Sequoia Shopping Center, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto with respect to the offer and sale of Shares which the Company has filed with the Commission and which may be inspected and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, http://www.sec.gov, and at the Regional Offices of the Commission at 500 West Madison Street, Fourteenth Floor, Chicago, Illinois 60661 and 75 Park Place, Suite 1400, New York, New York 10007. This material, as well as copies of all other documents filed with the Commission, may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the fee prescribed by the Commission.

                                    GLOSSARY


The definitions used in the Prospectus are set forth below:

"ACQUISITION EXPENSES" means expenses related to the Company's selection, evaluation and acquisition of, and investment in, properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, non-refundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, and personnel and miscellaneous expenses related to the selection and acquisition of properties.

"ADA" means the Americans with Disabilities Act of 1990.

"ADVISOR" means the person(s) or entity responsible for directing or performing the day-to-day business affairs of the Company, including a person or entity to which an Advisor subcontracts substantially all such functions. The Advisor is Inland Real Estate Advisory Services, Inc. or anyone which succeeds it in such capacity.

"ADVISOR ASSET MANAGEMENT FEE" means an amount equal to 1% of the Average Invested Assets.

"ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will act as the Sponsor of the Company.

"AFFILIATE" means: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

"AFFILIATED DIRECTORS" means those Directors affiliated with the Company or its Affiliates.

"ANCHOR TENANT" means tenants generally occupying approximately 30% or more of the GLA of a Neighborhood Retail Center, or the tenant of any single-user property.

"ARTICLES" means the Company's Articles of Incorporation, as amended and restated to date.

"AVERAGE INVESTED ASSETS" shall mean, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

"BOARD" means the Board of Directors of the Company.

"BYLAWS" means the Amended and Restated Bylaws of the Company.

"CASH FLOW" means, with respect to any period: (i) all cash receipts derived from investments made by the Company; plus (ii) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization; less (iii) cash receipts used to pay operating expenses (including the Advisor Asset Management Fee).

"CODE" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

"COMMISSION" means the Securities and Exchange Commission.

"COMPANY" means Inland Real Estate Corporation f/k/a Inland Monthly Income Fund III, Inc., a Maryland corporation.

"COMPETITIVE REAL ESTATE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

"COMPANY FIXED ASSETS" means the real estate, together with the buildings, leasehold interests, improvements, equipment, furniture, fixtures and personal property associated therewith, used by the Company in the conduct of its business.

"CONTRACT PRICE FOR THE PROPERTY" means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Expenses.

"CONTROL SHARES" means voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of irrevocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority of all voting power.

"CONTROL SHARE ACQUISITION" means the acquisition of Control Shares subject to certain exceptions.

"COUNSEL" means Shefsky & Froelich Ltd.

"CUMULATIVE RETURN" means a cumulative, non-compounded return, equal to 8% per annum on Invested Capital commencing upon acceptance of the investor's subscription.

"CURRENT RETURN" means a non-cumulative, non-compounded return, equal to 8% per annum on Invested Capital.

"DEALER MANAGER" means Inland Securities Corporation.

"DEVELOPMENT FEE" means a fee for the packaging of a property of the Company, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

"DIRECTORS" means the members of the Board of Directors of the Company (including the Independent Directors).

"DISTRIBUTIONS" means any cash distributed to Stockholders arising from their interest in the Company.

"DUE DILIGENCE EXPENSE ALLOWANCE FEE" means an amount up to 0.5% of the Gross Offering Proceeds paid to the Dealer Manager, a portion of which may be reallowed to Soliciting Dealers, to reimburse the Dealer Manager or Soliciting Dealers for bona fide due diligence expenses.

"EQUITY STOCK" shall mean stock that is either Common Stock and/or Preferred Stock.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EXCESS SHARES" means shares held by a Stockholder in excess of 9.8% of the outstanding Shares entitled to vote.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXERCISE PERIOD" means the period commencing upon the issuance of the Soliciting Dealer Warrants and ending upon ______________.

"FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

"FUNDS FROM OPERATIONS OR FFO" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

"GAAP" means generally accepted accounting principles.

"GLA" means gross leasable area.

"GROSS DOLLARS INVESTED IN PROPERTIES" means the amount actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Company.

"GROSS OFFERING PROCEEDS" means the total proceeds from the sale of Shares during the public offering period before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares, including those for which volume discounts apply, shall be deemed to be $10 per Share.

"GROSS REVENUES FROM PROPERTIES" means all cash receipts derived from the operation of Company Fixed Assets.

"INCENTIVE ADVISORY FEE" means an amount equal to 15% of the net proceeds from the sale of a property after the Stockholders have first received: (i) their Cumulative Return; and (ii) a return of their Invested Capital.

"INDEPENDENT DIRECTORS" means the Directors who: (i) are not affiliated, directly or indirectly, with the Company or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Advisor or its

Affiliates; (ii) do not serve as a director for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company or the Advisor. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds five percent of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

"INDEPENDENT EXPERT" shall mean a person with no current or prior business or personal relationship with the Advisor or the Directors and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company.

"INTERESTED STOCKHOLDER" means for purposes of the MGCL, any person who owns 10% or more of the voting power of the then outstanding voting stock of the Company.

"INVESTED CAPITAL" means the original issue price of the Shares reduced by prior distributions from the sale or financing of Company fixed assets.

"IRA" means an individual retirement account established pursuant to Code
Section 408.

"LEVERAGE" shall mean the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

"MANAGEMENT AGENT" means an entity which provides property management services to the Company. The Management Agent is Inland Commercial Property Management, Inc., an Affiliate of the Advisor, or anyone which succeeds it in such capacity.

"MARKETING CONTRIBUTION" means an amount up to 2.0% of the Gross Offering Proceeds paid to the Dealer Manager, a portion of which may be reallowed to Soliciting Dealers to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts.

"MINIMUM INITIAL PURCHASE" means the minimum amount which must be purchased by a person who is not a Stockholder at the time of purchase.

"MAXIMUM OFFERING" means 8,000,000 Shares (which includes 184,000 Shares which may be issued upon the exercise of warrants granted to the Dealer Manager).

"MGCL" means the Maryland General Corporation Law, as amended from time to time.

"NASD" shall mean the National Association of Securities Dealers, Inc.

"NEIGHBORHOOD RETAIL CENTER" shall mean any property located primarily within an approximate 150- mile radius of the Oak Brook, Illinois headquarters of the Advisor leased primarily to one or more retail tenants providing for the sale of household goods (food, drugs, apparel, etc.) and personal services (laundry, dry cleaning, etc.) for the day-to-day living needs of the immediate neighborhood with GLA ranging from approximately 5,000 to 150,000 square feet.

"NET ASSETS" or "NET ASSET VALUE" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly on a basis consistently applied.

"NET INCOME" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

"NET PROCEEDS" means the proceeds received by the Company with respect to the sale of Shares less Organization and Offering Expenses.

"NON-U.S. STOCKHOLDER" means a Stockholder which is a foreign corporation or a nonresident alien of the United States.

"OFFERING" means the offering of 7,816,000 Shares of the Company pursuant to this Prospectus plus the Soliciting Dealer Warrants and 184,000 Shares which are issuable on exercise of Soliciting Dealer Warrants.

"ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees.

"OTHER OPERATING EXPENSES" means Total Operating Expenses less the Advisor Asset Management Fee.

"OWNERSHIP LIMIT" means the beneficial ownership of no more than 9.8% of the outstanding Shares of the Company.

"PARTICIPANT" means a Stockholder who elects to participate in the DRP.

"PERSON" means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

"PRIOR OFFERING" means the: (i) Company's public offering of 6,000,000 Shares (including 1,000,000 Shares available under the DRP) which commenced October 14, 1994 and was completed July 22, 1996; and (ii) the Company's public offering of 11,375,000 Shares (including 1,000,000 Shares available under the DRP and 375,000 Shares issuable on the exercise of warrants granted to soliciting dealers) which commenced July 24, 1996 and was completed on ____________, 19__.

"PROPERTY DISPOSITION FEE" means a real estate disposition fee, payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's property in an amount equal to the lesser of: (i) 3% of the contracted for sales price of the property; or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such property.

"PROPERTY MANAGEMENT FEE" shall mean any fee paid to an Affiliate or third party as compensation for management of the Company's properties. The Property Management Fee shall be a percentage of the aggregate gross revenues from the properties, not to exceed 5.0% if paid to a third party or 4.5% if paid to an Affiliate of the Advisor.

"PROSPECTUS" means the final prospectus of the Company dated June __, 1997 as may be supplemented in connection with the registration of Shares offered hereby.

"QUALIFIED PLAN" means any qualified pension, profit-sharing or other retirement plan (including a Keogh plan) and any trust, bank commingled trust fund for such a plan.

"REGISTRATION STATEMENT" means the registration of the Shares and warrants offered hereby on Form S-11 and related exhibits, as amended, filed by the Company on May __, 1997 with the Commission.

"REIMBURSABLE EXPENSES" means those certain expenses of the Advisor and its Affiliates which will be reimbursed by the Company.

"REIT" means a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

"REIT PROVISIONS" means Code Sections 856 through 860.

"REIT TAXABLE INCOME" means the taxable income as computed for a corporation which is not a REIT: (i) without the deductions allowed by Code Sections 241 through 247, 249 and 250 (relating generally to the deduction for dividends received); (ii) excluding amounts equal to: (a) the net income from foreclosure property; and (b) the net income derived from prohibited transactions; (iii) deducting amounts equal to: (x) any net loss derived from prohibited transactions; and (y) the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests; and (iv) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

"REMICS" means real estate mortgage investment conduits.

"ROLL-UP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

         (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through The Nasdaq Stock Market - Nasdaq National Market; or

         (ii) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                 (a)    Stockholders' voting rights;

                 (b)    the term and existence of the Company;

                 (c)    Sponsor or Advisor compensation; or

                 (d)    the Company's investment objectives.

"ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

"SELLING COMMISSION" means an amount equal to up to 7% of the Gross Offering Proceeds payable to the Dealer Manager which may be retained, or reallowed to Soliciting Dealers for each Share sold.

"SERVICE" means the Internal Revenue Service of the United States of America.

"SHARES" means the common stock, par value $.01 per share, of the Company.

"SOLICITING DEALERS" means the dealer members of the National Association of Securities Dealers, Inc. designated by the Dealer Manager.

"SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Company's assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

        i. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

       ii. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

      iii. having a substantial number of relationships and contacts with the Company;

       iv.       possessing significant rights to control Company properties;

        v. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

       vi. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

"STOCKHOLDERS" means holders of shares of Common Stock.

"TAX-EXEMPT ENTITIES" means any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund or a charitable, religious, scientific or education organization.

"TERMINATION DATE" means ____________.

"TOTAL OPERATING EXPENSES" means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

         a. the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares;

         b.      interest payments;

         c.      taxes;

         d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

         e.      incentive fees payable to the Advisor; and

         f. Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

"UBTI" means unrelated business taxable income as described in the Code.

"USRPI" means a United States real property interest described in Code Section
897. Generally, such an interest would be a direct interest in real property located in the United States or an interest in a domestic corporation which owns other USRPI's with a fair market value equal to at least 50% of the sum of the fair market value of its USRPI's, foreign real property and assets used in a trade or business.

INDEX TO FINANCIAL STATEMENTS

                                                                                                PAGE
                                                                                                ----
INLAND REAL ESTATE CORPORATION
        Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . .         F-1

        Balance Sheets at December 31, 1996 and 1995  . . . . . . . . . . . . . . . . .         F-2

        Statements of Operations for the years ended December 31, 1996 and 1995   . . .         F-4

        Statements of Stockholders' Equity for the years ended December 31, 1996 and
        1995 and the period from May 12, 1994 (formation of the Company) to
        December 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-5

        Statements of Cash Flows for the years ended December 31, 1996 and
        1995 and the period from May 12, 1994 (formation of the Company) to
        December 31, 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-6

        Notes to Financial Statements for the years ended December 31, 1996 and 1995 and for the period from May 12, 1994 (formation of the Company)
        to December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-8

        Pro Forma Balance Sheet at December 31, 1996 (unaudited)  . . . . . . . . . . .         F-20

        Notes to Pro Forma Balance Sheet at December 31, 1996 (unaudited)   . . . . . .         F-22

        Pro Forma Statement of Operations for the year ended
        December 31, 1996 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . .         F-27

        Notes to Pro Forma Statement of Operations for the year
        ended December 31, 1996 (unaudited)   . . . . . . . . . . . . . . . . . . . . .         F-29

MAPLE PARK PLACE SHOPPING CENTER

        Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . .         F-46

        Historical Summary of Gross Income and Direct Operating Expenses for the
        year ended December 31, 1996 of Maple Park Place Shopping Center  . . . . . . .         F-47

        Notes to Historical Summary of Gross Income and Direct Operating Expenses
        for the year ended December 31, 1996 of Maple Park Place Shopping Center  . . .         F-48

AURORA COMMONS SHOPPING CENTER

        Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . .         F-50



        Historical Summary of Gross Income and Direct Operating Expenses for the
        year ended December 31, 1996 of Aurora Commons Shopping Center  . . . . . . . . . . . . . . . .         F-51

        Notes to Historical Summary of Gross Income and Direct Operating Expenses
        for the year ended December 31, 1996 of Aurora Commons Shopping Center  . . . . . . . . . . . .         F-52

LINCOLN PARK PLACE SHOPPING CENTER

        Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-54

        Historical Summary of Gross Income and Direct Operating Expenses for the
        year ended December 31, 1996 of Lincoln Park Place Shopping Center  . . . . . . . . . . . . . .         F-55

        Notes to Historical Summary of Gross Income and Direct Operating Expenses
        for the year ended December 31, 1996 of Lincoln Park Place Shopping Center  . . . . . . . . . .         F-56

NILES SHOPPING CENTER

        Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-58

        Historical Summary of Gross Income and Direct Operating Expenses for the
        year ended December 31, 1996 of Niles Shopping Center . . . . . . . . . . . . . . . . . . . . .         F-59

        Notes to Historical Summary of Gross Income and Direct Operating Expenses
        for the year ended December 31, 1996 of Niles Shopping Center . . . . . . . . . . . . . . . . .         F-60


COBBLERS MALL

        Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-62

        Historical Summary of Gross Income and Direct Operating Expenses for the
        year ended December 31, 1996 of Cobblers Mall . . . . . . . . . . . . . . . . . . . . . . . . .         F-63

        Notes to Historical Summary of Gross Income and Direct Operating Expenses
        for the year ended December 31, 1996 of Cobblers Mall . . . . . . . . . . . . . . . . . . . . .         F-64


MALLARD MALL
        Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-66

        Historical Summary of Gross Income and Direct Operating Expenses for the
        year ended December 31, 1996 of Mallard Mall . . . . . . . . . .  . . . . . . . . . . . . . . .         F-67

        Notes to Historical Summary of Gross Income and Direct Operating Expenses
        for the year ended December 31, 1996 of Mallard Mall . . . . . . . . . . . . . . . . . . . . .          F-68

SEQUOIA SHOPPING CENTER

        Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-70

        Historical Summary of Gross Income and Direct Operating Expenses for the
        year ended December 31, 1996 of Sequoia Shopping Center . . . . . . . . . . . . . . . . . . . .         F-71

        Notes to Historical Summary of Gross Income and Direct Operating Expenses
        for the year ended December 31, 1996 of Sequoia Shopping Center . . . . . . . . . . . . . . . .         F-72


                         INDEPENDENT AUDITORS' REPORT




The Board of Directors
Inland Real Estate Corporation:

We have audited the financial statements of Inland Real Estate Corporation (the Company) as listed in the accompanying index. In connection with the audits of the financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inland Real Estate Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and for the period from May 12, 1994 (formation date) to December 31, 1994 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.




KPMG Peat Marwick


Chicago, Illinois
January 23, 1997
  except as to Note 7 which is as of March 24, 1997

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets

                          December 31, 1996 and 1995


                                    Assets
                                    ------

                                                       1996          1995
                                                       ----          ----
Investment properties (Notes 1 and 4):
Land............................................   $ 24,705,743     5,437,948
  Building and improvements.......................   69,927,238    12,074,484
                                                   ------------- -------------
                                                     94,632,981    17,512,432
  Less accumulated depreciation...................    1,109,038       169,894
                                                   ------------- -------------
  Net investment properties.......................   93,523,943    17,342,538
                                                   ------------- -------------
Cash and cash equivalents including amounts
  held by property manager (Note 1)...............    8,491,735       738,931
Restricted cash (Note 1)..........................      122,043       150,000
Accounts and rents receivable (Note 5)............    1,914,756       333,823
Deposits and other assets (Note 4)................       95,828       158,123
Deferred organization costs (net of
  accumulated amortization of $5,492 and $0 at
  December 31, 1996 and 1995, respectively)
  (Note 1)........................................       21,970        27,462
Loan fees (net of accumulated amortization
  of $11,875 at December 31, 1996) (Note 1).......      338,411          -
                                                   ------------- -------------

    Total assets.................................. $104,508,686    18,750,877
                                                   ============= =============

















                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                          December 31, 1996 and 1995



                     Liabilities and Stockholders' Equity
                     ------------------------------------

                                                       1996          1995
Liabilities:                                           ----          ----
  Accounts payable................................ $    289,912         6,875
  Accrued offering costs to Affiliates (Note 2)...      298,341       222,353
  Accrued offering costs to non-affiliates........        4,236         6,444
  Accrued interest payable to Affiliates..........        4,718         5,242
  Accrued interest payable to non-affiliates......       52,402          -
  Accrued real estate taxes.......................    2,770,889       374,180
  Distributions payable (Note 7)..................      548,947       129,532
  Security deposits...............................      247,769        54,483
  Note payable to Affiliates (Note 6).............         -          360,000
  Mortgages payable (Notes 4 and 6)...............   30,838,233       750,727
  Unearned income.................................       64,590        39,846
  Other liabilities...............................       32,820       178,852
  Due to Affiliates (Note 2)......................      255,591         7,277
                                                   ------------- -------------
    Total liabilities.............................   35,408,448     2,135,811
                                                   ------------- -------------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 24,000,000 Shares
    authorized; 8,144,116 and 8,137,766 issued and
    outstanding at December 31, 1996 and 2,003,073
    and 2,000,073 Shares issued and outstanding
    at December 31, 1995, respectively............       81,000        19,996
  Additional paid-in capital (net of offering
    costs of $10,500,108 and $3,121,175 at
    December 31, 1996 and 1995, respectively, of
    which $8,096,213 and $2,129,264 was paid
    to Affiliates, respectively)..................   70,512,073    16,835,183
  Accumulated distributions in excess
    of net income.................................   (1,492,835)     (240,113)
                                                   ------------- -------------
    Total stockholders' equity....................   69,100,238    16,615,066
                                                   ------------- -------------
Commitments and contingencies (Notes 3, 5 and 7)..
                                                   ------------- -------------
Total liabilities and stockholders' equity........ $104,508,686    18,750,877
                                                   ============= =============

                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)
                           Statements of Operations

                For the years ended December 31, 1996 and 1995





                                                       1996          1995
                                                       ----          ----
  Income:
   Rental income (Notes 1 and 5).................. $ 4,467,903       869,485
   Additional rental income.......................   1,336,809       228,024
   Interest income................................     438,188        82,913
   Other income...................................      84,834          -
                                                   ------------  ------------
                                                     6,327,734     1,180,422
                                                   ------------  ------------
  Expenses:
   Professional services to Affiliates............      16,476         7,277
   Professional services to non-affiliates........      46,790         1,615
   General and administrative expenses to
    Affiliates....................................      42,904          -
   General and administrative expenses
    to non-affiliates.............................      77,389        13,880
   Advisor asset management fee...................     238,108          -
   Property operating expenses to Affiliates......     229,307        46,791
   Property operating expenses to non-affiliates..   1,643,867       279,930
   Mortgage interest to Affiliates................      64,165       146,821
   Mortgage interest to non-affiliates............     533,320        17,340
   Depreciation...................................     939,144       169,894
   Amortization...................................      17,367          -
   Acquisition costs expensed.....................      26,676           360
                                                   ------------  ------------
                                                     3,875,513       683,908
                                                   ------------  ------------
    Net income.................................... $ 2,452,221       496,514
                                                   ============  ============

  Net income per weighted average
   common stock shares outstanding
   (4,494,620 and 943,156 for the years
   ended December 31, 1996 and 1995,
   respectively).................................. $       .55           .53
                                                   ============  ============










                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)
                      Statements of Stockholders' Equity

                For the years ended December 31, 1996, 1995 and
          for the period from May 12, 1994 (formation of the Company)
                             to December 31, 1994


                                                     Accumulated
                                          Additional Distributions
                               Common       Paid-in  in excess of
                                Stock      Capital    net income   Total
                             ----------- ----------- ----------- ------------
Proceeds from initial
  offering.................. $      200     199,800        -         200,000
                             ----------- ----------- ----------- ------------
Balance December 31, 1994...        200     199,800        -         200,000

Net income..................       -           -        496,514      496,514

Distributions declared
  ($.78 per weighted average
  common stock shares
  outstanding)..............       -           -       (736,627)    (736,627)

Proceeds from Offering (net
  of Offering costs of
  $3,121,175)..............      19,826  16,662,162        -      16,681,988

Repurchases of Shares.......        (30)    (26,779)       -         (26,809)
                             ----------- ----------- ----------- ------------
Balance December 31, 1995...     19,996  16,835,183    (240,113)  16,615,066

Net income..................       -           -      2,452,221    2,452,221

Distributions declared
  ($.82 per weighted average
  common stock shares
  outstanding)..............       -           -     (3,704,943)  (3,704,943)

Proceeds from Offering (net
  of Offering costs of
  $10,500,108)..............     61,038  53,707,177        -      53,768,215

Repurchases of Shares.......        (34)    (30,287)       -         (30,321)
                             ----------- ----------- ----------- ------------
Balance December 31, 1996... $   81,000  70,512,073  (1,492,835)  69,100,238
                             =========== =========== =========== ============




                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Cash Flows

                For the years ended December 31, 1996 and 1995
        and for the period from May 12, 1994 (formation of the Company)
                             to December 31, 1994




                                          1996          1995          1994
                                          ----          ----          ----
Cash flows from operating activities:
  Net income........................ $  2,452,221       496,514          -
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation....................      939,144       169,894          -
    Amortization....................       17,367          -             -
    Rental income under master
      lease agreements..............      437,678       133,016          -
    Straight line rental income.....     (119,225)      (12,413)         -
    Changes in assets and liabilities:
      Accounts and rents receivable.   (1,461,708)     (321,410)         -
      Deposits and other assets.....       62,295        (4,006)         -
      Accounts payable..............      283,038         6,875          -
      Accrued interest payable......       51,878         5,242          -
      Accrued real estate taxes.....    2,396,709       374,180          -
      Security deposits.............      193,286        54,483          -
      Other liabilities.............        3,968        28,852          -
      Due to Affiliates.............      248,314         7,277          -
      Unearned income...............       24,744        39,846          -
                                     ------------- ------------- -------------
Net cash provided by operating
  activities........................    5,529,709       978,350          -
                                     ------------- ------------- -------------
Cash flows from investing activities:
  Escrowed funds....................         -             -       (1,699,381)
  Payments for acquisition expenses.         -             -           (4,117)
  Purchase of investment properties.  (68,717,979)   (6,376,708)         -
  Tenant improvements...............     (136,819)      (51,135)         -
  Deposit for tenant improvements...     (122,043)     (150,000)         -
                                     ------------- ------------- -------------
Net cash used in investing
  activities........................  (68,976,841)   (6,577,843)   (1,703,498)
                                     ------------- ------------- -------------
Cash flows from financing activities:
  Repayment of loan from Advisor....         -         (193,300)      193,300
  Proceeds from offering............   61,147,147    19,803,163       200,000
  Subscriptions received............         -             -        1,699,381
  Repurchase of Shares..............      (30,321)      (26,809)         -
  Payments of offering costs........   (7,305,153)   (2,514,129)     (378,249)
  Loan proceeds.....................   25,670,000          -             -
  Loan fees.........................     (350,286)         -             -





                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Cash Flows
                                  (continued)

                For the years ended December 31, 1996 and 1995
        and for the period from May 12, 1994 (formation of the Company)
                             to December 31, 1994

                                          1996          1995          1994
                                          ----          ----          ----
  Distributions paid................   (3,285,528)     (607,095)         -
  Repayment of notes from Affiliate.   (3,271,185)         -             -
  Principal payments of debt........   (1,374,738)  (10,106,878)         -
  Payment of deferred organization
    costs...........................         -          (27,462)         -
                                     ------------- ------------- -------------
Net cash provided by financing
  activities........................   71,199,936     6,327,490     1,714,432
                                     ------------- ------------- -------------
Net increase in cash and
  cash equivalents..................    7,752,804       727,997        10,934
Cash and cash equivalents at
  beginning of period...............      738,931        10,934          -
                                     ------------- ------------- -------------
Cash and cash equivalents at
  end of period..................... $  8,491,735       738,931        10,934
                                     ============= ============= =============

Supplemental schedule of noncash investing and financing activities:




                                         1996          1995           1994
                                         ----          ----           ----
Purchase of investment properties.. $(77,421,408)  (17,594,313)         -
  Assumption of mortgage debt......    5,803,429     4,595,178          -
  Note payable to Affiliate........    2,900,000     6,622,427          -
                                    ------------- -------------  ------------
                                    $(68,717,979)   (6,376,708)         -
                                    ============= =============  ============

Distributions payable.............. $     548,947      129,532          -
                                    ============= =============  ============

Cash paid for interest............. $     545,607      158,919          -
                                    ============= =============  ============







                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements

                For the years ended December 31, 1996, 1995 and
          for the period from May 12, 1994 (formation of the Company)
                             to December 31, 1994


(1) Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. On October 14, 1994, the Company commenced an initial public offering, on a best efforts basis, ("Offering") of 5,000,000 shares of common stock ("Shares") at a price of $10 per Share and 1,000,000 Shares at a price of $9.05 per Share to be distributed pursuant to the Company's distribution reinvestment program (the "DRP"). As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, thereby completing the initial Offering. On July 24, 1996, the Company commenced an offering of an additional 10,000,000 Shares, on a best efforts basis, (the "Second Offering") plus an additional 1,000,000 Shares for distribution through the DRP. As of December 31, 1996, the Company had received subscriptions for a total of 3,137,776 Shares from the Second Offering, resulting in $81,150,311 in gross offering proceeds, which includes $1,470,938 received for 162,534 Shares purchased through the Distribution Reinvestment Program. As of December 31, 1996, the Company has repurchased 6,350 Shares through the Share Repurchase Program.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value. Cash and equivalents include $865,521 and $142,720 at December 31, 1996 and 1995, respectively, which are held by the Company's affiliated property manager. Such amounts are unrestricted and held in the Company's name.

Restricted cash at December 31, 1996 represents amounts held in escrow for tenant improvements, concessions and leasing commissions at Antioch Plaza.
Such amounts will be added to the basis of the property as tenant improvements are completed. Restricted cash at December 31, 1995 represents amounts held in escrow for tenant improvements at Naperville/Hartford Plaza. The Company has recorded a corresponding payable as a component of other liabilities.

The Partnership adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") as required in the first quarter of 1996. SFAS 121 requires that the Partnership record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from their operations and sale. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. The adoption of SFAS 121 did not have any effect on the Partnership's financial position, results of operations or liquidity.

Depreciation expense is computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 30 years. Tenant improvements will be depreciated over the related lease period.

Loan fees are amortized on a straight line basis over the life of the related loans.

Deferred organization costs are amortized over a 60-month period.

Offering costs are offset against the Stockholders' equity accounts. Offering costs consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The Company believes that the interest rates associated with the mortgages payable and notes payable to Affiliates approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable and notes payable to Affiliates approximate their fair value.

The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to Affiliates, accrued offering costs to non-Affiliates, accrued interest payable to Affiliates, accrued real estate taxes, and distributions payable approximate fair value because of the relatively short maturity of these instruments.

Certain amounts in the 1995 financial statements have been reclassified to conform with the 1996 presentation. Such reclassifications did not change the 1995 reported results.


(2) Transactions with Affiliates

As of December 31, 1996, the Company had incurred $10,500,108 of organization and offering costs. Pursuant to the terms of the offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of the completion of the initial Offering, organizational and offering did not exceed the 5.5% or 15% limitations. As of December 31, 1996, organizational and offering costs of the Second Offering did exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offerings, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the Offering. Such costs to Affiliates incurred relating to the offering were $692,248 and $409,858 as of December 31, 1996 and 1995, respectively, of which $27,976 and $120,269 were unpaid as of December 31, 1996 and 1995, respectively. In addition, an Affiliate of the Advisor serves as dealer manager of the offering and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with the offering. Such amounts incurred were $7,403,965 and $1,719,406 for the years ended December 31, 1996 and 1995, respectively, of which $270,365 and $102,084 was unpaid as of December 31, 1996 and 1995, respectively. As of December 31, 1996, approximately $6,296,000 of these commissions had been passed through from the Affiliate to unaffiliated soliciting broker/dealers.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates, general and administrative expenses to Affiliates and acquisition costs expensed of which $749 remained unpaid at December 31, 1996.

As of December 31, 1996, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Offering. These advances were repaid to the Advisor in January 1995 with interest ranging from 7.75% to 9.50%. The principal of $193,300 and interest totaling $3,162 were paid from Gross Offering Proceeds.

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. For the year ended December 31, 1996, the Company has incurred $238,108 of such fees, all of which remains unpaid at December 31, 1996.

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of $229,307 and $46,791 for the years ended December 31, 1996 and 1995, respectively, all of which has been paid.

The Company has incurred costs to Affiliates relating to the acquisition of the properties, of which $16,734 is unpaid at December 31, 1996.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(3) Stock Option and Dealer Warrant Plan

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of October 19, 1994 and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Shares granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. As of December 31, 1996, options for 1,000 Shares have been exercised $9.05.

In addition to sales commissions, Soliciting Dealers will also receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the offerings, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999 or (ii) the closing date of a secondary offering of the Shares by the Company. Notwithstanding the foregoing no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance.
As of December 31, 1996, none of these warrants were exercised.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                        Notes to Financial Statements
                                 (continued)



(4) Investment Properties
                                          Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                       at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL.............  01/95  $    78,330    1,130,723         -           78,330     1,130,723     1,209,053

  Zany Brainy
    Wheaton, IL.............  07/96      838,000    1,626,033         -          838,000     1,626,033     2,464,033

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Center
    Naperville, IL..........  03/95    1,878,618    2,938,352         -        1,878,618     2,938,352     4,816,970

  Montgomery-Goodyear
    Montgomery, IL..........  09/95      315,000      834,659      (12,692)      315,000       821,967     1,136,967

  Hartford/Naperville Plaza
    Naperville, IL..........  09/95      990,000    3,427,961       11,244       990,000     3,439,205     4,429,205

  Nantucket Square
    Schaumburg, IL..........  09/95    1,908,000    2,349,918      (72,214)    1,908,000     2,277,704     4,185,704

  Antioch Plaza
    Antioch, IL.............  12/95      268,000    1,360,445     (130,984)      268,000     1,229,461     1,497,461

  Mundelein Plaza
    Mundelein, IL...........  03/96    1,695,000    3,965,560      (22,820)    1,695,000     3,942,740     5,637,740

  Regency Point
    Lockport, IL............  04/96    1,000,000    4,720,800      (21,900)    1,000,000     4,698,900     5,698,900

  Prospect Heights
    Prospect Heights, IL....  06/96      494,300    1,683,755      (11,989)      494,300     1,671,766     2,166,066

  Montgomery-Sears
    Montgomery, IL..........  06/96      768,000    2,714,173      (31,525)      768,000     2,682,648     3,450,648
                                     ------------ ------------- ------------ ------------- ------------- ------------
    Subtotal                         $10,233,248   26,752,379     (292,880)   10,233,248    26,459,499    36,692,747




                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                        Notes to Financial Statements
                                 (continued)





(4) Investment Properties (continued)
                                                                               Gross amount at which carried
                                          Initial Cost (A)                            at end of period
                                     --------------------------     Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------
  Subtotal                           $10,233,248   26,752,379     (292,880)   10,233,248    26,459,499    36,692,747

  Salem Square
    Countryside, IL.........  08/96    1,735,000    4,449,217       (6,900)    1,735,000     4,442,317     6,177,317

  Hawthorn Village
    Vernon Hills, IL........  08/96    2,619,500    5,887,640         -        2,619,500     5,887,640     8,507,140

  Six Corners
    Chicago, IL.............  10/96    1,440,000    4,538,152         -        1,440,000     4,538,152     5,978,152

  Spring Hill Fashion Corner
    West Dundee, IL.........  11/96    1,794,000    7,415,396       (9,000)    1,794,000     7,406,396     9,200,396

  Crestwood Plaza
    Crestwood, IL...........  12/96      325,577    1,483,183         -          325,577     1,483,183     1,808,760

  Park St. Claire
    Schaumburg, IL..........  12/96      319,578    1,205,672       (3,463)      319,578     1,202,209     1,521,787

  Lansing Square
    Lansing, IL.............  12/96    4,075,000   12,179,383       (9,800)    4,075,000    12,169,583    16,244,583

  Summit of Park Ridge
    Park Ridge, IL..........  12/96      672,000    2,497,950       (2,364)      672,000     2,495,586     3,167,586

  Grand and Hunt Club
    Gurnee, IL..............  12/96      969,840    2,622,575      (58,333)      969,840     2,564,242     3,534,082

  Quarry Outlot
    Hodgkins, IL............  12/96      522,000    1,278,431         -          522,000     1,278,431     1,800,431
                                     ------------ ------------- ------------ ------------- ------------- ------------
    Total                            $24,705,743   70,309,978     (382,740)   24,705,743    69,927,238    94,632,981
                                     ============ ============  ===========  ============  ============  ============



                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                               December 31, 1996



(4) Investment Properties (continued)

(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally Accepted Accounting Principles ("GAAP") require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. As of December 31, 1996, the cumulative amount of such payments was $570,694. (Note 5)



Cost and accumulated depreciation of the above properties are summarized as follows:


                                                      1996          1995
                                                      ----          ----
    Single User Retail Properties:
         Cost.................................... $ 3,673,086     1,209,053
         Less accumulated depreciation...........     112,871        34,550
                                                  ------------  ------------
                                                    3,560,215     1,174,503
                                                  ------------  ------------
    Neighborhood Retail Centers:
         Cost....................................  90,959,895    16,303,379
         Less accumulated depreciation...........     996,167       135,344
                                                  ------------  ------------
                                                   89,963,728    16,168,035
                                                  ------------  ------------
         Total................................... $93,523,943    17,342,538
                                                  ============  ============






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

(5) Operating Leases

Master Lease Agreements

As part of the purchases of several of the properties, the Company will receive rent under master lease agreements on spaces currently vacant for periods ranging from one to two years or until the spaces are leased and tenants begin paying rent. GAAP requires the Company to reduce the purchase price of the properties as these payments are received, rather than record the payments as rental income.

Minimum lease payments under operating leases to be received in the future, excluding rental income under master lease agreements and assuming no expiring leases are renewed:


                                                                   Number of
                                                    Minimum Lease    Leases
                                                       Payments     Expiring
                                                    ------------- ------------
         1997...................................... $ 10,796,526       20
         1998......................................   10,269,714       33
         1999......................................    9,264,471       23
         2000......................................    8,471,277       23
         2001......................................    6,891,348       17
         Thereafter................................   45,063,881       60
                                                    -------------
         Total..................................... $ 90,757,217
                                                    =============


No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

Remaining lease terms range from one year to thirty two years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes and operating expenses of the property. Such amounts are included in additional rental income.

Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include increases of $119,225 and $12,413 in 1996 and 1995, of rental income for the period of occupancy for which stepped rent increases apply and $131,638 and $12,413 in related accounts receivable as of December 31, 1996 and 1995, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(6) Mortgages and Note Payable

Mortgages payable consist of the following at December 31, 1996 and 1995:



                                                             Balance at
                                                            December 31,
Property as             Interest   Maturity  Monthly        ------------
Collateral                Rate       Date   Payment(a)    1996        1995
----------------       ---------- --------- ---------- -----------------------
Mortgage payable to Affiliate:

  Walgreens               7.655%   05/2004  $  5,689   $   739,543    750,727

Mortgages payable to non-affiliates:

  Regency Point           (b)      08/2000     (b)       4,428,690       -

  Eagle Crest             7.850%   10/2003    15,373     2,350,000       -

  Nantucket Square        7.850%   10/2003    14,392     2,200,000       -

  Antioch Plaza           7.850%   10/2003     5,724       875,000       -

  Mundelein Plaza         7.850%   10/2003    18,382     2,810,000       -

  Montgomery-Goodyear     7.850%   10/2003     4,121       630,000       -

  Montgomery-Sears        7.850%   08/2003    10,761     1,645,000       -

  Hartford/Naperville     7.850%   08/2003    15,111     2,310,000       -

  Zany Brainy             7.590%   01/2004     7,875     1,245,000       -

  Prospect Heights
    Plaza                 7.590%   01/2004     6,926     1,095,000       -

  Hawthorn Village
    Commons               7.590%   01/2004    27,071     4,280,000       -

  Six Corners Plaza       7.590%   01/2004    19,608     3,100,000       -

  Salem Square
    Shopping Center       7.590%   01/2004    19,797     3,130,000        -
                                                       ----------- ------------
Mortgages Payable....................................  $30,838,233     750,727
                                                       =========== ============


                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


Note payable to Affiliates consists of the following at December 31, 1996 and 1995:


9.5% promissory note payable to Inland
  Real Estate Investment Corporation, paid
  in full on January 9, 1996.......................... $     -         360,000
                                                       ----------- ------------
Note payable to Affiliate............................. $     -         360,000
                                                       =========== ============



(a) All payments are interest only, with the exception of the loans secured by the Walgreens and Regency Point properties.

(b) Payments on this mortgage are based on a floating interest rate of 180 basis points over the 30-day LIBOR rate, which adjusts monthly, amortizing over 25 years.


As of December 31, 1996, the required future principal payments on the Partnership's long-term debt over the next five years are as follows:

              1997.................................... $    71,495
              1998....................................      74,454
              1999....................................      84,911
              2000....................................   4,252,170
              2001....................................      16,380


                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(7) Subsequent Events

As of March 24, 1997, subscriptions for a total of 10,628,676 Shares were received, bringing total gross offering proceeds to $106,137,967.

In January 1997, the Company paid a distribution of $548,947 to the Stockholders.

On January 9, 1997, the Company purchased the Maple Park Place Shopping Center from an unaffiliated third party for approximately $15,260,000. The property is located in Bolingbrook, Illinois and contains 220,095 square feet of leasable space. Its anchor tenants include Kmart, Eagle Foods and Powerhouse Gym.

On January 24, 1997, the Company purchased Lincoln Park Place from an unaffiliated third party for approximately $2,100,000. The property is located in Chicago, Illinois. It consists of a 10,678 square foot building occupied by two tenants, Lechters and Nordic Track.

On January 24, 1997, the Company purchased Aurora Commons Shopping Center from an unaffiliated third party for approximately $11,500,000. The property is located in Aurora, Illinois and consists of three buildings comprising 127,292 square feet. Its anchor tenants include Jewel/Osco, Boston Market and Blockbuster.

In January 1997, the Company obtained additional financing secured by the Lansing Square and Spring Hill Fashion Corner properties totaling $12,840,000 from an unaffiliated lender. The Company paid a 1 1/4% fee in connection with these mortgage loans. The mortgage loans have a term of seven years and, prior to maturity date, require payments of interest only, at 7.8%, fixed for the first five years with the remaining two years at prime plus 1/2%.

On February 7, 1997, the Company made an initial deposit of $1,228,510 for the purchase of Forest Commons. The balance of the purchase price, approximately $10,607,000, will be paid upon completion of the redevelopment of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement.

On February 7, 1997, the Company made an initial deposit of $1,265,630 for the purchase of Downers Grove Plaza. The balance of the purchase price, approximately $15,382,000, will be paid upon completion of the redevelopment of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement.

                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1996
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisition of the Maple Park Place Shopping Center, Aurora Commons Shopping Center, Lincoln Park Place Shopping Center, Niles Shopping Center, Cobblers Mall, Mallard Mall, Calumet Square, Ameritech Outlot, Sequoia Plaza, Highland Park Dominicks and Schaumburg Dominicks as though these transactions occurred December 31, 1996. This unaudited Pro Forma Balance Sheet should be read in conjunction with the December 31, 1996 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                            Inland Real Estate Corporation
                                Pro Forma Balance Sheet
                                   December 31, 1996
                                      (unaudited)



                                                             December 31,
                               December 31,                    1996
                                   1996        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- ------------- --------------
Assets
------
Net investment in
  properties.................. $ 93,523,943    80,854,050   174,377,993
Cash and cash equivalents.....    8,491,735          -        8,491,735
Restricted cash...............      122,043          -          122,043
Accounts and rents
  receivable..................    1,914,756     1,514,537     3,429,293
Other assets..................      456,209        45,201       501,410
                               ------------- ------------- -------------
Total assets.................. $104,508,686    82,413,788   186,922,474
                               ============= ============= =============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
  expenses.................... $    649,609          -          649,609
Accrued real estate taxes.....    2,770,889     1,591,764     4,362,653
Distributions payable (C).....      548,947          -          548,947
Security deposits.............      247,769        87,804       335,573
Mortgages payable.............   30,838,233    21,275,747    52,113,980
Unearned income...............       64,590          -           64,590
Other liabilities.............       32,820          -           32,820
Due to Affiliates.............      255,591          -          255,591
                               ------------- ------------- -------------
Total liabilities.............   35,408,448    22,955,315    58,363,763
                               ------------- ------------- -------------
Common Stock..................       81,000        69,138       150,138
Additional paid in capital
  (net of Offering costs).....   70,512,073    59,389,335   129,901,408
Accumulated distributions in
  excess of net income........   (1,492,835)         -       (1,492,835)
                               ------------- ------------- -------------
Total Stockholders' equity....   69,100,238    59,458,473   128,558,711
                               ------------- ------------- -------------
Total liabilities and
  Stockholders' equity........ $104,508,686    82,413,788   186,922,474
                               ============= ============= =============






                  See accompanying notes to pro forma balance sheet.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1996
                                  (unaudited)

(A) The December 31, 1996 Historical column represents the historical balance sheet as presented in the December 31, 1996 10-K as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on December 31, 1996. The terms are described in the notes that follow.



                                 Pro Forma Adjustments
                         --------------------------------------

                          Maple Park     Aurora     Lincoln
                             Place       Commons    Park Place
                         ------------ ------------ ------------
Assets
------
Net investment in
  properties............ $15,262,150   11,500,000    2,100,000
Accounts and rents
  receivable............     189,477      174,067       82,674
Other assets............      20,000         -          25,201
                         ------------ ------------ ------------
Total assets............ $15,471,627   11,674,067    2,207,875
                         ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................. $   189,477      177,619       82,674
Security deposits.......      49,224       24,330         -
Mortgages payable.......   8,000,000   11,259,637    2,016,110
                         ------------ ------------ ------------
Total liabilities.......   8,238,701   11,461,586    2,098,784
                         ------------ ------------ ------------
Common Stock (D)........       8,410          247          127
Additional paid in capital
  (net of Offering
  Costs)(D).............   7,224,516      212,235      108,964
                         ------------ ------------ ------------
Total Stockholders'
  equity................   7,232,926      212,481      109,091
                         ------------ ------------ ------------
Total liabilities and
  Stockholders' equity.. $15,471,627   11,674,067    2,207,875
                         ============ ============ ============



                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1996
                                  (unaudited)

(B) Continued



                                                                   Pro Forma Adjustments
                        -----------------------------------------------------------------------------------------------------
                           Niles                                                                     Highland
                         Shopping      Cobblers     Mallard      Calumet    Ameritech    Sequoia       Park       Schaumburg
                          Center         Mall         Mall        Square      Outlot      Plaza      Dominicks    Dominicks
                        ------------ -----------  -----------  ----------- ----------- ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $ 3,280,000   10,953,000    8,099,900   2,108,000   1,050,000    3,010,000   10,691,000   12,800,000
Accounts and rents
  receivable...........     121,981      391,000      312,800     140,000       5,000       97,538         -            -
Other assets...........        -            -            -           -           -            -            -            -
                        ------------ ------------ ------------ ----------- ----------- -----------  -----------  ------------
Total assets........... $ 3,401,981   11,344,000    8,412,700   2,248,000   1,055,000    3,107,538   10,691,000   12,800,000
                        ============ ============ ============ =========== =========== ===========  ===========  ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $   121,981      430,076      340,057     140,000       5,000      104,880         -            -
Security deposits......      14,250         -            -           -           -            -            -            -
Mortgages payable......        -            -            -           -           -            -            -
                        ------------ ------------ ------------ ----------- ----------- -----------  -----------  ------------
Total liabilities......     136,231      430,076      340,057     140,000       5,000      104,880         -            -
                        ------------ ------------ ------------ ----------- ----------- -----------  -----------  ------------
Common Stock (D).......       3,797       12,691        9,387       2,451       1,221        3,491       12,431       14,884
Additional paid in capital
  (net of Offering
  Costs)(D)............   3,261,953   10,901,233    8,063,256   2,105,549   1,048,779    2,999,167   10,678,569   12,785,116
                        ------------ ------------ ------------ ----------- ----------- -----------  -----------  ------------
Total Stockholders'
  equity...............   3,265,750   10,913,924    8,072,643   2,108,000   1,050,000    3,002,658   10,691,000   12,800,000
                        ------------ ------------ ------------ ----------- ----------- -----------  -----------  ------------
Total liabilities and
  Stockholders' equity. $ 3,401,981   11,344,000    8,412,700   2,248,000   1,055,000    3,107,538   10,691,000   12,800,000
                        ============ ============ ============ =========== =========== ===========  ===========  ============



                                    Total
                                  Pro Forma
                                 Adjustments
                                 -----------
Assets
------
Net investment in
  properties...........            80,854,050
Accounts and rents
  receivable...........             1,514,537
Other assets...........                45,201
                                 -------------
Total assets...........            82,413,788
                                 =============

Liabilities and
Stockholders' Equity
---------------------
Accrued real estate
  taxes................             1,591,764
Security deposits......                87,804
Mortgages payable......            21,275,747
                                 -------------
Total liabilities......            22,955,315
                                 -------------
Common Stock (D).......                69,138
Additional paid in capital
  (net of Offering
  Costs)(D)............            59,389,335
                                 -------------
Total Stockholders'
  equity...............            59,458,473
                                 -------------
Total liabilities and
  Stockholders' equity.            82,413,788
                                 =============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1996
                                  (unaudited)


    Acquisition of Maple Park Place Shopping Center, Bolingbrook, Illinois

    On January 9, 1997, the Company acquired this property from an unaffiliated third party for the purchase price of $15,262,150.

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Acquisition of Aurora Commons Shopping Center, Aurora, Illinois

    On January 24, 1997, the Company acquired this property from an unaffiliated third party for the purchase price of $11,500,000.

    As part of the acquisition, the Company assumed the existing mortgage loan maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Acquisition of Lincoln Park Place Shopping Center, Chicago, Illinois

    On January 24, 1997, the Company acquired this property from an unaffiliated third party for the purchase price of $2,100,000.

    The Company funded the purchase using the proceeds of a short-term loan maturing February 3, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

    Acquisition of Niles Shopping Center, Niles, Illinois

    On April 11, 1997, the Company acquired this property from an unaffiliated third party for the purchase price of $3,280,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Cobblers Mall, Elgin, Illinois

    On May 6, 1997, the Company acquired this property from an unaffiliated third party for the purchase price of $10,953,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Mallard Mall, Elk Grove Village, Illinois

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1996
                                  (unaudited)



    On May 6, 1997, the Company acquired this property from an unaffiliated third party for the purchase price of $8,099,900 on an all cash basis, funded from cash and cash equivalents.

    Probable Acquisitions

    The Company anticipates acquiring the following properties from unaffiliated third parties on an all cash basis, funded from cash and cash equivalents: Calumet Square, Ameritech Outlot, Sequoia Plaza, Highland Park Dominicks and Schaumburg Dominicks.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $47,060,000, net of additional Offering costs of $6,588,094 are reflected as received as of December 31, 1996, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons, Six Corners Plaza, Spring Hill Fashion Corner, Crestwood Plaza Shopping Center, Park St. Claire, Lansing Square Shopping Center, Summit of Park Ridge, Maple Park Place Shopping Center, Aurora Commons Shopping Center, Lincoln Park Place Shopping Center, Niles Shopping Center, Cobblers Mall, Mallard Mall, Calumet Square, Ameritech Outlot, Sequoia Plaza, Highland Park Dominicks and Schaumburg Dominicks as though they occurred the earlier of January 1, 1996 or the date operations commenced.
Grand and Hunt Club and the Quarry Outlot were constructed in 1996, and had not commenced significant operations prior to acquisition, therefore, no operations relating to these properties are presented on the unaudited Pro Forma Statement of Operations for December 31, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1996 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                 (unaudited)



                                       Pro Forma Adjustments
                               ------------------------------------
                                      Acquisitions
                       1996                             Probable
                   Historical     1996        1997        1997         1996
                      (A)          (B)         (C)         (D)       Pro Forma
                   ----------- ----------- ----------- ------------ -----------
Rental income..... $4,467,903   6,127,326   5,796,643    2,221,142   18,613,014
Additional rental
  income..........  1,336,809   3,198,250   1,945,311      333,523    6,813,893
Interest
  income(E).......    438,188        -           -            -         438,188
Other income......     84,834        -           -            -          84,834
                   ----------- ----------- ----------- ------------ ------------
  Total income....  6,327,734   9,325,576   7,741,954    2,554,665   25,949,929
                   ----------- ----------- ----------- ------------ ------------
Professional services
  and general and
  administrative
  fees............    183,559        -           -            -         183,559
Advisor asset
  management fee.(I)  238,108     708,222     511,950      296,590    1,754,870
Property operating
  expenses........  1,873,174   3,656,698   2,316,784      427,991    8,274,647
Interest expense..    597,485     949,958   1,784,433         -       3,331,876
Depreciation (F)..    939,144   1,448,017   1,339,661      741,200    4,468,022
Amortization (H)..     17,367      11,428       6,457         -          35,252
Acquisition costs
  expensed........     26,676        -           -            -          26,676
                   ----------- ----------- ----------- ------------ ------------
Total expenses....  3,875,513   6,774,323   5,959,285    1,465,781   18,074,902
                   ----------- ----------- ----------- ------------ ------------
  Net income...... $2,452,221   2,551,253   1,782,669    1,088,884    7,875,027
                   =========== =========== =========== ============ ============

Weighted average
  common stock shares
  outstanding (G).  4,494,620                                        11,408,420
                   ===========                                      ============

Net income per weighted
  average common stock
  outstanding (G). $      .55                                               .69
                   ===========                                      ============



            See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                  (unaudited)

(A) The 1996 Historical column represents the historical statement of operations of the Company for the year ended December 31, 1996, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1996 are as though the 1996 acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for the following:

    Regency Point

    In the purchase of Regency Point the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

    Hawthorn Village Commons

    The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum.

    Crestwood Plaza Shopping Center

    As part of the December 27, 1996 purchase of Crestwood Plaza, the Company assumed the existing first mortgage loan of $1,330,253.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Lansing Square Shopping Center

    The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loans have a term of seven years and, prior to the maturity date, require payments of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.


    Total pro forma adjustments for 1996 acquisitions are as though they were acquired the earlier of January 1, 1996 or date that operations commenced (related to Zany Brainy).



                    Mundelein    Regency    Prospect   Montgomery-    Zany
                      Plaza       Point     Heights       Sears      Brainy
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  163,381     139,271      89,105     163,700     137,489
Additional rental
  income..........     32,975      16,034      83,593      57,012      24,144
                   ----------- ----------- ----------- ----------- -----------
Total income......    196,356     155,305     172,698     220,712     161,633
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Total expenses....     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  142,370     136,259      81,334     153,768     131,302
                   =========== =========== =========== =========== ===========


                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)



                                 Hawthorn
                      Salem      Village       Six        Spring
                      Square     Commons     Corners       Hill     Crestwood
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  422,146     548,667     790,888     948,906     203,007
Additional rental
  income..........    260,832     270,570     517,804     234,837      69,315
                   ----------- ----------- ----------- ----------- -----------
Total income......    682,978     819,237   1,308,692   1,183,743     272,322
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........    270,756     293,132     640,772     300,842      78,450
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    270,756     293,132     640,772     300,842      78,450
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  412,222     526,105     667,920     882,901     193,872
                   =========== =========== =========== =========== ===========


                                                                     Total
                                                                      1996
                      Park       Lansing      Park      Pro Forma  Acquisitions
                   St. Claire    Square       Ridge    Adjustments   Pro Forma
                   ----------- ----------- ----------- ----------- ------------
Rental income..... $  178,596   2,001,855     340,315        -      6,127,326
Additional rental
  income..........     62,194   1,332,149     236,791        -      3,198,250
                   ----------- ----------- ----------- ----------- -----------
Total income......    240,790   3,334,004     577,106        -      9,325,576
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..       -           -           -        708,222     708,222
Property operating
  expenses........    103,386   1,507,941     299,748        -      3,656,698
Interest Expense..       -           -           -        949,958     949,958
Depreciation......       -           -           -      1,448,017   1,448,017
Amortization......       -           -           -         11,428      11,428
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    103,386   1,507,941     299,748   3,117,625   6,774,323
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $  137,404   1,826,063     277,358  (3,117,625)  2,551,253
                   =========== =========== =========== =========== ===========


                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                     For the year ended December 31, 1996
                                 (unaudited)


(C) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1996.


                                                                                                Total
                                                          Niles                                 1997
                    Maple Park    Aurora     Lincoln    Shopping     Cobblers     Mallard    Acquisitions
                      Place       Commons   Park Place   Center        Mall         Mall      Pro Forma
                   ----------- ----------- ----------- ----------- ------------ ------------ ------------
Rental income.....  1,844,314   1,341,448     228,218     375,349   1,014,342      992,972    5,796,643
Additional rental
  income..........    405,864     534,247     111,997     104,619     376,560      412,024    1,945,311
                   ----------- ----------- ----------- ----------- ------------ ------------ -----------
Total income......  2,250,178   1,875,695     340,215     479,968   1,390,902    1,404,996    7,741,954
                   ----------- ----------- ----------- ----------- ------------ ------------ -----------
Advisor asset
  management fee..    152,621     115,000      21,000      32,800     109,530       80,999      511,950
Property operating
  expenses........    444,390     632,131     130,176     141,974     548,023      420,090    2,316,784
Interest expense..    720,000     882,983     181,450        -           -            -       1,784,433
Depreciation......    404,905     334,573      42,260      81,600     273,825      202,498    1,339,661
Amortization......      2,857        -          3,600        -           -            -           6,457
                   ----------- ----------- ----------- ----------- ------------ ------------ -----------
Total expenses....  1,724,773   1,964,687     378,486     256,374     931,378      703,587    5,959,285
                   ----------- ----------- ----------- ----------- ------------ ------------ -----------
Net income (loss).    525,405     (88,992)    (38,271)    223,594     459,524      701,409    1,782,669
                   =========== =========== =========== =========== ============ ============ ===========



                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Maple Park Shopping Center, Bolingbrook, Illinois

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:



                                               Maple Park Place
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,844,314         -       1,844,314
    Additional rental income.........     405,864         -         405,864
                                       -----------  -----------  -----------
    Total income.....................   2,250,178         -       2,250,178
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -         152,621      152,621
    Property operating expenses......     444,390         -         444,390
    Interest expense.................        -         720,000      720,000
    Depreciation.....................        -         404,905      404,905
    Amortization.....................        -           2,857        2,857
                                       -----------  -----------  -----------
    Total expenses...................     444,390    1,280,383    1,724,773
                                       -----------  -----------  -----------
    Net income (loss)................  $1,807,788   (1,280,383)     525,405
                                       ===========  ===========  ===========


                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Aurora Commons Shopping Center, Aurora, Illinois

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:



                                                 Aurora Commons
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,314,448         -       1,341,448
    Additional rental income.........     534,247         -         534,247
                                       -----------  -----------  -----------
    Total income.....................   1,875,695         -       1,875,695
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -         115,000      115,000
    Property operating expenses......     659,205      (27,074)     632,131
    Interest expense.................        -         882,983      882,983
    Depreciation.....................        -         334,573      334,573
                                       -----------  -----------  -----------
    Total expenses...................     659,205    1,193,482    1,964,687
                                       -----------  -----------  -----------
    Net income (loss)................  $1,216,490   (1,193,482)     (88,992)
                                       ===========  ===========  ===========



                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Lincoln Park Place Shopping Center, Chicago, Illinois

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                               Lincoln Park Place
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  228,218         -         228,218
    Additional rental income.........     111,997         -         111,997
                                       -----------  -----------  -----------
    Total income.....................     340,215         -         340,215
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -          21,000       21,000
    Property operating expenses......     130,176         -         130,176
    Interest expense.................        -         181,450      181,450
    Depreciation.....................        -          42,260       42,260
    Amortization.....................        -           3,600        3,600
                                       -----------  -----------  -----------
    Total expenses...................     130,176      248,310      378,486
                                       -----------  -----------  -----------
    Net income (loss)................  $  210,039     (248,310)     (38,271)
                                       ===========  ===========  ===========



                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Niles Shopping Center, Niles, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:



                                               Niles Shopping Center
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  375,349         -         375,349
    Additional rental income.........     104,619         -         104,619
                                       -----------  -----------  -----------
    Total income.....................     479,968         -         479,968
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -          32,800       32,800
    Property operating expenses......     141,974         -         141,974
    Depreciation.....................        -          81,600       81,600
                                       -----------  -----------  -----------
    Total expenses...................     141,974      114,400      256,374
                                       -----------  -----------  -----------
    Net income (loss)................  $  337,995     (114,400)     223,594
                                       ===========  ===========  ===========



                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Cobblers Mall, Elgin, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:



                                                  Cobblers Mall
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,014,342         -       1,014,342
    Additional rental income.........     376,560         -         376,560
                                       -----------  -----------  -----------
    Total income.....................   1,390,902         -       1,390,902
                                       -----------  -----------  -----------
    Advisor asset
      management fee.................        -         109,530      109,530
    Property operating
      expenses.......................     548,023         -         548,023
    Depreciation.....................        -         273,825      273,825
                                       -----------  -----------  -----------
    Total expenses...................     548,023      383,355      931,378
                                       -----------  -----------  -----------
    Net income (loss)................  $  842,879     (383,355)     459,524
                                       ===========  ===========  ===========


                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Mallard Mall, Elk Grove Village, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:



                                                  Mallard Mall
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  992,972         -         992,972
    Additional rental income.........     412,024         -         412,024
                                       -----------  -----------  -----------
    Total income.....................   1,404,996         -       1,404,996
                                       -----------  -----------  -----------
    Advisor asset
      management fee.................        -          80,999       80,999
    Property operating
      expenses.......................     420,090         -         420,090
    Depreciation.....................        -         202,498      202,498
                                       -----------  -----------  -----------
    Total expenses...................     420,090      283,497      703,587
                                       -----------  -----------  -----------
    Net income (loss)................  $  984,906     (283,497)     701,409
                                       ===========  ===========  ===========


                        Inland Real Estate Corporation
                    Notes to Pro Forma Statement of Operations
                                 (continued)
                     For the year ended December 31, 1996
                                 (unaudited)


(D) Total pro forma adjustments for 1997 probable acquisitions are as though they were acquired the earlier of January 1, 1996 or date that operations commenced (relating to Highland Park Dominicks and Schaumburg Dominicks).

                                                                                Total 1997
                                                        Highland                 Probable
                     Calumet    Ameritech    Sequoia      Park      Schaumburg  Acquisitions
                      Square     Outlot       Plaza     Dominicks   Dominicks    Pro Forma
                   ----------- ----------- ----------- ----------- -----------  -----------
Rental income.....    222,072     106,283     361,986     883,976     646,825    2,221,142
Additional rental
  income..........    179,854      18,265     135,404        -           -         333,523
                   ----------- ----------- ----------- ----------- -----------  -----------
Total income......    401,926     124,548     497,390     883,976     646,825    2,554,665
                   ----------- ----------- ----------- ----------- -----------  -----------
Advisor asset
  management fee..     21,080      10,500      30,100     128,000     106,910      296,590
Property operating
  expenses........    214,748      18,500     164,126      17,680      12,937      427,991
Depreciation......     52,700      26,250      75,250     320,000     267,000      741,200
                   ----------- ----------- ----------- ----------- -----------  -----------
Total expenses....    288,528      55,250     269,476     465,680     386,847    1,465,781
                   ----------- ----------- ----------- ----------- -----------  -----------
Net income........    113,398      69,298     227,914     418,296     259,978    1,088,884
                   =========== =========== =========== =========== ===========  ===========


                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Probable Acquisition of Calumet Square Shopping Center, Calumet City,
    Illinois

    This pro forma adjustment reflects the purchase of Calumet Square as if the Company had acquired the property as of January 1, 1996 and is based on information provided by the Seller.

                                         Calumet Square
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  222,072        -        222,072
    Additional rental income..    179,854        -        179,854
                               ----------- ----------- -----------
    Total income..............    401,926        -        401,926
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         21,080      21,080
    Property operating
      expenses................    214,748        -        214,748
    Depreciation..............       -         52,700      52,700
                               ----------- ----------- -----------
    Total expenses............    214,748      73,780     288,528
                               ----------- ----------- -----------
    Net income (loss)......... $  187,178     (73,780)    113,398
                               =========== =========== ===========


                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)




    Probable Acquisition of Ameritech Outlot, Joliet, Illinois

    This pro forma adjustment reflects the purchase of Ameritech as if the Company had acquired the property as of January 1, 1996 and is based on information provided by the Seller.

                                         Ameritech Outlot
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  106,283        -        106,283
    Additional rental income..     18,265        -         18,265
                               ----------- ----------- -----------
    Total income..............    124,548        -        124,548
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         10,500      10,500
    Property operating
      expenses................     18,500        -         18,500
    Depreciation..............       -         26,250      26,250
                               ----------- ----------- -----------
    Total expenses............     18,500      36,750      55,250
                               ----------- ----------- -----------
    Net income (loss)......... $  106,048     (36,750)     69,298
                               =========== =========== ===========





                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Probable Acquisition of Sequoia Plaza, Milwaukee, Wisconsin

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Sequoia Plaza
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  361,986        -        361,986
    Additional rental income..    135,404        -        135,404
                               ----------- ----------- -----------
    Total income..............    497,390        -        497,390
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         30,100      30,100
    Property operating
      expenses................    164,126        -        164,126
    Depreciation..............       -         75,250      75,250
                               ----------- ----------- -----------
    Total expenses............    164,126     105,350     269,476
                               ----------- ----------- -----------
    Net income (loss)......... $  333,264    (105,350)    227,914
                               =========== =========== ===========



                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Probable Acquisition of Dominicks, Highland Park, Illinois

    This pro forma adjustment reflects the purchase of Highland Park Dominicks as if the Company had acquired the property as of May 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                     Highland Park Dominicks
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  883,976        -        883,976
    Additional rental income..       -           -           -
                               ----------- ----------- -----------
    Total income..............    883,976        -        883,976
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        128,000     128,000
    Property operating
      expenses................     17,680        -         17,680
    Depreciation..............       -        320,000     320,000
                               ----------- ----------- -----------
    Total expenses............     17,680     448,000     465,680
                               ----------- ----------- -----------
    Net income (loss)......... $  866,296    (448,000)    418,296
                               =========== =========== ===========



                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Probable Acquisition of Dominicks, Schaumburg, Illinois

    This pro forma adjustment reflects the purchase of Schaumburg Dominicks as if the Company had acquired the property as of June 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                        Schaumburg Dominicks
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  646,825        -        646,825
    Additional rental income..       -           -           -
                               ----------- ----------- -----------
    Total income..............    646,825        -        646,825
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        106,910     106,910
    Property operating
      expenses................     12,937        -         12,937
    Depreciation..............       -        267,000     267,000
                               ----------- ----------- -----------
    Total expenses............     12,937     373,910     386,847
                               ----------- ----------- -----------
    Net income (loss)......... $  633,888    (373,910)    259,978
                               =========== =========== ===========




                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


(E) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(F) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(G) The pro forma weighted average common stock shares for the year ended December 31, 1996 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(H) Loan fees are amortized over the term of the related loan.

(I) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Maple Park Place for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of the Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Maple Park Place's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Maple Park Place for the year ending December 31, 1996, in conformity with generally accepted accounting principles.



                                                        KPMG Peat Marwick LLP



Chicago, Illinois
January 8, 1997

                               Maple Park Place
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996



Gross income:
  Base rental income.............................. $1,844,314
  Operating expense and real estate
    tax recoveries................................    405,223
  Other income....................................        641
                                                   -----------
  Total Gross Income..............................  2,250,178
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    189,477
  Operating expenses..............................    104,640
  Management fees.................................     77,853
  Utilities.......................................     49,355
  Insurance.......................................     23,065
                                                   -----------
  Total direct operating expenses.................    444,390
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $1,805,788
                                                   ===========


See accompanying notes to historical summary of gross income and direct operating expenses.

                               Maple Park Place
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Maple Park Place (Maple Park) is located in Bolingbrook, Illinois. It consists of approximately 220,000 square feet of gross leasable area and was 100% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Maple Park from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Maple Park's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Maple Park to make estimates and assumptions that affect the reported amounts of the
    revenues and expenses during the reporting period.   Actual results may
    differ from those estimates.

3.  Gross Income

    Maple Park leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Maple Park is reimbursed for common area, real estate, and insurance costs. In addition, Maple Park collects common area and insurance costs from a tenant of the parcel located adjacent to Maple Park. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $43,819 for the year ended December 31, 1996.

                               Maple Park Place
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                 Year         Amount
                                 ----         ------
                                1997        $ 1,773,056
                                1998          1,741,306
                                1999          1,682,846
                                2000          1,500,349
                                2001          1,434,626
                              Thereafter     20,758,807
                                            ------------
                                            $28,890,990
                                            ============


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Maple Park. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Maple Park has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon bills for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

    Maple Park is managed pursuant to the terms of a management agreement for an annual fee of 3.75% of rental income (as defined), less a deduction of $10,000 for unleased space during the year, plus a fixed amount of $20,000 for the salary of the property manager. Subsequent to the sale of Maple Park (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

Board of Directors
Inland Real Estate Corporation
Oak Brook, Illinois


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Aurora Commons Partnership (An Illinois Limited Partnership) D/B/A Aurora Commons Shopping Center as of December 31, 1996. This Historical Summary is the responsibility of the management of the partnership. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement and Form S-11 of Inland Real Estate Corporation as described in the notes. It is not intended to be a complete presentation of Aurora Commons Partnership D/B/A Aurora Commons Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 3 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


Warady & Davis LLP
January 22, 1997

                          Aurora Commons Partnership
                     D/B/A Aurora Commons Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                     For the year ended December 31, 1996


  REVENUES
    Minimum Rent.................................. $ 1,145,656
    Percentage Rent...............................     195,792
                                                   ------------
                                                     1,341,448

  Tenant Reimbursements
    Real Estate Taxes.............................     275,310
    Common Area...................................     224,494
    Other.........................................      34,443
                                                   ------------
     Total Tenant Reimbursements..................     534,247
                                                   ------------
       Gross Revenues.............................   1,875,695

Costs and Other (Income) Expenses
  Common Area Expenses............................     209,951
  General Expenses................................      49,224
  Management Fees.................................     111,480
  Real Estate Taxes and Contesting Fees...........     288,550
                                                   ------------
    Total Direct Operating Expenses...............     659,205
                                                   ------------
Excess of Gross Revenue over
  Direct Operating Expenses....................... $ 1,216,490
                                                   ============






See accompanying notes.

                          Aurora Commons Partnership
                     D/B/A Aurora Commons Shopping Center
                         Notes to Financial Statements


Partnership Activity

The Partnership was established to construct, develop and operate a shopping center located in Aurora, Illinois. The Center has a total gross leasable area of approximately 227,000 square feet on 18 acres of which approximately 124,500 square feet was owned by the Partnership and was approximately 98% occupied at December 31, 1996. On January 24, 1997, the Partnership was sold to Inland Real Estate Corporation, an unaffiliated third party.

Note 1 - Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Partnership's Historical Summary. The Historical Summary and notes are representations of management who is responsible for their integrity and objectivity.

Basis of Preparation

The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Aurora Commons Partnership's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

Note 2 - Leasing Arrangements

The Partnership leases shopping center space to tenants under noncancelable operating leases requiring fixed and contingent rentals based on sales in excess of stipulated minimum levels. Real estate taxes and tenant share of various other expenses are included in tenant reimbursements in the accompanying Historical Summary.

The following is a schedule of future minimum rentals under these leases at December 31, 1996 not including renewal option increases or any re-leasings:

     Year Ending December 31,
              1997................................ $ 1,147,010
              1998................................   1,038,804
              1999................................     916,509
              2000................................     664,033
              2001................................     554,041
     Subsequent to 2001...........................   3,416,591
                                                   ------------
     Aggregate Future Minimum Rentals............. $ 7,736,988
                                                   ============


                          Aurora Commons Partnership
                     D/B/A Aurora Commons Shopping Center
                         Notes to Financial Statements

Note 2 - Leasing Arrangements (Continued)

Base rentals are reported as income over the lease term as they become receivables under the provision of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $9,606 for the year ended December 31, 1996.

Note 3 - Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Aurora Commons Partnership. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

The Partnership has not received its final real estate tax bill for 1996. Real estate tax expense is based on 1995 tax bills. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary. Tenant reimbursements for real estate taxes, common area and other expenses are based on estimated expenses to be recovered. The difference between this estimate and the final reconciled recoveries is not expected to have a material impact on the Historical Summary.

Note 4 - Related Party Transactions

A Company under the control of Joseph J. Freed has provided management services to the Partnership. Management fees of $111,480 for the year ended December 31, 1996 have been included in the Historical Summary.

Subsequent to the sale of Aurora Commons, as noted above, the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

Board of Directors
Inland Real Estate Corporation
Oak Brook, Illinois


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Clark & Diversey Property Limited Partnership (An Illinois Limited Partnership) D/B/A Lincoln Park Place as of December 31, 1996. This Historical Summary is the responsibility of the management of the partnership. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement and Form S-11 of Inland Real Estate Corporation as described in the notes. It is not intended to be a complete presentation of Clark & Diversey Property Limited Partnership D/B/A Lincoln Park Place's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses as described in Note 3 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


Warady & Davis LLP
January 24, 1997

                 Clark & Diversey Property Limited Partnership
                           D/B/A Lincoln Park Place
       Historical Summary of Gross Income and Direct Operating Expenses
                     For the year ended December 31, 1996

  REVENUES
    Minimum Rent.................................. $  228,218

  Tenant Reimbursements
    Real Estate Taxes.............................    105,000
    Common Area...................................      3,475
    Other.........................................      3,522
                                                   ------------
     Total Tenant Reimbursements..................    111,997
                                                   ------------
       Gross Revenues.............................    340,215

Costs and Other (Income) Expenses
  Common Area Expenses............................      3,253
  General Expenses................................      4,746
  Management Fees.................................     17,177
  Real Estate Taxes and Contesting Fees...........    105,000
                                                   ------------
    Total Direct Operating Expenses...............    130,176
                                                   ------------
Excess of Gross Revenue over
  Direct Operating Expenses....................... $  210,039
                                                   ============






See accompanying notes.

                 Clark & Diversey Property Limited Partnership
                           D/B/A Lincoln Park Place
                         Notes to Financial Statements


Partnership Activity

The Partnership operates 10,678 square feet of street front retail space located in Chicago, Illinois. The center is 100% occupied and draws customers from the surrounding Chicagoland area. On January 24, 1997 the Partnership was sold to Inland Real Estate Corporation, an unaffiliated third party.

Note 1 - Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Partnership's Historical Summary. The Historical Summary and notes are representations of management who is responsible for their integrity and objectivity.

Basis of Preparation

The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Clark & Diversey Property Limited Partnership's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

Note 2 - Leasing Arrangements

The Partnership leases shopping center space to tenants under noncancelable operating leases requiring fixed and contingent rentals based on sales in excess of stipulated minimum levels. Real estate taxes and tenant share of various other expenses are included in tenant reimbursements in the accompanying Historical Summary.

The following is a schedule of future minimum rentals under these leases at December 31, 1996 not including renewal option increases or any re-leasings:


     Year Ending December 31
              1997................................ $   235,633
              1998................................     239,219
              1999................................     222,724
              2000................................     140,250
              2001................................      35,063
     Subsequent to 2001...........................        -
                                                   ------------
     Aggregate Future Minimum Rentals............. $   872,889
                                                   ============


                 Clark & Diversey Property Limited Partnership
                           D/B/A Lincoln Park Place
                         Notes to Financial Statements

Note 2 - Leasing Arrangements (Continued)

Base rentals are reported as income over the lease term as they become receivables under the provision of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $1,956 for the year ended December 31, 1996.

Note 3 - Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Clark & Diversey Property Limited Partnership. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

The Partnership has not received its final real estate tax bill for 1996. Real estate tax expense is based on 1996 assessed valuation. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary. Tenant reimbursements for real estate taxes, common area and other expenses are based on estimated amounts to be recovered. The difference between this estimate and the final reconciled recoveries is not expected to have a material impact on the Historical Summary.

Note 4 - Related Party Transactions

A Company under the control of Joseph J. Freed has provided management services to the Partnership. Management fees of $17,177 for the year ended December 31, 1996 have been included in the Historical Summary.

Subsequent to the sale of Clark & Diversey Property Limited Partnership, as noted above, the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Niles Shopping Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Niles Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Niles Shopping Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
March 13, 1997

                             Niles Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


Gross income:
  Base rental income.............................. $  375,349
  Operating expense and real estate
    tax recoveries................................    104,619
                                                   -----------
  Total Gross Income..............................    479,968
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    121,981
  Operating expenses..............................     11,932
  Insurance.......................................      6,808
  Utilities.......................................      1,253
                                                   -----------
  Total direct operating expenses.................    141,974
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  337,995
                                                   ===========


See accompanying notes to historical summary of gross income and direct operating expenses.

                             Niles Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Niles Shopping Center (Niles Center) is located in Niles, Illinois. It consists of approximately 26,092 square feet of gross leasable area and was 100% occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Niles Center from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Niles Center's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Niles Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Niles Center leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Niles Center is reimbursed for certain common area, real estate, and insurance costs. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $28,244 for the year ended December 31, 1996.

                             Niles Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are approximately as follows:


                                Year          Amount
                                ----          ------
                                1997        $   387,032
                                1998            368,175
                                1999            352,750
                                2000            318,930
                                2001            279,197
                              Thereafter        199,925
                                            ------------
                                            $ 1,906,009
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Niles Center. Costs such as mortgage interest, depreciation, amortization, management fees and professional fees are excluded from the Historical Summary.

    Niles Center has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon the 1995 bill. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Cobblers Mall for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Cobblers Mall's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Cobblers Mall for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 25, 1997

                                 Cobblers Mall
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


Gross income:
  Base rental income.............................. $1,014,342
  Operating expense and real estate
    tax recoveries................................    376,560
                                                   -----------
  Total Gross Income..............................  1,390,902
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    430,076
  Operating expenses..............................     80,537
  Utilities.......................................     32,225
  Insurance.......................................      5,185
                                                   -----------
  Total direct operating expenses.................    548,023
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  842,879
                                                   ===========


See accompanying notes to historical summary of gross income and direct operating expenses.

                                 Cobblers Mall
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Cobblers Mall (Cobblers) is located in Elgin, Illinois. It consists of approximately 103,000 square feet of gross leasable area and was 91% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Cobblers from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Cobblers's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Cobblers to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Cobblers leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Cobblers is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $6,385 for the year ended December 31, 1996.

                                 Cobblers Mall
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                Year          Amount
                                ----          ------
                                1997        $ 1,002,043
                                1998            989,849
                                1999            930,840
                                2000            861,813
                                2001            817,835
                              Thereafter      7,893,319
                                            ------------
                                            $12,495,699
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Cobblers. Costs such as mortgage interest, depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

    Cobblers has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon the 1995 bill. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Mallard Mall for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Mallard Mall's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Mallard Mall for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 25, 1997

                                 Mallard Mall
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


Gross income:
  Base rental income.............................. $  992,972
  Operating expense and real estate
    tax recoveries................................    412,024
                                                   -----------
  Total Gross Income..............................  1,404,996
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    340,057
  Operating expenses..............................     63,829
  Utilities.......................................     11,804
  Insurance.......................................      4,400
                                                   -----------
  Total direct operating expenses.................    420,090
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  984,906
                                                   ===========


See accompanying notes to historical summary of gross income and direct operating expenses.

                                 Mallard Mall
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Mallard Mall (Mallard) is located in Elk Grove Village, Illinois. It consists of approximately 83,000 square feet of gross leasable area and was 92% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Mallard from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Mallard's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Mallard to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Mallard leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Mallard is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $4,632 for the year ended December 31, 1996.

                                 Mallard Mall
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                Year          Amount
                                ----          ------
                                1997        $ 1,067,063
                                1998          1,002,188
                                1999            960,074
                                2000            933,976
                                2001            934,328
                              Thereafter      8,459,805
                                            ------------
                                            $13,357,434
                                            ============


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Mallard. Costs such as mortgage interest, depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

    Mallard has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon the 1995 bill. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Sequoia Shopping Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Sequoia Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Sequoia Shopping Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 10, 1997

                            Sequoia Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


Gross income:
  Base rental income.............................. $  361,986
  Operating expense and real estate
    tax recoveries................................    135,404
                                                   -----------
  Total Gross Income..............................    497,390
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    104,880
  Operating expenses..............................     32,526
  Management fees.................................     16,094
  Insurance.......................................      5,252
  Utilities.......................................      5,374
                                                   -----------
  Total direct operating expenses.................    164,126
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  333,264
                                                   ===========


See accompanying notes to historical summary of gross income and direct operating expenses.

                            Sequoia Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Sequoia Shopping Center (Sequoia) is located in Milwaukee, Wisconsin. It consists of approximately 35,000 square feet of gross leasable area and was 93% leased at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Sequoia from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Sequoia's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Sequoia to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Sequoia leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Sequoia is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $15,079 for the year ended December 31, 1996.

                            Sequoia Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are approximately as follows:


                                Year          Amount
                                ----          ------
                                1997        $   342,684
                                1998            332,688
                                1999            264,909
                                2000            252,985
                                2001            110,684
                              Thereafter        147,092
                                            ------------
                                            $ 1,451,042
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Sequoia. Costs such as mortgage interest, depreciation, amortization, management fees and professional fees are excluded from the Historical Summary.

    Sequoia Center has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon bills for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

    Sequoia is managed pursuant to the terms of a verbal management agreement for an annual fee of 4% of gross revenues (as defined). Subsequent to the sale of Sequoia (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                            PRIOR PERFORMANCE TABLES


                            PRIOR PERFORMANCE TABLES

         The prior performance tables contain information concerning public real estate limited partnerships sponsored by Affiliates of the Advisor. This information has been summarized, in part, in narrative form under "Prior
Performance of the Company's Affiliates."   The purpose of the tables is to
provide information on the performance of those partnerships in evaluating the experience of the Affiliates of the Advisor as sponsors of such programs. However, the inclusion of these tables does not imply that the Company will make investments comparable to those reflected in the tables or that investors in the Company will experience return comparable to those experienced in the
programs referred to in these tables.   Persons who purchase Shares in the
Company will not thereby acquire any ownership in any of the partnerships to which these tables relate. The tables consist of:

         Table I          Experience in Raising and Investing Funds

         Table II         Compensation to IREIC and Affiliates

         Table III        Operating Results of Prior Programs

         Table IV         Results of Completed Programs

         Table V          Sales or Disposals of Properties

         Table VI         Acquisition of Properties by Programs*

       * Prospective investors in the Company may obtain copies of Table VI by contacting the Advisor.

         Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P. the partnerships presented in the tables are public real estate limited partnership formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

         (1)     Capital appreciation; and
         (2)     Cash distributions for limited partners.

          In addition, with respect to private limited partnerships, an objective was the generation of tax loss deductions which generally will be used to offset taxable income from other sources.

          The Company's investment  objectives  are  to:   (i) provide regular
Distributions to Stockholders in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income, pursuant to the REIT qualification requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.

                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

          Table I presents information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation (IREIC), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior partnerships where the offering closed in the three years prior to December 31, 1996. The Table particularly focuses upon the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

          Since 1986, Inland Real Estate Investment Corporation has organized and completed the offerings of four public partnerships which have primarily invested in existing residential real property and three public partnerships which have invested in undeveloped land. All public partnership offerings closed prior to the three years ended December 31, 1996.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

          Table II summarizes the amount and type of compensation paid to IREIC during the three years ended December 31, 1996 in connection with prior partnerships.

          Some partnerships acquired their properties from Affiliates of the Advisor which had purchased such properties from unaffiliated third parties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                (000'S OMITTED)

                                                                                                       Public
                                                                                                      Programs
                                                                                                  ---------------

                                                                                                     7 Programs
                                                                                                   --------------
Date offering commenced . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 -
Dollar amount raised  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $     181,706
                                                                                                    =============

Amounts paid or payable to general partner or affiliates from proceeds of offerings:
       Selling commissions and underwriting fees (B)  . . . . . . . . . . . . . . . . . . . . .     $       6,058
       Other offering expenses (C)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,474
       Acquisition cost and expense (D)   . . . . . . . . . . . . . . . . . . . . . . . . . . .            11,035
                                                                                                    =============

Dollar amount of cash available (deficiency) from operations before deducting (adding) payments to (from) general partner or
   affiliates (E)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $      15,399
                                                                                                    =============

Amounts paid to (received from) general partner or affiliates related to operations:
       Property management fees (F)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $       1,013
       Partnership subsidies received (G)   . . . . . . . . . . . . . . . . . . . . . . . . . .              (280)
       Accounting services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               312
       Data processing service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               220
       Legal services   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               192
       Other administrative services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               825
       Property upgrades  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               464
       Property operating expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 3

Dollar amount of property sales and refinancings before payments to general partner and affiliates (H):
       Cash   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $      16,735
       Equity in notes and undistributed sales proceeds   . . . . . . . . . . . . . . . . . . .             8,858

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings (I):
       Sales commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $         467
       Property upgrade   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                77
       Mortgage brokerage fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 0
       Participation in cash distributions  . . . . . . . . . . . . . . . . . . . . . . . . . .                 0


                      COMPENSATION TO IREIC AND AFFILIATES
                                (000'S OMITTED)

                               NOTES TO TABLE II



(A)   The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 1996 and the figures relating to cash available from operations  are for the three years
      ending December 31, 1996.   The dollar amount raised represents the cash
      proceeds collected by the partnerships.   Amounts paid or payable to
      IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The total amount of selling commissions paid to an affiliate of the general partner include $2,711,791, which was in turn paid to third party soliciting dealers.

(C) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(D) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.

                                                                                             Public
                                                                                             Programs
                                                                                          --------------
                                                                                            7 Programs
                                                                                          --------------
           Acquisition fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     10,922
           Reimbursement (at cost) for upgrades and acquisition due diligence   . . . . .           113
           Partnership down payments  . . . . . . . . . . . . . . . . . . . . . . . . . .        44,585
           Inland down payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (44,585)
                                                                                           ------------

           Acquisition cost and expense   . . . . . . . . . . . . . . . . . . . . . . . .  $     11,035
                                                                                           ============

(E)   See Note (F) to Table III.

(F) An Affiliate of the Advisor provides property management services for all properties acquired by the partnerships. Management fees have not exceeded 6% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the partnership of undeveloped land, limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership.

                      COMPENSATION TO IREIC AND AFFILIATES
                                (000'S OMITTED)

                               NOTES TO TABLE II


 (G) The amounts shown in the table represents supplemental capital contributions from IREIC in accordance with the terms of the partnership agreements.

 (H)  See Table V and Notes thereto regarding sales and disposals of properties.

 (I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

      Table III presents operating results for limited partnership the offerings of which closed during each of the five years ended prior to December 31, 1996. The operating results consist of:

      --    The components of taxable income (loss);
      --    Taxable income or loss from operations and property sales;
      --    Cash available and source, before and after cash distributions to investors; and
      --    Tax and distribution data per $1,000 invested.

                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)


                                                                                      Inland Capital
                                                                                        Fund, L.P.
                                                                ---------------------------------------------------------
                                                                1996      1995        1994       1993      1992     1991
                                                                -----    ------      ------     ------    -----    ------
Gross revenues  . . . . . . . . . . . . . . . . . . . . .     $  411       457         744        564       104       0
Profit on sale of properties  . . . . . . . . . . . . . .          0       229           0          0         0       0

Less:
     Operating expenses . . . . . . . . . . . . . . . . .        145       146          64          4         1       0
     Interest expense . . . . . . . . . . . . . . . . . .          0         0           0          0         0       0
     Partnership expenses . . . . . . . . . . . . . . . .        170       167         175         86         1       0
     Depreciation and amortization  . . . . . . . . . . .          2         5           4          3         3       1

Net income (loss)-GAAP basis  . . . . . . . . . . . . . .     $   94       368         501        471        99      (1)
                                                              ======     =====       =====      =====     =====    ====

Taxable income (loss) (A):
     Allocated to investors from operations . . . . . . .         93       137         495        466       100      (1)
     Allocated to general partner from
        operations  . . . . . . . . . . . . . . . . . . .          1         1           5          5         1       0
                                                              ------     -----       -----      -----     -----    ----

Total from operations . . . . . . . . . . . . . . . . . .         94       138         500        471       101      (1)

From gain on sale:
     Capital (allocated to investors) . . . . . . . . . .          0       231           0          0         0       0
     Capital (allocated to general partner) . . . . . . .          0         0           0          0         0       0
     Ordinary (recapture) . . . . . . . . . . . . . . . .          0         0           0          0         0       0
                                                              ------     -----       -----      -----     -----    ----

                                                              $   94       369         500        471       101      (1)
                                                              ======     =====       =====      =====     =====    ====

Cash available (deficiency) from
     operations (F) . . . . . . . . . . . . . . . . . . .        130       172         633        397        94       0
     Cash available from sales (B)  . . . . . . . . . . .          0       646           0          0         0       0
Cash (deficiency) from refinancings . . . . . . . . . . .          0         0           0          0         0       0
                                                              ------     -----       -----      -----     -----    ----
Total cash available before distributions
     and special items  . . . . . . . . . . . . . . . . .        130       818         633        397        94       0

Less distributions to investors:
     From operations  . . . . . . . . . . . . . . . . . .          0         0           0          0         0       0
     From sales and refinancings  . . . . . . . . . . . .          0       646           0          0         0       0
     From return of capital . . . . . . . . . . . . . . .          0         0           0          0         0       0
     From supplemental capital contribution
        (return on capital) . . . . . . . . . . . . . . .          0         0           0          0         0       0


                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)


                                                                                      Inland Capital
                                                                                        Fund, L.P.
                                                                ---------------------------------------------------------
                                                                1996      1995        1994       1993      1992     1991
                                                                -----    ------      ------     ------    -----    ------




                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                                                                                              Inland Capital
                                                                                                Fund, L.P.
                                                                        --------------------------------------------------------

                                                                        1996      1995        1994       1993      1992     1991
                                                                        ----      -----      ------     -----      -----    ----
Less distributions to general partner:
     From operations  . . . . . . . . . . . . . . . . . . . . . . .       0           0          0          0         0       0
     From sales and refinancings  . . . . . . . . . . . . . . . . .       0           0          0          0         0       0
                                                                      -----       -----      -----      -----      ----     ---
Cash available after distributions
     before special items . . . . . . . . . . . . . . . . . . . . .     130         172        633        397        94       0

Special items:
     Fixed asset additions (C)  . . . . . . . . . . . . . . . . . .       0           0          0          0         0       0
     Advances (repayments) from (to)
        general partner or affiliates . . . . . . . . . . . . . . .     (20)         23          2          1       (85)     85
     Repurchase of units (G)  . . . . . . . . . . . . . . . . . . .     (20)          0         (2)         0         0       0
     Use of partnership reserves  . . . . . . . . . . . . . . . . .       0           0          2          0         0       0
     Use of cash available for offering
        purposes  . . . . . . . . . . . . . . . . . . . . . . . . .       0           0          0          0         0       0
                                                                      -----       -----      -----      -----      ----     ---
Cash available after distributions
     and special items  . . . . . . . . . . . . . . . . . . . . . .   $  90         195        635        398         9      85
                                                                      =====       =====      =====      =====      ====     ===

Tax and distribution data per $1,000
        invested (D):
     Federal income tax results:
     Ordinary income (loss):
        From operations . . . . . . . . . . . . . . . . . . . . . .       3           4         15         14         3       0
        From recapture  . . . . . . . . . . . . . . . . . . . . . .       0           0          0          0         0       0
        Capital gain  . . . . . . . . . . . . . . . . . . . . . . .       0           7          0          0         0       0

Cash distributions to investors:
     Source (on GAAP basis):
        Investment income . . . . . . . . . . . . . . . . . . . . .       0           0          0          0         0       0
        Return of capital . . . . . . . . . . . . . . . . . . . . .       0          20          0          0         0       0
        Supplemental capital contributions
           (return on capital)  . . . . . . . . . . . . . . . . . .       0           0          0          0         0       0
     Source (on cash basis):
        Sales . . . . . . . . . . . . . . . . . . . . . . . . . . .       0          20          0          0         0       0
        Refinancings  . . . . . . . . . . . . . . . . . . . . . . .       0           0          0          0         0       0
        Operations  . . . . . . . . . . . . . . . . . . . . . . . .       0           0          0          0         0       0
        Return of capital . . . . . . . . . . . . . . . . . . . . .       0           0          0          0         0       0
        Supplemental capital contributions
           (return on capital)  . . . . . . . . . . . . . . . . . .       0           0          0          0         0       0

Percent of properties remaining unsold (E)  . . . . . . . . .         98.43%
                                                                      ======

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                (000'S INCLUDED)

                               NOTES TO TABLE III

(A) "Taxable income (loss)" represents the aggregate amounts shown on the partnership's tax returns for such years. One of the principal differences between the tax basis of reporting and generally accepted accounting principles (GAAP) is that depreciation is based upon the rates established by the Accelerated Cost Recovery System (ACRS) for property placed in service after January 1, 1981. Use of ACRS usually results in a higher charge against operations than would be the result if the depreciation rate was based upon the economic useful life as required by GAAP. Further, under GAAP, to the extent that interest rates on notes received in connection with the sale of a property are deemed to be below market interest rates at the date of sale, such notes would be required to be discounted based upon market interest rates.

(B)   See Table V and Notes thereto regarding sales and disposals of properties.

(C) Fixed asset additions represent betterments and improvements to properties which have been paid for from the operations of the respective properties.

(D) Tax data per $1,000 is based on the income (loss) allocated to investors for federal income tax purposes. Tax and distribution data per $1,000 invested is based on total capital raised.

(E) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any). (F) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the partnerships from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:


                                                                                   Inland Capital Fund, L.P.
                                                                  ----------------------------------------------------------
                                                                    1996      1995        1994       1993      1992     1991
                                                                  ------      ----        ----       ----      -----    ----
Net cash provided by operating activities
     per the Form 10-K annual report or
     10-Q quarterly report  . . . . . . . . . . . . . . . . . . . $  110       195         635        398         9      85
Payments to (from) general partner
     and affiliates . . . . . . . . . . . . . . . . . . . . . . .     20       (23)         (2)        (1)       85     (85)
Principal payments on long-term debt. . . . . . . . . . . . . . .      0         0           0          0         0       0
Payments for deferred loan fees . . . . . . . . . . . . . . . . .      0         0           0          0         0       0
                                                                  ------      ----        ----       ----      -----    ---
                                                                  $  130       172         633        397        94       0
                                                                  ======      ====        ====       ====      =====    ===

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                (000'S INCLUDED)

                               NOTES TO TABLE III


(G) Each entity established a unit repurchase program which provides limited liquidity to eligible investors who have suffered severe adverse financial conditions or who have died or become legally incapacitated. These funds were utilized by the partnerships to repurchase units, on a limited basis, for pre-determined amounts pursuant to the terms of the prospectus.

                                    TABLE IV

                         RESULTS OF COMPLETED PROGRAMS


      Table IV is a summary of operating and disposition results of prior public partnerships sponsored by Affiliates of the Advisor, which during the five years ended prior to December 31, 1996 have sold their properties and either hold notes with respect to such sales or have liquidated. No public partnership has disposed of all its properties during the five years ended prior to December 31, 1996.

                                    TABLE V

                        SALES OR DISPOSALS OF PROPERTIES


     Table V presents information on the results of the sale or disposals of public partnership properties during the three years ended prior to December 31, 1996. Since 1994, partnerships sponsored by Affiliates of the Advisor have sold 11 properties in whole or in part. The table provides certain information to evaluate property performance over the holding period such as:

     -- Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     --     Cash invested in properties;

     --     Cash flow (deficiency) generated by the property;

     --     Taxable gain (ordinary and total); and

     --     Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                (000'S OMITTED)


                                                                        Selling Price, net of closing costs
                                                        -------------------------------------------------------------------
                                                                                       Cash        Selling
                                                                                     Received,   Commissions

                                                                                      net of         paid or     Mortgage
                                                            Date       Date of        Closing      payable to    at Time
                                                          Acquired       Sale        Costs (B)       Inland      of Sale
                                                        ------------------------------------------------------------------
Land II 10 Acres of Parcel #22  . . . . . . . . . . .     10/30/92      01/06/94          166           0          0
Land II .258 Acres of Parcel #6 . . . . . . . . . . .     04/16/91      10/01/94           10           0          0
Land II 11 Acres of Parcel #15  . . . . . . . . . . .     09/04/91      12/01/94          274           0          0
Growth Fund I-Country Club, 31 Units  . . . . . . . .     12/30/85        Var 94        2,432           0          0
Land I 35.88 Acres of Parcel #23  . . . . . . . . . .     05/08/90        Var 94        1,149           0          0
Monthly Income Fund I-
   Schaumburg Terrace, 22 Buildings . . . . . . . . .     06/24/88        Var 94          701           0          0
Land I 3.44 Acres of Parcel #23 . . . . . . . . . . .     05/08/90        Var 95          139           0          0
Monthly Income Fund I-
   Schaumburg Terrace, 16 Buildings . . . . . . . . .     06/24/88        Var 95          409           0          0
Land II 60 Acres of Parcel #23  . . . . . . . . . . .     10/30/92        Var 95        4,196           0          0
Land II Parcel #25  . . . . . . . . . . . . . . . . .     01/28/93      10/31/95        3,292           0          0
Capital Fund Parcel #10A  . . . . . . . . . . . . . .     09/16/94      04/21/95          286           0          0
Capital Fund 17.742 Acres of Parcel #2  . . . . . . .     11/09/93      08/02/95          361           0          0
Land I 27.575 Acres of Parcel #4  . . . . . . . . . .     04/18/89      08/25/95          542           0          9
Land II 5.538 Acres of Parcel #22 . . . . . . . . . .     10/30/92      01/05/96          154           0          0
Land I 4.629 Acres of Parcel #24  . . . . . . . . . .     05/23/90      04/01/96           53           0          0
Land II .87 Acres of Parcel #8  . . . . . . . . . . .     06/14/91      04/03/96           10           0          0
Land I 3.52 Acres of Parcel #1  . . . . . . . . . . .     01/19/89      12/24/96          501           0          0
Land I 10.53 Acres of Parcel #15  . . . . . . . . . .     01/03/90        Var 96          533           0          0
Land II 8.25 Acres of Parcel #23  . . . . . . . . . .     10/30/92        Var 96        1,527           0          0


                                                                           Selling Price, net of closing costs
                                                        --------------------------------------------------------------------------
                                                                                        Cost of Properties including closing
                                                           Secured                       costs and other cash expenditures
                                                                                  ------------------------------------------------
                                                            Notes         Net          Original        Partnership
                                                          Received      Selling        Mortgage          Capital
                                                         at Sale(C)      Price         Financing       Invested(D)          Total
                                                        -------------------------------------------------------------------------
Land II 10 Acres of Parcel #22  . . . . . . . . . . .           0          166               0              105              105
Land II .258 Acres of Parcel #6 . . . . . . . . . . .           0           10               0                4                4
Land II 11 Acres of Parcel #15  . . . . . . . . . . .           0          274               0              122              122
Growth Fund I-Country Club, 31 Units  . . . . . . . .           0        2,432             658              843            1,501
Land I 35.88 Acres of Parcel #23  . . . . . . . . . .         156        1,305               0              971              971
Monthly Income Fund I-
   Schaumburg Terrace, 22 Buildings . . . . . . . . .       4,912(F)     5,613               0            5,019            5,019
Land I 3.44 Acres of Parcel #23 . . . . . . . . . . .           0          139               0               98               98
Monthly Income Fund I-
   Schaumburg Terrace, 16 Buildings . . . . . . . . .       3,790(F)     4,199               0            3,683            3,683
Land II 60 Acres of Parcel #23  . . . . . . . . . . .           0        4,196               0            2,900            2,900
Land II Parcel #25  . . . . . . . . . . . . . . . . .           0        3,292               0            1,730            1,730
Capital Fund Parcel #10A  . . . . . . . . . . . . . .           0          286               0              221              221
Capital Fund 17.742 Acres of Parcel #2  . . . . . . .           0          361               0              196              196
Land I 27.575 Acres of Parcel #4  . . . . . . . . . .           0          542               0              231              231
Land II 5.538 Acres of Parcel #22 . . . . . . . . . .           0          154               0               60               60
Land I 4.629 Acres of Parcel #24  . . . . . . . . . .           0           53               0               23               23
Land II .87 Acres of Parcel #8  . . . . . . . . . . .           0           10               0               10               10
Land I 3.52 Acres of Parcel #1  . . . . . . . . . . .           0          501               0              281              281
Land I 10.53 Acres of Parcel #15  . . . . . . . . . .           0          533               0              265              265
Land II 8.25 Acres of Parcel #23  . . . . . . . . . .           0        1,527               0            1,104            1,104


                      SALES OR DISPOSALS OF PROPERTIES (A)
                                (000'S OMITTED)



                                                        Excess
                                                     (deficiency)
                                                     of property
                                                      operating          Amount of
                                                         cash            subsidies       Total
                                                       receipts         included in     Taxable        Ordinary
                                                      over cash          operating        Gain         Income        Capital
                                                   expenditures(E)     cash receipts   from Sale      from Sale       Gain
                                                   --------------      -------------   ---------      ---------    ---------
Land II 10 Acres of Parcel #22  . . . . . . . . .           0                 0              61             0            61
Land II .258 Acres of Parcel #6 . . . . . . . . .           0                 0               6             0             6
Land II 11 Acres of Parcel #15  . . . . . . . . .           1                 0             152             0           152
Growth Fund I-Country Club, 31 Units  . . . . . .         775                 0           1,223             0         1,223
Land I 35.88 Acres of Parcel #23  . . . . . . . .           4                 0             360           360             0
Monthly Income Fund I-Schaumburg
   Terrace, 22 Buildings  . . . . . . . . . . . .       1,556                 0           1,609             0         1,609
Land I 3.44 Acres of Parcel #23 . . . . . . . . .           0                 0              33            33             0
Monthly Income Fund I-Schaumburg
   Terrace, 16 Buildings  . . . . . . . . . . . .       1,152                 0           1,398             0         1,398
Land II 60 Acres of Parcel #23  . . . . . . . . .         (80)                0           1,100         1,100             0
Land II Parcel #25  . . . . . . . . . . . . . . .          60                 0           1,562             0         1,562
Capital Fund Parcel #10A  . . . . . . . . . . . .          (9)                0              67            67             0
Capital Fund 17.742 Acres
   of Parcel #2 . . . . . . . . . . . . . . . . .           1                 0             164             0           164
Land I 27.575 Acres of Parcel #4  . . . . . . . .          14                 0             311             0           311
Land II 5.538 Acres of Parcel #22 . . . . . . . .           0                 0              94             0            94
Land I 4.629 Acres of Parcel #24  . . . . . . . .           0                 0              30             0            30
Land II .87 Acres of Parcel #8  . . . . . . . . .           0                 0               0             0             0
Land I 3.52 Acres of Parcel #1  . . . . . . . . .           0                 0             220             0           220
Land I 10.53 Acres of Parcel #15  . . . . . . . .           0                 0             268             0           268
Land II 8.25 Acres of Parcel #23  . . . . . . . .           0                 0             423             0           423


                        SALES OR DISPOSALS OF PROPERTIES
                                (000'S OMITTED)

                                NOTES TO TABLE V


     (A) The table includes all sales of properties by the partnerships during the three years ended December 31, 1996. All sales have been made to parties unaffiliated with the partnership.

     (B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

     (C) The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.

     (D) Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

     (E) Represents "Cash  Available (Deficiency) from Operations
         (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

     (F) As of December 31, 1995, the Partnership has sold all of the thirty-eight six-unit condominium buildings comprising the Schaumburg Terrace condominium complex to unaffiliated third parties. The partnership received $249,596 from one all cash
         sale in 1994.   In addition, the Partnership received $823,518
         in down payment proceeds, and provided mortgage loans totaling $8,701,439 to the purchasers for the thirty-seven additional sales. The principal balances of these loans range from approximately $211,000 to $256,000. These loans require monthly principal and interest payments totaling $67,763 with an interest rate of 8.625% per annum for ten years (based on a thirty year amortization) and payment of all remaining principal at the end of that period.

                         INLAND REAL ESTATE CORPORATION
                       DISTRIBUTION REINVESTMENT PROGRAM



    Inland Real Estate Corporation, a Maryland corporation (the "Company"), pursuant to its Second Articles of Amendment and Restatement, as amended (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

   1. As agent for the Stockholders who purchased Shares pursuant to the Company's prior public offerings, the first of which commenced October 14, 1994 and was completed on July 22, 1996 and the second of which commenced on July 24, 1996 (the "Prior Offerings") and the current offering of Shares by the Company pursuant to the prospectus dated May 7, 1996 (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer-Manager or Participating Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

   2. Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Company's Prior Offerings or this Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer-Manager or Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he will promptly so notify the Company in writing.

   3. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.05 per Share until the termination of the Offering. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

   It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.05 per Share price which will be paid under the DRP.

   The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

   If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The reservation of any Shares from this Offering remaining for issuance under the DRP will be cancelled. The Shares will continue to have the status of authorized but unissued Shares. These Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

    It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

    4. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

    5. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

    6. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

    7. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

    8. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities act of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

    9. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

                                                                    EXHIBIT I


                        INLAND REAL ESTATE CORPORATION
                    SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

          PLEASE READ THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND
                   THE TERMS AND CONDITIONS BEFORE SIGNING.
             SUBSCRIBER MUST READ THE SUBSCRIPTION INSTRUCTIONS.

    (1) INVESTMENT                            MAKE CHECK PAYABLE TO LNB/ESCROW AGENT FOR IREC
        This subscription is in the amount of $_________________ for the purchase of ______________ Shares of Inland Real Estate
A       Corporation at $10 per Share.  Minimum initial investment: 300 Shares (100 Shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 Shares for IRA accounts; Minnesota requires 200 Shares for IRA and qualified plan accounts).
        This is an:  / /  INITIAL INVESTMENT  / /  ADDITIONAL INVESTMENT

    (2) DISTRIBUTION REINVESTMENT PROGRAM:   / /  YES  Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.  Distributions will be made by check unless box is marked.

    (3) REGISTERED OWNER                                                                          -   -
    ___ / / Mr.    / / Mrs.    / / Ms.   _______________________________________________      ______________________________
        CO-OWNER                                                                                 (AREA CODE) HOME TELEPHONE
        / / Mr.    / / Mrs.    / / Ms.   _______________________________________________      _______________________________
 B  ___                                                                                        (AREA CODE) BUSINESS TELEPHONE
    (4) MAILING ADDRESS                  _______________________________________________
    ___                                                                                         (6)  PLEASE INDICATE
        CITY, STATE & ZIP CODE           ________________________________________________            CITIZENSHIP STATUS
    ___                                                                                         ___________________________________
        STATE Of RESIDENCE               ___  (5) BIRTH DATE _______________  ____________      / /  U.S. CITIZEN
                                                             MONTH DAY YEAR   MONTH DAY YEAR    / /  RESIDENT ALIEN
    (8) SOCIAL SECURITY #                ______________________  CORPORATE OR CUSTODIAL         / /  NON-RESIDENT ALIEN
                                                                 TAX IDENTIFICATION NUMBER      ___________________________________
        CO-OWNER                         ______________________                                 (7)  / /   EMPLOYEE OR AFFILIATE
        SOCIAL SECURITY #                ______________________ __________________________

 C  (9)                                           RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE
    _______________________________________________________________________________________________________________________________
         Street                                              City                        State                          Zip Code

    (10)  Check one--IMPORTANT--Refer to Registration Requirements on Back
    A   / /     Individual Ownership       H  / / IRA                                  L  / /  Pension or Profit Sharing Plan
    B   / /     Joint Tenants with Right                                               M  / / Trust/Date Trust Established ______
                of Survivorship            I / / Qualified Plan (Keogh)                       Name of Trustee or other Administrator
    C   / /     Community Property                                                           _____________________________________
D   D   / /     Tenants in Common          J / / Simplified Employee Pension/Trust (S.E.P.)  / /   Taxable      / /  Grantor A or B
    E   / /     Tenants by the Entirety    K / / Uniform Gifts to Minors Act           N  / /  Estate
    F   / /     Corporate Ownership              State of ______________ a Custodian   O  / /  Other (Specify) __________________
    G   / /     Partnership Ownership            for _____________________________             / / Taxable      / /  Non-Taxable

    (11)  The undersigned certifies, under penalties of perjury (i) that the taxpayer identification number shown on the
    Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
    The undersigned futher acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:

       (a) acknowledges receipt of the Prospectus of the Company relating to the Shares, wherein the terms and conditions of the offering of the Shares are described.
       (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least
           $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000
           or such higher suitability as may be required by certain states and set forth on page   E-2 herein; In the case of sales
           to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.
       (c) represents that the investors purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority
E          to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am
           (we are) trustee(s) or authorized agent(s).
       (d) acknowledges that the Shares are not liquid; (not required for Minnesota residents)
       (e) if an Affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.

       AGREEMENT DATED_______________________________19____________     X
                                                                        ____________________________________________________________
                                                                        SIGNATURE--REGISTERED OWNER

       ____________________________________________________________     X
       (PRINT NAME OF CUSTODIAN OF TRUSTEE)                             ____________________________________________________________
                                                                        SIGNATURE--CO-OWNER

       ___________________________________________________________      A sale of the Shares may not be completed by the Soliciting
       AUTHORIZED SIGNATURE (CUSTODIAN OR TRUSTEE)                      Dealers until at least five business days after receipt of the Prospectus.


       (12)  (OPTIONAL) DIRECTLY DEPOSIT CASH DISTRIBUTIONS TO:     _______________________________________________________________
                                                                                    ACCOUNT NUMBER--MUST BE FILLED IN
       NAME OF BANK,
       BROKERAGE FIRM                                                                   x
F      OR INDIVIDUAL    _______________________________________________________         _________________________________________
                                                                                           SIGNATURE--REGISTERED OWNER
       MAILING ADDRESS  _______________________________________________________
                                                                                        X
       CITY, STATE &    _______________________________________________________         __________________________________________
       ZIP CODE                                                                            SIGNATURE--CO-OWNER

       (13)  BROKER/DEALER DATA-COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS-NOT HEADQUARTERS)

        NAME OF
        SALESPERSON                                                                                   -     -
        / / MR.   / / MRS.   / / MS.  _________________________________________          __________________________________
    ___                                                                                         SALESPERSON'S TELEPHONE
        MAILING ADDRESS               _________________________________________
    ___
        CITY, STATE &                                                                       IS THIS A NEW BROKER/DEALER?
        ZIP CODE                      __________________________________________
    ___                                                                                         / /   YES        / /  NO
G       BROKER/DEALER                 __________________________________________         X
        NAME                                                                             ___________________________________
    ___                                                                                  SIGNATURE-REGISTERED REPRESENTATIVE
        MAILING ADDRESS               __________________________________________
    ___
        CITY, STATE &
        ZIP CODE                      __________________________________________


                        INLAND REAL ESTATE CORPORATION


[INLAND REAL ESTATE CORPORATION LOGO]


                        PLEASE MAIL THE WHITE COPY, THE YELLOW COPY, AND YOUR CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR
                        IREC" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60521, Attn: Investor
                        Services. Please use ballpoint pen or type the information.

------------------------------------------------------------------------------------------------------------------------------------

                             INLAND REAL ESTATE CORPORATION, INSTRUCTIONS TO PURCHASERS
------------------------------------------------------------------------------------------------------------------------------------
    INSTRUCTIONS        Any Person desiring to subscribe for Shares should carefully read and review the Prospectus and, if he/she desires to subscribe for Shares, complete the Subscription Agreement/Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the information.
------------------------------------------------------------------------------------------------------------------------------------
    INVESTMENT          Item 1-Enter the number of Shares to be purchased and the dollars and cents amount of the purchase.
       A                Minimum purchase 300 Shares ($3,000). Qualified Plans 100 Shares ($1,000). (Iowa requires 300 Shares
                        ($3,000) for IRA accounts; Minnesota requires 200 Shares ($2,000) for IRA and qualified accounts).

                        Item 2-Check if you desire to participate in Distribution Reinvestment Program.
------------------------------------------------------------------------------------------------------------------------------------
    REGISTRATION        Item 3-Enter the exact name in which the Shares are to be held. For co-owners enter the names of all
    INFORMATION         owners. For investments by qualified plans, include the exact name of the plan. If this is an
       B                additional purchase by a qualified plan, please use the same exact plan name as previously used.
                        Item 4-Enter mailing address, state of residence and telephone number of owner.
                        Item 5-Enter birth date(s) or date of incorporation.
                        Item 6-Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States
                        Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.
                        Item 7-Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.
                        Item 8-Enter the Social Security number or Taxpayer I.D. number. The owner is certifying that this number is correct.

------------------------------------------------------------------------------------------------------------------------------------
        C               Item 9-The residence address if different.

------------------------------------------------------------------------------------------------------------------------------------
        D               Item 10-Check the appropriate box to indicate the type of entity which is subscribing. If additional purchase, this should be exactly the same as previous investment.

------------------------------------------------------------------------------------------------------------------------------------
     SIGNATURE          Item 11-The Subscription Agreement/Signature Page must be executed and initialed by the owner(s), or if
        E               applicable, the trustee or custodian.

------------------------------------------------------------------------------------------------------------------------------------
    ALTERNATE ADDRESS   Item 12-If owners desire direct deposit of his/her/their cash distributions to an account or address
    FOR DISTRIBUTIONS   other than as set forth in the Subscription Agreement/Signature Page, please complete. Please make sure
      (Optional)        account has been opened and account number is provided, as well as informing recipient that distribution
        F               will be forthcoming and is an asset transfer.

------------------------------------------------------------------------------------------------------------------------------------
   BROKER/DEALER        Item 13-Enter the name of the Broker/Dealer and the name of the Registered Representative, along
     REGISTERED         with the street address, city, state, zip code and telephone number of the Registered Representative. By
  REPRESENTATIVE        executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance
        G               with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such
                        Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered
                        Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign and date.

------------------------------------------------------------------------------------------------------------------------------------
   SUBMISSION OF        The properly completed and executed White and Yellow copies of the Subscription Agreement/ Signature
   SUBSCRIPTION         Page together with a CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IREC" should be returned to the owner's
                        Registered Representative or the offices of Inland Securities Corporation, 2901 Butterfield Road, Oak Brook,
                        Illinois 60521.


NOTE:   If a Person other than the Person in whose name the Shares will be held is reporting the income received from the
        Company, you must notify the Company in writing of that Person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING
ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS
All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT
IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE,
WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE
COMMISSIONER'S RULES.








[INLAND REAL ESTATE CORPORATION LOGO]


                        PLEASE MAIL THE WHITE COPY, THE YELLOW COPY, AND YOUR CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR
                        IREC" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60521, Attn: Investor
                        Services. Please use ballpoint pen or type the information.

------------------------------------------------------------------------------------------------------------------------------------

                             INLAND REAL ESTATE CORPORATION, INSTRUCTIONS TO PURCHASERS
------------------------------------------------------------------------------------------------------------------------------------
    INSTRUCTIONS        Any Person desiring to subscribe for Shares should carefully read and review the Prospectus and, if he/she desires to subscribe for Shares, complete the Subscription Agreement/Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the information.
------------------------------------------------------------------------------------------------------------------------------------
    INVESTMENT          Item 1-Enter the number of Shares to be purchased and the dollars and cents amount of the purchase.
       A                Minimum purchase 300 Shares ($3,000). Qualified Plans 100 Shares ($1,000). (Iowa requires 300 Shares
                        ($3,000) for IRA accounts; Minnesota requires 200 Shares ($2,000) for IRA and qualified accounts).

                        Item 2-Check if you desire to participate in Distribution Reinvestment Program.
------------------------------------------------------------------------------------------------------------------------------------
    REGISTRATION        Item 3-Enter the exact name in which the Shares are to be held. For co-owners enter the names of all
    INFORMATION         owners. For investments by qualified plans, include the exact name of the plan. If this is an
       B                additional purchase by a qualified plan, please use the same exact plan name as previously used.
                        Item 4-Enter mailing address, state of residence and telephone number of owner.
                        Item 5-Enter birth date(s) or date of incorporation.
                        Item 6-Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States
                        Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.
                        Item 7-Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.
                        Item 8-Enter the Social Security number or Taxpayer I.D. number. The owner is certifying that this number is correct.

------------------------------------------------------------------------------------------------------------------------------------
        C               Item 9-The residence address if different.

------------------------------------------------------------------------------------------------------------------------------------
        D               Item 10-Check the appropriate box to indicate the type of entity which is subscribing. If additional purchase, this should be exactly the same as previous investment.

------------------------------------------------------------------------------------------------------------------------------------
     SIGNATURE          Item 11-The Subscription Agreement/Signature Page must be executed and initialed by the owner(s), or if
        E               applicable, the trustee or custodian.

------------------------------------------------------------------------------------------------------------------------------------
    ALTERNATE ADDRESS   Item 12-If owners desire direct deposit of his/her/their cash distributions to an account or address
    FOR DISTRIBUTIONS   other than as set forth in the Subscription Agreement/Signature Page, please complete. Please make sure
      (Optional)        account has been opened and account number is provided, as well as informing recipient that distribution
        F               will be forthcoming and is an asset transfer.

------------------------------------------------------------------------------------------------------------------------------------
   BROKER/DEALER        Item 13-Enter the name of the Broker/Dealer and the name of the Registered Representative, along
     REGISTERED         with the street address, city, state, zip code and telephone number of the Registered Representative. By
  REPRESENTATIVE        executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance
        G               with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such
                        Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered
                        Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign and date.

------------------------------------------------------------------------------------------------------------------------------------
   SUBMISSION OF        The properly completed and executed White and Yellow copies of the Subscription Agreement/Signature
   SUBSCRIPTION         Page together with a CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IREC" should be returned to the owner's
                        Registered Representative or the offices of Inland Securities Corporation, 2901 Butterfield Road, Oak Brook,
                        Illinois 60521.


NOTE:   If a Person other than the Person in whose name the Shares will be held is reporting the income received from the
        Company, you must notify the Company in writing of that Person's name, address and Social Security number.

        This Specimen Copy of the Subscription Agreement/Signature Page (Exhibit I of the Prospectus) should not be executed.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING
ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS
All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT
IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE,
WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE
COMMISSIONER'S RULES.







                    SUBSCRIPTION AGREEMENT/SIGNATURE PAGE


  Certain states have imposed special financial suitability standards for investors who purchase Shares.
  If the investor is a resident of Maine, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $200,000; or
(ii) a minimum annual gross income of $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of $50,000.
  If the investor is a resident of Massachusetts, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.
  The Company intends to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant.
The Company shall have the right to accept or reject this Subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one Person. As used in this Agreement, "Inland" refers to the Inland Companies and its Affiliates. This Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.
  If the investor is a resident of California, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.
  If the investor is a resident of Tennessee, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or
(ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.



OFFICE USE ONLY   Investor Check Date _______________
                  Investor Check # __________________   OWNER ACCOUNT
                  Check Amount $ ____________________   NUMBER       __________
                                                        ----
BROKER/DEALER                                           CO-OWNER
NUMBER             __________________________________   ACCOUNT NUMBER ________

================================================================================

        No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus and supplemental literature authorized by the Company and referred to in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates at which information is given herein, or the date hereof. However, if any material change in the affairs of the Company shall occur during the time when a copy of this Prospectus is required to be delivered, the Company will amend or supplement this Prospectus to reflect such change.


================================================================================



                               TABLE OF CONTENTS

                                                        Page
PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . .     1
ORGANIZATIONAL CHART  . . . . . . . . . . . . . . . .    15
RISK FACTORS  . . . . . . . . . . . . . . . . . . . .    16
ESTIMATED USE OF PROCEEDS OF OFFERING . . . . . . . .    26
WHO MAY INVEST  . . . . . . . . . . . . . . . . . . .    28
COMPENSATION TABLE  . . . . . . . . . . . . . . . . .    29
CONFLICTS OF INTEREST . . . . . . . . . . . . . . . .    38
FIDUCIARY RESPONSIBILITY OF DIRECTORS AND THE
     ADVISOR; INDEMNIFICATION . . . . . . . . . . . .    41
PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES . . . .    43
MANAGEMENT  . . . . . . . . . . . . . . . . . . . . .    57
SELECTED FINANCIAL DATA . . . . . . . . . . . . . . .    68
INVESTMENT OBJECTIVES AND POLICIES  . . . . . . . . .    69
REAL PROPERTY INVESTMENTS . . . . . . . . . . . . . .    76
CAPITALIZATION  . . . . . . . . . . . . . . . . . . .   142
PRINCIPAL STOCKHOLDERS  . . . . . . . . . . . . . . .   143
MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS  . . . . . .   144
FEDERAL INCOME TAX CONSIDERATIONS . . . . . . . . . .   147
ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . .   157
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . .   158
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS . . . . . . .   163
PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . .   171
HOW TO SUBSCRIBE  . . . . . . . . . . . . . . . . . .   176
SALES LITERATURE  . . . . . . . . . . . . . . . . . .   177
DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE
     PROGRAMS . . . . . . . . . . . . . . . . . . . .   177
REPORTS TO STOCKHOLDERS . . . . . . . . . . . . . . .   179
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . .   181
EXPERTS . . . . . . . . . . . . . . . . . . . . . . .   181
ADDITIONAL INFORMATION  . . . . . . . . . . . . . . .   181
GLOSSARY  . . . . . . . . . . . . . . . . . . . . . .   182
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . .   F-i
PRIOR PERFORMANCE TABLES  . . . . . . . . . . . . . .   A-1
DISTRIBUTION REINVESTMENT PROGRAM . . . . . . . . . .   B-1
SUBSCRIPTION AGREEMENT  . . . . . . . . . . . . . . .   I-1



================================================================================

     Until ________________, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver prospectuses when acting as Soliciting Dealers with respect to their unsold allotments or subscriptions.

================================================================================


                                     INLAND
                                  REAL ESTATE
                                  CORPORATION



                                7,816,000 Shares



                               _________________

                                   PROSPECTUS


                                _______, 1997

                               _________________

                               Inland Securities
                                  Corporation



================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 30.   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS.

     The Company does not engage in hedging or like activities and therefore does not have any material exposure to risk due to financial instruments, derivative financial instruments or derivative commodity instruments.

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee . . . . . . . . . . . .          $   24,353.96
NASD Filing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               8,536.81
Printing and Mailing Expenses . . . . . . . . . . . . . . . . . . . . . . .             384,000.00*
Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . .              52,223.20
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .              60,000.00*
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . .              41,000.00*
Advertising and Sales Literature  . . . . . . . . . . . . . . . . . . . . .             400,000.00*
Due Diligence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             250,000.00*
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             311,000.00*

Total     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $1,531,113.97
                                                                                     =============
*estimated

ITEM 32.  SALES TO SPECIAL PARTIES.

     Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions. Prior to the time that the Minimum Number of Shares is sold, such persons may be required to pay $10 per Share and will receive a return of the commission amount promptly upon the receipt of subscriptions for the Minimum Number of Shares.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     On May 12, 1994, Inland Real Estate Advisory Services, Inc. (the "Advisor") acquired 100 Shares at a price of $10 per Share, paid in cash. No sales commission or other consideration was paid in connection with such sale, which was effective without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration in Section 4(2) of the Act as a transaction not involving any public offering. On May 25, 1994 the Advisor purchased an additional 19,900 Shares at a price of $10 per Share, paid in cash. No sales commission or other consideration was paid in connection with such sale, and the sale was made in reliance upon the exemption from registration in Section 4(2) of the Act.

     Options to purchase up to 11,500 Shares have been granted as of the date of this Prospectus to the Independent Directors pursuant to the Independent Director Stock Option Plan, 1,000 Shares of which have been issued in connection with the exercise of options.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Second Articles of Amendment and Restatement and Bylaws authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, to indemnify and pay or reimburse reasonable expenses to: any Director, Advisor or Affiliate (each an "Indemnified Party"), provided, that:
(i) the Director, Advisor or Affiliate have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Director, the Advisor or Affiliate were acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders. The Company shall not indemnify a Director, the Advisor or Affiliate for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

     The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     The Company shall have the power to purchase and maintain insurance on behalf of an indemnified party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles.

     Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

                 Inapplicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.


         (a)     FINANCIAL STATEMENTS

                 Independent Auditors' Report.

                 Balance Sheets at December 31, 1996 and 1995.

                 Statements of Operations for the years ended December 31, 1996 and 1995.

                 Statements of Stockholders' Equity at December 31, 1996 and 1995 and the period from May 12, 1994 (formation of the Company) to December 31, 1994.

                 Statement of Cash Flows for the years ended December 31, 1996 and 1995 and the period from May 12, 1994 (formation of the Company) to December 31, 1994.

                 Notes to Financial Statements for the years ended December 31, 1996 and 1995 and the period from May 12, 1994 (formation of the Company) to December 31, 1994.

                 Inland Real Estate Corporation Pro Forma Balance Sheet at December 31, 1996 (unaudited).

                 Inland Real Estate Corporation Notes to Pro Forma Balance Sheet at December 31, 1996 (unaudited).

                 Inland Real Estate Corporation Pro Forma Statement of Operations for the year ended December 31, 1996 (unaudited).

                 Inland Real Estate Corporation Notes to Pro Forma Statement of Operations of the Company for the year ended December 31, 1996 (unaudited).

                 Independent Auditors' Report.

                 Maple Park Place Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

                 Maple Park Place Shopping Center Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

                 Independent Auditors' Report

                 Aurora Commons Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

                 Aurora Commons Shopping Center Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

                 Independent Auditors' Report

                 Lincoln Park Place Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

                 Lincoln Park Place Shopping Center Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

                 Independent Auditors' Report

                 Niles Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

                 Niles Shopping Center Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

                 Independent Auditors' Report

                 Cobbler Mall Historical Summary of Gross Income and Direct Operating Expense for the year ended December 31, 1996

                 Cobbler Mall Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996


                 Independent Auditors' Report

                 Mallard Mall Historical Summary of Gross Income and Direct Operating Expense for the year ended December 31, 1996

                 Mallard Mall Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996

                 Independent Auditors' Report

                 Sequoia Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

                 Sequoia Shopping Center Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.


         (b)     EXHIBITS

                 (i) The following documents are filed as part of this Registration Statement:

                 Exhibit
                   No.            Description
                 -------          -----------

                  1.1 Form of Dealer Manager Agreement by and between Inland Real Estate Corporation and Inland Securities Corporation.

                  1.2 Form of Soliciting Dealers Agreement between Inland Securities Corporation and Soliciting Dealers.

                  1.3      Form of Warrant Purchase Agreement.

                  4        Specimen Stock Certificate.

                  5 Opinion of Shapiro and Olander ___ as to the legality of the securities being registered.

                  8 Opinion of Shefsky & Froelich Ltd. as to tax matters.*

                  10.1 Form of Escrow Agreement between Inland Real Estate Corporation and LaSalle National Bank, N.A.

                  23.1     Consent of KPMG Peat Marwick LLP dated May 6, 1997.

                  23.2     Consent of Warady & Davis LLP dated May 7, 1997.

                  23.3     Consent of Shefsky & Froelich Ltd. dated May ___,
                           1997.*

                  24 Power of Attorney (included on signature page of Registration Statement).

                  27       Financial Data Schedule.

                  *        to be filed subsequently

                  (ii) The following exhibits are incorporated herein by reference:

                 Exhibit
                    No.           Description
                 -------          -----------
                  3.1 Inland Monthly Income Fund III, Inc. Second Articles of Amendment and Restatement.(1)

                  3.2 Amended and Restated Bylaws of Inland Real Estate Corporation.(2)

                  3.3 Articles of Amendment of Inland Monthly Income Fund III, Inc.(2)

                  10.2 Advisory Agreement between Inland Real Estate Corporation and Inland Real Estate Advisory Services dated October 14, 1994.(1)

                  10.2(a) Amendment No. 1 to the Advisory Agreement dated October 13, 1995.(3)

                  10.2(b) Amendment No. 2 to the Advisory Agreement dated October 13, 1996.(3)

                  10.3 Form of Management Agreement between Inland Real Estate Corporation and Inland Commercial Property Management, Inc.(2)

                  10.4 Amended and Restated Independent Director Stock Option Plan.(1)

                  10.5 Agreement of Sale by and between Lansing Square RFPII Limited Partnership and Inland Real Estate Corporation dated December 19, 1996. (6)

                  10.6 Agreement of Purchase and Sale by and between KBS Retail Limited Partnership and Inland Real Estate Corporation dated December 20, 1996. (5)
         --------------

 1. Included in the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by Registrant on June 20, 1986.

 2. Included in Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on July 18, 1996.

 3. Included in Post Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on November 1, 1996.

 4. Included in the Registrant's Current Report on Form 8-K, dated November 13, 1996 as filed by the Registrant on November 27, 1996.

 5. Included in the Registrant's Current Report on Form 8-K, dated January 9, 1997 as filed by the Registrant on January 24, 1997.

 6. Included in Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on January 31, 1997.

ITEM 37.  UNDERTAKINGS.

     A.   The Registrant undertakes:

          (a) to file any prospectuses required by Section 10(a)(3) of the Act as post-effective amendments to this Registration Statement;

          (b) that for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

          (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (a) include any prospectus required by Section 10(a)(3) of the Act; (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     C. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     D. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

     E. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

     F. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3.14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 % or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

     G. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 8th day of May, 1997.


                                     INLAND REAL ESTATE CORPORATION


                                     By:  /s/     Robert D. Parks
                                        -----------------------------------
                                        Title:   President, Chief Executive
                                                  Officer, Chief Operating
                                                  Officer and Chairman of the
                                                  Board of Directors

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Parks and Roberta S. Matlin and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Robert D.  Parks               President, Chief Executive Officer,          May 8, 1997
-------------------------------    Chief Operating Officer and Chairman
Robert D. Parks                    of the Board of Directors

/s/ G. Joseph Cosenza              Director                                     May 8, 1997
-------------------------------
G. Joseph Cosenza

/s/ Kelly Tucek                    Secretary, Treasurer and                     May 8, 1997
-------------------------------    Chief Financial Officer
Kelly Tucek                        (Principal Accounting Officer)

/s/ Douglas R. Finlayson           Director                                     May 8, 1997
-------------------------------
Douglas R. Finlayson, M.D.

/s/ Heidi N. Lawton                Director                                     May 8, 1997
-------------------------------
Heidi N. Lawton

/s/ Roland W. Burris               Director                                     May 8, 1997
-------------------------------
Roland W. Burris